UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

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KILROY REALTY CORPORATION

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KILROY

PROXY STATEMENT

Kilroy Realty Corporation
April 2020

STOP

O N T H E C OV E R

Located in one of the most sought after places to live, work, and play, One Paseo is designed with life’s little luxuries in mind. One Paseo is Del Mar’s first true Class A mixed-use development, where a two-minute stroll takes you from your luxury apartment to your office. One Paseo is more than a convenient lifestyle; it is an attitude and spirit of community that, even if you don’t live or work here, invites you to meet up, hang out, and join in. The project consists of two office buildings totaling ~285,000 square feet, over 40 carefully curated shops and restaurants, and 608 luxury apartment units ranging from studios to three-bedroom townhomes.

A B O U T K I L R O Y

Kilroy Realty is a place where innovation works. We have made it our mission to provide creative work environments that spark inspiration and productivity for the country’s very best thinkers and doers. Home to approximately 270 employees. we are building and managing approximately 24 million square feet of innovative, sustainable properties across the Pacific Northwest, San Francisco Bay Area, Greater Los Angeles and Greater San Diego; spaces that redefine life for the better.

KILROY REALTY CORPORATION

12200 W. Olympic Boulevard, Suite 200

Los Angeles, California 90064

April 8, 2020

To Our Fellow Stockholders:

On behalf of the entire Board of Directors of Kilroy Realty Corporation (NYSE: KRC), we are pleased to present you with KRC’s 2020 Proxy Statement and invite you to attend KRC’s 2020 annual meeting of stockholders to be held on May 19, 2020.

First and foremost, our thoughts go out to those impacted by the COVID-19 virus, both globally and in the communities in which we live, work and operate. The recent virus outbreak represents an unprecedented period of uncertainty. While it is not clear what the ultimate impact will be on our economy and society, we believe that we are well-positioned to weather this challenging moment in time. We have a strong balance sheet, ended the year with our stabilized portfolio 97% leased and have prefunded the majority of our under-construction development program. We have secured lease commitments on 89% of the office and life science space under construction. In 2019, we fully leased 333 Dexter in the South Lake Union submarket of Seattle, phase 1 of Kilroy Oyster Point in South San Francisco and 9455 Towne Centre in the University Towne Center submarket of San Diego. We replenished our future development pipeline with three acquisitions totaling $359 million in our region’s best submarkets. We also advanced the entitlement process for our approximately 2.3 million square-foot Flower Mart project in the Central SOMA district of San Francisco, receiving unanimous approval from the City’s board of supervisors.

Our solid execution translated to strong financial results, including a 37% total shareholder return during 2019. We generated $886 million in new capital from our capital recycling program and both debt and equity issuances, maintaining the strength of our balance sheet while addressing future funding needs. We also increased our common dividend by 6.6% on an annualized basis. Our total stockholder returns for the one-year, the three-year and the five-year periods ended December 31, 2019 outperformed the returns of both the SNL US REIT Office and BBG REIT Office Property Indices for the corresponding period of time.

Our commitment to and leadership position in sustainability continues to be recognized by various industry groups across the world. We were recognized by GRESB as the North American Listed Office leader for the sixth year in a row. We further deepened our focus on building a more sustainable enterprise by being the first North American REIT to make a commitment to achieve carbon neutral operations by year-end 2020.

The accompanying proxy materials contain detailed information about the matters on which you are being asked to vote at the 2020 annual meeting. We encourage you to submit your vote as soon as possible, whether or not you expect to attend the annual meeting and vote in person. We urge you to read the materials carefully and vote in accordance with the Board’s recommendations. Your vote is very important to us.

Sincerely,

John Kilroy

Chairman of the Board,

President and Chief Executive Officer

KILROY REALTY CORPORATION

12200 W. Olympic Boulevard, Suite 200

Los Angeles, California 90064

April 8, 2020

To Our Fellow Stockholders:

On behalf of the Board, I would like to thank you for your investment in KRC. The Board is steadfast in its commitment to building and protecting the long-term value of the company, particularly during this period of global uncertainty. We take seriously our oversight responsibilities, including overseeing KRC’s strategy as well as KRC’s operating, financial and liquidity risks. Our long-standing commitment to maintaining a conservative balance sheet and focusing on long-term success, as well as diversity, sustainability, best-in-class governance, and linking compensation for our executive leadership team to performance, continue as we believe this is the best way to handle the recent turbulence in the market and drive long-term value for stockholders. We further believe that KRC’s strong long-term financial performance is a testament to our strategy and the performance of the KRC team during a time when the need for effective leadership within organizations has never been greater.

Since KRC’s 2019 annual meeting of stockholders, we reached out to stockholders who together own approximately 80% of KRC’s outstanding common stock and requested meetings to solicit their input on key items of stockholder interest, including our executive compensation program and sustainability initiatives. I personally led meetings with stockholders owning collectively approximately 34% of KRC’s outstanding common stock. Feedback from these meetings helped inform key Board discussions and decisions for 2020.

Our Executive Compensation Committee made changes to the KRC executive compensation structure for 2019 based on feedback received from stockholders in 2018 and at the start of 2019, and made further changes to the executive compensation structure for 2020 based on feedback received from stockholders after the 2019 annual meeting. As discussed in more detail in this Proxy Statement, these included changes to the executive annual cash incentive program to make it simpler and more objective, modifying John Kilroy’s annual equity award opportunity to be entirely linked to Company performance and stockholder returns, and a commitment regarding future equity awards.

During these unprecedented times, our values as a company matter more than ever and we maintain our focus on ensuring that we are a leader in environmental, social and governance issues. Last year, KRC made important progress toward our goal of carbon neutral operations by year-end 2020, a timeframe that exceeds both California and Federal standards by multiple decades. KRC has now achieved LEED-certification for 64% of its existing properties and ENERGY STAR certification for 70%. KRC has also been awarded Fitwel certifications for 42% of its properties, a key measure of how workplaces support human health. Our commitment to sustainability, to diversity and inclusion in our workplaces, and to community engagement in our operations, continues to win us recognition from industry groups and government agencies. For six years running, KRC has been chosen as the North American office leader in sustainability by GRESB, the most widely recognized standard for sustainability practices in our industry. KRC has also been awarded the EPA’s highest ENERGY STAR honor, Partner of the Year Sustained Excellence, for the past four years and NAREIT’s Leader in Light award in the Office Sector for the past six years. Additionally, KRC has also been included in the Dow Jones Sustainability World Index for four years and Bloomberg recently added KRC to its 2020 Gender Equality Index.

We greatly value the feedback we receive from stockholders. Our practice of regularly engaging with stockholders will continue as we want to ensure that your voice is heard. We encourage you to reach out with any questions or concerns that you have whether or not you expect to attend the annual meeting.

Our commitment to our stockholders remains as strong as ever. Thank you for your trust and continued support. We look forward to your participation at the annual meeting.

Sincerely,

Edward Brennan, PhD

Lead Independent Director

CONTENTS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS	1

PROXY SUMMARY	2

VOTING INFORMATION	9

PROPOSAL 1 — ELECTION OF DIRECTORS	10

PROPOSAL 2 — ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION	19

PROPOSAL 3 — APPROVAL OF AMENDED AND RESTATED 2006 INCENTIVE AWARD PLAN	21

PROPOSAL 4 — APPROVAL OF AMENDMENT AND RESTATEMENT OF CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 150,000,000 TO 280,000,000	34

PROPOSAL 5 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR	37

CORPORATE GOVERNANCE	38

Board Composition and Governance	39

Board Committees	45

Director Selection, Evaluation and Communications	46

AUDIT AND NON-AUDIT FEES	49

Principal Accountant Fees and Services	49

AUDIT COMMITTEE REPORT	50

OUR EXECUTIVE OFFICERS	51

COMPENSATION DISCUSSION AND ANALYSIS	53

Introduction	53

Extensive Stockholder Engagement and Response to 2019 Vote	53

This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are generally identified through the inclusion of words such as “believe,” “expect,” “goals” and “target” or similar statements or variations of such terms and other similar expressions. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in the forward-looking statements, including, among others: global market and general economic conditions and their effect on our liquidity and financial conditions and those of our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California and Washington; risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses; our ability to re-lease property at or above current market rates; costs to comply with government regulations, including environmental remediations; the availability of cash for distribution and debt service and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing, and which may result in write-offs or impairment charges; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or enactment or implementations of, tax laws or other applicable laws, regulations or legislation, as well as business and consumer reactions to such changes; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers’ financial condition and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; and our ability to maintain our status as a REIT; uncertainties regarding the impact of COVID-19 on our business and the economy generally; and the other factors discussed in the risk factors section of Kilroy Realty Corporation’s most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. All forward-looking statements are based on currently available information, and speak only as of the dates on which they are made. We assume no obligation to update any forward-looking statement that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.

NOTICE OF ANNUAL MEETING

OF STOCKHOLDERS

Date and Time:	Tuesday, May 19, 2020 at 8:30 a.m. local (Pacific) time

Place:	Our principal executive offices at 12200 West Olympic Boulevard, Suite 200, Los Angeles,
California 90064.

Items of Business:	1.	Elect as directors the six nominees named in the attached Proxy Statement.
	2.	Approve, on an advisory basis, the compensation of our named executive officers.
	3.	Approval of Amended and Restated 2006 Incentive Award Plan.

	4.	Approval of an amendment and restatement of our Charter to increase the number of shares of common stock that we are authorized to issue from 150,000,000 to 280,000,000.

	5.	Ratify the appointment of Deloitte & Touche LLP as our independent auditor for the year ending December 31, 2020.

Record Date:

The Board of Directors has fixed the close of business on March 6, 2020 as the record date for determining the stockholders entitled to receive notice of and to vote at the 2020 annual meeting of stockholders (the “Annual Meeting”), or any adjournment(s) or postponement(s) thereof.

Proxy Voting:

Your vote is very important to us. Whether or not you plan to attend the Annual Meeting, we urge you to submit your proxy or voting instructions as soon as possible to ensure your shares are represented at the Annual Meeting. If you attend the Annual Meeting and vote in person, your proxy or voting instructions will not be used.

IMPORTANT NOTICE — CONTINGENT VIRTUAL MEETING	By Order of the Board of Directors, Tyler Rose Executive Vice President, Chief Financial Officer and Secretary April [ ], 2020 :: Los Angeles, California

We are closely monitoring the developments regarding the coronavirus (COVID-19). Although we currently intend to hold our Annual Meeting in person, we are sensitive to the public health and travel concerns stockholders may have and the protocols that federal, state, and local governments are imposing. In the event we determine that we need to conduct our Annual Meeting solely by means of remote communication, we will announce the change and provide instructions on how stockholders can participate in the Annual Meeting via press release and by filing additional solicitation materials with the Securities and Exchange Commission. The press release will also be available on the Investors section of our website at http://www.kilroyrealty.com. If you currently plan to attend the Annual Meeting in person, please check our website one week prior to the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS

The Notice of Annual Meeting, Proxy Statement and our 2019 Annual Report on Form 10-K are available at www.proxyvote.com. Copies of these proxy materials are also available in the Investors — Financial Reports section of our website at http://www.kilroyrealty.com. You are encouraged to access and review all of the important information contained in our proxy materials before voting.

KILROY REALTY	PROXY STATEMENT	1

PROXY SUMMARY

This section highlights information about Kilroy Realty Corporation (“we,” “our,” “us” or the “Company”) and our Board of Directors (the “Board”) that is contained elsewhere in this Proxy Statement. This section does not contain all of the information that you should consider and you should read the entire Proxy Statement before voting.

BUSINESS HIGHLIGHTS

We had another successful year in 2019, generating total stockholder return (“TSR”)(1) of 36.8%, Adjusted FFO Per Share(2) growth of 5.1% and dividend growth of 6.6%. Notably, we had another record-breaking year with respect to our leasing performance. We executed a new Company record of 3.5 million square feet of leases across our stabilized and development portfolios, ending 2019 with our stabilized portfolio 97.0% leased. Our highly experienced leadership team, led by John Kilroy (who brings over 50 years of experience to the organization), continued to invest in both existing and new value-creating opportunities and delivered solid financial results while maintaining a strong balance sheet. Overall, the Company’s executive management has an average tenure of 28 years in the real estate industry.

YEAR-END % LEASED AND OCCUPANCY	TOTAL LEASES EXECUTED	ADJUSTED FFO PER SHARE GROWTH(2)	YEAR-END DEBT / EBITDA, as adjusted(3)

97.0% &	3.5MM SF	5.1%	6.5x
94.6%
Year-End % Leased Above 95% for Seventh Consecutive Year	Highest in Company History; Includes Two Leases Totaling 795,000 SF with a Fortune 50 Company	Year-Over-Year	Continued Focus on Maintaining a Strong Balance Sheet

In addition, our TSR for the five-year period ended December 31, 2019 of 40% outperformed the SNL US REIT Office Index, the BBG REIT Office Property Index and the five-year TSR performance of the median peer(4) in our peer group as shown below.

	TSR for the One- Year Period Ended December 31, 2019	TSR for the Three- Year Period Ended December 31, 2019	TSR for the Five- Year Period Ended December 31, 2019
Kilroy Realty Corporation	36.8%	23.2%	40.0%
Median Peer	38.5%	6.7%	31.2%
SNL US REIT Office Index	27.5%	8.0%	21.6%
BBG REIT Office Property Index	26.5%	10.0%	21.4%
MSCI US REIT Index	25.8%	26.2%	40.5%

More information on the Company’s 2019 performance is detailed on pages 55 - 58.

(1)	For purposes of this Proxy Statement, TSR is calculated assuming dividend reinvestment.
(2)

See Appendix A for the definition of “Adjusted FFO Per Share” and a reconciliation of net income available to common stockholders computed in accordance with generally accepted accounting principles (‘GAAP’) to Adjusted FFO.

(3)

The debt to earnings before interest, taxes, depreciation and amortization (“EBITDA”) ratio is calculated as the Company’s consolidated debt balance for the applicable period, divided by the Company’s EBITDA, as adjusted, for such period. See Appendix A for a definition of EBITDA, as adjusted,” and a reconciliation of net income available to common stockholders computed in accordance with GAAP to EBITDA, as adjusted. Reflects our pro rata share of joint ventures and pro forma for the physical settlement of approximately $252 million of at-the-market forward equity transactions executed throughout 2019 and stabilization of The Exchange on 16th, in which 82% of the project’s net operating income recognized GAAP revenue throughout 2019.

(4)

The peer group identified on page 77 consists of an even number of companies. The “median peer” TSR for the applicable period of time represents the average of the TSRs for the applicable period of time of the middle two companies included in that peer group, when those companies are ranked based on TSR for the applicable period.

2	PROXY STATEMENT	KILROY REALTY

EXTENSIVE STOCKHOLDER ENGAGEMENT AND RESPONSIVENESS

The Executive Compensation Committee (the “Compensation Committee”) values input from the Company’s stockholders regarding the Company’s executive compensation program and made changes to our executive compensation program based on the feedback we received from stockholders in 2019.

•

No Intent to Grant Future Special Equity Awards. The Compensation Committee has heard the concerns of certain stockholders with respect to the Company’s equity awards granted in December 2018 and confirmed that there is no current intent to provide any one-time special equity grants to our CEO or any of the named executive officers identified on page 53 (our “NEOs”) in the course of the Company’s ordinary operations.

•

Enhanced the Performance-Based Component of our NEOs’ Equity Awards. To further enhance the performance-based nature of our NEOs’ long-term equity compensation opportunities, our CEO’s entire 2020 annual equity award will be subject to performance-based vesting requirements and approximately three-fourths of the 2020 annual equity awards for our other NEOs will be subject to performance-based vesting requirements.

•

Simplified Our Annual Cash Incentive Program. We also received feedback from certain stockholders following our 2018 and 2019 annual meetings of stockholders that they would like to see more clarity, simplicity and objectivity in our annual cash incentive program for NEOs.

In response to the feedback received in 2018, the Compensation Committee designed our 2019 annual cash incentive program for NEOs to include objective goals for most of the performance metrics (which was also included in our prior approach) and to assign a weighting to each measurement category. The weighting assigned to each category also produced a maximum bonus opportunity corresponding to that category, thereby reducing the degree of qualitative judgment applied in determining final payouts. In addition, a new environmental, social and governance (“ESG”) category was included as a performance goal (which considers the Company’s achievement of LEED certifications on new developments and the Company’s continued focus on diversity within the Company), and a new general and administrative expense (“G&A Expense”) metric was also added in the operations category. (See pages 65 - 66 for additional details.)

In designing our 2020 annual cash incentive program for NEOs and in response to the feedback received in 2019, the Compensation Committee simplified the number of metrics to be used in evaluating performance to promote a focused alignment of financial goals with Company strategy, with goal weightings varying between the NEOs based on each executive’s area of responsibility. In addition, in an effort to remain aligned with stockholder focus on ESG issues, we again included an ESG-focused category in the 2020 annual cash incentive program metrics with expanded goals including establishment of carbon-neutral operations by the end of 2020, achievement of LEED certifications on new development, annual progress on human capital initiatives (including employee engagement, talent development and diversity), and implementation and efficacy of in-season and off-season stockholder outreach.

KILROY REALTY	PROXY STATEMENT	3

Changes to Annual Cash Incentive Plan Since 2019

COMPENSATION HIGHLIGHTS

The Compensation Committee approved the 2019 compensation arrangements for our NEOs. Below are highlights of our 2019 compensation arrangements for our NEOs from the Compensation Discussion and Analysis (the “CD&A”) section of this Proxy Statement:

Enhanced Operating and Financial Goals

•	Key operating and financial goals used to determine 2019 short-term incentives for our NEOs were generally set at levels above the performance goals used for 2018. See the discussion on page 64.

•	The FFO target used in the 2019 performance-based long-term incentive awards for our NEOs was set above the FFO target used for 2018.

•

Vesting for the 2019 performance-based long-term incentive awards is also contingent on our TSR compared to other office-focused REITs over a three-year period (50% of the performance-based awards) and our average ratio of debt to EBITDA over that period (for the remaining 50% of the performance-based awards).

Continued Emphasis on Long-Term Incentive Awards and Performance-Based Compensation

•	Long-term equity compensation, tied to three-year vesting periods, is the largest component of each NEO’s total compensation opportunity.

•

Three-quarters of the 2019 annual equity award for our CEO, and the entire 2020 annual equity award for our CEO, is subject to performance-based vesting requirements and includes a performance measure indexed to our relative TSR.

•

Approximately two-thirds of the 2019 annual equity awards for our other NEOs, and approximately three-fourths of the 2020 annual equity awards for our other NEOs, are subject to performance-based vesting requirements and include a performance measure based on our relative TSR.

4	PROXY STATEMENT	KILROY REALTY

•	Approximately 88% of our CEO’s target TDC(5) for 2019 was not guaranteed but rather was tied to metrics related to Company performance and/or stock price, and therefore meaningfully “at risk.”

•	Approximately 80% of our other NEOs’ target TDC for 2019 was not guaranteed but rather was tied to metrics related to Company performance and/or stock price, and therefore meaningfully “at risk.”

2019 Target

Total Direct Compensation

(5)

As used in this Proxy Statement, “target TDC” means target total direct compensation, which is the executive’s base salary, target annual cash incentive and grant date fair value (based on the value approved by the Compensation Committee and used to determine the number of shares subject to the award) of annual long-term incentive awards granted to the executive in 2019.

KILROY REALTY	PROXY STATEMENT	5

CORPORATE SOCIAL RESPONSIBILITY AND SUSTAINABILITY HIGHLIGHTS

The Company and its Board maintain a focus on corporate social responsibility and sustainability. We continuously look for new and better ways to foster a diverse and inclusive work environment, improve employee health and safety, engage our surrounding communities and minimize our environmental impact, all while creating value for our stockholders. As a result, in April 2018, we formed the Corporate Social Responsibility and Sustainability Committee (the “CSR&S Committee”) of our Board. Below are some recent highlights of our diversity and sustainability initiatives. For additional information, see “Corporate Governance — Board Composition and Governance — Corporate Social Responsibility and Sustainability” beginning on page 42.

Diversity at the Company

•

We have several women in key leadership roles, including our EVP, Chief Administrative Officer, our Chief Accounting Officer and Controller, our Treasurer, and multiple Senior Vice Presidents, among others. As of December 31, 2019, 50% of supervisors at the Company were women.

•	We strive to have a workforce that reflects the diversity of qualified talent that is available in the markets that we serve.

•

Multiple women in the Company have received awards for their leadership in the real estate industry and/or the local business regions in which we operate, as further described in our annual sustainability report on our website at https://kilroyrealty.com/commitment-sustainability.

KRC WORKFORCE

BLOOMBERG GENDER EQUALITY INDEX

Member 2020; Listed for Superior Diversity and

Inclusion Projects and Results

Diversity on the Board

•

Our Corporate Governance Guidelines and Board Membership Criteria include diversity as a criteria considered by the Nominating/Corporate Governance Committee (the “Governance Committee”) and the Board in considering Board nominations. The Governance Committee and the Board consider diversity, in its broadest sense, reflecting, but not limited to, profession, geography, gender, ethnicity, skills and experience.

•

Our Governance Committee and Board will endeavor to include women and individuals from minority groups in the qualified pool from which new director candidates are selected the next time that the Board undergoes Board refreshment.

•	One of our six directors (or 17%) is female and serves as the Chair of the Company’s CSR&S Committee.

Human Capital Development

Our human capital development goals are focused on enhancing employee growth, satisfaction and wellness while maintaining a diverse and thriving culture. Several of our human capital development initiatives include the following:

•	Diversity. We are committed to cultivating a diverse culture of inclusion that makes a positive difference in our employees’ lives by helping to build meaningful relationships.

•

Training and Education. We support the continual improvement of training and education programs for our employees throughout their tenure at the Company, from onboarding to career growth to team management. We also conduct annual performance and career development reviews for all employees.

•	Employee Health. The health and wellness of our employees is of central importance to our culture and we conduct an annual wellness survey to help us better tailor our employee health programs.

More information regarding our human capital development goals and initiatives can be found in our annual sustainability report on our website located at the address above.

6	PROXY STATEMENT	KILROY REALTY

Sustainability

•	We remain a committed leader in the effort to building and operating environmentally sound properties, which has resulted in wide recognition amongst our peers.

KILROY REALTY	PROXY STATEMENT	7

CORPORATE GOVERNANCE HIGHLIGHTS

The Company is committed to good corporate governance, which promotes the long-term interests of stockholders, strengthens accountability of the Board and helps build public trust in the Company. Highlights include the following:

Independent Board Leadership and Practices

•	Lead Independent Director with a well-defined role and robust responsibilities

•	Majority of directors are independent (5 out of 6 current directors)

•

Established a CSR&S Committee in April 2018 responsible for advising the Board and consulting with, and generally advising management on, matters related to, among other things, sustainability, diversity and inclusion, philanthropy and community involvement, good corporate citizenship, health and wellness, and other non-financial issues that are of significance to the Company and its stockholders

•	Commitment to include women and individuals from minority groups in the qualified pool from which new director candidates are selected

•	Commitment to Board refreshment with three new independent directors in the last six years

•	Average independent director tenure of 8.4 years

•	Comprehensive risk oversight practices, including cybersecurity and insurance

•	Regular strategic updates from the CEO

•	Regular executive sessions of independent directors

•	Regular Board and committee self-evaluations

•	Succession Planning Committee oversees regular succession planning efforts

•	CEO may only serve on the board of directors of one other public company

•	All principal Board committees are composed solely of independent directors

Robust Stockholder Rights

•	Stockholder proxy access amended in 2017 to align with best practices and respond to stockholder feedback

•	Majority voting for directors in uncontested elections

•	Annual director elections (declassified Board)

•	Annual Say-on-Pay voting

•	Stockholder right to call a special meeting

•	Stockholder right to amend Bylaws by a majority vote

•	No stockholder rights plan

Best Practices Compensation and Governance Practices

•	Independent compensation consultant

•	Robust stock ownership guidelines for executives and non-employee directors

•	Stock holding requirements

•	Anti-hedging policy

•	Anti-pledging policy

•	Clawback policy

•	Related party transactions policy

•	No single trigger change in control provisions

•	No excise tax gross-ups

•	No repricing of underwater stock options without stockholder approval

•

Regular engagement with investors; since our 2019 annual meeting, we reached out to stockholders who together own approximately 80% of our outstanding common stock and requested meetings to solicit their input, and our Lead Independent Director and Chair of the Compensation Committee personally led meetings with stockholders who together own approximately 34% of our outstanding common stock

8	PROXY STATEMENT	KILROY REALTY

VOTING INFORMATION

VOTING MATTERS AND BOARD RECOMMENDATIONS

Our Board is soliciting your proxy to vote on the following matters at our Annual Meeting to be held at 8:30 a.m. local (Pacific) time on Tuesday, May 19, 2020 at our principal executive offices located at 12200 West Olympic Boulevard, Suite 200, Los Angeles, California 90064*, and any adjournments or postponements of the Annual Meeting:

	Vote Required	Vote Required	Board Recommendation	Page
Proposal No. 1	Election of Six Director Nominees	Majority of Votes Cast	For	10
Proposal No. 2	Advisory Approval of Compensation of NEOs	Majority of Votes Cast	For	19
Proposal No. 3	Approval of Amended and Restated 2006 Incentive Award Plan	Majority of Votes Cast	For	21
Proposal No. 4	Approval of Amendment and Restatement of the Company’s Charter to Increase the Number of Shares of Common Stock that the Company is Authorized to Issue From 150,000,000 to 280,000,000	Two-Thirds of Votes Entitled to be Cast	For	34
Proposal No. 5	Ratification of Appointment of Deloitte & Touche LLP as Independent Auditor for 2020	Majority of Votes Cast	For	37

* We are closely monitoring the developments regarding the coronavirus (COVID-19). In the event we determine that we need to conduct our Annual Meeting solely by means of remote communication, we will announce the change and provide instructions on how stockholders can participate in the Annual Meeting via press release and by filing additional solicitation materials with the Securities and Exchange Commission (the “SEC”). The press release will also be available on the Investors section of our website at http://www.kilroyrealty.com.

HOW TO CAST YOUR VOTE

INTERNET	PHONE	MAIL	IN PERSON

Follow the instructions provided in the notice or separate proxy card or voting instruction form you received.	Follow the instructions provided in the separate proxy card or voting instruction form you received.	Send your completed and signed proxy card or voting instruction form to the address on your proxy card or voting instruction form.	Ballots will be provided to anyone who attends and wants to vote at the Annual Meeting.

On April [    ], 2020, the proxy materials for our Annual Meeting, including this Proxy Statement and our 2019 Annual Report on Form 10-K (the “2019 Annual Report”), were first sent or made available to our stockholders entitled to vote at the Annual Meeting.

KILROY REALTY	PROXY STATEMENT	9

PROPOSAL 1 –

ELECTION OF DIRECTORS

The Board presently consists of six directors. Each director is serving a term that continues until the Annual Meeting and until his or her successor is duly elected and qualified. As further described below, our Board has selected all six of our incumbent directors for re-election at the Annual Meeting.

NOMINEES FOR DIRECTOR

Upon the recommendation of the Governance Committee, the Board nominated John Kilroy, Edward Brennan, PhD, Jolie Hunt, Scott Ingraham, Gary Stevenson and Peter Stoneberg for election to the Board for a term continuing until the annual meeting of stockholders to be held in 2021 and until their respective successors are duly elected and qualified. All of our director nominees are currently directors of the Company and were previously elected to serve on the Board by our stockholders. In this Proxy Statement, references to “John Kilroy” or our CEO are to John B. Kilroy, Jr.

Except as otherwise instructed, proxies solicited by this Proxy Statement will be voted “FOR” the election of each of the nominees to the Board. The nominees have consented to be named in this Proxy Statement and to serve as directors if elected. If any nominee of the Board is unable to serve, or for good cause will not serve, as a director at the time of the Annual Meeting, the persons who are designated as proxies intend to vote, in their discretion, for any other persons that may be designated by the Board. As of the date of this Proxy Statement, the Board has no reason to believe that any of the director nominees named above will be unable or unwilling to stand as a nominee or to serve as a director if elected.

BOARD COMPOSITION

Board Snapshot

The following provides a snapshot of our six director nominees:

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Director Nominee Skills, Experience and Background

We believe each of the six director nominees possesses the professional and personal qualifications necessary for effective service as a director. In addition to each nominee’s specific experience, qualifications and skills, we believe that each nominee has a reputation for integrity, honesty and adherence to high ethical standards and has demonstrated business acumen and an ability to exercise sound business judgment. We believe all nominees have a commitment to the Company and to building long-term stockholder value. The following chart shows a summary of the director nominees’ skills and core competencies:

Skill/Qualification	Kilroy	Brennan	Hunt	Ingraham	Stevenson	Stoneberg

Target Tenant Industry Experience

Knowledge and experience with the top five industries that make up the majority of our tenant base (Technology; Life Science & Healthcare; Media; and F.I.R.E. — Finance, Insurance and Real Estate)

	●	●	●	●	●	●
Executive Leadership Leadership role as company CEO or President	●	●	●	●	●	●
Public Company Board Service Experience as a board member of another publicly traded company	●	●		●
Investment Experience Relevant investment, strategic and deal structuring experience	●	●		●	●	●
Financial Literacy/Accounting Experience Financial or accounting experience and an understanding of financial reporting, internal controls and compliance	●	●		●		●
Finance/Capital Markets Experience Experience navigating our capital-raising needs	●	●		●	●	●
Risk Management Experience Experience overseeing and managing company risk	●	●	●	●	●	●
Advanced Degree/Professional Accreditation Possesses an advanced degree or other professional accreditation that brings additional perspective to our business and strategy		●	●		●	●

KILROY REALTY	PROXY STATEMENT	11

DIRECTOR NOMINEE

John Kilroy President, Chief Executive Officer and Chairman of the Board Age: 71 Director Since 1996 Committees: CSR&S

John Kilroy was elected to serve as our Chairman of the Board (“Chairman”) in February 2013 and has been our President, CEO and a director since our incorporation in September 1996. Having led its private predecessor, Kilroy Industries, in a similar capacity, he became its President in 1981 and was elected CEO in 1991. Mr. Kilroy has been involved in all aspects of commercial real estate acquisition, entitlement, development, construction, leasing, financing and dispositions for the Company and its predecessor since 1967. With Mr. Kilroy’s expertise and guidance, the Company entered the San Francisco and Seattle markets in 2009 and 2010, respectively, very early in the cycle. Mr. Kilroy has actively led the Company to become one of the premier landlords on the West Coast with one of the largest LEED-certified portfolios, spanning some of the strongest markets in the country, from Seattle to San Diego.

Mr. Kilroy currently serves on the board of directors of MGM Resorts International (NYSE: MGM), the Policy Advisory Board for the Fisher Center for Real Estate and Urban Economics at the University of California, Berkeley and the Advisory Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) and is a member of The Real Estate Roundtable. Mr. Kilroy previously served on the board of New Majority California and as Chairman of New Majority Los Angeles. He is a past trustee of the El Segundo Employers Association, Viewpoint School, Jefferson Center for Character Education and the National Fitness Foundation. He was also a member of the San Francisco America’s Cup Organizing Committee. Mr. Kilroy attended the University of Southern California.

Specific Qualifications, Attributes, Skills and Experience:

Mr. Kilroy was nominated to serve on our Board because of his more than 50 years of experience with our Company and its predecessor, including 22 years as our President and CEO and approximately 17 and seven years as our predecessor’s President and CEO, respectively, as well as his experience in acquiring, owning, developing and managing real estate, and his service on the board of governors of a national real estate trade organization.

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DIRECTOR NOMINEE

Edward Brennan, PhD Lead Independent Director Age: 68 Director Since 2003 Committees: Audit, Compensation (C), Governance

Edward Brennan, PhD has been a member of our Board since July 2003 and our Lead Independent Director since March 2014. He is currently the acting CEO and a director of Abram Scientific, a privately held medical diagnostics company, and a Venture Partner with Strategic Healthcare Investment Partners, a venture capital partnership focused on medical devices and imbedded IT technologies. Until March 2014, Dr. Brennan was CEO of Nexus Dx, Inc. (“Nexus”), a medical diagnostics company located in San Diego, California. In November 2011, Nexus was acquired by Samsung Electronics Co., Ltd. from ITC Nexus Holding Company, where Dr. Brennan had been Chief Integration Officer following the merger of Nexus and International Technidyne Corporation. Previously, he was President and Chief Operating Officer of CryoCor, Inc. until June 2008, when the company was sold to Boston Scientific Corporation. From January 2004, he served as chairman of HemoSense Inc. until its sale to Inverness Medical Innovations in November 2007. While a director of HemoSense since 2000, he was also a Managing Partner of Perennial Ventures, a Seattle-based venture capital firm beginning in 2001. Prior to that time, he served as Vice President at Tredegar Investments. Dr. Brennan has participated in the development, management and financing of new medical technology ventures for over 30 years, including scientific and executive positions with Syntex, Inc., UroSystems, Inc., Medtronic Inc., DepoMed Systems, Inc. and CardioGenesis Corp. Dr. Brennan also works as a House Manager for the Center for the Performing Arts in the City of Mountain View, serves on the board of directors of several private companies and previously served on the Board of Trustees of Goucher College, Baltimore, Maryland. Dr. Brennan holds Bachelor’s Degrees in Chemistry and Biology and a PhD in Biology from the University of California, Santa Cruz.

Specific Qualifications, Attributes, Skills and Experience:

Dr. Brennan was nominated to serve on our Board because of his executive management and board of directors experience with both public and private companies and specifically, his over 30 years of experience with companies in the health sciences and medical industries, which have historically been target tenants of the Company.

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DIRECTOR NOMINEE

Jolie Hunt Independent Director Age: 41 Director Since 2015 Committees: Compensation, Governance, CSR&S (C)

Jolie Hunt has been a member of our Board since May 2015. She is the CEO of Hunt & Gather, a marketing and communications agency that helps launch startup ventures, revive the strategic marketing and communications efforts of established brands and utilizes discreet influencer relations to pair like-minded people and places together where there is mutual benefit. Before founding Hunt & Gather in 2013, Ms. Hunt served as Chief Marketing & Communications Officer for AOL, Inc. from 2012 to 2013, and held the role of Senior Vice President, Global Head of Brand & Public Relations at Thomson Reuters from 2008 to 2012. Prior to that time, Ms. Hunt was the Global Director of Corporate & Business Affairs at IBM Corporation from 2006 to 2008 and served as Director of Public Relations for the Financial Times from 2002 to 2006. Ms. Hunt currently serves on the boards of The Lowline and the Civilian Public Affairs Council for West Point Military Academy. Ms. Hunt earned a Bachelor’s Degree in Mass Communication from Boston University and completed the Global Executive Program at Dartmouth University Tuck School of Business and Spain’s IE Business School in 2010.

Specific Qualifications, Attributes, Skills and Experience:

Ms. Hunt was nominated to serve on our Board because of her significant marketing and communications experience, knowledge about trends in the media, entertainment and technology world and the use of technology to advance company brands, which she acquired through her experience working with multiple multinational corporations and as the founder and Principal of Hunt & Gather. The Board believes these positions and experience bring additional, unique skills, perspective and connections to our Board.

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DIRECTOR NOMINEE

Scott Ingraham Independent Director Age: 66 Director Since 2007 Committees: Audit (C), Governance

Scott Ingraham has been a member of our Board since June 2007. He is the co-owner of Zuma Capital, a firm engaged in private equity and angel investing. He was the co-founder (1999), Chairman and CEO of Rent.com, an Internet-based multi-family real estate site, before it was sold to eBay in 2005. Mr. Ingraham was also a co-founder and previously served as the President and CEO of Oasis Residential (“Oasis”), a public apartment REIT founded in 1992 that merged with Camden Property Trust (“Camden”) in 1998. In addition to serving on the Company’s Board, Mr. Ingraham serves on the board of trust managers of Camden (NYSE: CPT) (since 1998), the audit committee of Camden (for six years previously and beginning again in 2016) and the board of directors of RealPage, Inc. (Nasdaq: RP) (since 2012). He also served on the board of directors of LoopNet (Nasdaq: LOOP) for six years before it was acquired by Co-Star in 2012. Prior to co-founding Oasis, Mr. Ingraham’s career was devoted to real estate finance, mortgage and investment banking. He earned a Bachelor’s Degree in Business Administration from the University of Texas at Austin in 1976.

Specific Qualifications, Attributes, Skills and Experience:

Mr. Ingraham was nominated to serve on our Board because he possesses extensive financial and real estate knowledge based on his experience as Chairman and CEO of Rent.com, President and CEO of Oasis, a member of the board of trustees and a member of the nominating and corporate governance committee, audit committee and compensation committee of Camden, a member of the board of directors and audit committee of LoopNet and a member of the board of directors and audit committee of RealPage, Inc.

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DIRECTOR NOMINEE

Gary Stevenson Independent Director Age: 63 Director Since 2014 Committees: Compensation, Governance

Gary Stevenson has been a member of our Board since May 2014. Mr. Stevenson is currently the Deputy Commissioner of Major League Soccer and has been President and Managing Director of MLS Business Ventures of Major League Soccer since 2013. Prior to such time, Mr. Stevenson served as President of PAC-12 Enterprises (“Pac-12”) from 2011 to 2013, where he managed a diversified and integrated company, including the Pac-12 Networks and Pac-12 Properties. Before joining Pac-12, Mr. Stevenson was Chairman and CEO of OnSport Strategies, a sports and entertainment consulting company that he founded in 1997 and later sold to Wasserman Media Group in 2007. From 2007 to 2010, Mr. Stevenson served as Principal for Wasserman Media Group to help handle the integration of OnSport Strategies. Mr. Stevenson previously also served as President of NBA Properties, Marketing and Media for the National Basketball Association from 1995 to 1997, as Chief Operating Officer and Executive Vice President of the Golf Channel from 1994 to 1995 and as Executive Vice President, Business Affairs for PGA Tour from 1987 to 1994. Mr. Stevenson received his Bachelor’s Degree from Duke University and his Master’s Degree in Business Administration from George Washington University.

Specific Qualifications, Attributes, Skills and Experience:

Mr. Stevenson was nominated to serve on our Board because of his extensive business and operational experience, including his founding role at OnSport Strategies, and his roles as President of Pac-12 and currently as President and Managing Partner of MLS Business Ventures of Major League Soccer. The Board believes these positions and Mr. Stevenson’s entrepreneurship success bring a diverse set of skills, experiences and relationships to our Board.

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DIRECTOR NOMINEE

Peter Stoneberg Independent Director Age: 64 Director Since 2014 Committees: Audit, Governance (C), CSR&S

Peter Stoneberg has been a member of our Board since May 2014. Mr. Stoneberg is currently Managing Partner with Dresner Partners, LLC, an investment banking firm that he joined in 2018. He is also Managing Partner of Velocity Ventures, LLC (“Velocity Ventures”), an investment and consulting firm that he founded in 2000. From 2000 to 2006, Mr. Stoneberg was with Bank of America Capital Investors (“BACI”), a private equity firm where he was an investment partner specializing in growth and buyout capital for public and private technology companies. Mr. Stoneberg also served as Senior Managing Director of Montgomery Securities, where he founded and led the Technology M&A group, beginning in 1994 until its acquisition by Bank of America in 1999. Previously, Mr. Stoneberg served in various other investment banking and management roles, including as Managing Director of Broadview Associates, Co-Founder and President of Data/Voice Solutions Corp and Product Marketing Manager for IBM and ROLM Corp. He was also an investor and on the board of directors of Cupertino Electric, Osprey Ventures, Historic Motorsports Productions, Saleslogix Corp. and Netcom Systems. Additionally, Mr. Stoneberg has served as a founder of the San Francisco America’s Cup Organizing Committee and Chair of the Investment Committee of the St. Francis Sailing Foundation. Mr. Stoneberg received his Bachelor’s Degree in Business from the University of Colorado and has completed the Stanford Law School Directors’ College.

Specific Qualifications, Attributes, Skills and Experience:

Mr. Stoneberg was nominated to serve on our Board because of his significant relationships, experience with and knowledge of large and small companies in the high-technology industry, particularly those within the San Francisco Bay Area, which have become target tenants of the Company. Mr. Stoneberg also possesses extensive knowledge in the areas of raising equity and debt capital, and mergers and acquisitions based on his experience at BACI, Montgomery Securities and Velocity Ventures. Mr. Stoneberg also has experience as an active board member at three companies, including as a member of the audit and compensation committees of Netcom Systems and Cupertino Electric.

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VOTE REQUIRED

Each director nominee will be elected at the Annual Meeting if he or she receives a majority of the votes cast with respect to his or her election (that is, the number of votes cast “FOR” the nominee must exceed the number of votes cast “AGAINST” the nominee). The majority voting standard does not apply, however, in a contested election where the number of director nominees exceeds the number of directors to be elected at an annual meeting of stockholders. In such circumstances, directors will instead be elected by a plurality of all the votes cast in the election of directors at the annual meeting at which a quorum is present. The election of directors at the Annual Meeting is not contested.

Under Maryland law, if an incumbent director is not re-elected at a meeting of stockholders at which he or she stands for re-election, then the incumbent director continues to serve in office as a holdover director until his or her successor is elected. To address this “holdover” issue, our Bylaws provide that if an incumbent director is not re-elected due to his or her failure to receive a majority of the votes cast in an uncontested election, the director will promptly tender his or her resignation as a director, subject to acceptance by the Board. The Governance Committee will then make a recommendation to our Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. Our Board will act on the Governance Committee’s recommendation and publicly disclose its decision, along with its rationale, within 90 days after the date of the certification of the election results.

RECOMMENDATION

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

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PROPOSAL 2 –

ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION

We are asking our stockholders to approve the compensation of our NEOs (as identified in the CD&A) as disclosed pursuant to the SEC’s executive compensation disclosure rules and set forth in this Proxy Statement (including in the compensation tables, the narratives accompanying those tables and the CD&A). This is commonly referred to as a “Say-on-Pay” vote.

Our executive compensation philosophy is designed to achieve the following objectives:

•

To align executive compensation with the Company’s corporate strategies, business objectives and the creation of long-term value for our stockholders without encouraging unnecessary or excessive risk-taking;

•

To provide an incentive to achieve key strategic and financial performance measures by linking short-term incentive award opportunities and a substantial portion of long-term incentive award opportunities to the achievement of corporate and operational performance objectives in these areas;

•

To set total compensation to be competitive with companies in our peer group identified on page 77, taking into account our active portfolio management strategy and the skill set required to implement that strategy;

•	To provide a majority of target TDC(6) for our NEOs in the form of long-term incentive equity awards; and

•	To help the Company attract, retain and incentivize talented and experienced individuals in the highly competitive West Coast employment and commercial real estate markets.

The Compensation Committee values input from the Company’s stockholders regarding the Company’s executive compensation program and, as discussed in more detail on pages 53 - 54, made changes to our executive compensation program based on the feedback we received from stockholders in 2019. These changes included enhancing the performance-based component of our NEOs’ 2020 annual equity awards, and refinements to our 2020 annual cash incentive program for NEOs. In addition, the Compensation Committee confirmed that there is no current intent to provide any one-time special equity grants to any of our NEOs in the course of the Company’s ordinary operations.

Below are highlights of the 2019 compensation arrangements for our NEOs as approved by the Compensation Committee.

•

Annual Short-Term Incentives Based on Performance Measurement Framework. The Compensation Committee determines annual short-term incentives based on a rigorous performance measurement framework that measures the Company’s actual performance against pre-established financial and operational goals and each NEO’s contribution to that performance. We received feedback from certain stockholders following our 2018 and 2019 annual meetings of stockholders that they would like to see more clarity, simplicity and objectivity in our annual cash incentive program for NEOs. In response to the feedback received, the Compensation Committee made changes to the structure of our annual short-term incentive program as discussed in more detail on pages 65 - 67. Based on the Company’s performance (as reflected on pages 65 - 67), the Compensation Committee determined that the final 2019 short-term incentive amounts for our NEOs would be between 117% and 138% of their target payout levels, and in all cases below the maximum payout opportunities. See “Short-Term Incentives — Decisions for 2019; 2019 Key Operating and Financial Goal Setting and Performance” on pages 63 - 68 for more information about how the goals are set and the Company’s performance.

•

Majority of Target TDC is “At Risk”. Approximately 88% of our CEO’s and approximately 80% of our other NEOs’ target TDC for 2019 was not guaranteed but rather was tied directly to the performance of the Company, the Company’s stock price and/or individual performance, as shown in the pay mix charts on page 60.

(6)

As used in this Proxy Statement, “target TDC” and “target total direct compensation” mean the executive’s base salary, target annual cash incentive and grant date fair value (based on the value approved by the Compensation Committee and used to determine the number of shares subject to the award) of annual long-term incentive awards granted to the executive in 2019.

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•

Majority of Target TDC is in the Form of Long-Term Incentives. The most significant component of each NEO’s total compensation opportunity is in the form of RSUs that vest over a three-year period. In 2019, approximately 59% of our CEO’s (and approximately 51% of our other NEOs’) target TDC was in the form of RSUs. We believe equity compensation helps to align the interests of our NEOs with those of our stockholders.

•

Majority of Long-Term Incentives are Performance-Based. Three-quarters of our CEO’s annual long-term incentive award for 2019, and the entire 2020 annual equity award for our CEO, is subject to performance-based vesting requirements. Approximately two-thirds of the 2019 annual equity awards for our other NEOs, and approximately three-fourths of the 2020 annual equity awards for our other NEOs, are subject to performance-based vesting requirements. Vesting levels of the 2019 annual equity awards with performance-based vesting requirements were contingent on achievement of a threshold level of FFO per share for 2019. If that goal was achieved, vesting will be determined based on our TSR compared to other office-focused REITs over a three-year period (for 50% of the performance-based awards) and our average ratio of debt to EBITDA over that period (for the remaining 50% of the performance-based awards).

•

No Additional Equity Awards. The Compensation Committee did not make any additional equity awards to our NEOs in 2019 other than the annual long-term incentive awards described above. The Compensation Committee has confirmed that there is no current intent to provide any one-time special equity grants to any of our NEOs in the course of the Company’s ordinary operations.

We also maintain a range of executive compensation and governance-related policies, which are listed beginning on page 78, that we believe reflect current best practices.

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the related rules of the SEC, our Board requests your advisory Say-on-Pay vote to approve the following resolution at our Annual Meeting:

RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed in this Proxy Statement pursuant to the Securities and Exchange Commission’s executive compensation disclosure rules (which disclosure includes the “Compensation Discussion and Analysis” section, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.

This vote is an advisory vote only and will not be binding on the Company, the Board or the Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Company, the Board or the Compensation Committee. However, the Compensation Committee will consider the outcome of this vote when making future compensation decisions for our NEOs.

The Company’s current policy is to provide our stockholders with an advisory Say-on-Pay vote to approve the compensation of our NEOs each year at the annual meeting of stockholders. It is expected that the next advisory Say-on-Pay vote will be held at the 2021 annual meeting of stockholders.

VOTE REQUIRED

The compensation of our NEOs will be approved, on an advisory basis, if a majority of the votes cast at the Annual Meeting are cast in favor of the proposal.

RECOMMENDATION

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE RESOLUTION APPROVING, ON AN ADVISORY BASIS, THE COMPENSATION OF THE COMPANY’S NEOs.

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PROPOSAL 3 –

APPROVAL OF AMENDED AND RESTATED 2006 INCENTIVE AWARD PLAN

General

At the Annual Meeting, stockholders will be asked to approve an amendment and restatement of the 2006 Plan. The amended and restated 2006 Plan was adopted, subject to stockholder approval, by the Board on February 12, 2020.

As of March 25, 2020, 21,707 shares of the Company’s common stock remained available for new award grants under the 2006 Plan. Our Board approved the proposed amended and restated 2006 Plan to provide us with sufficient authority and flexibility to adequately provide for future incentives because we believe that equity awards, denominated in shares of common stock or with a value derived from the value of our common stock, are a critical component of the overall pay package for our executives and select key employees, as such awards align the interests of award recipients with those of our stockholders. The Board believes that increasing the number of shares of the Company’s common stock available for grant under the 2006 Plan by an additional 1,500,000 shares will allow us to continue to grant awards under the 2006 Plan that are payable in shares of common stock into 2024. Please see the disclosure under “Potential Dilution” on page 29 below.

In evaluating our request to approve the amendment and restatement of the 2006 Plan, we ask that you consider the following:

•

Responsible Share Usage. The total number of shares of our common stock subject to awards granted under the 2006 Plan per year over the last three years has, on average, been 0.58% of the weighted-average number of shares of our common stock issued and outstanding for the corresponding year (calculated as discussed on page 30), which we believe is very reasonable. In addition, the Compensation Committee has confirmed that there is no current intent to provide any one-time special equity grants to any of our NEOs in the course of the Company’s ordinary operations.

•

Significant Focus on Performance-Based Vesting Equity Awards. All of our CEO’s (and approximately three-quarters of our other NEOs’) annual equity awards granted in 2020, and approximately three-quarters of our CEO’s (and approximately two-thirds of each of our other NEOs’) annual equity awards granted in 2018 and 2019, are subject to performance-based vesting requirements, with the vesting of the awards based on FFO Per Share, relative TSR and Average Debt to EBITDA Ratio measures.

•

Responsible Share Request Size. We believe that we are asking for enough shares to be able to continue to grant equity awards under the 2006 Plan into 2024 (as discussed on page 31). We want our stockholders to have the ability to regularly validate their support of our approach to equity awards.

The amended and restated 2006 Plan reflects the following amendments that are subject to stockholder approval of this proposal:

•

Increase in Aggregate Share Limit. The 2006 Plan currently limits the aggregate number of shares of the Company’s common stock that may be delivered pursuant to all awards granted under the 2006 Plan to 9,220,000 shares. As of March 25, 2020, however, a total of 3,401,011 shares of common stock were subject to outstanding awards granted under the 2006 Plan and, as noted above, only 21,707 shares of common stock were then available for new award grants under the 2006 Plan. The proposed amendments would increase the number of shares of the Company’s common stock that may be delivered pursuant to awards granted under the 2006 Plan by an additional 1,500,000 shares so that the new aggregate share limit for the 2006 Plan would be 10,720,000 shares (the “Share Limit”).

•

Section 162(m) of the Internal Revenue Code. The Tax Cut and Jobs Act of 2017 removed the performance-based compensation deductibility exception under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). The proposed amendment and restatement would remove certain provisions of the 2006 Plan that provided flexibility to grant performance-based compensation intended to satisfy the compensation deductibility

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exception under Section 162(m) of the Internal Revenue Code since that deductibility exception is no longer applicable to any new award grant. The Company may continue to grant performance-based awards under the 2006 Plan; only the provisions related to the performance-based compensation exception of Section 162(m) have been removed since that exception no longer applies to new award grants.

If stockholders do not approve this 2006 Plan proposal, the current share limits under, and the other terms and conditions of, the 2006 Plan will continue in effect.

The principal terms of the 2006 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2006 Plan, which appears as Appendix B to this Proxy Statement.

Shares Available for Awards; Limits on Awards

Subject to certain adjustments set forth in the 2006 Plan, the maximum number of shares of the Company’s common stock that may be issued or awarded under the 2006 Plan will be increased from 9,220,000 shares to 10,720,000 shares if stockholders approve the proposed amendments to the 2006 Plan.

The following other limits are also contained in the 2006 Plan:

•	The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan is 8,320,000 shares.

•	The maximum number of shares subject to those options and stock appreciation rights that are granted under the plan during any one calendar year to any one individual is 1,500,000 shares.

•

The maximum number of shares subject to awards granted under the plan during any one plan year to any one individual is 1,500,000 shares and the maximum amount that may be paid in cash during any one plan year to any one individual is $30,000,000.

•

The maximum grant date fair value for awards granted to a non-employee director under the 2006 Plan during any one calendar year is $300,000, except that this limit is $500,000 as to (1) a non-employee director who is serving as an independent Chair of the Board or as our Lead Independent Director at the time the applicable grant is made or (2) any new non-employee director for the calendar year in which the non-employee director is first elected or appointed to the Board. For purposes of this limit, the “grant date fair value” of an award means the value of the award on the date of grant of the award determined using the equity award valuation principles applied in the Company’s financial reporting. This limit does not apply to, and will be determined without taking into account, any award granted to an individual who, on the grant date of the award, is an officer or employee of the Company or one of its subsidiaries. This limit applies on an individual basis and not on an aggregate basis to all non-employee directors as a group.

To the extent that an award terminates, expires, lapses for any reason, or is settled in cash, any shares subject to the award will again be available for the grant of awards pursuant to the 2006 Plan. Except with respect to awards of stock options and stock appreciation rights (or “SARs”), any shares of common stock tendered by an award-holder or withheld by the Company to satisfy the grant or exercise price or tax withholding obligations with respect to any award will again be available for the grant of new awards pursuant to the 2006 Plan. To the extent that shares are delivered pursuant to the exercise of a stock option or SAR granted under the 2006 Plan, the number of underlying shares as to which the exercise related count against the shares available for grant or issuance under the 2006 Plan, without regard to the number of shares actually delivered to the participant upon exercise of the award. The Company may not increase the applicable share limits of the 2006 Plan by repurchasing shares of common stock on the market (by using cash received through the exercise of stock options or otherwise).

Awards

The 2006 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, profits interest units in Kilroy Realty, L.P., our operating partnership (the “Operating Partnership”), as described below, performance bonus awards and other incentive awards to eligible individuals.

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Stock Options

Stock options, including incentive stock options, as defined under Section 422 of the Internal Revenue Code, and nonqualified stock options, may be granted pursuant to the 2006 Plan. The option exercise price of all stock options granted pursuant to the 2006 Plan will not be less than 100% of the fair market value of our stock on the date of grant. No incentive stock option may be granted to a grantee who owns more than 10% of our stock unless the exercise price is at least 110% of the fair market value at the time of grant. Notwithstanding whether an option is designated as an incentive stock option, to the extent that the aggregate fair market value of the shares with respect to which such option is exercisable for the first time by any optionee during any calendar year exceeds $100,000 (or the option otherwise fails to qualify as an incentive stock option), such option will be treated as a nonqualified stock option. Stock options may be exercised as determined by the plan administrator, but in no event after the tenth anniversary of the date of grant. However, in the case of an option granted to a person who owns more than 10% of our stock on the date of grant, such term will not exceed five years.

Restricted Stock

Awards of restricted stock may be granted under the 2006 Plan. Restricted stock will be subject to restrictions on transferability and other such restrictions as the plan administrator may determine, including, without limitation, limitations on the right to vote restricted stock or the right to receive dividends on the restricted stock. These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the plan administrator determines at the time of grant of the award or thereafter.

Stock Appreciation Rights

A SAR is the right to receive payment of an amount equal to the excess of the fair market value of a share of our stock on the date of exercise of the SAR over the fair market value of a share of common stock on the date of grant of the SAR. The plan administrator may issue SARs in such amounts and on such terms and conditions as it may determine, consistent with the terms of the 2006 Plan, except that SARs may not be exercised more than ten years after the applicable date of grant. The plan administrator may elect to pay SARs in cash, in common stock or in a combination of cash and common stock.

Other Awards Under the Plan

The 2006 Plan provides that the plan administrator may also grant or issue performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, profits interest units, performance bonus awards, and other incentive awards or any combination thereof to eligible employees, consultants and directors. The terms of each such grant or issuance will be set by the plan administrator in its discretion. The plan administrator may establish the exercise price or purchase price, if any, of any such award.

Any such award will only vest or be exercisable or payable while the participant is an employee or consultant of the Company, the Operating Partnership, or Kilroy Realty TRS, Inc. (the “TRS”) or any of their subsidiaries, or a director of the Company or the TRS, except that the plan administrator may provide that such an award may vest or be exercised or paid subsequent to a termination of employment or service, as applicable, or following a change in control (as defined in the 2006 Plan) of the Company, or because of the participant’s retirement, death or disability, or otherwise.

Payments with respect to any such award, other than profits interest units, will be made in cash, in common stock or a combination of both, as determined by the plan administrator. Each award granted under the 2006 Plan will be subject to such additional terms and conditions as determined by the plan administrator and will be evidenced by a written award agreement.

Performance Shares. Awards of performance shares are denominated in a number of shares of our stock and may be linked to any performance criterion or criteria determined appropriate by the plan administrator, in each case on a specified date or dates or over any period or periods determined by the plan administrator.

Performance Stock Units. Awards of performance stock units are denominated in units equivalent to shares of our stock and/or units of value, including dollar value of shares of our stock, and may be linked to any performance criterion or criteria determined appropriate by the plan administrator, in each case on a specified date or dates or over any period or periods determined by the plan administrator.

KILROY REALTY	PROXY STATEMENT	23

Dividend Equivalents. Dividend equivalents are rights to receive the equivalent value (in cash or our stock) of dividends paid on our stock. They represent the value of the dividends per share paid by us, calculated with reference to the number of shares that are subject to any award held by the participant, provided that as to any dividend equivalent rights granted in connection with an award granted under the 2006 Plan after April 4, 2017 that is subject to vesting requirements, no dividend equivalent payment will be made unless the related vesting conditions of the award are satisfied (or, in the case of a restricted stock or similar award where the dividend must be paid as a matter of law, the dividend payment will be subject to forfeiture or repayment, as the case may be, if the related vesting conditions are not satisfied).

Stock Payments. Stock payments include payments in the form of our stock or options or other rights to purchase our stock, in each case made in lieu of all or any portion of the compensation that would otherwise be paid to the participant. The number of shares will be determined by the plan administrator and may be based upon specific performance criteria determined appropriate by the plan administrator, determined on the date such stock payment is made or on any date thereafter.

Deferred Stock. Deferred stock may be awarded to participants and may be linked to any performance criteria determined to be appropriate by the plan administrator. Stock underlying a deferred stock award will not be issued until the deferred stock award has vested, pursuant to a time-based vesting schedule or upon the satisfaction of performance criteria set by the plan administrator. Unless otherwise provided by the plan administrator, recipients of deferred stock generally will have no rights as a stockholder with respect to such deferred stock until the time the vesting conditions are satisfied and the stock underlying the deferred stock award has been issued.

Restricted Stock Units. Restricted stock units, or “RSUs,” may be granted to any participant in such amounts and subject to such terms and conditions as determined by the plan administrator. At the time of grant, the plan administrator will specify the date or dates on which the RSUs will become fully vested and nonforfeitable, and may specify such conditions (if any) to vesting as it deems appropriate. At the time of grant, the plan administrator will specify the maturity date applicable to each grant of RSUs which will be no earlier than the vesting date or dates of the award and may be determined at the election of the participant. On the maturity date, we will transfer to the participant one unrestricted, fully transferable share of our stock (or, if provided in the award, the cash value of a share of our stock at that time) for each RSU scheduled to be paid out on such date and not previously forfeited. The plan administrator will specify the purchase price, if any, to be paid by the participant to us for such shares of our stock.

Profits Interest Units. To the extent authorized by the partnership agreement of the Operating Partnership, the 2006 Plan authorizes the grant of units in the Operating Partnership that are intended to constitute “profits interests” within the meaning of the Internal Revenue Code and published Internal Revenue Service guidance. Profits interests may only be granted to participants for the performance of services to or for the benefit of the Operating Partnership in the participant’s capacity as a partner in the Operating Partnership, in anticipation of the participant becoming a partner of the Operating Partnership, or as otherwise determined by the plan administrator, provided that the profits interest units would constitute “profits interests” within the meaning of the Internal Revenue Code, Treasury Regulations promulgated thereunder and any published guidance by the Internal Revenue Service. At the time of grant, the plan administrator will specify the number of profits interest units subject to the award, the purchase price, if any, of the units and the date and conditions on which the profits interest units will vest. The plan administrator may impose transferability restrictions and other restrictions upon profits interest units.

Other Incentive Awards. Participants as selected by the plan administrator may be granted other incentive awards that provide for shares of common stock or the right to purchase shares of common stock or that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in or based on, shares of common stock, stockholder value or stockholder return. Other incentive awards may also be linked to any performance criterion or criteria determined appropriate by the plan administrator. Amounts payable under other incentive awards may be in cash, common stock, units of the Operating Partnership or a combination of any of the foregoing, as determined by the plan administrator.

Performance Bonus Awards. Any participant selected by the plan administrator may be granted a cash bonus payable upon the attainment of performance goals that are established by the plan administrator and relate to any performance criterion or criteria determined appropriate by the plan administrator on a specified date or dates or over any period or periods determined by the plan administrator.

24	PROXY STATEMENT	KILROY REALTY

Administration

The Board or one or more committees appointed by the Board administers the 2006 Plan. The Board has delegated general administrative authority for the 2006 Plan to the Compensation Committee. The Compensation Committee may delegate some or all of its authority with respect to the 2006 Plan to another committee of directors, and certain limited authority to grant awards to employees may be delegated to one or more officers of the Company. The appropriate acting body, be it the Board, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the “Administrator.”

The Administrator has broad authority under the 2006 Plan with respect to award grants including, without limitation, the authority:

•	To select participants and determine the type(s) of award(s) that they are to receive;

•

To determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award and any vesting conditions applicable to the award (or determine that the award is to be fully vested at grant);

•	To cancel, modify or waive the Company’s rights with respect to, or modify, discontinue, suspend or terminate any or all outstanding awards, subject to any required consents;

•	To accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards;

•	Subject to the other provisions of the 2006 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award; and

•

To determine whether an award may be settled in, or the purchase price of an award or shares of the Company’s common stock to be paid in, the form of cash, shares, other awards, or such other form as the Administrator may authorize and as permitted by law, and to provide for the deferred payment of awards and any terms applicable to deferrals.

While all of our employees are technically eligible to receive awards under the 2006 Plan, in 2019 we granted awards to 63 employees and each of our non-employee directors. The Administrator uses its judgment to determine who will receive awards, the type(s) of award grants, and the size and particular terms and conditions of those awards. These determinations may change based on any number of variables, including, without limitation, changes in compensation practices at companies that we consider in our peer group from time to time or changes in compensation practices in the market generally, the need to attract, retain and incentivize key talent, the benefit of enhancing the link between the interests of award recipients with those of our stockholders and the potential dilutive impact of those awards.

No Repricing

In no case (except due to an adjustment to reflect a stock split or other event referred to under “Adjustments” below, or any repricing that may be approved by stockholders) will the 2006 Plan administrator (1) amend an outstanding stock option or stock appreciation right to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for an option or stock appreciation right with an exercise or base price that is less than the exercise or base price of the original award.

Eligibility

Employees and consultants of the Company, the TRS, the Operating Partnership or their subsidiaries, and directors of the Company or the TRS, are eligible to be granted non-qualified stock options, restricted stock, stock appreciation rights, performance share awards, performance stock units, dividend equivalents, stock payments, deferred stock, RSUs, profits interest units, other incentive awards and performance bonus awards under the 2006 Plan. Currently, approximately 270 officers and employees of the Company and its subsidiaries (including all of the Company’s NEOs), and each of the Company’s five non-employee directors, are considered eligible under the 2006 Plan. Only employees of the Company and its qualifying corporate subsidiaries are eligible to be granted options that are intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code.

KILROY REALTY	PROXY STATEMENT	25

Adjustments

As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2006 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

Assumption and Termination of Awards

Generally, and subject to limited exceptions set forth in the 2006 Plan, if the Company dissolves or undergoes certain corporate transactions such as a merger, business combination, or other reorganization or a sale of substantially all of its assets, the outstanding awards granted under the 2006 Plan will not automatically accelerate and become vested under the terms of the 2006 Plan as long as there is provision for the awards to be substituted for, assumed or otherwise continued after the event. If there is no such provision for the awards to be substituted for, assumed or otherwise continued after the event (that is, the awards are to be terminated in connection with the change in control event), the awards would generally become fully vested and, in the case of options, exercisable. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2006 Plan.

Transfer Restrictions

Subject to certain exceptions contained in Section 10.3 of the 2006 Plan, awards under the 2006 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and are not made for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting securities are held by the award recipient or by the recipient’s family members).

No Limit on Other Authority

The 2006 Plan does not limit the authority of the Board or any committee to grant awards or authorize any other compensation, with or without reference to the Company’s common stock, under any other plan or authority.

Termination of or Changes to the 2006 Plan

The Board may amend or terminate the 2006 Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or any applicable listing agency or required under Sections 422 or 424 of the Internal Revenue Code to preserve the intended tax consequences of the 2006 Plan. For example, and as reflected by this Proposal No. 3, stockholder approval will be required for any amendment that proposes to increase the maximum number of shares that may be delivered with respect to awards granted under the 2006 Plan. Adjustments as a result of stock splits or similar events will not, however, be considered an amendment requiring stockholder approval. Unless terminated earlier by the Board, the authority to grant new awards under the 2006 Plan will terminate on April 3, 2027. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the 2006 Plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any 2006 Plan amendment) materially and adversely affects the holder.

Federal Income Tax Consequences

Stock Options

A participant receiving a stock option will not recognize taxable income upon grant. With respect to nonqualified stock options, the participant will recognize taxable income at the time of exercise in an amount equal to the difference between the option exercise

26	PROXY STATEMENT	KILROY REALTY

price and the fair market value of the shares at the time of exercise, and the Company, the Operating Partnership or the participant’s employer, as applicable, is generally entitled to deduct the amount recognized by the participant as taxable income. If applicable holding period requirements are met, the participant receiving incentive stock options will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company, the Operating Partnership or the participant’s employer, as applicable, will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one which does not meet the requirements of the Internal Revenue Code for incentive stock options and the tax consequences described for nonqualified stock options will apply. Certain additional special rules apply if the exercise price for an option is paid in stock previously owned by the participant rather than in cash.

Other Awards

The current federal income tax consequences of other awards authorized under the 2006 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company, the Operating Partnership or the participant’s employer, as applicable, will generally have a corresponding deduction at the time the participant recognizes income.

Profits Interest Units

Profits interest units that constitute “profits interests” within the meaning of the Internal Revenue Code and published Internal Revenue Service guidance (“PIUs”) will generally not be taxed at the time of grant, though the holder will be required to report on his or her income tax return his or her allocable share of the issuing partnership’s income, gain, loss, deduction and credit, regardless of whether the issuing partnership makes a distribution of cash. Instead, such PIUs are generally taxed upon a disposition of the PIU or distributions of cash to the extent that such amounts received exceed the basis in the PIUs. Generally, no deduction is available to the Company upon the grant, vesting or disposition of the PIUs. If PIUs are granted to a recipient who is an employee of the Company, the issuance of those profits interests may cause wages paid to the recipient to be characterized and subject to taxation as self-employment income. If treated as a self-employed partner, the recipient will be required to make quarterly income tax payments rather than having amounts withheld by the Company, the Operating Partnership or the participant’s employer, as applicable. Additionally, if self-employed, the recipient must pay the full amount of all “FICA” employment taxes on the employee’s compensation (in the form of “SECA” taxes rather than “FICA” taxes), whereas regular employees are only responsible for 50% of these taxes. To date, the Internal Revenue Service has not issued definitive guidance regarding the treatment of wages paid to partner-employees.

Code Section 409A

Certain types of awards under the 2006 Plan may constitute, or provide for, a deferral of compensation under Section 409A. Unless certain requirements set forth in Section 409A are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties and penalties under applicable state tax laws). To the extent applicable, we intend to structure awards granted under the 2006 Plan to comply with Section 409A and the Department of Treasury regulations and other interpretive guidance that may be issued pursuant to Section 409A or an available exemption from Section 409A. There can be no assurance, however, that the requirements of Section 409A will, in fact, be satisfied.

Tax Deductibility and Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code generally prohibits a publicly-held company from deducting compensation paid to a current or former named executive officer that exceeds $1 million during the tax year. Certain awards granted before November 2,

KILROY REALTY	PROXY STATEMENT	27

2017 that were based upon attaining pre-established performance measures that were set by the Compensation Committee under a plan approved by our stockholders, as well as amounts payable to former executives pursuant to a written binding contract that was in effect on November 2, 2017, may qualify for an exception to the $1 million deductibility limit.

The Company notes this deductibility limitation as one of the factors in its consideration of compensation matters. However, the Company generally has the flexibility to take any compensation-related actions that it determines are in the Company’s and its stockholders’ best interest, including designing and awarding compensation for our employees that is not fully deductible for tax purposes. In addition, we believe that we qualify as a REIT under the Internal Revenue Code and are not subject to federal income taxes, meaning that the payment of compensation that is not deductible under Section 162(m) should not have a material adverse consequence to us, provided we continue to remain qualified as a REIT under the Internal Revenue Code.

Other Considerations

Awards that are granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to excess parachute payments within the meaning of Section 280G of the Internal Revenue Code to the extent that such payments, when aggregated with other payments subject to Section 280G, exceed the limitations contained in that provision. Such excess parachute payments are not deductible by the Company and are subject to an excise tax of 20% payable by the recipient.

The 2006 Plan is not subject to any provision of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Internal Revenue Code.

The preceding discussion of federal income tax consequences does not purport to be a complete analysis of all of the potential tax effects of the 2006 Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. No information is provided with respect to foreign, state or local tax laws, or estate and gift tax considerations.

Specific Benefits Under the 2006 Plan

The Company has not granted any awards that are conditioned on stockholder approval of this Proposal No. 3. Except for the non-employee director awards discussed below, the Company is not currently considering any new award grants under the 2006 Plan and the number and type of awards that the Company may grant in the future under the 2006 Plan (within the express limits of the 2006 Plan, discussed above) is not determinable. If the proposed share increase for the 2006 Plan had been in effect in 2019, the Company expects that its award grants for 2019 would not have been different from those actually made in 2019 under the 2006 Plan. For more information regarding those awards, please see the following discussion and, for more detailed information on the awards granted to our NEOs during 2019, see the material under “Compensation Discussion and Analysis” below and the executive compensation tables under “Named Executive Officer Compensation Tables” below.

Non-Employee Director Awards

The Company is not currently considering any new award grants under the 2006 Plan except for the annual grants of shares of common stock to non-employee directors described under “Director Compensation” below. These annual grants are determined based on the closing price of our common stock on the date of the grant as described below. Assuming, for illustrative purposes only, that the price of the common stock used for the conversion of the dollar amount for the annual grants under the non-employee director program ($100,000) into shares was $49.01 (the closing price of a share of our common stock on March 23, 2020), the number of shares that would be allocated to the Company’s five non-employee directors as a group pursuant to the annual grant formula over the remaining six-year term of the 2006 Plan (2020 through 2026) is approximately 61,212 shares. This figure represents the continuation of the current non-employee director equity awards for the five non-employee directors over that six-year period. The actual number of shares that we may issue depends on, among other future variables, the number of our non-employee directors from time to time, the price of our common stock on the applicable grant date that is used to convert the applicable grant-date value into a number of shares, and whether the Board changes the $100,000 grant date value or other aspects of our non-employee director compensation program in the future.

28	PROXY STATEMENT	KILROY REALTY

Potential Dilution

The following paragraphs include additional information to help you assess the potential dilutive impact of the Company’s equity awards and the proposed amendments to the 2006 Plan. The 2006 Plan is the Company’s only equity compensation plan.

“Overhang” refers to the number of shares of our common stock that are subject to outstanding awards or remain available for new award grants. The following table shows the total number of shares of our common stock that were subject to outstanding RSU awards granted under the 2006 Plan, that were subject to outstanding stock options granted under the 2006 Plan, and that were then available for new award grants under the 2006 Plan as of December 31, 2019 and as of March 25, 2020. None of the outstanding awards covered interests in our Operating Partnership. In this 2006 Plan proposal, the number of shares of the Company’s common stock subject to RSU awards granted during any particular period or outstanding on any particular date is presented based on the actual number of shares of the Company’s common stock covered by those awards. As to the number of shares of the Company’s common stock subject to RSU awards outstanding on any particular date, the information is presented including the crediting of dividend equivalents on the awards through that date, to the extent the dividend equivalents are payable in shares of common stock. For awards subject to performance-based vesting requirements, the number of shares are presented as follows: (1) with respect to any such award granted during 2017, at 129.5% (or 144.8% in the case of the award for our CEO) of the “target” number of shares subject to the award, which is the actual number of shares that vested due to performance during the three-year performance period, (2) with respect to any such award granted in February 2018, at 200% (or 262.5% in the case of the award for our CEO) of the “target” number of shares subject to the award, based on the Company’s FFO Per Share performance for 2018 and assuming maximum performance for the other performance measures applicable to the award (while the final vesting of the awards may range from approximately 100% to 200% (between 87.5% to 262.5% in the case of the award for our CEO) of the “target” number of shares awarded based on performance over the three-year performance period applicable to the awards), (3) with respect to any such award granted in December 2018, at 200% of the “target” number of shares subject to the award (while the final vesting of the awards may range from approximately 0% to 200% of the “target” number of shares awarded based on performance over the four-year performance period applicable to the awards), and (4) with respect to any such award granted during 2019, at 200% (or 262.5% in the case of the award for our CEO) of the “target” number of shares subject to the award, based on the Company’s FFO Per Share performance for 2019 and assuming maximum performance for the other performance measures applicable to the award (while the final vesting of the awards may range from approximately 100% to 200% (between 87.5% to 262.5% in the case of the award for our CEO) of the “target” number of shares awarded based on performance over the three-year performance period applicable to the awards).

	As of December 31, 2019	As of March 25, 2020

Shares subject to outstanding RSU awards (including vested but deferred RSUs and excluding performance-based vesting awards)	1,615,226	1,613,628

Shares subject to outstanding performance-based vesting RSU awards	1,562,378	1,778,382

Shares subject to outstanding stock options	9,000	9,000

Shares available for new award grants	388,641	21,707

As of March 25, 2020, the weighted-average exercise price of the outstanding Company stock options was $42.61 and the weighted-average remaining term of the outstanding Company stock options was 1.9 years. The weighted-average number of shares of the Company’s common stock issued and outstanding in each of the last three years was 98,133,561 shares issued and outstanding in 2017 (100,246,567 shares assuming the conversion of all common units of the Operating Partnership); 99,972,359 shares issued and outstanding in 2018 (102,025,276 shares assuming the conversion of all common units of the Operating Partnership); and 103,200,568 shares issued and outstanding in 2019 (105,223,975 shares assuming the conversion of all common units of the Operating Partnership). The number of shares of the Company’s common stock issued and outstanding as of December 31, 2019 and March 25, 2020 was 553,333 shares and 115,067,924 shares, respectively (108,039,574 and 117,089,211, respectively, assuming the conversion of all common units of the Operating Partnership). In this 2006 Plan proposal and except as noted above, the number of shares of the Company’s common stock that are outstanding for any particular period or on any particular date do not include common units of the Operating Partnership that are convertible into our common stock.

KILROY REALTY	PROXY STATEMENT	29

“Burn rate” refers to how many shares are subject to awards that we grant over a particular period of time. The total number of shares of the Company’s common stock subject to awards that the Company granted under the 2006 Plan in each of the last three years, and to date (as of March 25, 2020) for 2020, are as follows:

•

320,061 shares in 2017 (which was 0.33% of the weighted-average number of shares of the Company’s common stock issued and outstanding in 2017), of which no shares were subject to stock option awards, 142,101 shares were subject to RSU awards (excluding performance-based vesting awards) and 177,960 shares were subject to performance-based vesting RSU awards (presented at 129.5% (or 144.8% in the case of the award for our CEO) of the “target” number of shares subject to the award which is the actual number of shares that vested due to performance during the three-year performance period);

•

1,038,228 shares in 2018 (which was 1.04% of the weighted-average number of shares of the Company’s common stock issued and outstanding in 2018), of which no shares were subject to stock option awards, 437,216 shares were subject to RSU awards (excluding performance-based vesting awards), and 601,012 shares were subject to performance-based vesting RSU awards (presented at 150% (or 175% in the case of the award for our CEO) of the “target” number of shares subject to the awards granted in February 2018, while the final vesting of the awards may range from approximately 100% to 200% (between 87.5% to 262.5% in the case of the award for our CEO) of the “target” number of shares subject to the awards based on performance over the three-year performance period applicable to the awards, after giving effect to FFO Per Share achieved by the Company for 2018; and presented at the “target” number of shares subject to the awards granted in December 2018, while the final vesting of the awards may range from 0% to 200% of the “target” number of shares subject to the awards based on performance over the four-year performance period applicable to the awards);

•

384,196 shares in 2019 (which was 0.37% of the weighted-average number of shares of the Company’s common stock issued and outstanding in 2019), of which no shares were subject to stock option awards, 153,005 shares were subject to RSU awards (excluding performance-based vesting awards), and 231,191 shares were subject to performance-based vesting RSU awards (presented at 150% (or 175% in the case of the award for our CEO) of the “target” number of shares subject to the awards, while the final vesting of the awards may range from approximately 100% to 200% (between 87.5% to 262.5% in the case of the award for our CEO) of the “target” number of shares subject to the awards based on performance over the three-year performance period applicable to the awards, after giving effect to FFO Per Share achieved by the Company for 2019); and

•

263,626 shares in 2020 through March 25, 2020 (which was 0.23% of the number of shares of the Company’s common stock issued and outstanding on March 25, 2020), of which no shares were subject to stock option awards, 109,359 shares were subject to RSU awards (excluding performance-based vesting awards), and 154,267 shares were subject to performance-based vesting RSU awards (presented at the “target” number of shares subject to the awards, while the final vesting of the awards may range from zero to 225% (zero to 306.3% in the case of the award for our CEO) of the “target” number of shares subject to the awards based on performance over the three-year performance period applicable to the awards).

Thus, the total number of shares of our common stock subject to awards granted under the 2006 Plan per year over the last three years (2017, 2018 and 2019) has, on average, been 0.58% of the weighted-average number of shares of our common stock issued and outstanding for the corresponding year, and this percentage is consistent with the Company’s 2020 awards under the 2006 Plan through March 25, 2020 (which, as noted above, cover 0.23% of the number of shares of the Company’s common stock issued and outstanding on March 25, 2020). Performance-based vesting awards have been included above in the year in which the award was granted. The actual number of performance-based vesting restricted stock and RSU awards that became eligible to vest each year because the applicable performance-based condition was satisfied in that year (subject to the satisfaction of any applicable time-based vesting requirements) was as follows: 374,815 in 2017, 758,564 in 2018, 395,270 in 2019 and 316,094 to date (as of March 25, 2020) in 2020. No performance-based vesting stock options vested or were outstanding in any of those years.

The total number of shares of our common stock that was subject to awards granted under the 2006 Plan that terminated or expired, and thus became available for new award grants under the 2006 Plan, in each of the last three years, and to date (as of March 25, 2020) in 2020, are as follows: 5,263 in 2017, 1,171 in 2018, 112,937 in 2019, and 71 in 2020. The total number of shares of our common stock that were subject to awards granted under the 2006 Plan and that were withheld to cover tax

30	PROXY STATEMENT	KILROY REALTY

withholding obligations arising with respect to the award (other than stock options and stock appreciation rights), and thus became available for new award grants under the 2006 Plan, in each of the last three years, and to date (as of March 25, 2020) in 2020, are as follows: 161,596 in 2017, 235,168 in 2018, 207,866 in 2019, and 118,990 in 2020. Shares subject to 2006 Plan awards that terminated or expired, or were withheld to cover tax withholding obligations arising with respect to the award (other than stock options and stock appreciation rights), and became available for new award grants under the 2006 Plan have been included when information is presented in this 2006 Plan proposal on the number of shares available for new award grants under the 2006 Plan.

The number of shares credited as dividend equivalents under the 2006 Plan with respect to then-outstanding restricted stock and RSU awards, to the extent the dividend equivalents are payable in shares of the Company’s common stock, in each of the last three years, and to date (as of March 25, 2020) in 2020, are as follows: 94,447 in 2017, 50,304 in 2018, 67,942 in 2019, and 15,338 in 2020.

The Compensation Committee anticipates that the 1,500,000 additional shares requested for the 2006 Plan (which represents 1.30% of the number of shares of the Company’s common stock issued and outstanding as of March 25, 2020) will provide the Company with flexibility to continue to grant equity awards under the 2006 Plan into 2024 (reserving sufficient shares to cover potential payment of performance-based awards at target payment levels and covering dividend equivalents that may be credited with respect to the awards based on the Company’s recent dividend payments). However, this is only an estimate, in the Company’s judgment, based on current circumstances. The total number of shares that are subject to the Company’s award grants in any one year or from year-to-year may change based on a number of variables, including, without limitation, the value of the Company’s common stock (since higher stock prices generally require that fewer shares be issued to produce awards of the same grant date fair value), changes in competitors’ compensation practices or changes in compensation practices in the market generally, changes in the number of employees, changes in the number of directors and officers, whether and the extent to which vesting conditions applicable to equity awards are satisfied, acquisition activity and the need to grant awards to new employees in connection with acquisitions, the need to attract, retain and incentivize key talent, the number of dividend equivalent rights outstanding, the extent to which they provide for settlement in stock and the amount and frequency of the Company’s dividend payments, the type of awards the Company grants, and how the Company chooses to balance total compensation between cash and equity awards.

As of March 23, 2020, the closing market price for a share of the Company’s common stock was $49.01 per share.

KILROY REALTY	PROXY STATEMENT	31

Aggregate Past Grants Under the Plan

As of March 25, 2020, awards covering 8,114,374 shares of our common stock had been granted under the 2006 Plan. This number of shares includes shares subject to awards that expired or terminated without having been exercised and paid and became available for new award grants under the 2006 Plan, as well as shares that were withheld to cover the exercise price or tax withholding obligations in connection with an award and became available for new award grants under the 2006 Plan. This number of shares, as well as the number of shares subject to past awards and outstanding and unvested awards in the table below is presented as to performance-based vesting restricted stock and RSU awards based on the “maximum” number of shares subject to the award at the date of grant. The following table shows information regarding the distribution of all awards among the persons and groups identified below, option exercises, and restricted stock and RSUs vesting prior to that date, and option and unvested RSU holdings as of that date.

	STOCK OPTIONS				RESTRICTED STOCK/UNITS
	Number of Shares Subject to Past Option Grants	Number of Shares Acquired On Exercise	Number of Shares Underlying Options as of March 25, 2020		Number of Shares/ Units Subject to Past Awards	Number of Shares/ Units Vested as of March 25, 2020	Number of Shares/Units Outstanding and Unvested as of March 25, 2020
Name and Position			Exercisable	Unexercisable
Named Executive Officers:

John Kilroy
President and Chief Executive Officer	—	750,000	—	—	3,067,228	1,651,189	1,416,039

Jeffrey Hawken
Executive Vice President and Chief Operating Officer	—	250,000	—	—	778,801	612,690	166,112

Tyler Rose
Executive Vice President, Chief Financial Officer and Secretary	—	125,000	—	—	409,559	239,716	169,843

Stephen Rosetta(1)
Former Executive Vice President and Chief Investment Officer	—	—	—	—	113,314	16,215	—

Justin Smart
Executive Vice President, Development and Construction Services	—	20,000	—	—	354,084	203,571	150,512
Total for All Current Executive Officers as a Group (6 persons):	9,000	1,165,000	9,000	—	4,913,293	2,831,421	2,081,872

Edward Brennan, PhD	—	—	—	—	30,634	29,316	1,318

Jolie Hunt	—	—	—	—	8,888	7,570	1,318

Scott Ingraham	—	—	—	—	31,705	30,387	1,318

Gary Stevenson	—	—	—	—	10,765	9,447	1,318

Peter Stoneberg	—	—	—	—	10,569	9,251	1,318
Total for all Current Non-Executive Directors as a Group (5 persons):	—	—	—	—	92,561	85,971	6,590
Each other person who has received 5% or more of the options, warrants or rights:	—	—	—	—	—	—	—
All employees, including all current officers who are not executive officers or directors, as a group:	112,000	264,000	—	112,000	1,445,206	899,817	362,861
Total	121,000	1,429,000	9,000	112,000	6,564,374	3,833,424	2,451,324

(1)	Mr. Rosetta forfeited 97,099 restricted stock units in connection with his termination of employment.

Mr. Kilroy and each of the non-employee directors identified above is a nominee for re-election as a director at the Annual Meeting.

32	PROXY STATEMENT	KILROY REALTY

Equity Compensation Plan Information

For additional information on the Company’s equity compensation plans, please see “Equity Compensation Plan Information” on page 104 below.

VOTE REQUIRED

The amendment and restatement of the 2006 Plan will be approved if a majority of the votes cast at the Annual Meeting are cast in favor of the proposal. Under applicable stock exchange rules, abstentions will be treated as votes cast and will have the effect of a vote “AGAINST” the proposal.

RECOMMENDATION

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED 2006 INCENTIVE AWARD PLAN.

The Board believes that the adoption of the proposed amendments to the 2006 Plan will promote the interests of the Company and its stockholders and will help the Company and its subsidiaries continue to be able to attract, retain and reward persons important to its success. For clarity, approval of the 2006 Plan proposal is not contingent on stockholder approval of Proposal No. 4 (the proposed amendment and restatement of our Charter), and vice versa.

All members of the Board and all of our executive officers are eligible for awards under the 2006 Plan and thus have a personal interest in the approval of the 2006 Plan proposal.

KILROY REALTY	PROXY STATEMENT	33

PROPOSAL 4 –

APPROVAL OF AMENDMENT AND RESTATEMENT OF CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 150,000,000 TO 280,000,000

On February 12, 2020, our Board approved and declared advisable the amendment and restatement of our Charter as set forth in Appendix C to this Proxy Statement to increase the number of authorized shares of our common stock from 150,000,000 to 280,000,000 and in accordance with Maryland law, directed that the proposed amendment and restatement be submitted to our stockholders for approval at the Annual Meeting. The proposed amendment and restatement would not change the number of authorized shares of our preferred stock.

For clarity, approval of this Proposal No. 4 is not contingent on stockholder approval of Proposal No. 3 (the proposed amendment and restatement of our 2006 Plan), and vice versa.

Form of the Proposed Amendment and Restatement

The proposed amendment and restatement of our Charter, among other things, amends the first paragraph of Article IV of the Charter to read as follows (additions shown as underlined and deletions shown as ~~struck through~~):

“The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is ~~180,000,000~~ 310,000,000, consisting of ~~150,000,000~~280,000,000 shares of common stock, par value $~~.01~~0.01 per share (the “Common Stock”), and 30,000,000 shares of preferred stock, par value $~~.01~~0.01 per share (the “Preferred Stock”) which may be issued in one or more classes as described in Paragraph C of this Article IV. The aggregate par value of all of the Corporation’s authorized shares having par value if $~~1,800,000~~3,100,000. The Common Stock and each class of Preferred Stock shall each constitute a separate class of capital stock of the Corporation.”

The proposed amendment and restatement of our Charter also contains certain other conforming changes and minor updates that do not require the approval of our stockholders. The full text of the proposed amendment and restatement of our Charter appears as Appendix C to this Proxy Statement.

Purpose of the Proposed Amendment and Restatement

As of March 25, 2020, 115,067,924 shares of our common stock were issued and outstanding and 16,883,846 shares of common stock were reserved for issuance pursuant to existing agreements and transactions, including shares of common stock registered for issuance pursuant to our at-the-market stock offering program, shares of common stock that are subject to outstanding equity awards under our 2006 Plan and additional shares of common stock available for future issuance under that plan, and shares of common stock to be issued in connection with the potential exchange, at our option, of common units of the Operating Partnership for shares of the Company’s common stock. After giving effect to these reserves, the Company has 18,048,230 shares of authorized common stock that remain unreserved and available for issuance.

Over the past several years, the Company has issued common stock to fund its continued growth primarily pursuant to various underwritten offerings and its at-the-market stock offering program. The proceeds of these issuances have been used to, among

34	PROXY STATEMENT	KILROY REALTY

other things, fund development projects and acquire land and properties, including the development projects and other investments highlighted in “Compensation Discussion and Analysis — 2019 Company Performance.”

The Company’s various underwritten offerings and its at-the-market stock offering program have from time to time involved forward transactions. For these offerings, we typically enter into forward equity sales agreements with one or more designated financial institutions or affiliates thereof, as forward purchasers, pursuant to which we agree to issue and sell a certain number of shares of our common stock at a certain price per share to the forward purchasers one year in the future. In connection with, and at the time we enter into, the forward equity sale agreements, the forward purchasers or their affiliates, at our request, borrow a like number of shares of our common stock from third parties and, acting as forward sellers, sell those borrowed shares to the various underwriters (in the case of an underwritten offering) or through the sales agents (in the case of our at-the-market stock offering program).

Pursuant to the terms of the forward equity sale agreements, we are generally required to reserve for issuance and sale to the forward purchaser, a number of shares of our common stock equal to two times the initial number of shares of common stock to be borrowed by the forward purchasers or their affiliates and sold by them or their affiliates, acting as forward sellers. As a result of the forgoing share reservation requirements, if this Proposal No. 4 is not approved by our stockholders at the Annual Meeting, the proposed amendment and restatement of our Charter will not become effective, and we may not have a sufficient number of remaining authorized and available shares of common stock to permit us to engage in future capital-raising transactions, including those involving forward transactions, which could delay or prevent us from being able to fund our development and redevelopment projects and execute on our business and growth strategies.

The Board believes that the availability of additional authorized shares of common stock will enhance the Company’s flexibility in planning for future business needs, such as investments and acquisitions, stock dividends, including for the purpose of effecting stock splits if determined advisable, grants of equity incentive awards to employees and to attract and retain top management talent, potential strategic transactions and other general corporate purposes, all as may be determined by the Board, in its discretion and subject only to applicable law, regulations or NYSE rules, to be necessary and in the best interest of the Company. There are no immediate plans, arrangements, commitments or understandings with respect to the issuance of any of the additional shares of common stock that would be authorized by the proposed amendment and restatement of our Charter. Additionally, the Board believes that these additional shares will provide the Company with the ability to issue shares in the future to take advantage of market conditions or favorable opportunities without the potential expense or delay incident to obtaining stockholder approval for a particular issuance.

The availability of additional authorized shares of common stock will also bring the Company closer in line with the companies included in its 2019 peer group with respect to its authorized common stock. Currently, the Company’s number of authorized shares of common stock is substantially lower than almost all of the companies included in its 2019 peer group, with the number of authorized shares of common stock of such companies ranging from 900,000,000 to 150,000,000, and the average being 417,364,706 authorized shares of common stock.

Further, based upon the number of shares of common stock of the Company outstanding as of March 25, 2020, only 23.29% of the Company’s authorized shares of common stock remain available for future issuance. This percentage drops to approximately 12.03% when shares of common stock of the Company reserved for issuance pursuant to existing agreements and transactions are considered. In contrast, based upon information derived from their most recent Forms 10-Ks filed with the SEC, the companies included in the 2019 peer group have, on average, a significantly greater percentage of their authorized shares of common stock unissued and available for future issuances, making them better able to take advantage of market conditions or favorable opportunities in a timely and efficient manner.

If our stockholders do not approve this Proposal No. 4, we believe that we may be substantially limited in our ability to advance our operational and future strategic plans, including our ability to access the capital markets, finance the acquisition, development and redevelopment of properties, complete other strategic transactions, attract, retain and motivate employees and pursue other business opportunities integral to our growth and success.

KILROY REALTY	PROXY STATEMENT	35

Effect of the Proposed Amendment and Restatement

As a general matter, the increase in our authorized but unissued shares of common stock as a result of the proposed amendment and restatement of our Charter would enable the Board to issue additional shares of common stock in its discretion from time to time without further action or approval of our stockholders, subject to applicable law, regulations or NYSE rules. The issuance of additional shares of common stock, including the additional shares that will be authorized if this Proposal No. 4 is approved by our stockholders at the Annual Meeting, may dilute the equity ownership position of current holders of our common stock.

In addition, other future issuances of shares of common stock or securities convertible into shares of common stock could, under certain circumstances, be construed as having an anti-takeover effect (for example, by diluting the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of our Company with another company). While we do not intend for the amendment and restatement of our Charter to deter or to prevent a change in control, we could use the additional shares of common stock (as we could use the currently authorized but unissued shares of our common stock) to hinder persons seeking to acquire or take control of our Company or to dilute voting power of the outstanding shares. We are not aware of any efforts to obtain control of our Company and we have not made this Proposal No. 4 in response to any such efforts.

The additional authorized shares of common stock, if and when issued, would be part of the existing class of common stock, and would have the same rights and privileges as the shares of common stock currently outstanding. The holders of our common stock are not entitled to preemptive rights.

Effective Date of the Proposed Amendment and Restatement

If the amendment and restatement of our Charter is approved by our stockholders, it will become effective immediately upon the filing of the Articles of Amendment and Restatement with, and acceptance of such Articles for record by, the State Department of Assessments and Taxation of Maryland. If approved, we currently intend to file the Articles of Amendment and Restatement with the State Department of Assessments and Taxation of Maryland promptly after the Annual Meeting.

VOTE REQUIRED

The proposed amendment and restatement of our Charter to increase the number of authorized shares of common stock from 150,000,000 to 280,000,000 will be approved if two-thirds of all votes entitled to be cast at the Annual Meeting are cast in favor of the proposal. Abstentions will have the effect of a vote “AGAINST” the proposal.

RECOMMENDATION

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE PROPOSED AMENDMENT AND RESTATEMENT OF OUR CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 150,000,000 TO 280,000,000.

36	PROXY STATEMENT	KILROY REALTY

PROPOSAL 5 –

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

We are seeking stockholder ratification of our appointment of Deloitte & Touche LLP (“Deloitte”), an independent registered public accounting firm, as our independent auditor for the fiscal year ending December 31, 2020. Deloitte has served as our independent auditor since 1995 when the Company was privately held and has continued to serve as such since the Company’s initial public offering in January 1997 and, prior to the Annual Meeting, the Audit Committee is expected to re-appoint Deloitte as our independent auditor for the year ending December 31, 2020.

Additional information about Deloitte, including the fees we paid to Deloitte in fiscal years 2019 and 2018, can be found in this Proxy Statement under the caption “Audit and Non-Audit Fees.” The report of the Audit Committee included in this Proxy Statement under the caption “Audit Committee Report” also contains information about the role of Deloitte with respect to the audit of the Company’s annual financial statements.

A representative of Deloitte is expected to be present at our Annual Meeting, be available to respond to appropriate questions and will have the opportunity to make a statement, if desired.

Stockholder ratification of the appointment of Deloitte as our independent auditor is not required by our Bylaws or otherwise. However, the Board is submitting the appointment of Deloitte to the stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the appointment, the Audit Committee may reconsider whether or not to retain Deloitte. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent auditor at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and our stockholders

VOTE REQUIRED

Ratification of the appointment of Deloitte as our independent auditor will be approved if a majority of the votes cast at the Annual Meeting are cast in favor of the proposal. Abstentions will not be counted in determining the outcome of this proposal.

RECOMMENDATION

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE AS OUR INDEPENDENT AUDITOR FOR FISCAL 2020.

KILROY REALTY	PROXY STATEMENT	37

CORPORATE GOVERNANCE

The Company is committed to good corporate governance, which promotes the long-term interests of stockholders, strengthens accountability of the Board and helps build public trust in the Company. Highlights include the following:

Independent Board Leadership and Practices

•	Lead Independent Director with a well-defined role and robust responsibilities

•	Majority of directors are independent (5 out of 6 current directors)

•

Established the CSR&S Committee in April 2018 responsible for advising the Board and consulting with, and generally advising management on, matters related to, among other things, sustainability, diversity and inclusion, philanthropy and community involvement, good corporate citizenship, health and wellness and other non-financial issues that are of significance to the Company and its stockholders

•	Commitment to include women and individuals from minority groups in the qualified pool from which new director candidates are selected

•	Commitment to Board refreshment with three new independent directors in the last six years

•	Average independent director tenure of 8.4 years

•	Comprehensive risk oversight practices, including cybersecurity and insurance

•	Regular strategic updates from the CEO

•	Regular executive sessions of independent directors

•	Regular Board and committee self-evaluations

•	Succession Planning Committee oversees regular succession planning efforts

•	CEO may only serve on the board of directors of one other public company

•	All principal Board committees are composed solely of independent directors

Robust Stockholder Rights

•	Stockholder proxy access amended in 2017 to align with best practices and respond to stockholder feedback

•	Majority voting for directors in uncontested elections

•	Annual director elections (declassified Board)

•	Annual Say-on-Pay voting

•	Stockholder right to call a special meeting

•	Stockholder right to amend Bylaws by a majority vote

•	No stockholder rights plan

38	PROXY STATEMENT	KILROY REALTY

BOARD COMPOSITION AND GOVERNANCE

Director Attendance

The Board held five meetings during 2019. All directors who served on the Board during 2019 attended at least 75% of the total number of meetings of the Board and meetings of the Board committees on which each director served that were held during the period of the director’s service during the year. Directors are encouraged to attend the annual meeting of stockholders of the Company. All directors attended the 2019 annual meeting of stockholders.

Independent Directors

Under the corporate governance rules of the New York Stock Exchange (the “NYSE”), a majority of the members of the Board must satisfy the NYSE criteria for “independence.” No director qualifies as independent unless the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). The Board has determined that each of Dr. Brennan, Ms. Hunt and Messrs. Ingraham, Stevenson and Stoneberg is independent under the current listing standards of the NYSE. In addition, pursuant to our Bylaws, each of Dr. Brennan, Ms. Hunt and Messrs. Ingraham, Stevenson and Stoneberg, comprising at least a majority of the members of the Board, is not an employee, officer or affiliate of the Company or any of its subsidiaries or divisions, or a relative of a principal executive officer, and is not an individual member of an organization acting as an advisor, consultant or legal counsel receiving compensation from the Company in addition to director’s fees. In this Proxy Statement, we refer to each of Dr. Brennan, Ms. Hunt and Messrs. Ingraham, Stevenson and Stoneberg as our “Independent Directors.”

Independent Director Meetings

The Independent Directors meet regularly in executive session without the presence of management. These meetings are generally held on the date of each regularly scheduled Board meeting and on an as-needed basis. Dr. Brennan, our Lead Independent Director, presides over these meetings.

Board Leadership Structure and Lead Independent Director

Our Corporate Governance Guidelines and our Bylaws permit the roles of Chairman and CEO to be filled by the same or different individuals. Our Board believes it is important to select our Chairman and our CEO in the manner it considers in the best interests of the Company and our stockholders at any given point in time. The Independent Directors on our Board assess the role of Chairman and CEO annually to ensure that the Company’s leadership structure best fits the Company’s specific circumstances and short and long-term challenges.

At this time, our Board believes that the Company and our stockholders are best served by having Mr. Kilroy serve as our Chairman and CEO. Mr. Kilroy’s combined role as Chairman and CEO demonstrates clearer accountability and provides a single leader who speaks with one voice to our stockholders, tenants, partners, employees, other stakeholders and the public. The combined Chairman and CEO role also enhances transparency between management and our Board by serving as an efficient and effective bridge for communication between the Board and management on significant business developments and time-sensitive matters, and provides unified leadership for carrying out our strategic initiatives and business plans. The combined Chairman and CEO role is balanced by the number of independent directors serving on our Board, our independent committee Chairs and our Lead Independent Director.

Our Corporate Governance Guidelines provide that if the Chairman is also our CEO, or if the Chairman is not otherwise an Independent Director, the Independent Directors will appoint annually from amongst themselves a Lead Independent Director. Dr. Brennan is currently our Lead Independent Director and brings to this role considerable skills and experience, as described above in “Proposal 1 — Election of Directors.” The role of our Lead Independent Director is designed to further promote the independence of our Board and appropriate oversight of management and to facilitate free and open discussion and communication among the Independent Directors.

KILROY REALTY	PROXY STATEMENT	39

The responsibilities of our Lead Independent Director are clearly delineated in our Corporate Governance Guidelines and include:

•	Presiding at all meetings of our Board at which the Chairman is not present, including executive sessions of the Independent Directors;

•	Serving as liaison between the Chairman and the Independent Directors;

•	Approving information sent to our Board;

•	Approving agendas for meetings of our Board;

•	Approving meeting schedules of our Board to ensure that there is sufficient time for discussion of all agenda items;

•	Developing agendas for and calling meetings of the Independent Directors when necessary or appropriate; and

•	Being available for consultation and direct communication if requested by major stockholders.

We believe this current leadership structure with the combined Chairman and CEO leadership role and a Lead Independent Director enhances our Board’s ability to provide insight and direction on important strategic initiatives and, at the same time, promotes effective and independent oversight of management and our business.

40	PROXY STATEMENT	KILROY REALTY

Board Oversight of Risk

Both our Board and management have key responsibilities in managing risk throughout the Company, as shown below. Oversight of risks inherent in their respective areas of oversight are delegated to the various Board committees, with each committee generally reporting to our Board at each regular Board meeting. Our Board believes that this structure is conducive to its risk oversight process.

BOARD RESPONSIBILITIES

- Overall oversight of the risk management process
- Direct oversight of strategic, operating, financial and liquidity risks
- Active engagement with management regarding operational, financial and strategic challenges and risks, which are presented to the Board regularly by management
- Development of business strategy and capital and talent resource allocation

Audit Committee	Compensation Committee	Governance Committee	Corporate Social Responsibility and Sustainability Committee	Succession Planning Committee
• Oversight of critical accounting issues, including the impact on financial position and risk profile • Oversight of legal and compliance matters • Responsible for the quality and integrity of financial statements and accounting internal controls • Responsible for assessing the adequacy of risk-related internal controls, including annual fraud risk assessment review • Oversight of cybersecurity and insurance risks and preparedness	• Responsible for structuring executive compensation programs so as to appropriately reward executives for operating performance and growth without undue risk-taking • Oversight of the assessment and management of risks related to compensation plans and policies • Oversight of compensation policies and programs, including appropriate incentives and controls	• Oversight of Board processes and corporate governance-related risks • Responsible for periodically reviewing and discussing with management significant risks to the Company and its business • Responsible for reviewing all Related Party Transactions and Principal Party Transactions, each as defined below under "Other Matters — Certain Relationships and Related Transactions," including the risks relating to those transactions impacting the Company	• Oversight of corporate social responsibility initiatives, including climate-change resilience, the health and safety of our buildings, philanthropy and community involvement and good corporate citizenship • Oversight of human capital management initiatives, including diversity and inclusion, employee engagement, talent development and health and wellness • Responsible for considering reputational and related business risks corresponding to such initiatives	• Oversight and evaluation of risks associated with leadership development and CEO and other key executive succession

MANAGEMENT RESPONSIBILITIES

- Ensure that information with respect to material risks is transmitted to senior executives and our Board
- Identify material risks and implement appropriate risk management strategies
- Integrate risk management into our decision-making process
- Attend committee meetings and report on matters that may not be otherwise addressed at these meetings

KILROY REALTY	PROXY STATEMENT	41

Our Board believes that the process it has established to administer the Board’s risk oversight function would be effective under a variety of leadership frameworks and, therefore, does not have a material effect on our choice of the Board’s leadership structure described above under “Board Leadership Structure and Lead Independent Director.”

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics that applies to our directors, officers (including our CEO, Chief Financial Officer, Chief Accounting Officer and Controller, and other members of senior financial management), employees, agents and consultants. This Code of Business Conduct and Ethics satisfies the requirements of a “code of business conduct and ethics” under the NYSE listing standards and a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and applicable SEC rules. This Code of Business Conduct and Ethics is available in the Investors — Overview — Corporate Governance section of the Company’s website at http://www.kilroyrealty.com. Amendments to, or waivers from, a provision of this Code of Business Conduct and Ethics that apply to the Company’s directors or executive officers, including our CEO, Chief Financial Officer, Chief Accounting Officer and Controller, and other members of senior financial management, may be made only by the Board or a Board committee and will be promptly posted on our website to the extent required by applicable SEC rules and NYSE listing standards.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines, which provide the framework for the governance of our Company and represent the Board’s current views with respect to selected corporate governance issues considered to be of significance to our stockholders. The Corporate Governance Guidelines direct our Board’s actions with respect to, among other things, Board composition and director qualifications, selection of the Chairman of the Board and the Lead Independent Director, establishment of the Board’s standing committees, director stock ownership guidelines, succession planning and the Board’s annual performance evaluation. A current copy of the Corporate Governance Guidelines is available in the Investors — Overview — Corporate Governance section of our website at http://www.kilroyrealty.com.

Succession Planning

Pursuant to our Corporate Governance Guidelines, our Board and our CEO review succession planning, management performance and management development on a regular basis. To facilitate this succession planning oversight by the Board, the Board has established an ad hoc Succession Planning Committee of the Board that is responsible for reviewing the Company’s succession planning and management performance and development. The members of the Succession Planning Committee are Messrs. Kilroy and Stevenson and Dr. Brennan, with Mr. Stevenson serving as its Chair. The Succession Planning Committee reviews potential internal candidates with our CEO, including the qualifications, experience and development priorities for these individuals, and provides recommendations to our Board regarding potential CEO successors and reviews their development plans. Directors also engage with potential CEO and key management personnel successors at Board and committee meetings and in less formal settings to allow directors to personally assess potential successor candidates.

Our Board also maintains an emergency CEO succession plan. The plan will become effective in the event our CEO becomes unable to perform his or her duties in order to minimize potential disruption or loss of continuity to the Company’s business and operations. The Succession Planning Committee reviews the emergency succession plan periodically and makes recommendations to the Board regarding any changes or updates to the emergency succession plan.

Corporate Social Responsibility and Sustainability

Operating in a responsible and sustainable manner plays an important role in our business. Management and our Board, through the CSR&S Committee established in April 2018, take seriously their responsibility to oversee and advance the Company’s corporate social responsibility, human capital development and sustainability initiatives and recognize that community engagement and sustainable operations benefit all of our constituencies and are key to preserving our Company’s value and credibility. We believe that our governance foundation, coupled with our strong environmental and socially focused initiatives and accomplishments, stand out in our industry and create long-term value for our stockholders.

Commitment to Diversity at the Company and on the Board

We are focused on creating a diverse and inclusive workforce. Our priority is to attract, develop and retain the best talent, foster an inclusive culture and embrace diversity. Our employees are the foundation of our success and we strive to have a workforce that reflects the diversity of qualified talent that is available in the markets that we serve.

42	PROXY STATEMENT	KILROY REALTY

As of December 31, 2019, women comprised 58% and minorities comprised 42% of the Company’s total workforce, and women comprised 50% of employees in supervisory roles at the Company. Additionally, the Company has several women in key leadership roles, including our EVP, Chief Administrative Officer, our Chief Accounting Officer and Controller, our Treasurer and multiple Senior Vice Presidents, among others.

In 2020, the Company was listed on the Bloomberg Gender Equality Index for the first time, which includes companies that score high on promoting gender equality across five dimensions: female leadership and talent pipeline, equal pay and gender pay parity, inclusive culture, sexual harassment policies and pro-women brand. In addition to our dedication to maintaining a diverse and inclusive workforce, our human capital development goals are focused on enhancing employee growth through corporate and sustainability trainings and education programs and maintaining a thriving culture.

We are also committed to diversity at the Board level. Our Board will consider diversity, including gender and ethnicity, when considering nominations to the Board and will endeavor to include women and individuals from minority groups in the qualified pool from which new director candidates are selected the next time that the Board undergoes Board refreshment. The Board’s objective is to have a Board comprised of individuals who by occupation, background and experience are in a position to make a strong, positive contribution to the Company and its stockholders.

Commitment to Sustainability

We continue to be recognized for our industry leading sustainability practices.

•	First North American REIT to make commitment to achieving carbon neutral operations by year-end 2020

•

Ranked 1st in sustainability performance among 152 responding companies in the Americas by GRESB, and our sixth year in a row achieving a number one ranking in the North American Listed Office category

•	Earned the highly competitive GRESB “Green Star” designation in each of the last seven years for ranking in the top 25% of companies worldwide in sustainability performance

•

Selected from approximately 6,000 ENERGY STAR Partners to receive the U.S. EPA’s ENERGY STAR Partner of the Year Sustained Excellence Award, the U.S. EPA’s highest honor, for each of the last four years

•	A winner of NAREIT’s 2019 Leader in the Light Award in the Listed Office category for the sixth year in a row

•	Named sector leader on Barron’s 2020 List of America’s Most Sustainable Companies

•	Included in the Dow Jones Sustainability World Index for the fourth year in a row, one of only six North American real estate companies listed

•	Increased our LEED certified square footage by more than 390,000 additional square feet in 2019, resulting in 64% of the stabilized portfolio being LEED certified at year-end 2019

•	Earned ENERGY STAR certifications for 70% of the stabilized portfolio in 2019

•	Received the Climate Leadership Award in the prestigious “Organizational” category from the Climate Registry and Center for Climate and Energy Solutions

•	Achieved Fitwel certification, a measure of how well workplaces support the health of occupants, for 42% of our stabilized portfolio

•	Awarded the Best in Building Health Award by The Center for Active Design for having the most Fitwel-certified buildings of any non-government real estate company worldwide

•	Pursuing LEED platinum or gold certification for all development projects

KILROY REALTY	PROXY STATEMENT	43

We have aggressive goals to reduce the energy, greenhouse gas emissions, water consumption and waste to landfill impacts of our portfolio. In 2015, we met our goal of reducing energy consumption 10% from 2010 levels, and in that same year we met our goal of reducing water consumption by 10% from 2012 levels by 2017, two years early. We have built on that success by declaring that we will achieve carbon neutral operations(7) by the end of 2020 and are on track to achieve that goal.

We have several additional goals that we have adopted with the time frames, metrics, targets and baseline as set forth below.(8)

GOAL	2018 RESULTS	PROGRESS

ENERGY CONSUMPTION Achieve a 10.3% reduction from 2015 energy consumption levels by 2020	5% reduction of energy consumption since 2015

WASTE DIVERSION Increase waste diverted from landfill to 50%	44.5% of waste diverted from landfill

ENERGY STAR CERTIFICATION Achieve ENERGY STAR certification for 75% of eligible existing buildings	70% of eligible existing buildings are ENERGY STAR certified

LEED CERTIFICATION Achieve LEED Gold or Platinum Certification on 100% of new construction projects	100% of new construction projects achieved LEED Gold or Platinum certification

17.3%	64%	70%

energy reductions since 2010	of our stabilized portfolio is LEED certified	of our stabilized portfolio is ENERGY STAR certified

We are committed to providing our stockholders with transparency around our ESG sustainability indicators. We publish an annual sustainability report that is aligned with the Global Reporting Initiative (GRI) reporting framework. Additionally, we have recently expanded our voluntary ESG disclosure efforts by including certain ESG data in our Annual Report on Form 10-K aligned with the Task Force on Climate-Related Financial Disclosures (TCFD) and the Sustainability Accounting Standards Board (SASB) and disclosing to the Dow Jones Sustainability Indices since 2017.

To learn more about the Company’s diversity, sustainability and human capital development efforts, please view our 2019 sustainability report on the Company’s website, by visiting https://kilroyrealty.com/commitment-sustainability.

(7)

Carbon neutral operations is zero Scope 1 and Scope 2 market-based greenhouse gas emissions. Scope 1 emissions represent those produced by consuming onsite natural gas procured by the Company. Scope 2 emissions represent those produced by consuming onsite electricity procured by the Company.

(8)	Full 2019 calendar year data verified by a third party is not yet available. 2018 is the most recent year for which complete energy and water data is available and verified by a third party.

44	PROXY STATEMENT	KILROY REALTY

BOARD COMMITTEES

Our Board has four (4) standing committees: (i) the Audit Committee, (ii) the Compensation Committee, (iii) the Governance Committee and (iv) the CSR&S Committee. All members of the Audit Committee, Compensation Committee and Governance Committee are Independent Directors. Our Audit Committee, Compensation Committee, Governance Committee and CSR&S Committee each operate under a written charter adopted by our Board, which is available in the Investors — Overview — Corporate Governance section of the Company’s website at http://www.kilroyrealty.com.

Director Name	Independent	Audit	Compensation	Governance	CSR&S
Edward Brennan, PhD L	X	F M	C	M
Jolie Hunt	X		M	M	C
Scott Ingraham	X	F C		M
John Kilroy					M
Gary Stevenson	X		M	M
Peter Stoneberg	X	F M		C	M

L Lead Independent Director                M Committee Member                 F Financial Expert                 C Committee Chair

Audit Committee

The Audit Committee’s purpose is to assist the Board in fulfilling its oversight responsibilities regarding (i) the quality and integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence; (iv) the Company’s accounting and system of internal controls; and (v) the performance of the Company’s internal audit function and independent auditor. Our Board has determined that each member of the Audit Committee satisfies the enhanced independence standards applicable to audit committees pursuant to Rule 10A-3(b)(1)(i) under the Exchange Act and the NYSE listing standards. In addition, each of Messrs. Ingraham and Stoneberg and Dr. Brennan is financially literate and each of Messrs. Ingraham and Stoneberg and Dr. Brennan is an “audit committee financial expert” as determined by the Board in accordance with applicable rules of the NYSE and the SEC. The Board based its determination on the qualifications and business experience of each of Messrs. Ingraham and Stoneberg and Dr. Brennan described above under “Proposal 1 — Election of Directors.”

The Audit Committee held six meetings during 2019. Additional information regarding the specific functions performed by the Audit Committee is set forth in the “Audit Committee Report” below.

Executive Compensation Committee

The purpose of the Compensation Committee is to formulate, evaluate and approve the compensation of our officers, as defined in the rules under Section 16 of the Exchange Act, and to discharge our Board’s duties and responsibilities relating to our compensation programs and practices, including its incentive and equity-based compensation plans and programs. The Compensation Committee is responsible for, among other things: (i) reviewing and making changes to our compensation philosophy; (ii) reviewing and approving corporate goals and objectives relevant to the compensation of our CEO, evaluating the performance of our CEO in light of those goals and objectives, and determining and approving our CEO’s compensation level based on such evaluation; (iii) reviewing and approving the compensation for our other executive officers and all executive officers’ employment agreements, severance arrangements or any other compensation-related agreements; (iv) reviewing and making recommendations to the Board regarding compensation for non-employee members of our Board; (v) reviewing and making recommendations to the Board regarding the adoption, amendment or any discontinuation of any compensation plans under which Company securities may be issued or which otherwise requires stockholder approval, and approving award grants under any such plan and the terms of any such awards; and (vi) preparing the Compensation Committee Report included in this Proxy Statement. The Compensation Committee held three meetings in 2019.

Our Board has determined that each member of the Compensation Committee satisfies the additional independence requirements specific to compensation committee membership under the NYSE listing standards. In making this determination, the Board considered whether the director has a relationship with the Company that is material to the director’s ability to be independent from management in connection with the duties of a member of the Compensation Committee.

KILROY REALTY	PROXY STATEMENT	45

In fulfilling its responsibilities, the Compensation Committee may delegate any or all of its responsibilities to a separate committee of the Board or a subcommittee of the Compensation Committee. The Compensation Committee has not delegated any of its authority to set compensation levels of our executive officers or to grant equity awards, but has delegated certain limited administrative authority to management (i) with respect to the 2007 Deferred Compensation Plan, as amended; (ii) to address the settlement of fractional share interests arising under certain equity awards under our 2006 Plan; and (iii) to determine whether certain equity awards would be settled in cash or stock under such plan.

In accordance with the Compensation Committee’s charter, the Compensation Committee may retain independent compensation advisors and other management consultants. In 2019, the Compensation Committee retained Mercer (US) Inc. (“Mercer”) to assist it in reviewing our compensation programs and the evaluation of specific compensation-related matters. As discussed under “Compensation Discussion and Analysis — How We Make Compensation Decisions — Role of Independent Compensation Consultant” below, the Compensation Committee has assessed the independence of Mercer and has concluded that its engagement of Mercer does not raise any conflict of interest with the Company. The services provided by Mercer in 2019 are also discussed in that section.

At the request of the Compensation Committee, certain of our executive officers aid the Compensation Committee in reviewing and analyzing our executive compensation program. These services are discussed under “Compensation Discussion and Analysis — How We Make Compensation Decisions — Role of Management in Executive Compensation Planning” below.

Nominating/Corporate Governance Committee

The purpose of the Governance Committee is to (i) identify individuals qualified to become Board members consistent with criteria approved by the Board; (ii) recommend director nominees for the next annual meeting of stockholders for approval by the Board; (iii) develop and annually review the Corporate Governance Guidelines and recommend any proposed changes to the Board; (iv) oversee the evaluation of the Board; and (v) generally advise the Board on corporate governance and related matters. The Governance Committee also serves as the Independent Committee of our Board pursuant to Article III, Section 7 of our Bylaws and approves all transactions between the Company and John B. Kilroy, Sr. (or his estate) or John B. Kilroy, Jr. and their respective affiliates. The Governance Committee held two meetings in 2019.

Additionally, the Governance Committee has the authority to engage any independent counsel or other outside expert or advisors it deems desirable or appropriate.

Corporate Social Responsibility and Sustainability Committee

The purpose of the CSR&S Committee, which was formed in April 2018, is to (i) generally advise the Board and management of the Company on matters related to the Company’s corporate social responsibility objectives, including but not limited to, sustainability, diversity and inclusion, philanthropy and community involvement, good corporate citizenship, health and wellness and other non-financial issues that are of significance to the Company and its stockholders and (ii) develop and oversee Company goals, policies and procedures, and initiatives to ensure alignment with, and promote the achievement of, such objectives. The key objectives identified by the CSR&S Committee include human capital management, including employee engagement and talent development, community service and the health, safety and sustainability of our buildings. The CSR&S Committee held three meetings in 2019 at which the foregoing objectives were reviewed and discussed.

DIRECTOR SELECTION, EVALUATION AND COMMUNICATIONS

Qualifications of Director Nominees

The Board is committed to having a membership comprised of individuals who by occupation, background and experience are in a position to make a strong, positive contribution to the Company and its stockholders, and will endeavor to include women and individuals from minority groups in the qualified pool from which director candidates are selected. In considering candidates for nomination or appointment to the Board, the Governance Committee and the Board seek director candidates who, both individually and collectively, have such knowledge, experience and education based on criteria determined by the Governance Committee to be appropriate in the context of the perceived objectives of the Company at a given point in time and to provide

46	PROXY STATEMENT	KILROY REALTY

balance to the Board’s knowledge, perspective, experience and expertise. The Governance Committee has established board membership criteria (the “Membership Criteria”), which it uses as a guideline in considering nominations to the Company’s Board. The criteria include, but are not limited to:

•	commitment to promoting the long-term interests of the Company’s stockholders,

•	reputation and character,

•	knowledge, experience and education,

•	mature business judgment,

•	sufficient time, energy and attention to dedicate to the Company’s affairs,

•	diversity, in its broadest sense, reflecting, but not limited to, profession, geography, gender, ethnicity, skills and experience,

•	compliance with the Company’s stock ownership guidelines as set forth in the Corporate Governance Guidelines,

•	independence, and

•	Board balance.

In addition, the Company’s Bylaws and listing standards of the NYSE require the Board to be composed of a majority of directors who qualify as “independent directors” as defined therein. In considering director candidates, the Governance Committee and Board do not discriminate based on race, ethnicity, national origin, gender, religion or disability.

The Membership Criteria established by the Governance Committee are not exhaustive and the Governance Committee and the Board may consider other qualifications and attributes that they believe are appropriate in evaluating the ability of an individual to serve as a member of the Board. The Governance Committee reviews and assesses the Membership Criteria annually.

Process for Identifying Nominees for Director

At any appropriate time prior to each annual meeting of stockholders at which directors are to be elected, and whenever there is otherwise a vacancy on the Board, the Governance Committee will assess the qualifications and effectiveness of the current Board members and, to the extent there is a need, will seek other individuals qualified and available to serve as potential Board members. The Governance Committee will review each potential candidate’s qualifications in light of the Membership Criteria described above. In reviewing each potential candidate, the Governance Committee also considers the results of the annual Board and individual director evaluations for purposes of assessing the suitability of each Board member for continued service on the Board. See “Annual Board Evaluations” below for additional information regarding the annual Board evaluation process. The Governance Committee will select the candidate or candidates it believes are the most qualified to recommend to the Board for selection as a director nominee.

Stockholder-Recommended Director Candidates

The Governance Committee will consider director candidates recommended by stockholders of the Company. Candidates recommended by a stockholder are evaluated in the same manner as candidates identified by the Governance Committee. All recommendations must be directed to the Governance Committee c/o Secretary at 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064. Recommendations for director nominees to be considered at the 2021 annual meeting of stockholders must be received in writing not later than November 30, 2020.

Each stockholder recommending a person as a director candidate must provide the Company with the following information for the Governance Committee to determine whether the recommended director candidate is independent from the stockholder, or each member of the stockholder group, that has recommended the director candidate:

•

If the recommending stockholder or any member of the recommending stockholder group is a natural person, whether the recommended director candidate is the recommending stockholder, a member of the recommending stockholder group, or a member of the immediate family of the recommending stockholder or any member of the recommending stockholder group;

KILROY REALTY	PROXY STATEMENT	47

•

If the recommending stockholder or any member of the recommending stockholder group is an entity, whether the recommended director candidate or any immediate family member of the recommended director candidate is an employee of the recommending stockholder or any member of the recommending stockholder group or has been at any time during the current or preceding calendar year;

•

Whether the recommended director candidate or any immediate family member of the recommended director candidate has accepted directly or indirectly any consulting, advisory or other compensatory fees from the recommending stockholder or any member of the group of recommending stockholders, or any of their respective affiliates during the current or preceding calendar year;

•

Whether the recommended director candidate is an executive officer or director (or person fulfilling similar functions) of the recommending stockholder or any member of the recommending stockholder group, or any of their respective affiliates; and

•	Whether the recommended director candidate controls the recommending stockholder or any member of the recommending stockholder group.

The recommending stockholder must also provide supplemental information that the Governance Committee may request to determine whether the recommended director candidate (i) meets the standards of independence established by the NYSE; (ii) satisfies the Membership Criteria described above; and (iii) is qualified to serve on the Audit Committee. In addition, the recommending stockholder must include the consent of the recommended director candidate and the recommended director candidate must make himself or herself reasonably available to be interviewed by the Governance Committee. The Governance Committee will consider all recommended director candidates submitted to it in accordance with these established procedures, although it will only recommend to the Board as potential nominees those candidates it believes are most qualified. However, the Governance Committee will not consider any director candidate if his or her candidacy or, if elected, Board membership, would violate controlling state or federal law.

Annual Board Evaluations

Pursuant to our Corporate Governance Guidelines and the charter of the Governance Committee, the Governance Committee oversees an annual evaluation of the performance of the Board. Each standing committee also conducts a separate evaluation of its own performance and of the adequacy of its charter and reports to the Board on the results of this evaluation. The evaluation process is designed to assess the overall effectiveness of the Board and its committees and to identify opportunities for improving Board and Board committee operations and procedures. The Governance Committee also reviews the qualifications and effectiveness of individual directors each year when the directors stand for re-nomination. The review of individual directors includes an assessment of each director’s skills and experience in relationship to the Membership Criteria and that director’s commitment to the Board as evidenced by preparation for, understanding of, and attendance at Board meetings. The results of the individual director evaluations and the Governance Committee’s recommendations regarding director nominations are reported to the Board. The annual evaluations are generally conducted in the fourth quarter of each year or in the first quarter of the following year.

Communications with the Board

Stockholders or other interested parties who wish to contact the Board, the Lead Independent Director, any Board committee, or our Independent Directors as a group may send written correspondence c/o Board of Directors at 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064. The name of any specific intended Board recipients should be clearly noted in the communication. All communications will be received, processed and then forwarded to the appropriate member(s) of our Board, except that, certain items unrelated to the Board’s duties and responsibilities, such as spam, junk mail, mass mailings, solicitations, resumes and employment inquiries and similar items will not be forwarded. Board members receiving communications will respond as such directors deem appropriate, including the possibility of referring the matter to management of our Company, to the full Board or to an appropriate committee of the Board. In addition, if requested by stockholders, when appropriate, the Lead Independent Director will also be available for consultation and direct communication with stockholders.

48	PROXY STATEMENT	KILROY REALTY

AUDIT AND NON-AUDIT FEES

Deloitte has served as the Company’s independent auditor since 1995 when the Company was privately held and has continued to serve as such since the Company’s initial public offering in January 1997. Deloitte is expected to be reappointed by the Audit Committee for the current fiscal year at its meeting to be held during the second quarter, which will precede the Annual Meeting.

The Audit Committee of the Board has determined that Deloitte is independent with regard to the Company within the meaning of the Exchange Act and the applicable published rules and regulations thereunder and by the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee annually reviews and pre-approves certain audit and non-audit services that may be provided by Deloitte and establishes a pre-approved aggregate fee level for these services. Any proposed services not included within the list of pre-approved services or any proposed services that will cause the Company to exceed the pre-approved aggregate amount requires specific pre-approval by the Audit Committee. Additionally, the Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such pre-approvals are presented to the Audit Committee at a subsequent meeting. The Audit Committee has delegated this pre-approval authority to Mr. Ingraham, the Chair of the Audit Committee, although such delegation does not limit the authority of the Audit Committee to pre-approve in its discretion any specific services to be provided by Deloitte.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The aggregate fees billed to the Company by Deloitte for professional services rendered in fiscal years 2019 and 2018 are as follows:

Fees(1)	2019	2018
Audit Fees(2)	$1,769,649	$1,878,852
Audit-Related Fees	—	—
Tax Fees(3)	—	27,205
All Other Fees	—	—
Total Fees	$1,769,649	$1,906,057

(1)

All services rendered for these fees were pre-approved by the Audit Committee in accordance with the Audit Committee’s pre-approval policies and procedures described above. The Audit Committee has concluded that the provision of non-audit services to the Company fees is compatible with maintaining Deloitte’s independence.

(2)

Includes the aggregate fees billed for the audits of the Company’s and the Operating Partnership’s annual financial statements and internal control over financial reporting, review of financial statements included in their quarterly reports on Form 10-Q, consultations with management on technical accounting and regulatory issues, consultation and review of filings associated with the Company’s and the Operating Partnership’s 2019 and 2018 equity and bond offerings and services provided for assistance with and review of other regulatory filings.

(3)	Tax fees rendered in 2018 include the aggregate fees billed relating to tax consulting projects.

KILROY REALTY	PROXY STATEMENT	49

AUDIT COMMITTEE REPORT

The Audit Committee of the Company’s Board is composed of Independent Directors who satisfy the requirements of Section 10A(m)(3) of the Exchange Act and Rule 10A-3(b)(1)(i) thereunder and the current listing standards of the NYSE. The Audit Committee operates pursuant to a written charter.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. In fulfilling its oversight responsibilities, the Audit Committee appoints the Company’s independent auditors and reviews and discusses the audited financial statements included in the Company’s and the Operating Partnership’s Annual Report on Form 10-K with management, including the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Management has primary responsibility for the financial statements and the reporting process, including the Company’s internal control over financial reporting.

The Company’s independent auditors are responsible for performing an audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of those audited consolidated financial statements with generally accepted accounting principles. The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2019 with management and the Company’s independent auditors. The Audit Committee discussed with the Company’s independent auditors their judgments as to the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by the applicable requirements of the PCAOB. In addition, the Audit Committee received the written disclosures and the letter from the independent auditors required by the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning the accountant’s independence, and it discussed with the Company’s independent auditors their independence from the Company. The Audit Committee also considered the compatibility of the independent auditors’ provision of audit, tax and non-audit services with the auditors’ independence.

The Audit Committee discussed with the Company’s independent auditors the overall scope of their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting. In the performance of their oversight function, the members of the Audit Committee relied upon the information, opinions, reports and statements presented to them by the Company’s management and by the Company’s independent auditors. The Audit Committee held six meetings during 2019.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board approved) that the audited financial statements as of and for the year ended December 31, 2019 be included in the Company’s and the Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 13, 2020.

Audit Committee

Scott Ingraham, Chair

Edward Brennan, PhD

Peter Stoneberg

The foregoing report of the Audit Committee is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

50	PROXY STATEMENT	KILROY REALTY

OUR EXECUTIVE OFFICERS

John Kilroy • President, Chief Executive and Officer and Chairman of the Board • Age: 71

John Kilroy was appointed as Chairman in February 2013 and has served as our President and CEO since our incorporation in September 1996. Biographical information regarding Mr. Kilroy is set forth above under the caption “Proposal 1 — Election of Directors.”

Jeffrey Hawken • Executive Vice President and Chief Operating Officer • Age: 61

Jeffrey Hawken has served as our Chief Operating Officer since our inception as a public company in January 1997. Mr. Hawken is responsible for overseeing the Company’s overall operations, including asset and property management functions and legal affairs. Prior to our initial public offering, Mr. Hawken served in the same capacity for Kilroy Industries and was responsible for the management and operations of Kilroy Industries’ real estate portfolio and served on its acquisitions and executive committees. In 1980, after graduating from college, Mr. Hawken joined Kilroy Industries as a Senior Financial Analyst and has been involved in property and asset management with the Company since May 1983. Mr. Hawken is a member of the Young Presidents’ Organization, Angeleno Gold Chapter and has held leadership roles in Young Presidents’ Organization, Gold Santa Monica Bay Chapter. Mr. Hawken was a past Chairman of BOMA Greater Los Angeles and currently serves on the National Advisory Committee. Mr. Hawken serves on the Executive Committee at the University of Southern California Lusk Center for Real Estate. He is an active member of the City of Hope Los Angeles Real Estate and Construction Industries Council. Mr. Hawken holds a Bachelor of Science degree in Business Administration from the University of Southern California and he is a licensed Real Estate Broker in the state of California.

A. Robert Paratte • Executive Vice President, Leasing and Business Development • Age: 64

A. Robert Paratte was appointed Executive Vice President, Leasing and Business Development in January 2014 and is responsible for the Company’s leasing and business development activities from Seattle to San Diego. Across a two-decade plus career in commercial real estate, Mr. Paratte has held leadership roles in a variety of disciplines, including leasing, property acquisitions, development and property management. He joined the Company after seven years at Tishman Speyer where he was managing director for global leasing and business development from April 2007 to December 2013. Prior to Tishman Speyer, Mr. Paratte was a partner at San Francisco-based William Wilson and Associates. Mr. Paratte was named the San Francisco Business Times Deal Maker of the Year in 2002. He holds a Bachelor of Science degree in Environmental Planning from the University of California, Davis and an MBA from the University of San Francisco. He is a licensed California Real Estate Broker and a member of the Urban Land Institute.

Tyler Rose • Executive Vice President, Chief Financial Officer and Secretary • Age: 59

Tyler Rose was appointed Executive Vice President and Chief Financial Officer in December 2009 after serving as Senior Vice President and Treasurer since 1997. Prior to his tenure at the Company, Mr. Rose was Senior Vice President, Corporate Finance of Irvine Apartment Communities, Inc. from 1995 to 1997 and was appointed Treasurer in 1996. Prior to that, Mr. Rose was Vice President, Corporate Finance of The Irvine Company from 1994 to 1995. From 1986 to 1994, Mr. Rose was employed at J.P. Morgan & Co., serving in its Real Estate Corporate Finance Group until 1992 and as Vice President of its Australia Mergers and Acquisitions Group from 1992 to 1994. Mr. Rose also served for two years as a financial analyst for General Electric Company. He currently serves as a director of Rexford Industrial Realty, Inc. and on the Policy Advisory Board for the Fisher Center for Real Estate and Urban Economics at the University of California, Berkeley. Mr. Rose received a Master of Business Administration degree from The University of Chicago Booth School of Business and a Bachelor of Arts degree in Economics from the University of California, Berkeley.

KILROY REALTY	PROXY STATEMENT	51

Heidi Roth • Executive Vice President, Chief Administrative Officer and Assistant Secretary • Age: 48

Heidi Roth was appointed Executive Vice President, Chief Administrative Officer in February 2019. Ms. Roth has been with the Company since 1997 and most recently held the role of Executive Vice President and Chief Accounting Officer following her appointment as Senior Vice President and Controller in July 2005. Prior to such time, Ms. Roth held various other positions with the Company, including serving as the Company’s Vice President, Internal Reporting and Strategic Planning. Prior to joining the Company, Ms. Roth was a CPA with Ernst & Young in Los Angeles. She is a Certified Public Accountant and a member of the AICPA. Ms. Roth currently serves on the Board of Directors of Crystal Stairs, Inc., a nonprofit child development organization and is an emeritus member of the National Association of Real Estate Investment Trust’s Best Financial Practices Council. Ms. Roth received her Bachelor of Science degree in Accounting from the University of Southern California.

Justin Smart • Executive Vice President, Development and Construction Services • Age: 60

Justin Smart was appointed Executive Vice President, Development and Construction Services in January 2013. He served as Senior Vice President of Development and Construction Services from August 2000 through December 2012. Mr. Smart has more than 25 years of real estate development experience covering a wide range of product types, including office, industrial, residential and resort properties throughout the United States. From June 1996 to August 2000, Mr. Smart was Vice President of Development with Intrawest Corporation, a leading developer of resorts and resort real estate. Prior to 1996, Mr. Smart served as Vice President of Construction with Kilroy Industries.

52	PROXY STATEMENT	KILROY REALTY

COMPENSATION DISCUSSION

AND ANALYSIS

INTRODUCTION

This CD&A describes the material elements of our executive compensation program, the compensation decisions made under the program and the factors considered in making those decisions for the NEOs listed below for 2019.

Name	Title
John Kilroy	President, Chief Executive Officer and Chairman of the Board
Jeffrey Hawken	Executive Vice President and Chief Operating Officer
Tyler Rose	Executive Vice President, Chief Financial Officer and Secretary
Justin Smart	Executive Vice President, Development and Construction Services
Stephen Rosetta	Former Executive Vice President and Chief Investment Officer

Our Business

We are a self-administered REIT that is active in the premier submarkets along the West Coast of the United States. With a more than 70 year history, we have built deep experience in the region through multiple business cycles and operating environments. In 1997, we became a publicly traded REIT and in 2013, we were added to the S&P MidCap 400 Index. We believe the following aspects of our business make us one of the leading office REITs in the United States:

•

A fully integrated real estate enterprise. Our core management capabilities encompass all aspects of real estate, including the acquisition, financing, development, redevelopment, construction management, leasing, asset management and disposition of office and mixed-use projects.

•

Strong development experience. We maintain an active, multi-year development program that focuses on economically dynamic locations where anticipated long-term demand is strong, supply is limited and barriers to entry are high.

•	A leader in sustainability. We are an advocate of sustainability practices and are an industry leader in LEED-certified design, development and property operations.

•

An innovator in work spaces. We strive to be a leader in rethinking and reshaping the physical work environment, which we believe is necessary to meet the needs of the fast-paced and knowledge-driven businesses that choose to locate in the coastal economies of the western United States.

EXTENSIVE STOCKHOLDER ENGAGEMENT AND RESPONSE TO 2019 VOTE

The Compensation Committee values input from the Company’s stockholders regarding the Company’s executive compensation program and made changes to our executive compensation program based on the feedback we received from stockholders in 2019.

At each annual meeting, we hold a non-binding advisory vote to approve the compensation of our NEOs, which is commonly referred to as a “Say-on-Pay” vote. The Compensation Committee recognizes that the results of the 2019 Say-On-Pay vote demonstrate that some stockholders had some concerns about the 2018 compensation paid to our NEOs. Since our 2019 annual meeting of stockholders, we reached out to stockholders who together own approximately 80% of our outstanding common stock and requested meetings to solicit their input on a variety of topics, including market conditions, executive compensation, corporate strategy and corporate governance practices. Our Lead

KILROY REALTY	PROXY STATEMENT	53

Independent Director and Chair of the Compensation Committee personally led meetings with stockholders who together own approximately 34% of our outstanding common stock. The following actions were taken based on the feedback received in these meetings:

•

No Intent to Grant Future Special Equity Awards. In the meetings, certain stockholders had questions regarding the equity awards granted in December 2018 to our CEO in connection with his new employment agreement although there was general support for the significant performance-based weighting of the grants. While the Board believes that it was and is in the best interests of the Company and our stockholders for John Kilroy to continue to serve as the Company’s CEO, and the Board believes his December 2018 equity awards were appropriate to incentivize him to delay his retirement, the Compensation Committee values the views of those stockholders who expressed concerns with respect to these grants and confirmed that there is no current intent to provide any one-time special equity grants to our CEO or any of our NEOs in the course of the Company’s ordinary operations.

•

Enhanced the Performance-Based Component of our NEOs’ Equity Awards. There was support for the significant performance-based weighting of the Company’s December 2018 equity awards and for the significant performance-based weighting of the Company’s executive compensation program in general. To further enhance the performance-based nature of our NEOs’ long-term equity compensation opportunities, our CEO’s entire 2020 annual equity award is subject to performance-based vesting requirements and approximately three-fourths of the 2020 annual equity awards for our other NEOs are subject to performance-based vesting requirements.

•

Simplified Our Annual Cash Incentive Program. We also received feedback from certain stockholders following our 2018 and 2019 annual meetings of stockholders that they would like to see more clarity, simplicity and objectivity in our annual cash incentive program for NEOs.

In response to the feedback received in 2018, the Compensation Committee designed our 2019 annual cash incentive program for NEOs to include objective goals for most of the performance metrics, which was consistent with our prior practices, and also elected to assign a weighting to each measurement category. The weighting assigned to each category also produced a maximum bonus opportunity corresponding to that category, thereby reducing the degree of qualitative judgment applied in determining final payouts. In addition, a new ESG category was included as a performance goal (which considers the Company’s achievement of LEED certifications on new developments and the Company’s continued focus on diversity within the Company), and a new G&A expense metric was also added in the operations category. (See pages 65 - 66 for additional details.)

In designing our 2020 annual cash incentive program for NEOs and in response to the feedback received in 2019, the Compensation Committee simplified the number of metrics to be used in evaluating performance to promote a focused alignment of financial goals with Company strategy, with goal weightings varying between the NEOs based on each executive’s area of responsibility. In addition, in an effort to remain aligned with stockholder focus on ESG issues, we again included an ESG-focused category in the 2020 annual cash incentive program metrics with expanded goals including establishment of carbon-neutral operations by the end of 2020, achievement of LEED certifications on new development, annual progress on human capital initiatives (including employee engagement, talent development and diversity), and implementation and efficacy of in-season and off-season stockholder outreach.

When making future compensation decisions for our NEOs, the Compensation Committee will continue to consider the views that stockholders express through annual Say-on-Pay votes and through direct communication with our Lead Independent Director, our Board and management.

54	PROXY STATEMENT	KILROY REALTY

2019 COMPANY PERFORMANCE

During 2019, the Company achieved strong financial and operational results and further positioned itself for continued long-term growth. Below is a summary of our key achievements.

Outperforming TSR.

Our relative TSR performance has been strong. Our TSR for the three-year and five-year periods ended December 31, 2019 outperformed the median peer in our peer group identified on page 77(9), the SNL US REIT Office Index and the BBG REIT Office Property Index.

The following chart shows the value of a $100 investment at market close on December 31, 2014 in the Company, the SNL US REIT Office Index, the MSCI US REIT Index, the BBG REIT Office Property Index and the median peer in our peer group over the five-year period ended December 31, 2019 (assuming dividend reinvestment):

YEAR-END % LEASED AND OCCUPANCY	TOTAL LEASES EXECUTED	ADJUSTED FFO PER SHARE GROWTH(10)	YEAR-END DEBT / EBITDA, as adjusted(11)

97.0% & 94.6%	3.5MM SF	5.1%	6.5X

Year-End % Leased Above 95% for Seventh Consecutive Year	Highest in Company History; Includes Two Leases Totaling 795,000 SF with a Fortune 50 Company	Year-Over-Year	Continued Focus on Maintaining a Strong Balance Sheet

Strong 2019 Financial Performance. During 2019, we generated strong year-over-year financial results, which included the following:(10)(12)

•	Increased revenues by 12.1%

•	Increased Same Store GAAP NOI by 5.3%

•	Increased adjusted net income available to common stockholders by 12.6%(13)

(9)

The peer group identified on page 77 consists of an even number of companies. The “median peer” TSR for the applicable period of time represents the average of the TSRs for the applicable period of time of the middle two companies included in that peer group, when those companies are ranked based on TSR for the applicable period.

(10)	See Appendix A for the definition of “Adjusted FFO Per Share” and a reconciliation of net income available to common stockholders computed in accordance with GAAP to Adjusted FFO.
(11)

Reflects our pro rata share of joint ventures and pro forma for the physical settlement of approximately $252 million of at-the-market equity forward transactions executed throughout 2019 and stabilization of The Exchange on 16th, in which 82% of the project’s net operating income recognized GAAP revenue throughout 2019.

(12)

See Appendix A for the definition of “net operating income” or “NOI” and a reconciliation of net income available to common stockholders computed in accordance with GAAP to net operating income, for the definition of “Same Store NOI (on a GAAP and cash basis)” and a reconciliation of net income available to common stockholders computed in accordance with GAAP to Same Store NOI (on a GAAP and cash basis), and for the definition of “adjusted net income available to stockholders” and a reconciliation of net income available to common stockholders computed in accordance with GAAP to adjusted net income available to common stockholders. Increases are reported as 2019 performance above 2018 levels.

(13)	Excluding gains on sales of depreciable operating properties, loss on early extinguishment of debt and a non-cash charge related to accrued future executive retirement benefits, in applicable periods.

KILROY REALTY	PROXY STATEMENT	55

•	Increased Adjusted FFO Per Share by 5.1%

Strong Leasing Activity. During 2019, we generated strong leasing results, which included the following:

•

Signed approximately 3.5 million square feet of leases, including approximately 1.8 million square feet of new or renewing leases in the stabilized portfolio and approximately 1.7 million square feet of leases in the Company’s current development program. Major highlights in the stabilized portfolio include:

—

A 228,000 square foot renewal and expansion lease with an existing tenant for a term of five years at One Paseo Plaza. The tenant expanded its footprint by approximately 54% and change in rents were higher by approximately 48% and 18% on a GAAP and cash basis, respectively.

—

A 154,000 square foot, 10-year renewal with Lucile Packard Children’s Hospital at Menlo Corporate Center. Change in rents were higher by approximately 43% and 13% on a GAAP and cash basis, respectively.

•	Increased average rents on leases executed during 2019 by 29.6% on a cash basis and 52.3% on a GAAP basis, the highest in the Company’s history.(14)

•	Backfilled 747,000 square feet, or 52%, of 2020 expirations, reducing 2020 expirations to approximately 5% of total portfolio leases.

•	Stabilized office portfolio was 97% leased at year-end, the seventh consecutive year above 95%.

Efficiently Managed Development Projects and Positioned New Projects for Commencement. We continued to create significant value for our stockholders through our development program. Over the past seven years, we delivered $2.7 billion of projects encompassing approximately 3.6 million square feet of office space, 198,000 square feet of retail and production, distribution and repair space and 437 residential units. These projects were 98% leased upon stabilization and generated a stabilized cash return on cost that averaged approximately 7.0% to 7.5%. This included the following projects in 2019:

•

Commenced GAAP revenue recognition on 82% of the office component at The Exchange on 16th, a $585.0 million, 750,000 square foot development project located in San Francisco’s Mission Bay. The approximately 738,000 square feet office component of the project is 100% leased to Dropbox, Inc.

•

Stabilized 100 Hooper, a $275.0 million, 394,000 square foot office and production, distribution and repair project in San Francisco’s SOMA district. The 312,000 square foot office component is 100% leased to Adobe, Inc.

•

Made significant progress at our $680.0 million, 1.1 million square foot One Paseo mixed-used development in the Del Mar submarket of San Diego. We commenced tenant improvements at the retail components and delivered 237 of the 608 residential units. The $145.0 million, 237-unit complex is 63% leased as of February 2020. In addition, the $205.0 million, 285,000 square foot office component is 80% pre-leased and we expect to deliver the remaining 371 residential units in 2020.

•

Commenced GAAP revenue recognition on 89% of the retail component at One Paseo, a $100.0 million, 96,000 square foot development project located in San Diego’s Del Mar submarket. The project is 100% leased.

Additionally, in 2019, we commenced new projects and continued to improve the status and scope of the projects in our $2.2 billion of total estimated investment development projects under construction with substantial leases executed, bringing the total pipeline to 89% leased within the office and life science component, as highlighted below.

•	Fully leased our $410.0 million, 635,000 square foot 333 Dexter project in the South Lake Union submarket of Seattle to a Fortune 50 company under a long-term lease.

•

Commenced construction on our $110.0 million, 160,000 square foot 9455 Towne Centre Drive project in the University Towne Center submarket of San Diego. Nine months after construction commencement, we leased 100% of the project to a Fortune 50 company under a long-term lease.

(14)

Change in GAAP/cash rents (leases executed) is calculated as the change between GAAP/cash rents for signed leases and the expiring GAAP/cash rents for the same space. This excludes leases for which the space was vacant longer than one year, or vacant when the property was acquired by the Company.

56	PROXY STATEMENT	KILROY REALTY

•

Commenced construction on our $570.0 million, 656,000 square foot phase 1 of Kilroy Oyster Point project in South San Francisco. Four months after construction commencement, we leased 235,000 square feet of the project to Cytokinetics, Inc. under a 12-year lease. Seven months after construction commencement, we leased the remaining 421,000 square feet of the project to Stripe, Inc. under a 12-year lease, resulting in the project being 100% leased.

•	Commenced construction on our $140.0 million, 200,000 square foot 2100 Kettner project in the Little Italy submarket of San Diego.

We also continued to make significant progress entitling our future development projects, including progress at the Flower Mart project in the SOMA submarket of San Francisco:

•

In 2019, we received an initial allocation of 1,750,000 square feet under San Francisco’s Prop M, which limits annual office development in the City, with priority allocation for an additional 350,000 square feet in 2021. The remainder will be allocated after 2021.

•	Received final approval in early 2020, including unanimous approval from the San Francisco Board of Supervisors and executed a development agreement with the City of San Francisco.

Further, we expanded our development program with three acquisitions:

•

Acquired a 2.3-acre land site in the East Village submarket of San Diego for $40.0 million. Fully entitled, the site offers flexible zoning for the development of a mixed-use project. The neighborhood has been increasingly attractive to San Diego’s millennial population, with proximity to retail amenities and cultural institutions, and easy access to public transportation options. Approximately 10,000 residential units have been delivered, are under construction or planned.

•

Acquired the 6.9-acre Blackwelder site in the Culver City submarket of Los Angeles for $186.0 million. The 19-building campus is currently 100% leased with in-place rents estimated to be 35% below market rental rates. We intend to significantly increase the project’s square footage through redevelopment of the campus over time. Culver City has become a magnet for technology and new media industries including Amazon, Apple, HBO and Sony Pictures. Further, the Blackwelder site is a five-minute walk to the Metro Expo Line, which runs across Los Angeles, and adjacent to The Cumulus project, a residential development comprised of 1,200 residential units, a one-acre public park and 100,000 square feet of retail space, 40% of which is currently leased to Whole Foods and is scheduled for delivery in 2021.

•

Acquired a 1.4-acre site in Seattle’s central business district for $133.0 million. Situated at the intersection of Denny Triangle, South Lake Union and Seattle’s downtown retail core, the five-parcel site is just blocks from Amazon’s corporate headquarters, the iconic Pike Place Market, newly renovated Pacific Place and Westlake Station, Seattle’s most used light rail station. We plan to seek entitlements to develop a mixed-use project consisting of 900,000 square feet of office, 25,000 square feet of retail and underground parking. Further, the current zoning allows for 575,000 square feet of residential development on one parcel and we have the option to either develop the site or option it to another developer.

Strong Execution of Capital Recycling Program. Capital recycling continues to play an important role in funding our activities and growth. Our general strategy has been to sell non-core assets and redeploy some or all of the capital into acquisitions, development and/or redevelopment where we can leverage our experience and add value to generate higher returns. In 2019, we sold two office buildings across two markets, fully exiting the Orange County market and the 101 Corridor submarket of Los Angeles. The total gross proceeds from these dispositions were approximately $134.0 million and the sales generated an aggregate gain of approximately $37.0 million.

Prudent Balance Sheet Management. During 2019, we continued to build and maintain a strong and flexible balance sheet that enables us to fund our development program and respond quickly to attractive opportunities as they arise. Below is a list of key achievements:

•	Completed several opportunistic financing transactions that lowered our cost of capital and enhanced our liquidity, including:

—

Executed 12-month forward equity sale agreements under the Company’s $500 million at-the-market (“ATM”) offering program totaling 3,147,110 shares at a weighted average price per share of $80.08. As of December 31, 2019, the approximately $252 million of such forward transactions had not settled.

KILROY REALTY	PROXY STATEMENT	57

—	Raised $500 million through a public offering of 10-year senior unsecured notes at 3.050%.

•

Maintained our debt to EBITDA ratio and total debt as a percentage of total market capitalization during a period of extensive development spending of 6.5x and 26.3%, respectively, at year-end 2019 (pro forma for the physical settlement of approximately $252.0 million of ATM forward sale agreements executed throughout 2019 and stabilization of The Exchange on 16th, in which 82% of the project’s net operating income recognized GAAP revenue throughout 2019).

Business Values Take into Account Non-Financial Objectives. We are committed to pursuing corporate social responsibility objectives, including sustainability, diversity and inclusion, philanthropy and community involvement, good corporate citizenship, health and wellness and other non-financial issues that are of significance to the Company and its stockholders, as further described under “Corporate Governance — Board Composition and Governance — Corporate Social Responsibility and Sustainability” on page 42.

Maintained Leadership Position in Sustainability. We continue to be recognized for our industry leading sustainability practices. For a list of accomplishments, see “Corporate Governance — Board Composition and Governance — Corporate Social Responsibility and Sustainability — Commitment to Sustainability” on page 43.

Strong Company Leadership. The Company’s leadership team is comprised of individuals that have extensive real estate experience, and is led by the award-winning Chairman and CEO, John Kilroy. Overall, the Company’s executive management team has an average tenure of 28 years in the real estate industry.

COMPENSATION PHILOSOPHY AND OBJECTIVES

Our executive compensation philosophy is designed to achieve the following objectives:

•

To align executive compensation with the Company’s corporate strategies, business objectives and the creation of long-term value for our stockholders without encouraging unnecessary or excessive risk-taking;

•

To provide an incentive to achieve key strategic and financial performance measures by linking annual cash incentive award opportunities and a substantial portion of long-term incentive award opportunities to the achievement of corporate and operational performance objectives;

•	To set total compensation to be competitive with companies in our peer group, taking into account our active portfolio management strategy and the skill set required to implement that strategy;

•	To provide a majority of target total direct compensation for the NEOs in the form of long-term incentive equity awards; and

•	To help the Company attract, retain and incentivize talented and experienced individuals in the highly competitive West Coast employment and commercial real estate markets.

58	PROXY STATEMENT	KILROY REALTY

WHAT WE PAY AND WHY: EXECUTIVE COMPENSATION ELEMENTS

The following table sets forth the key elements of our executive compensation program, along with the primary objective and key features associated with each element of compensation.

Compensation Element	Primary Objective		Key Features	Page Reference

Base Salary	• •	To provide a regular source of income so employees can focus on day-to-day responsibilities. To recognize ongoing performance of job responsibilities.	•

Competitive pay, taking into account job scope, position, knowledge, tenure, skills and experience. Base salary is intended as the smallest key element of our executive compensation program, as we believe that a majority of each executive’s compensation opportunity should be directly tied to performance and/or the Company’s stock price.

Page 62

Short-Term Incentives (Annual Cash Bonuses)	•	To motivate and reward for achievement of annual financial and operational goals and other strategic objectives measured over the year.	•

Final payouts are awarded to our NEOs based on specific performance metrics and qualitative goals, with a weighting assigned to each measurement category, that are established at the beginning of each year based on the Company’s business plan. Each NEO can earn between 0% and 150% of their target cash incentive based on the Company’s performance against the pre-established goals.

Page 62

Long-Term Incentives (Annual Equity Awards)	•	To emphasize long-term performance objectives.	•

For 2019, three-quarters of our CEO’s annual long-term incentive award (and approximately two-thirds for our other NEOs) was subject to performance-based vesting requirements over a three-year period. The award would be forfeited if a minimum FFO per share threshold for 2019 is not achieved (without the opportunity to vest in any future year) and, if the FFO goal is achieved, 50% of the award is subject to vesting based on relative TSR performance over the entire three-year vesting period and 50% of the award is subject to vesting based on average ratio of debt to EBITDA performance over the entire three-year vesting period.

Page 68
	•	To encourage creation of stock value and further align the interests of our NEOs with stockholder interests.
	•	To retain key executives through the performance and vesting periods.

KILROY REALTY	PROXY STATEMENT	59

DESIGN FEATURES OF THE 2019 EXECUTIVE COMPENSATION PROGRAM

We believe that our executive compensation program strikes an appropriate balance between attracting and retaining executives with the expertise and talent required to execute on our active portfolio management strategy, and linking compensation with the performance of the Company. Below is a summary of some of the key design features of our 2019 executive compensation program.

•

Majority of NEO Target TDC is “At Risk.” Approximately 88% of our CEO’s and approximately 80% of our other NEOs’ target TDC(15) for 2019 was not guaranteed but rather was tied directly to the performance of the Company, the Company’s stock price and/or individual performance, as shown below.

2019 Target

Total Direct Compensation

(15)

As used in this Proxy Statement, “target TDC” means the executive’s base salary, target annual cash incentive and grant date fair value (based on the value approved by the Compensation Committee and used to determine the number of shares subject to the award) of annual long-term incentive awards granted to the executive in 2019.

60	PROXY STATEMENT	KILROY REALTY

Short-term incentives are “at risk” because the amount awarded could range from 0% to 150% of the NEO’s target short-term incentive depending on Company and individual performance.

Annual long-term equity awards are “at risk” because the final award value depends on our stock price and continued service over a three-year vesting period. In addition, three-quarters of our CEO’s 2019 annual equity award (and approximately two-thirds of our other NEOs’ 2019 annual equity awards) is subject to performance-based vesting.

•

Annual Short-Term Incentives Based on Performance Measurement Framework. The Compensation Committee determines annual short-term incentives based on a rigorous performance measurement framework, assessing the Company’s actual performance against pre-established financial and operational goals and each NEO’s contribution to that performance. We also apply a specific weighting for each Company performance category in the short-term incentive plan to reduce the degree of qualitative judgment applied in determining final payouts. Based on the Company’s performance (as reflected on pages 65 - 67), the Compensation Committee determined that the final 2019 short-term incentives for our NEOs would be between 117% and 138% of target payout levels, and in all cases less than the maximum payout opportunities. See “Short-Term Incentives — Decisions for 2019; 2019 Key Operating and Financial Goal Setting and Performance” on pages 63 - 68 for more information about how the goals are set and the Company’s performance.

•

Majority of Target TDC is in the Form of Long-Term Incentives. The most significant component of each NEO’s total compensation opportunity is in the form of RSUs that vest over a three-year period. In 2019, approximately 59% of our CEO’s (and approximately 51% of our other NEOs’) target TDC was in the form of RSUs. We believe equity compensation helps to align the interests of our NEOs with those of our stockholders.

•

Majority of Long-Term Incentives are Performance-Based. Three-quarters of our CEO’s annual long-term incentive award for 2019 (and approximately two-thirds of the annual award grant to each of our other NEOs) was subject to performance-based vesting requirements. Vesting levels were contingent on achievement of a threshold level of FFO per share for 2019. If that goal was achieved, vesting levels will be determined based on (i) our TSR compared to other office-focused REITs over a three-year period (50% of the performance-based awards) and (ii) our average ratio of debt to EBITDA over that period (for the remaining 50% of the performance-based awards). The balance of each NEO’s total annual long-term incentive award vests in annual installments over a three-year period, subject to continued service through the applicable vesting date.

•

Enhanced Operating and Financial Goals. Key operating and financial goals used to determine 2019 short-term incentives for our NEOs were generally set at levels above the performance goals used for 2018 (see the discussion on page 64). The FFO target goal used in the 2019 long-term incentive award for our NEOs was set above the performance target goal used for 2018.

•

Target TDC Set Taking into Account Market Pay Levels and that Payouts are Linked to Performance. The Compensation Committee did not set 2019 target TDC levels at any specific percentile against our peer group. Rather, the Compensation Committee considered final 2018 peer group compensation data to inform its decision-making process for 2019. In setting the 2019 compensation levels, the Compensation Committee also considered the following factors:

—

Active Portfolio Management Strategy in Highly Competitive Markets. Our business model requires an active portfolio management strategy (see “2019 Company Performance” beginning on page 55 for a summary of our 2019 activities). Implementing this strategy requires a broader skill set than those of executives who focus primarily on managing cash flows of a more static investment portfolio.

—

Target TDC Realized Only if Goals Achieved. In 2019, approximately 73% of our CEO’s (and approximately 63% of our other NEOs’) target TDC was performance-based. As a result, our NEOs will only receive their target TDC if the Company performs.

—

Majority of NEO Target TDC is Subject to Forfeiture and Linked to Performance. As noted above, the payout of our short-term incentives and vesting of performance-based equity awards depends on our actual performance and may be forfeited if threshold goals are not achieved.

KILROY REALTY	PROXY STATEMENT	61

—

Outperforming TSR. Our relative TSR performance has been strong. As indicated in the table on page 2 of the Proxy Summary, our TSR for the three-year period ended December 31, 2019 outperformed the median peer in our peer group(16), the SNL US REIT Office Index and the BBG REIT Office Property Index.

2019 NAMED EXECUTIVE OFFICER COMPENSATION

The Compensation Committee reviews and authorizes each NEO’s compensation on an annual basis. Executive compensation is not established at any particular level against peer group data. Rather, the Compensation Committee generally considers the following factors:

•	The performance of the Company (e.g., TSR, operations, financial performance, acquisitions, dispositions, development and balance sheet management);

•	The performance of each NEO;

•	The contribution of each NEO to our overall results;

•	Input from our CEO (with respect to our other NEOs);

•	Additional roles or responsibilities assumed;

•	Experience, skill set and tenure;

•	Base salary, target short-term incentive and long-term incentive grant levels for comparable positions at companies in our peer group;

•	The NEO’s employment agreement (if any); and

•	The relative need to retain the NEO.

Base Salary

General Description

As noted above, we provide base salaries as a regular source of income so employees can focus on day-to-day responsibilities and to recognize ongoing performance of job responsibilities.

Decisions for 2019

The Compensation Committee determined that the NEOs’ respective 2019 base salary levels would remain at the same level as in effect for 2018. The 2019 annual base salary for each of our NEOs was as follows: $1,225,000 for Mr. Kilroy, $675,000 for Mr. Hawken, $550,000 for each of Messrs. Rose and Smart and $600,000 for Mr. Rosetta.

Short-Term Incentives

General Description

Our short-term incentives (annual cash bonuses) are based on the annual performance of our Company and each individual’s contribution to the annual performance of our Company.

During the first quarter of the year, the Compensation Committee establishes a target short-term incentive amount for each NEO and approves a performance measurement framework for that year. This process typically takes place over several months, at multiple meetings of the Compensation Committee and typically involves an on-going dialogue between the Chair of the Compensation Committee and our CEO regarding the plan and outlook for the year. In establishing the performance measurement framework, the Compensation Committee considers the Company’s business plan for the year, the Company’s bonus goals and actual performance for the completed year, feedback received from stockholders and the discussions between the Chair of the

(16)

The peer group identified on page 77 consists of an even number of companies. The “median peer” TSR for the applicable period of time represents the average of the TSRs for the applicable period of time of the middle two companies included in that peer group, when those companies are ranked based on TSR for the applicable period.

62	PROXY STATEMENT	KILROY REALTY

Compensation Committee and our CEO regarding the plan and outlook for the year. The Compensation Committee also receives direct input from management regarding the Company’s business plan and the business environment generally and from its independent compensation consultant, Mercer. Mercer is involved throughout the process in advising the Compensation Committee on the general structure of the program, as well as the specific metrics and goals under consideration.

The Compensation Committee selects the performance categories, metrics and goals that it believes will accurately assess the annual performance of the Company and strategic goals. In response to stockholder feedback, the Compensation Committee designed the 2019 annual cash incentive program to include an objective goal for each performance metric and to weight each metric relative to the others. The weighting produced a maximum bonus opportunity corresponding to each category, thereby further reducing the degree of qualitative judgment applied in determining final payouts. In addition, a new ESG category was included to take into account and incentivize the Company’s achievement of LEED certifications on new developments and the Company’s continued focus on diversity within the Company and a new G&A Expense metric was included in the operations category to directly take management of those expenses into account.

Following the performance year, the Compensation Committee compares the Company’s actual performance results to the pre-established goals. The Compensation Committee then rates the Company’s performance as to each performance goal based on operating results as follows:

•	Extraordinary – 150% of target

•	Superior – 125% of target

•	On Target – 100% of target

•	Below Expectations – 50% of target

•	Well Below Expectations – 0% of target

The Compensation Committee then applies the weighting for each performance goal to determine the Company’s overall achievement and potential bonus payout percentages. Like the process in establishing the performance measurement framework each year, the process to rate actual performance against the performance goals and determine the final short-term incentive award amounts typically takes place over several months at multiple meetings of the Compensation Committee. The Compensation Committee’s determination on the actual short-term incentive amount paid for each of the NEOs is based on a holistic assessment of results achieved and the business environment for the year, including consideration of the Company’s TSR and individual awards may vary based on the Compensation Committee’s assessment of each NEO’s contributions and achievements. The Compensation Committee engages in discussions with management regarding the Company’s business plan for the year, the goals that had been established for the performance measurement framework, actual performance results for the year and the general business environment for the year. The Compensation Committee also receives input from Mercer regarding these matters and our CEO provides the Compensation Committee with input regarding the performance of the NEOs (other than himself). The maximum amount that may be awarded to an NEO is 150% of the NEO’s target short-term incentive amount.

Since our business strategy requires us to actively manage our property portfolio, the Compensation Committee believes that a rigid short-term incentive formula could undermine opportunistic decisions that have a negative impact on short-term gains but create long-term stockholder value (e.g., midyear changes in our strategy or portfolio due to a shift in market conditions or unanticipated opportunities can significantly alter specific objective goals that are set early in the year). The Compensation Committee believes its approach in determining each NEO’s short-term incentive payout reflects an appropriate balance between applying objective criteria and preserving flexibility to keep each NEO focused on strategic decisions that are in the long-term best interests of our stockholders.

Decisions for 2019; 2019 Key Operating and Financial Goal Setting and Performance

The Compensation Committee determined that the NEOs’ 2019 target short-term incentive amounts would remain at the same level as in effect for 2018. The 2019 target short-term incentive level for each of our NEOs was as follows: $3,000,000 for Mr. Kilroy (which was the minimum amount required pursuant to his employment agreement), $1,350,000 for Mr. Hawken, $550,000 for each of Messrs. Rose and Smart and $1,200,000 for Mr. Rosetta.

KILROY REALTY	PROXY STATEMENT	63

In developing the performance measurement framework and goals for 2019, the Compensation Committee selected performance measures that it considers to be common measures of REIT performance and the Company prepared a bottoms up, property-by-property budget that incorporated property specific assumptions for the Company’s stabilized portfolio. The Company then integrated those assumptions with the Company’s development and funding strategies against a backdrop of existing real estate conditions. As a result, the Company created financial and operational goals that were directly tied to the Company’s existing portfolio and business objectives for 2019.

The Compensation Committee then reviewed and approved the Company’s proposed 2019 financial and operational goals for inclusion in the performance measurement framework, each as described below. Goals are generally set at levels that are higher than the performance levels achieved in the prior year. However, since the composition of the Company’s portfolio changes from year to year (for example, the Company sold approximately $134 million of assets in 2019 as compared to $373 million in 2018), the performance level in the prior year may not accurately reflect the difficulty of achieving the specified level of performance in the current year (for example, because of occupancy levels, scheduled lease expirations, capital expenditure budgets, development activity, product mix or disposition timing). In these cases, the Compensation Committee may set performance goals at levels that are the same or lower than the performance results achieved in the prior year but at levels that, after taking into account the composition of the Company’s portfolio at the start of each year, the Compensation Committee believes are comparatively as, or more, rigorous. This was the case with the following 2019 metrics:

•

FFO, FAD, NOI and Leasing. An approximately $12 million recorded gain on sale related to a land parcel disposition in 2018, as well as planned downtime associated with two large known move-outs in 2018 totaling approximately 424,000 square feet and one large known move-out in 2019 totaling approximately 360,000 square feet, resulted in certain targets being set lower in 2019 than in 2018. Although the overall FFO target for 2019 of $397 million was higher than the actual FFO achieved for 2018 of $386 million, the FFO per share target for 2019 of $3.68 was lower than the FFO per share achieved for 2018 of $3.72 due to these items. Capital expenditure spending in 2019 resulting from greater leasing activities and the planned downtime associated with the known move-outs also resulted in the FAD and FAD per share targets for 2019 of $232 million and $2.15, respectively, being set lower than the actual FAD and FAD per share achieved in 2018 of $261 million and $2.51, respectively. The known move-outs (and, in the case of the leasing and year-end occupancy goals, the near-historical high leasing percentage for the Company of 96.6% at the end of 2018) also resulted in lower Same Store Cash NOI Growth, Leasing Square Footage and Year-End Occupancy goals for 2019.

•

Debt to EBITDA Ratio. The Company projected a higher debt to EBITDA ratio in 2019 than 2018 due to continued funding of our development pipeline in which the Company issued $500 million of debt and raised approximately $252 million of equity under a forward structure that delays the settlement, thus delaying the deleveraging impact into 2020.

•

Acquisition and Dispositions. The goals for acquisitions and dispositions may change from year to year (or we may not have a pre-set goal for one or both of these measures) based on the specific properties the Company holds, properties available in the market, shifts in market conditions and unanticipated opportunities.

64	PROXY STATEMENT	KILROY REALTY

The design of the 2019 performance measurement framework is mainly consistent with the design of the 2018 performance measurement framework, with the notable exception of adding weighting of the performance metrics against each other, adding a new performance category for ESG goals, and adding a new G&A Expense metric within the operations performance category. The following table shows the 2019 performance measurement framework and 2019 goals approved by the Compensation Committee in February 2019 and the Company’s actual 2019 performance.

2019 Performance Measurement Framework

Category/Weighting	Metric	2019 Goals	2019 Performance	Why It Is Important
Operations (20% weight)	Revenue:	$823	$837

Our operations performance demonstrates our ability to manage our Class A portfolio profitably and includes key metrics utilized by the REIT industry. We depend primarily on cash flows generated by leasing activity in both the stabilized portfolio and development program. Effective expense management further enhances our financial performance and drives our bottom line results. The amount of leasing, revenue and NOI (including Same Store Cash NOI) and occupancy demonstrate our effectiveness in lease execution and expense management. FFO and FAD, and their respective share metrics, indicate our ability to generate strong net cash flows after funding capital expenditures, corporate overhead and other corporate expenses, including dividends.

	Adjusted FFO ($MM)(1):	$397	$418
	Adjusted FFO Per Share(1):	$3.68	$3.91
	Adjusted FAD ($MM)(3):	$232	$249
	Adjusted FAD Payout Ratio(3):	88%	81%
	Adjusted FAD Per Share(3):	$2.15	$2.33
	NOI ($MM)(3):	$572	$591
	Same Store Cash NOI Growth(3):	(1%) to 0%	(0.6%)
	Leasing SF:	748,000	3.5M(4)
	Year-End Occupancy:	94.5% to 95%	94.6%
	G&A Expense:	$78.5M(5)	$78.3M(2)
Balance Sheet Management(6) (20% weight)	Debt/EBITDA(7):	7.2x	6.5x(8)

Prudently managing our balance sheet allows us to fund our in-place operations and future growth opportunities. Balancing various forms of capital and keeping a keen eye on leverage is critical to our business so that we are positioned well throughout market cycles. Our success in doing so is measured by our Debt/EBITDA ratio, a key metric used by our investors and rating agencies to evaluate financial risks in our business.

	Equity:	$360(9)	$612(10)
	Debt Financing:	$300	$500

KILROY REALTY	PROXY STATEMENT	65

Category/Weighting	Metric	2019 Goals	2019 Performance	Why It Is Important
Acquisitions (10% weight)	Total Acquisitions ($MM):	Opportunistic	$359(11)

Effectively allocating capital is a major driver of growth and value in our business that can significantly impact the quality of our portfolio, as well as generate meaningful cash flow and value over the long term — it allows us to acquire, sell and develop assets to fund development and other opportunities.

•  Acquisitions help generate current income and may play a strategic role in future development or redevelopment opportunities.

•  Dispositions, including joint ventures, not only help fund development and other strategic initiatives but can also enhance the quality of our portfolio depending on what we sell.

•  At certain points in the market cycle, development provides us with significant growth and future value creation opportunities.

Dispositions (15% weight)	Total Dispositions ($MM):	$150 to $350	$134
Development (20% weight)

Under-construction development was comprised of six projects encompassing 2.3 million square feet of office and life science space and 564 residential units representing a total investment of approximately $2.2 billion at year-end. Most notably, we fully leased 333 Dexter, phase 1 of Kilroy Oyster Point and 9455 Towne Centre Drive during 2019, totaling 1.5 million square feet. Further, we leased 80% of the 285,000 square feet at the office component of One Paseo. In total, the office and life science component of all development projects was 89% leased at the end of 2019.

We commenced GAAP revenue recognition on 82% of The Exchange on 16th, as well as 89% of the retail component of One Paseo, the mixed-use development project that is 100% leased.

We further replenished our development program with three acquisitions during 2019 across three submarkets for a total purchase price totaling $359 million.

We continued to make important progress in entitling our future development program, most notably at The Flower Mart project in San Francisco. In 2019, we received initial allocation of 1.75 million square feet under the City of San Francisco’s Prop M (with priority allocation for additional 350,000 square feet in 2021) and in early 2020 we received final approval for the project and completed our development agreement with the City of San Francisco.

ESG (15% weight)

One key goal was that all development/redevelopment projects completed in 2019 would be certified LEED Gold or higher. We achieved this goal: 100% of our development/redevelopment projects completed in 2019 earned LEED Gold or better.

Another main goal was to maintain and enhance diversity and inclusion in our workforce. We accomplished this in 2019 first by increasing the transparency around our diversity metrics through disclosing increased diversity data to the Bloomberg Gender Equality Index (“Bloomberg GEI”). Bloomberg GEI ultimately selected us for inclusion for the first time in its 2020 Index for our superior diversity and inclusion programs and results. We also increased our employee training on this subject, with 99% of our employees having completed an unconscious bias training in 2019.

Additionally, we continue to be recognized by various industry groups across the world for our commitment to and leadership position in sustainability. In 2019, for the fifth year in a row, the Company was chosen as the North American office leader in sustainability by GRESB and received NAREIT’s Leader in the Light award in the Officer Sector. In 2019, for the fourth year in a row, the Company was awarded the EPA’s highest ENERGY STAR honor, Partner of the Year Sustained Excellence, and for the third year in a row, the Company was included in the Dow Jones Sustainability World Index.

We maintain a focus on corporate social responsibility and sustainability. We continuously look for new and better ways to foster a diverse and inclusive work environment, improve employee health and safety, engage our surrounding communities and minimize our environmental impact, all while creating value for our stockholders.

66	PROXY STATEMENT	KILROY REALTY

(1)

See Appendix A for the definition of “Adjusted FFO” and “Adjusted FFO Per Share” and a reconciliation of net income available to common stockholders computed in accordance with GAAP to FFO and FFO Per Share and Adjusted FFO and Adjusted FFO Per Share. FFO Per Share is also used as a performance metric under the performance-based component of our NEO equity awards. The Compensation Committee believes it is nevertheless appropriate to take FFO Per Share into account in our short-term incentive award performance measurement framework because it is a key metric for the Company, frequently used by investors to assess REIT performance and is only one of many measures (disclosed above) used to assess performance under the framework.

(2)

Excludes $3.7 million of development overhead related to 2019 lease accounting charges, $2.2 million of acquisition-related expenses and $3.9 million of mark-to-market adjustment for deferred compensation plan.

(3)

See Appendix A for the definition of “FAD (or Funds Available for Distribution)”, “FAD Per Share”, “FAD Payout Ratio”, “NOI”, “Same Store NOI (on a GAAP and cash basis)” and reconciliations of net income available to common stockholders computed in accordance with GAAP to NOI and Same Store NOI (on a GAAP and cash basis) and net income available to common stockholders computed in accordance with GAAP to FAD and FAD Per Share and GAAP net cash provided by operating activities to FAD.

(4)	Includes development leasing of approximately 1.7 million square feet.

(5)	Excludes $2.3 million of development overhead related to 2019 lease accounting changes.

(6)	As of December 31, 2019.

(7)

Pro-rata for the Company’s share in the Company’s strategic ventures. The debt to EBITDA ratio is also used as a performance metric under the performance-based component of our NEO equity awards. The Compensation Committee believes it is nevertheless appropriate to take the debt to EBITDA ratio into account in our short-term incentive performance measurement framework because it is a key metric for the Company, frequently used by investors to assess REIT performance and is only one of many measures (disclosed above) used to assess performance under the framework. The debt to EBITDA ratio is calculated as the Company’s consolidated debt balance for the applicable period, divided by the Company’s EBITDA, as adjusted, for such period. See Appendix A for a definition of “EBITDA, as adjusted,” and a reconciliation of net income available to common stockholders computed in accordance with GAAP to EBITDA, as adjusted.

(8)

Reflects our pro rata share of joint ventures and pro forma for the physical settlement of approximately $252.0 million of at-the-market forward equity transactions executed throughout 2019 and stabilization of The Exchange on 16th, in which 82% of the project’s net operating income recognized GAAP revenue throughout 2019.

(9)	Includes $360.0 million physical settlement of forward equity transaction executed in August 2018.

(10)	Includes $360.0 million physical settlement of forward equity transaction executed in August 2018 and $252 million of at-the-market forward equity transactions executed throughout 2019.

(11)	Includes acquisition of The East Village, Blackwelder project and Seattle CBD Project.

In January 2020, the Compensation Committee determined the Company’s actual 2019 performance disclosed in the chart above and applied the goal weighting set forth above to determine the aggregate total annual bonuses that were earned based on the Company’s 2019 performance. As a result, the Compensation Committee determined that the Company’s overall performance for 2019 was between “Extraordinary” and “Superior.” The chart below describes the Compensation Committee’s assessment of the Company’s 2019 achievement of each performance goal category and the resulting percentage of the target bonus that was achieved (after applying the relevant weighting of each category).

Category/Weighting	2019 Assessment	Percentage of Target Bonus Achieved
Operations (20% weight)	Extraordinary (150% of Target)	30%
Balance Sheet Management (20% weight)	Superior (125% of Target)	25%
Acquisitions (10% weight)	Superior (125% of Target)	13%
Disposition (15% weight)	In-Line (75% of Target)	11%
Development (20% weight)	Extraordinary (150% of Target)	30%
ESG (15% weight)	Extraordinary (150% of Target)	23%
Total		131%

The Compensation Committee considered each NEO’s individual performance, contributions toward achieving the performance goals and the Company’s overall TSR performance to determine the actual amount of the 2019 short-term incentive amount paid

KILROY REALTY	PROXY STATEMENT	67

to each NEO. As a result, the 2019 short-term incentive amounts paid to the NEOs for 2019 were between 117% and 138% of target payout levels. The Compensation Committee determined that each of the NEOs made significant contributions to the Company in 2019, although the level of impact each NEO had on the Company’s 2019 results varied somewhat. Differences among the NEOs’ actual 2019 short-term incentive amounts also reflect the Compensation Committee’s overall qualitative assessment of each NEO’s performance and relative contribution to and responsibility for each of the performance categories and metrics.

The 2019 actual short-term incentive amount for each of our NEOs was as follows: $4,150,000 for Mr. Kilroy, $1,575,000 for Mr. Hawken and $745,000 for each of Messrs. Rose and Smart. Mr. Rosetta did not receive a bonus for 2019 as he separated from employment during 2019.

Long-Term Incentives

General Description

We grant annual long-term incentives to our NEOs in the form of RSUs that vest over a three-year period. Each RSU is paid in one share of our common stock, subject to the satisfaction of applicable vesting conditions, which further aligns our NEOs’ interests with those of our stockholders. The NEOs do not have the right to vote or dispose of any RSUs prior to the time the shares are issued. Each RSU is granted in tandem with a corresponding dividend equivalent right that entitles the NEO to be credited with additional RSUs upon the Company’s payment of dividends to stockholders if the dividend equivalent right is or was outstanding on the record date. Any such additional RSUs credited in respect of dividend equivalent rights are subject to the same vesting terms as the underlying RSUs and vest (if at all) together with the underlying RSU to which they relate. In addition to annual equity awards, we occasionally make grants of equity awards at other times at the discretion of the Compensation Committee, such as in recognition of service to the Company, in connection with the negotiation of an employment agreement or the hiring or promoting of employees. However, the Compensation Committee has confirmed that there is no current intent to provide any one-time special equity grants to any of our NEOs in the course of the Company’s ordinary operations.

Decisions for 2019

The 2019 annual equity awards to our NEOs consist of the following:

•

Approximately two-thirds of each NEO’s total annual equity award (and three-quarters for our CEO) are RSUs subject to performance-based vesting requirements (“performance-based RSUs”). The performance-based RSUs cliff vest, if and to the extent the performance goals are achieved, in one lump sum after the end of the three-year vesting period. The Compensation Committee set the 2019 operational goal (i.e., the FFO Per Share metric) for the performance-based RSUs above the goal used for the prior year.

•

Approximately one-third of each NEO’s annual equity award (and one-quarter for our CEO) are RSUs subject to a time-based vesting schedule (“time-based RSUs”). The time-based RSUs vest ratably in annual installments over a three-year vesting period and payouts are subject to continued service through the applicable vesting date.

The Compensation Committee also believed that a majority of each NEO’s total 2019 annual equity award should be subject to performance-based vesting requirements to accomplish the following objectives:

•	Align overall reward opportunity with actual performance delivered;

•

Require achievement of pre-defined operating goals using a performance measure that is reflective of management’s efforts (i.e., the FFO Per Share metric, which applies to all of the performance-based awards, and the debt to EBITDA ratio metric, which applies to 50% of the performance-based awards);

•

Require sustained longer-term performance of the Company’s share price by including a relative TSR modifier that measures the Company’s performance against other office REIT competitors in the SNL US REIT Office Index over the entire three-year vesting period (i.e., the TSR Percentile Ranking metric, which applies to the other 50% of the performance-based awards); and

•	Create an additional retention incentive, as vesting is contingent on each NEO’s continued service through the end of the three-year vesting period.

68	PROXY STATEMENT	KILROY REALTY

2019 Annual Equity Award Values

In February 2019, the Compensation Committee granted each NEO a number of time-based RSUs and a “target” number of performance-based RSUs, each expressed as a dollar value that was then converted into a number of RSUs based on our stock price on the date of grant. These dollar values are set forth in the chart below and are the same values that were used to determine the number of shares subject to the NEO’s annual equity award in 2018. The Compensation Committee determined that the aggregate dollar value for each NEO’s 2019 annual equity award was appropriate based on its consideration of the factors listed on page 62.

Named Executive	Time-Based RSUs(1)	Target Performance- Based RSUs(1)	Total Equity Award
John Kilroy	$1,500,000	$4,500,000	$6,000,000
Jeffrey Hawken	$617,000	$1,234,000	$1,851,000
Tyler Rose	$550,000	$1,100,000	$1,650,000
Justin Smart	$500,000	$1,000,000	$1,500,000
Stephen Rosetta	$400,000	$800,000	$1,200,000

(1)   These amounts are the values approved by the Compensation Committee in February 2019 and converted into the corresponding number of RSUs (the number of RSUs at the “target” level of performance in the case of the performance-based RSUs) based on the closing price of the Company’s common stock on the date of grant of the awards and rounded up to the nearest whole share. For the accounting fair value of these awards as reflected in the Summary Compensation Table, please refer to footnote (1) to the Summary Compensation Table.

2019 Performance-Based RSUs

The 2019 performance-based RSUs vest when the Compensation Committee determines if, and to the extent, the performance vesting conditions have been achieved by the Company. Such determination will be made by the Compensation Committee during January or February 2022. The total number of 2019 performance-based RSUs that ultimately vest will be determined as follows:

1.

The target number of performance-based RSUs granted to each NEO is first multiplied by an FFO Per Share modifier that ranges from 0% to 150% (and 0% to 175% in the case of our CEO). This modifier is determined by the Company’s FFO Per Share for 2019 as shown in the table below (the number of RSUs resulting from this calculation is referred to as the “Banked Shares” subject to the award).

FFO Per Share (for 2019)*	FFO Per Share Modifier* (for NEOs except CEO)	FFO Per Share Modifier* (for CEO)
$3.78 or greater	150%	175%
$3.68	100%	100%
$3.58	50%	25%
Less than $3.58	0% (complete forfeiture)	0% (complete forfeiture)

* Determined on a pro-rata basis between points

KILROY REALTY	PROXY STATEMENT	69

The Banked Shares subject to the award are then eligible to vest as follows:

2.

50% of the Banked Shares are multiplied by a TSR Percentile Ranking modifier that ranges from 66.6667% to 133.3333% (and from 50% to 150% for our CEO). This modifier is determined as shown in the table below based on the percentile ranking of the Company’s TSR for the three-year performance period (2019-2021) among the TSRs for the companies in the SNL US REIT Office Index calculated in the manner described on page 90.

TSR Percentile Ranking* (2019-2021) — 50% Weight	TSR Modifier* (for NEOs except CEO)	TSR Modifier* (for CEO)
80th percentile or greater	133.3333%	150%
40th percentile or greater, but equal to or less than 60th percentile	100%	100%
20th percentile or lower	66.6667%	50%

* Determined on a pro-rata basis between points

For example, if the TSR Percentile Ranking is at or above the 40th percentile, but equal to or less than the 60th percentile, then there is no modification up or down to the Banked Shares allocated to this metric. If the TSR Percentile Ranking is below the 40th percentile, then the Banked Shares allocated to this metric may be reduced by up to 50% for our CEO’s award and by up to 33% for our other NEOs’ awards. If the TSR Percentile Ranking is greater than the 60th percentile, then the Banked Shares allocated to this metric may be increased by up to 50% for our CEO’s award and by up to 33% for our other NEOs’ awards.

3.

50% of the Banked Shares are multiplied by an Average Debt to EBITDA Ratio modifier that ranges from 66.6667% to 133.3333% (and from 50% to 150% for our CEO). This modifier is determined as shown in the table below based on the Company’s Average Debt to EBITDA Ratio for the three-year performance period (2019-2021) calculated in the manner described on page 90.

Average Debt to EBITDA Ratio* (2019-2021) — 50% Weight	Average Debt to EBITDA Ratio Modifier* (for NEOs except CEO)	Average Debt to EBITDA Ratio Modifier* (for CEO)
7.45x or less	133.3333%	150%
7.65x	100%	100%
7.85x or higher	66.6667%	50%

* Determined on a pro-rata basis between points

The FFO Per Share measure applies to the year 2019 only. This measure was selected as a performance metric because it is a financial measure commonly used by analysts and investors to evaluate a REIT’s operating performance and overall management of its property portfolio. If the threshold level of FFO Per Share shown above is not achieved, the entire award is forfeited with no opportunity to vest in a future year.

The TSR Percentile Ranking modifier was included to further align executives’ interests and potential rewards with stock price performance on a relative basis over a longer-term performance period.

The Average Debt to EBITDA Ratio modifier was included to align the Company’s substantial growth plans with maintaining a conservative balance sheet. By including a key leverage metric, the Company is limited in its ability to incur significant additional debt to fund growth and grow earnings without negatively impacting this compensation metric.

The increased up-side and down-side leverage applied to the TSR modifier and the Average Debt to EBITDA Ratio modifier for the award to our CEO reflects his responsibility for the overall performance of the Company.

70	PROXY STATEMENT	KILROY REALTY

Please see the discussion under “Named Executive Officer Compensation Tables — Description of Plan-Based Awards — Performance-Based RSUs” beginning on page 89 below for more information on determining FFO Per Share, TSR Percentile Ranking, Average Debt to EBITDA Ratio and related modifiers for purposes of these awards.

The following chart illustrates the operation of the performance-based RSUs awarded in 2019 and discussed above:

2019 FFO Performance Under 2019 Annual Equity Awards

In January 2020, the Compensation Committee determined that the Company’s 2019 FFO Per Share, when adjusted in accordance with the 2019 RSU award agreement, was $3.96. As a result, 150% of the target number of performance-based RSUs awarded in 2019 to each NEO (and 175% of the target number of performance-based RSUs awarded in 2019 to our CEO) were Banked Shares and became eligible to vest, subject to (1) further adjustment (up or down) as follows: (a) 50% of the Banked Shares will be adjusted (up or down) based on the Company’s relative TSR performance against other office REIT competitors in the SNL US REIT Office Index over the entire three-year vesting period and (b) 50% of the Banked Shares will be adjusted (up or down) based on the Company’s Average Debt to EBITDA Ratio over the three-year performance period, and (2) continued service through the remainder of the three-year performance period.

2019 Performance Year Under 2018 Annual Equity Awards

In February 2018, the Compensation Committee awarded the NEOs RSUs that had a structure similar to the RSUs awarded to the NEOs in February 2019. The 2018 RSUs are described more fully in the Company’s 2019 Proxy Statement. In February 2019, the

KILROY REALTY	PROXY STATEMENT	71

Compensation Committee determined that the Company’s 2018 FFO Per Share, when adjusted in accordance with the 2018 RSU award agreement, was $3.76. As a result, 150% of the target number of performance-based RSUs awarded in 2018 to each NEO (and 175% of the target number of performance-based RSUs awarded in 2018 to our CEO) were Banked Shares and became eligible to vest, subject to (1) further adjustment (up or down) as follows: (a) 50% of the Banked Shares will be adjusted (up or down) based on the Company’s relative TSR performance against other office REIT competitors in the SNL US REIT Office Index over the entire three-year vesting period and (b) 50% of the Banked Shares will be adjusted (up or down) based on the Company’s Average Debt to EBITDA Ratio over the three-year performance period, and (2) continued service through the remainder of the three-year performance period. If the Company’s 2018 FFO Per Share performance is taken into account, between approximately 100% and 200% of the target number of performance-based RSUs awarded in 2018 to each NEO (and between approximately 87.5% and 262.5% of the target number of performance-based RSUs awarded in 2018 to our CEO) will vest at the end of the three-year performance period, assuming continued service through the remainder of that period.

2019 Performance Year Under 2017 Annual Equity Awards

In January 2017, the Compensation Committee awarded the NEOs (other than Mr. Rosetta) RSUs that had a structure similar to the RSUs awarded to the NEOs in February 2019, except that an additional performance modifier (average FAD per share growth) was used. The 2017 RSUs are described more fully in the Company’s 2018 Proxy Statement. In January 2020, the Compensation Committee made a final determination that 129.5% (and 144.8% in the case of our CEO) of the target number of 2017 performance-based RSUs awarded to each NEO vested. The Compensation Committee’s final determination was based on (a) 125.3% (and 137.9% in the case of our CEO) of the target number of 2017 performance-based RSUs awarded to each NEO being Banked Shares as a result of the Company’s 2017 FFO Per Share performance and (b) an adjustment of 103.3% (105% in the case of our CEO) of the Banked Shares as a result of the Company’s TSR Percentile Ranking being at the 65th percentile (i.e., the average of the Company’s 2017, 2018 and 2019 TSR Percentile ranks as determined pursuant to the terms of these awards), the Company’s average FAD per share growth from 2016 to 2019 being (1.5%), and the Company’s Average Debt to EBITDA Ratio being 5.89x (i.e., the average of the Company’s 2017, 2018 and 2019 annual Debt to EBITDA Ratio).

Past TSR Performance Awards

In January 2016, the Company awarded Mr. Hawken a RSU award that included a component subject to both time-based and performance-based vesting conditions. The performance-based RSUs subject to the award were eligible to vest in substantially equal annual installments over a four-year period (2016-2019) based on the achievement of one of the following performance goals, subject to Mr. Hawken’s continued employment through the end of the applicable year: (1) achievement of an annual TSR equal to 7.5% for the applicable calendar year; (2) achievement of a TSR that exceeds the TSR for the SNL US REIT Office Index for the applicable calendar year; or (3) achievement of a cumulative stockholder return goal not later than December 31, 2019. The cumulative stockholder return goal is based on an annualized TSR over the applicable period of 7.5%. In December 2019, the Compensation Committee determined that the 2019 final installment of the performance-based RSUs vested for Mr. Hawken, as the Company achieved the annual TSR goal of at least 7.5% TSR in 2019.

Additional Compensation Elements

Indirect Elements of Compensation

To assist us in attracting and retaining key executives, our NEOs are eligible to participate in the same health, welfare and insurance benefit plans in which our other salaried employees are generally able to participate. In addition, we provide our NEOs with certain other benefits such as an automobile allowance, a medical allowance, supplemental life insurance, and certain reimbursements for club dues, financial planning services and home office expenses.

Stock Award Deferral Program

We maintain a Stock Award Deferral Program under which our directors and certain of our management employees, including our NEOs, may elect to receive RSUs in lieu of restricted shares granted under the 2006 Plan in order to defer receipt of these shares (or may elect to defer payment of RSUs that would otherwise be made when the RSUs vest). Each RSU issued under the deferral program represents the right to receive one share of our common stock in the future, subject in each case to the vesting

72	PROXY STATEMENT	KILROY REALTY

conditions provided in the restricted stock or RSU award. In addition, deferred RSUs carry with them the right to receive dividend equivalents that credit participants, upon our payment of dividends in respect of the shares underlying the participant’s RSUs, with additional RSUs equal to the value of the dividend paid in respect of such shares. Shares of stock underlying RSUs will be paid to the participant on the earliest to occur of a change in control, the participant’s “separation from service” with us, the participant’s death or disability, or a pre-determined date, if specified by the participant. By electing to receive deferred RSUs, participants are generally able to defer income taxes on these awards, which we believe helps us to attract, retain and incentivize top talent without significant additional cost to the Company. Since RSUs are paid in our common stock and the deferral of payment of RSUs under the program may result in participants holding RSUs for a longer period, we believe the Stock Award Deferral Program enhances the alignment between management and stockholder interests.

Defined Contribution Plans

We maintain a Section 401(k) Savings/Retirement Plan (the “401(k) Plan”) that covers our eligible employees, including our NEOs, and those of certain designated affiliates. The 401(k) Plan permits our eligible employees to defer receipt of (and taxation on) a portion of their annual compensation, subject to certain limitations imposed by the 401(k) Plan and under the Internal Revenue Code. The employees’ elective deferrals are immediately vested and nonforfeitable upon contribution to the 401(k) Plan. We currently make matching contributions to the 401(k) Plan in an amount equal to fifty cents for each dollar of participant contributions, up to a maximum of 10% of the participant’s base salary (thus, the maximum match is 5% of the participant’s base salary) and subject to certain other limits under the tax laws. Participants vest immediately in the amounts contributed by us to their plan accounts. Our employees are eligible to participate in the 401(k) Plan after three months of credited service with us. The 401(k) Plan is intended to qualify under Section 401 of the Internal Revenue Code so that contributions by employees to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan. This tax-preferential savings option helps us to attract, retain and incentivize top talent.

Deferred Compensation Plan

We maintain a cash deferred compensation plan, the 2007 Deferred Compensation Plan, as amended (the “Deferred Compensation Plan”), under which our directors, partners and certain of our management employees, including our NEOs, may defer receipt of their compensation, including up to 100% of their director fees and cash bonuses and up to 70% of their salaries or other types of eligible compensation, each as applicable. In addition, partners and eligible management employees, including our NEOs, will generally receive semi-monthly contributions from us to their Deferred Compensation Plan accounts equal to 10% of their respective gross semi-monthly base salaries (or certain guaranteed payments, in the case of partners). The Deferred Compensation Plan provides that we may also make additional discretionary contributions to participant accounts. We did not make any discretionary contributions to the Deferred Compensation Plan for 2019 for the benefit of any of our NEOs. The Deferred Compensation Plan fits into our compensation philosophy by providing our NEOs with the ability to accrue compensation and generate savings in a tax-efficient manner in excess of limits imposed on our 401(k) Plan, thereby providing additional financial security that enables our executives to focus on their work-related obligations. For additional information, refer to the Nonqualified Deferred Compensation table below.

Severance and Change in Control Arrangements

We have entered into employment agreements with each of our NEOs (other than Mr. Rosetta) that include certain severance benefits. Our equity awards also provide for continued or accelerated vesting in connection with certain terminations of the award holder’s employment or a change in control. We believe that these provisions help to ensure the day-to-day stability and focus of our management team. The Compensation Committee evaluates the level of severance benefits to provide our NEOs on a case-by-case basis, and in general, we consider these severance protections an important part of an executive’s compensation and consistent with competitive practices as of the date they were entered into.

We do not provide our NEOs with any “single trigger” severance or equity award acceleration arrangements, meaning that severance benefits and accelerated vesting of equity awards are not triggered simply because a change in control transaction occurs. Instead, time-based RSU awards granted to our NEOs generally vest in connection with a change in control transaction only if the award is to be terminated (and will not be continued, substituted for or assumed) in connection with the transaction. In the case of the performance-based RSUs granted to our NEOs, the RSUs will vest based on the Company’s performance through

KILROY REALTY	PROXY STATEMENT	73

the transaction. The time-based RSUs granted to our NEOs also generally vest, and any severance benefits for our NEOs are generally triggered, upon a termination of the NEO’s employment by the Company without “cause,” by the NEO for “good reason,” or, in certain cases, due to the retirement, death or disability of the NEO.

For a description of the material terms of these arrangements, see “Named Executive Officer Compensation Tables — Employment Agreements — Salary and Short-Term Incentive (Annual Cash Bonus) Amounts,” “Named Executive Officer Compensation Tables — Grants of Plan-Based Awards — 2019,” “Named Executive Officer Compensation Tables — Description of Plan-Based Awards” and “Named Executive Officer Compensation Tables — Potential Payments Upon Termination or Change in Control” below.

Decisions for 2020

In January 2020, the Compensation Committee approved our executive compensation program for 2020 and made the following determinations:

•	None of our NEOs received an increase in base salary or target annual cash incentive amounts for 2020 compared to the corresponding levels approved by the Compensation Committee for our NEOs for 2019.

•

Similar to the design of our 2019 annual cash incentive program, the Compensation Committee designed the 2020 annual cash incentive program to include an objective goal for each performance metric and to weight each metric relative to the others. In response to stockholder feedback, the Compensation Committee simplified the number of metrics to be used in evaluating 2020 performance to promote a focused alignment of financial goals with Company strategy, with goal weightings to vary between the executive officers based on each executive’s area of responsibility. Building on the ESG goals included for the 2019 bonus program, the 2020 bonus program includes an ESG-focused category with expanded goals, including establishment of carbon-neutral operations by the end of 2020, achievement of LEED certifications on new development, annual progress on human capital initiatives (including employee engagement, talent development and diversity) and implementation and efficacy of in-season and off-season stockholder outreach.

The following chart outlines the key changes we have made to our annual cash incentive plan since 2019.

Changes to Annual Cash Incentive Plan Since 2019

74	PROXY STATEMENT	KILROY REALTY

•

To further enhance the alignment of our NEOs’ interests with those of our stockholders, the Compensation Committee determined that a greater portion of the NEOs’ 2020 annual long-term incentive awards should be subject to performance-based vesting requirements. As a result, 100% of our CEO’s (up from 75% in 2019) and 75% of each of our other NEOs’ (up from approximately 66% in 2019) annual long-term incentive award granted in 2020 is subject to performance-based vesting requirements that cliff-vest at the end of a three-year vesting period, subject to continued service through the end of such performance period.

•

The balance of each NEO’s (other than our CEO’s) total annual long-term incentive award granted in 2020 vests ratably in annual installments over a three-year vesting period, subject to continued service through the applicable vesting date.

•

Each annual long-term incentive award granted to our NEOs in 2020 is generally subject to the same terms and conditions as the Company’s annual awards of RSUs granted to the NEOs in 2019, except that as to the performance-based awards, to further emphasize variability of compensation based on performance, the modifiers for above- or below-target relative TSR and Debt to EBITDA Ratio performance for the three-year performance period (2020-2022) were adjusted (when compared to the Company’s annual equity awards granted in 2019) so that the maximum performance modifier with respect to the portion of the awards corresponding to each of these measures is 150% (175% for the CEO’s award) of the target level and the modifier for attaining the threshold level of performance was reduced to 50% (25% for the CEO’s award) of the target level.

•

Additionally, the Compensation Committee has confirmed that there is no current intent to provide any one-time special equity grants to any of our NEOs in the course of the Company’s ordinary operations.

HOW WE MAKE COMPENSATION DECISIONS

Executive Compensation Committee

Our executive compensation program is established by, and executive compensation decisions are made by, the Compensation Committee. The Compensation Committee takes the views that stockholders have expressed through our Say-on-Pay votes and through our stockholder engagement efforts into account when making decisions on our executive compensation program.

Role of Independent Compensation Consultant

The Compensation Committee has sole authority to hire, retain and terminate the services of independent compensation consultants to assist in its decision-making process. The Compensation Committee retained Mercer as its independent compensation consultant in 2019.

Mercer performed a comprehensive review of our 2019 executive compensation program before it was established, including the composition of our peer group, amounts and nature of compensation paid to executive officers, structure of our various compensation programs, design of our short-term incentive performance measurement framework, performance vesting requirements for our annual long-term incentive awards and appropriate target total direct compensation levels and potential payment and vesting ranges for our executive officers. During 2019, Mercer also provided data to the Compensation Committee on the compensation and relative performance of our peer group, advised and provided peer group data regarding the Company’s

KILROY REALTY	PROXY STATEMENT	75

compensation arrangements for its non-employee directors, reviewed certain peer group data provided by management and others, reviewed drafts of the CD&A and related compensation tables for inclusion in the Company’s Proxy Statement filed in 2019, provided advice as the Compensation Committee began its considerations of our executive compensation framework for 2020, and reviewed data in connection with the Compensation Committee’s determination of short-term incentive and performance-based incentive vesting levels for completed performance periods. A representative of Mercer regularly attends meetings of the Compensation Committee and regularly meets privately in executive session with the Compensation Committee to discuss its recommendations.

Mercer is a subsidiary of Marsh & McLennan Companies, Inc. (collectively, “MMC”), a diversified conglomerate of companies that provide insurance, strategy and human resources consulting services. During 2019, affiliates of MMC other than Mercer received $1,162,458 in fees for providing services to the Company, and Mercer received $138,000 for its services with respect to executive and director compensation described above. The decision to engage other MMC affiliates to provide services other than assisting the Compensation Committee with executive compensation matters was made by members of management. Although the Compensation Committee did not specifically approve these engagements, the Compensation Committee has reviewed the other services provided by other MMC affiliates and, after consideration of such services and other factors prescribed by the SEC for purposes of assessing the independence of compensation advisors, has determined that no conflicts of interest exist between the Company and Mercer (or any individuals working on the Company’s account on Mercer’s behalf). In reaching this determination, the Compensation Committee considered the following factors, all of which were confirmed by Mercer:

•	Other than the services identified above, MMC provided no services to the Company during 2019;

•	The aggregate amount of fees paid or payable by the Company to MMC for 2019 represented less than 1% of MMC’s total revenue for 2019;

•	Mercer has established Global Business Standards to manage potential conflicts of interest for executive rewards consulting services, which policies and procedures were provided to the Company;

•

There are no business or personal relationships between our Mercer executive remuneration advisors and any member of the Compensation Committee other than in respect of (1) the services provided to the Company by Mercer as described above, or (2) work performed by Mercer for any other company, board of directors or compensation committee for which such Compensation Committee member also serves as an independent director;

•	Our Mercer executive remuneration advisors do not own stock in the Company; and

•

There are no business or personal relationships between our Mercer executive remuneration advisors, Mercer or other MMC affiliates and any executive officer of the Company other than in respect of the services provided to the Company as described above.

Role of Management in Executive Compensation Planning

Our CEO provides recommendations to the Compensation Committee regarding the compensation of our executive officers (other than for himself). Our CEO further participates in the executive compensation decision-making process as follows:

•	Presents overall results of the Company’s performance and achievement of historical and go-forward business objectives and goals from management’s perspective;

•	Provides evaluations for all other executive officers (including our NEOs); and

•	Reviews peer group information and compensation recommendations and provides feedback regarding the potential impact of proposed compensation decisions.

Our Chief Financial Officer evaluates the financial implications and affordability of the Company’s compensation program. Other executive officers (including other NEOs) may periodically participate in the compensation process and in Compensation Committee meetings at the invitation of the Compensation Committee to advise on performance and/or activity in areas with respect to which these executive officers have particular knowledge or expertise. None of our NEOs are members of the Compensation Committee or otherwise had any role in determining the compensation of the other NEOs.

76	PROXY STATEMENT	KILROY REALTY

Market Review and Compensation Peer Group

The Compensation Committee reviews peer group data to assess the competitiveness of our executive compensation program and to help inform its decision-making process. The 2019 peer group consisted of the 16 publicly-traded REITs shown in the table below (referred to as our “peer group” in this Proxy Statement) and was the same as our 2018 peer group, except that Empire State Realty Trust was added to the peer group because the Compensation Committee believed that it was an appropriate peer company based on it being an office-focused REIT with comparable revenues. The companies included in the 2019 peer group had equity market capitalization ranging from approximately $2.1 billion to approximately $25.0 billion as of December 31, 2019, and, as a group, had a median equity market capitalization of approximately $5.4 billion as of December 31, 2019. As of December 31, 2019, our equity market capitalization and total assets were above the median of the peer group, while our total revenues for 2019 were at approximately the 47.5th percentile of the peer group.

Peer Group: KRC Alignment Characteristics

				Comparable Categories
Company	Equity Market Cap(1)	Total Revenues(2)	Total Assets(3)	Office REITS(4)	Equity Market Cap(5)	Total Revenues(6)	Total Assets(7)	W. Coast Concen- tration(8)
	(MM)	(MM)	(MM)
Digital Realty Trust, Inc.	$24,992	$3,217	$23,068	—	—	—	—	✓
Boston Properties, Inc.	$21,316	$2,950	$21,285	✓	—	—	—	✓
Healthpeak Properties, Inc.(9)	$17,061	$1,997	$14,033	—	✓	—	✓	—
Alexandria Real Estate Equities, Inc.	$18,606	$1,541	$18,391	✓	—	✓	—	✓
Realty Income Corporation	$23,997	$1,492	$18,555	—	—	✓	—	—
SL Green Realty Corp.	$7,361	$1,204	$12,766	✓	✓	✓	✓	—
The Macerich Company	$3,806	$976	$8,854	—	—	✓	✓	—
Douglas Emmett, Inc.	$7,698	$944	$9,349	✓	✓	✓	✓	✓
Hudson Pacific Properties, Inc.	$5,808	$820	$7,467	✓	✓	✓	✓	✓
Paramount Group, Inc.	$3,166	$765	$8,734	✓	—	✓	✓	✓
Highwoods Properties, Inc.	$5,074	$739	$5,138	✓	✓	✓	✓	—
Empire State Realty Trust, Inc.	$2,526	$727	$3,932	—	—	✓	—	—
Corporate Office Properties Trust	$3,279	$643	$3,854	✓	—	✓	—	—
Brandywine Realty Trust	$2,775	$570	$4,072	✓	—	✓	—	—
Piedmont Office Realty Trust, Inc.	$2,797	$533	$3,517	✓	—	✓	—	—
Mack-Cali Realty Corporation	$2,094	$527	$5,721	✓	—	✓	✓	—
75th Percentile	$17,447	$1,504	$15,122	—	—	—	—	—
50th Percentile	$5,441	$882	$8,794	—	—	—	—	—
25th Percentile	$3,074	$706	$4,872	—	—	—	—	—
Kilroy Realty Corporation	$8,894	$837	$8,900	—	—	—	—	—

(1)	As of December 31, 2019, based on publicly-available information from the S&P Capital IQ database’s definition of Market Capitalization.

(2)	Per S&P Capital IQ database’s definition of Total Revenue, based on the trailing 12 months of publicly reported data as of February 21, 2020.

(3)	Per S&P Capital IQ database’s definition of Total Assets, based on the most recently reported fiscal quarter as of February 21, 2020.

(4)	Office REITS as defined by the GICS Office REIT Sub-Industry.

(5)	Comparable firms based on equity market capitalization defined as those that fall within 0.5x — 2.0x of the Company’s market capitalization as of December 31, 2019.

(6)	Comparable firms based on total revenue defined as those that fall within 0.5x — 2.0x of the Company’s revenue level based on the information summarized in the chart.

(7)	Comparable firms based on asset size defined as those that fall within 0.5x — 2.0x of the Company’s asset level based on the information summarized in the chart.

(8)	Defined as possessing a significant portfolio of properties on the West Coast and/or being a significant West Coast talent competitor.

(9)	Effective October 30, 2019, HCP, Inc. changed its name to Healthpeak Properties, Inc.

KILROY REALTY	PROXY STATEMENT	77

The Compensation Committee uses peer group compensation analyses, together with other reports and information prepared by Mercer for the Compensation Committee, to evaluate our executive compensation program generally and to inform its decision-making process. Differences in compensation levels for our NEOs are driven by the Compensation Committee’s assessment, in its judgment, of each of our executive’s responsibilities, experience and compensation levels for similar positions at companies in the peer group. Our pay positioning versus the peer group also incorporates the degree of expertise and experience needed to oversee and direct our active portfolio management strategy. For example, our strategy requires different skill sets than executives who focus primarily on managing cash flows from a more static investment portfolio. Further, our compensation levels reflect the need to attract, retain and incentivize talented and experienced individuals in the highly competitive West Coast employment and commercial real estate markets.

For 2019, the Compensation Committee did not set compensation levels at any specific level or percentile against the peer group data. Except as otherwise noted in this CD&A, the Compensation Committee’s executive compensation determinations are subjective and the result of the Compensation Committee’s business judgment, which is informed by the experiences of the members of the Compensation Committee, the analysis and input from, and peer group data provided by, the Compensation Committee’s independent executive compensation consultant, as well as the Compensation Committee’s assessment of overall compensation trends and trends specific to the REIT market.

COMPENSATION GOVERNANCE PRACTICES

We maintain a number of compensation and governance-related policies described below that we believe represent current best practices.

Compensation Governance Practices

•	Clawback policy

•	Anti-hedging policy

•	Anti-pledging policy

•	Robust stock ownership guidelines for executives and non-employee directors

•	Stock holding requirements

•	No single trigger change in control provisions
•	No excise tax gross-ups

•	Related party transactions policy

•	No repricing of underwater stock options without stockholder approval

•	Independent compensation consultant

•	Regular stockholder engagement

Compensation Clawback Policy

Under our clawback policy, subject to the discretion and approval of our Board, we may require reimbursement and/or cancellation of any bonus or other incentive compensation, including equity-based compensation, awarded to an executive officer, in any case where all of the following factors are present: (i) the award was predicated upon the achievement of certain financial results during the three fiscal years preceding the date of the Company’s most recent audited balance sheet (or any interim or other portion of such period of three fiscal years, or any more recent period) that were subsequently the subject of an accounting restatement due to material noncompliance by us with any financial reporting requirements under securities laws; (ii) the Board determines that the executive officer engaged in misconduct that was a substantial contributing cause to the need for the restatement; and (iii) a lower award would have been made to the executive officer based upon the restated financial results. In each instance, we may recover the individual executive officer’s entire annual bonus or any gain received from the award within the relevant period, plus a reasonable rate of interest. These clawback provisions are in addition to the provisions of the Non-Competition, Non-Solicitation and Non-Disclosure Agreements we have entered into with our NEOs, described below under “Named Executive Officer Compensation Tables — Potential Payments Upon Termination or Change in Control” that provide for the executive to forfeit certain equity awards if he fails to comply with certain restrictive covenants in our favor.

Anti-Hedging Policy

We maintain a policy that restricts our directors, officers, certain other employees and their family members from engaging in any transaction that might allow them to gain from declines in the price of Company securities. Employees subject to our anti-hedging

78	PROXY STATEMENT	KILROY REALTY

policy include employees that participate in our equity compensation plans, employees who, because of their job responsibilities, are considered more likely to have access to material non-public information (including employees in accounting, legal, and administration) and other employees who are in possession of material non-public information from time to time. Specifically, we prohibit transactions by these individuals using derivative securities, or otherwise participating in hedging, “stop loss” or other speculative transactions involving Company securities, including short-selling Company securities, trading in any puts, calls, covered calls or other derivative products involving Company securities, or writing purchase or call options, short sales and other similar transactions.

Anti-Pledging Policy

We have a policy prohibiting our NEOs and other Section 16 officers from pledging, or using as collateral, Company securities in order to secure personal loans, lines of credit or other obligations, which includes holding Company securities in an account that has been margined. Exceptions to this policy are granted where the securities pledged (i) are not needed to satisfy the minimum ownership level required by the Company’s stock ownership guidelines, as discussed below, (ii) do not total more than 10% of the individual’s total beneficial ownership of Company securities and (iii) are not utilized as part of any hedging strategy that would potentially immunize the individual against economic exposure to such securities. In addition, our Board may grant other exceptions to this policy in such circumstances as it may consider appropriate; however, no such other exceptions have been made.

Minimum Stock Ownership Guidelines

As part of our compensation philosophy, we believe that our NEOs should hold a significant amount of the Company’s stock to help align their long-term interests with those of our stockholders. Accordingly, we maintain minimum stock ownership guidelines applicable to all of our NEOs as reflected in the table below. Under the guidelines, each NEO has six years from the point of first being subject to the guidelines to satisfy the minimum guideline level of ownership. As of December 31, 2019, all of our NEOs who continue to serve as one of our executive officers had met the minimum required level of ownership.

Named Executive	Ownership Requirement as a % of Base Salary	Ownership Requirement Met as of December 31, 2019
John Kilroy	600%	Yes
Jeffrey Hawken	300%	Yes
Tyler Rose	300%	Yes
Justin Smart	300%	Yes

Stock Holding Requirements

Our stock ownership guidelines also provide that, if an executive falls short of the applicable level of stock ownership, the executive is expected to hold (and not sell) at least 50% of the net shares acquired upon exercise, vesting or payment, as the case may be, of any equity award granted by us to the executive. “Net shares” for this purpose means the total number of shares acquired by the executive pursuant to the award, after reduction for shares having a fair market value equal to the exercise price of the award (in the case of a stock option) and shares having a fair market value equal to the executive’s expected tax liability resulting from the award.

No Single Trigger Change in Control Severance Provisions

None of our executives have the benefit of any “single trigger” severance or equity award acceleration arrangements, meaning that severance benefits and accelerated vesting of equity awards are not triggered simply because a change in control transaction occurs.

KILROY REALTY	PROXY STATEMENT	79

No Excise Tax Gross-Ups

None of our executives’ agreements with the Company provide for tax “gross-up” payments.

Tax Considerations

Section 162(m) of the Internal Revenue Code generally prohibits a publicly-held company from deducting compensation paid to a current or former named executive officer that exceeds $1 million during the tax year. Certain awards granted before November 2, 2017 that were based upon attaining pre-established performance measures that were set by the Compensation Committee under a plan approved by our stockholders, as well as amounts payable to former executives pursuant to a written binding contract that was in effect on November 2, 2017, may qualify for an exception to the $1 million deductibility limit.

The Compensation Committee notes this deductibility limitation as one of the factors in its consideration of compensation matters. However, the Compensation Committee generally has the flexibility to take any compensation-related actions that it determines are in the Company’s and its stockholders’ best interest, including designing and awarding compensation for our executive officers that is not fully deductible for tax purposes. In addition, we believe that we qualify as a REIT under the Internal Revenue Code and are not subject to federal income taxes, meaning that the payment of compensation that is not deductible under Section 162(m) should not have a material adverse consequence to us, provided we continue to remain qualified as a REIT under the Internal Revenue Code.

COMPENSATION COMMITTEE MATTERS

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed our Compensation Discussion and Analysis section with management and, based on the review and discussions, recommended to the Board that the Compensation Discussion and Analysis section be included in this Proxy Statement on Schedule 14A.

Executive Compensation Committee

Edward Brennan, PhD, Chair

Jolie Hunt

Gary Stevenson

The foregoing report of the Compensation Committee is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

80	PROXY STATEMENT	KILROY REALTY

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Dr. Brennan, Mr. Stevenson and Ms. Hunt were members of the Compensation Committee during all of 2019. No one who served on the Compensation Committee at any time during 2019 is or has been an executive officer of the Company or had any relationships requiring disclosure by the Company under the rules of the SEC requiring disclosure of certain relationships and related party transactions. None of our executive officers who served as a director of the Company or as a member of the Compensation Committee during the year ended December 31, 2019 served as a director or a member of a compensation committee (or other committee serving an equivalent function) for any other entity.

NAMED EXECUTIVE OFFICER COMPENSATION TABLES

The Summary Compensation Table quantifies the value of the different forms of compensation earned by or awarded to our NEOs for 2017, 2018 and 2019. The primary elements of each NEO’s total compensation reported in the table are base salary, a short-term incentive (annual cash bonus) and long-term incentive equity awards. Our NEOs also received the other benefits listed in column (i) of the Summary Compensation Table, as further described in the footnotes to the table.

The Summary Compensation Table should be read in conjunction with the tables and narrative descriptions that follow. A description of the material terms of each NEO’s employment agreement regarding base salary and short-term incentive amounts is provided immediately following the Summary Compensation Table. The Grants of Plan-Based Awards table, and the accompanying disclosure following that table, provide information regarding the cash and equity awards granted to our NEOs in 2019. The Outstanding Equity Awards at Fiscal Year End and Option Exercises and Stock Vested tables provide further information on the NEOs’ potential realizable value and actual value realized with respect to their equity awards.

KILROY REALTY	PROXY STATEMENT	81

SUMMARY COMPENSATION TABLE — 2017, 2018 AND 2019

The following table sets forth summary information regarding compensation of our NEOs for all services rendered to us in all capacities in 2017, 2018 and 2019.

Name & Principal Position(s)	Year	Salary ($)		Bonus ($)		Stock Awards(1) ($)		Option Awards ($)	Non-Equi- ty Incen- tive Plan Compen- sation(2) ($)	Change in Pension Value & Non-qualified De- ferred Compensa- tion Earnings ($)	All Other Compen- sation(3) ($)	Total(4) ($)
(a)	(b)	(c)		(d)		(e)		(f)	(g)	(h)	(i)	(j)
John Kilroy	2019	1,225,000		—		6,105,975		—	4,150,000	—	605,011	12,085,986
President and Chief Executive Officer	2018	1,225,000		—		37,924,107		—	3,775,000	—	858,985	43,783,092
	2017	1,225,000		—		5,872,397		—	3,800,000	—	531,253	11,428,650
Jeffrey Hawken	2019	675,000		—		1,870,442		—	1,575,000	—	162,340	4,282,782
Executive Vice President and Chief Operating Officer	2018	675,000		—		3,986,125		—	1,575,000	—	172,120	6,408,245
	2017	675,000		—		1,874,898		—	1,600,000	—	149,051	4,298,949
Tyler Rose	2019	550,000		—		1,667,339		—	745,000	—	132,832	3,095,171
Executive Vice President, Chief Financial Officer and Secretary	2018	550,000		—		3,782,147		—	675,000	—	124,441	5,131,588
	2017	500,000		—		1,671,387		—	700,000	—	113,448	2,984,835

Justin Smart	2019	550,000		—		1,515,788		—	745,000	—	115,674	2,926,462
Executive Vice President, Development and Construction Services	2018	550,000		—		3,103,083		—	675,000	—	116,872	4,444,955
	2017	500,000		—		1,519,457		—	700,000	—	110,962	2,830,419

Stephen Rosetta(5)	2019	395,869	(6)	560,191	(7)	1,212,616	(8)	—	—	—	1,716,105	3,884,781
Former Executive Vice President and Chief Investment Officer	2018	600,000		539,435	(7)	2,271,716		—	1,200,000	—	100,615	4,711,766
	2017	323,077	(9)	—		2,000,009		—	650,000	—	52,430	3,025,516

(1)

The amounts reported in column (e) of the table above for each year reflect the aggregate accounting fair value of stock awards granted in the applicable year as computed in accordance with FASB Accounting Standards Codification (“ASC”) Topic 718, Compensation — Stock Compensation (determined as of the grant date of the awards, as the grant date of the awards is determined for accounting purposes). For information on the assumptions used in the accounting fair value computations, refer to Note 15 “— Share-Based and Other Compensation” in the Notes to Consolidated Financial Statements in the Company’s 2019 Form 10-K filed with the SEC. The amounts included in the Summary Compensation Table above, and in the tables below in this footnote, may not be indicative of the realized value of the awards if they vest.

As discussed in the CD&A, in 2017, 2018 and 2019 the Company granted annual long-term incentive award RSUs to the NEOs, the vesting of which is subject, in part, to the Company’s performance. As required by applicable SEC rules, the accounting fair value of the performance-based RSUs awarded in these years was determined based on the probable outcome (determined as of the grant date of the awards, as the grant date of the awards is determined for accounting purposes) of the performance-based conditions applicable to the awards. For these purposes, as of the grant date of the awards (as determined for accounting purposes) we determined that, other than as to the Company TSR Percentile Ranking performance condition applicable to the awards, the “target” level of performance was the probable outcome of the applicable performance-based conditions. Accordingly, for such portion of these awards, the accounting fair value is included for the NEOs as Stock Award compensation for the year in which the grant was made based on the “target” number of shares subject to the awards. For the portion of the performance-based awards that vest based on the Company’s TSR Percentile Ranking, the accounting fair value was included for the NEOs as Stock Award compensation for the year in which the grant was made based on a Monte Carlo simulation pricing model (which probability weights multiple potential outcomes) as of such grant date of the awards. For more information on the assumptions made in the Monte Carlo simulation pricing model, refer to Note 15 “— Share-Based and Other Compensation” in the Notes to Consolidated Financial Statements in the Company’s Form 10-K for the year in which the awards were granted. Under the terms of the performance-based awards at grant, between 0% and 200% (between 0% and 262.5% in the case of the awards granted to our CEO) of the target number of shares subject to the awards can vest, based on performance and the other vesting conditions applicable to the awards. The following tables present the accounting fair value (determined as described above as of the grant date of the awards) of the annual long-term incentive performance-based RSUs awarded to the NEOs in 2017, 2018 and 2019 under two sets of assumptions: (a) assuming that the target level of performance would be achieved as to the performance-based conditions other than the Company’s TSR Percentile Ranking, which we originally judged to be the probable outcome, and using the Monte Carlo simulation pricing model to value the portion of the awards that vest based on the Company’s TSR Percentile Ranking, and (b) assuming that the highest level of performance would be achieved (200% of the target level for awards other than the CEO’s and 262.5% in the case of the awards granted to our CEO).

82	PROXY STATEMENT	KILROY REALTY

2017 Annual Performance-Based RSUs
Named Officer	Grant Date Fair Value (Based on Probable Outcome)	Grant Date Fair Value (Based on Maximum Performance)
John Kilroy	$4,372,330	$11,156,381
Jeffrey Hawken	$1,257,849	$2,468,040
Tyler Rose	$1,121,313	$2,200,140
Justin Smart	$1,019,383	$2,000,142
Stephen Rosetta	$0	$0

2018 Annual Performance-Based RSUs
Named Officer	Grant Date Fair Value (Based on Probable Outcome)	Grant Date Fair Value (Based on Maximum Performance)
John Kilroy	$4,651,677	$11,812,517
Jeffrey Hawken	$1,261,696	$2,468,058
Tyler Rose	$1,124,708	$2,200,091
Justin Smart	$1,022,444	$2,000,047
Stephen Rosetta	$817,982	$1,600,091

2019 Annual Performance-Based RSUs
Named Officer	Grant Date Fair Value (Based on Probable Outcome)	Grant Date Fair Value (Based on Maximum Performance)
John Kilroy	$4,605,926	$11,812,458
Jeffrey Hawken	$1,253,383	$2,468,095
Tyler Rose	$1,117,304	$2,200,137
Justin Smart	$1,015,725	$2,000,112
Stephen Rosetta	$812,566	$1,600,062

KILROY REALTY	PROXY STATEMENT	83

As discussed in the CD&A included in the Company’s 2019 Proxy Statement, the Company awarded additional RSUs to the NEOs in December 2018, the vesting of which is subject, in part, to the Company’s performance. For these purposes, the accounting fair value of the RSUs awarded in December 2018 that are subject to performance-based vesting conditions was included for the NEOs as Stock Award compensation for 2018 based on a Monte Carlo simulation pricing model (which probability weights multiple potential outcomes) as of the grant date of the awards. For more information on the assumptions made in this Monte Carlo simulation pricing model, refer to Note 15 “— Share-Based and Other Compensation” in the Notes to Consolidated Financial Statements in the Company’s 2018 Form 10-K filed with the SEC. Under the terms of these awards at grant, between 0% and 200% of the target number of shares subject to the awards can vest, based on performance and the other vesting conditions applicable to the awards. The following table presents the accounting fair value (determined as described above as of the grant date of the awards) of the December 2018 PRSUs awarded to the NEOs under two sets of assumptions: (a) using the Monte Carlo simulation pricing model, and (b) assuming that the highest level of performance would be achieved (200% of the target level).

December 2018 PRSUs
Named Officer	Grant Date Fair Value (Based on Probable Outcome)	Grant Date Fair Value (Based on Maximum Performance)
John Kilroy	$18,272,486	$33,000,120
Jeffrey Hawken	$1,107,417	$1,999,996
Tyler Rose	$1,107,417	$1,999,996
Justin Smart	$830,580	$1,500,028
Stephen Rosetta	$553,743	$1,000,060

(2)	As described in the CD&A, each of the NEOs, other than Mr. Rosetta, received a short-term incentive under the Company’s 2019 annual incentive program in the amount reported in column (g) of the table.

(3)	The following table identifies the items reported in the “All Other Compensation” column of the table for each NEO in 2019:

Executive Officers	Employee Health- care Pre- miums	Medical Allow- ance	Life & Disability Insurance Premiums	Company Contribu- tions to Deferred Compen- sation Plan	Company Contribu- tions to 401(k)	Travel and Automo- bile-Re- lated Expens- es	Home Office / Other Expens- es	Finan- cial Planning Services	Club Dues	Reimburs- ement of Professi- onal Fees	Sever- ance Benefits	Total Benefits
John Kilroy	$6,994	$25,000	$327,202	$122,500	$12,500	$85,964	$3,957	—	$13,744	$7,150	—	$605,011
Jeffrey Hawken	$6,994	$25,000	—	$67,500	$12,500	$23,866	$4,053	$8,887	$13,540	—	—	$162,340
Tyler Rose	$6,994	$25,000	—	$55,000	$12,500	$23,938	$3,140	$6,260	—	—	—	$132,832
Justin Smart	$6,994	$25,000	—	$55,000	$12,500	$16,152	$28	—	—	—	—	$115,674
Stephen Rosetta	$4,622	—	—	$39,577	$9,500	$16,084	$277	—	—	—	$1,646,045	$1,716,105

As discussed under “Certain Relationships and Related Party Transactions,” during 2019 the Company was a party to a time-sharing agreement with each of the NEOs for the lease of an aircraft that is owned by the Company. Our senior executives are actively involved in managing and overseeing the Company’s activities over a broad geographic area. The Company owns the aircraft to help maximize the business time and effectiveness of our executive team and avoid the time and scheduling constraints associated with commercial air travel. Such NEOs may, pursuant to the time-sharing agreement, use the aircraft for personal travel when the aircraft is not being used for business purposes. In addition, if there is open space available on a flight that has been arranged for business purposes, a non-business guest of a NEO may on occasion travel on that flight. Except for $32,383, $1,123 and $382 of costs included in the travel column above for Messrs. Kilroy, Hawken and Rose, respectively, the aggregate incremental costs, as discussed under “Certain Relationships and Related Party Transactions,” of any personal use of the aircraft by an NEO during 2019 were paid for by the NEO pursuant to the NEO’s time-sharing agreement.

As discussed below under “— Potential Payments upon Termination or Change in Control”, in 2019 Mr. Rosetta received cash severance payments equal to $1,600,000 and continued health benefits under COBRA at a cost of $46,045.

The amount reported in the “All Other Compensation” column of the table for Messrs. Kilroy and Hawken in 2018 was increased by $158,318 and $5,000, respectively, for the reimbursement of certain professional fees paid by the Company.

(4)

The amounts reported in column (j) of the table above include amounts that have been deferred under our Deferred Compensation Plan. For further information regarding our Deferred Compensation Plan, see above under “Compensation Discussion and Analysis — Deferred Compensation Plan.” For an additional description of the amounts deferred, see the Nonqualified Deferred Compensation table on page 94.

(5)	Mr. Rosetta’s employment with the Company ended effective August 28, 2019.

(6)	Mr. Rosetta’s annualized rate of base salary for 2019 was $600,000. The actual salary paid to Mr. Rosetta for 2019 was $395,869 as his employment with the Company ended in August 2019.

(7)

Mr. Rosetta was granted a $2,000,000 cash-settled new hire award in 2017. The award was credited under the Deferred Compensation Plan and vests, subject to continued service, over four years. The amount included in this column represents the portion of the award that vested in 2018 and 2019, respectively, including the earnings credited under the Deferred Compensation Plan on such portion of the award through the vesting date. The unvested portion of this award was forfeited in connection with Mr. Rosetta’s termination of employment.

84	PROXY STATEMENT	KILROY REALTY

(8)	These awards, as well as Mr. Rosetta’s past stock awards that remained unvested as of August 28, 2019, were forfeited in connection with Mr. Rosetta’s termination of employment.

(9)	Mr. Rosetta’s annualized rate of base salary for 2017 was $600,000. The actual salary paid to Mr. Rosetta for 2017 was $323,077 as he joined the Company mid-year.

KILROY REALTY	PROXY STATEMENT	85

Employment Agreements — Salary and Short-Term Incentive (Annual Cash Bonus) Amounts

We have entered into employment agreements with each of Messrs. Kilroy, Hawken, Rose and Smart. During 2019, we did not have an employment agreement with Mr. Rosetta.

John Kilroy

Mr. Kilroy entered into a new amended and restated employment agreement with the Company effective December 27, 2018. The term of Mr. Kilroy’s amended and restated employment agreement is scheduled to end on December 31, 2023, subject to earlier termination in connection with a termination of Mr. Kilroy’s employment, and is not subject to automatic extensions of the term. The agreement provides for an initial annual base salary of $1,225,000 and that the Compensation Committee will review Mr. Kilroy’s base salary each year during the term of the agreement and has discretion to increase (but not decrease) his base salary level. The agreement also provides for Mr. Kilroy’s target short-term incentive award (annual cash bonus) to be set at not less than $3,000,000 and his annual equity incentive award to be set at not less than $6,000,000, with the Compensation Committee to determine Mr. Kilroy’s actual cash and equity incentive award amounts each year. The agreement also provides for Mr. Kilroy to participate in the Company’s long-term incentive plan applicable to senior executives, pursuant to which the Compensation Committee has the discretion to grant certain equity awards, as well as participation in the Company’s executive and employee compensation and benefit plans and programs, reimbursement of business expenses, an auto allowance, an annual physical examination, an annual payment equal to $130,768 for Mr. Kilroy’s supplemental life insurance premiums and an annual payment up to $250,000 for Mr. Kilroy’s disability insurance premiums. The agreement does not provide for tax gross-up payments from us for any elements of compensation, including for excise taxes imposed pursuant to Sections 280G and 4999 of the Internal Revenue Code. Provisions of Mr. Kilroy’s agreement relating to outstanding equity incentive awards and post-termination of employment benefits are discussed under the applicable sections of this Proxy Statement.

Jeffrey Hawken

Mr. Hawken entered into an amended and restated employment agreement with the Company effective December 31, 2015. The term of Mr. Hawken’s amended and restated employment agreement was scheduled to end on March 1, 2019, but was extended through March 1, 2021 by the agreement of Mr. Hawken and the Company, subject to earlier termination in connection with a termination of Mr. Hawken’s employment, and is not subject to automatic extensions of the term. The agreement provides for an initial annual base salary of $675,000 and that the Compensation Committee will review Mr. Hawken’s base salary each year during the term of the agreement and has discretion to increase (but not decrease) his base salary level. The agreement also provides for Mr. Hawken’s target short-term incentive award to be set at 200% of his annual base salary and his annual equity incentive award to have a target grant date fair value of not less than 200% of his annual base salary. The agreement also provides for Mr. Hawken to participate in any outperformance incentive award plan applicable to senior executives that may be adopted by the Board, as well as participation in the Company’s executive and employee compensation and benefit plans and programs, including an auto allowance, an annual physical examination and an annual payment up to $25,000 for tax and financial planning services. The agreement does not provide for tax gross-up payments from us for any elements of compensation, including for excise taxes imposed pursuant to Sections 280G and 4999 of the Internal Revenue Code. Provisions of Mr. Hawken’s agreement relating to outstanding equity incentive awards and post-termination of employment benefits are discussed under the applicable sections of this Proxy Statement.

86	PROXY STATEMENT	KILROY REALTY

Tyler Rose

Mr. Rose entered into an employment agreement with the Company effective January 28, 2016. The term of the employment agreement was originally scheduled to end on March 1, 2020 but has been extended to March 1, 2021 pursuant to the agreement’s provision for an automatic one-year extension each year unless either party provides notice that the agreement will not be extended, subject to earlier termination in connection with a termination of Mr. Rose’s employment. The employment agreement provides for an initial annual base salary of $500,000 and provides that the Compensation Committee will review Mr. Rose’s base salary each year during the term of the agreement and has discretion to increase (but not decrease) his base salary level. The agreement also provides for Mr. Rose’s target short-term incentive award to be set at not less than 100% of his annual base salary and his annual equity incentive award to have a target grant date value of not less than 100% of his annual base salary. The agreement also provides for Mr. Rose to participate in any outperformance incentive award plan applicable to senior executives that may be adopted by the Board, as well as participation in the Company’s executive and employee compensation and benefit plans and programs and reimbursement of business expenses. The agreement does not provide for tax gross-up payments from us for any elements of compensation, including for excise taxes imposed pursuant to Sections 280G and 4999 of the Internal Revenue Code. Provisions of Mr. Rose’s agreement relating to outstanding equity incentive awards and post-termination of employment benefits are discussed under the applicable sections of this Proxy Statement.

Justin Smart

Mr. Smart entered into an employment letter agreement with the Company dated January 28, 2016. The term of the employment letter agreement was originally scheduled to end on March 1, 2020 but has been extended to March 1, 2021 pursuant to the agreement’s provision for an automatic one-year extension each year unless either party provides notice that the letter agreement will not be extended, subject to earlier termination in connection with a termination of Mr. Smart’s employment. The agreement provides for an initial base salary of $500,000 and provides that the Compensation Committee will review Mr. Smart’s base salary each year during the term of the agreement and has discretion to increase (not decrease) his base salary level. The agreement also provides for Smart’s target short-term incentive award to be set at not less than 100% of his annual base salary and his annual equity incentive award to have a target grant date value of not less than 100% of his annual base salary. The agreement also provides for Mr. Smart to participate in the Company’s executive and employee benefit plans and programs. The agreement does not provide for tax gross-up payments from us for any elements of compensation, including for excise taxes imposed pursuant to Sections 280G and 4999 of the Internal Revenue Code. Provisions of Mr. Smart’s agreement relating to outstanding equity incentive awards and post-termination of employment benefits are discussed under the applicable sections of this Proxy Statement.

KILROY REALTY	PROXY STATEMENT	87

GRANTS OF PLAN-BASED AWARDS — 2019

The following table sets forth summary information regarding the incentive awards granted to our NEOs during 2019.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)(2)	Target (#)	Maxi- mum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Options Awards; Number of Se- curities Under- lying Options (#)	Exercise of Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
John Kilroy	02/01/2019	—	—	—	—	—	—	21,463	—	—	1,500,049
	02/01/2019	—	—	—	8,048	64,387	169,015	—	—	—	4,605,926
	02/01/2019	—	3,000,000	4,500,000	—	—	—	—	—	—	—
Jeffrey Hawken	02/01/2019	—	—	—	—	—	—	8,829	—	—	617,059
	02/01/2019	—	—	—	5,885	17,657	35,314	—	—	—	1,253,383
	02/01/2019	—	1,350,000	2,025,000	—	—	—	—	—	—	—
Tyler Rose	02/01/2019	—	—	—	—	—	—	7,870	—	—	550,034
	02/01/2019	—	—	—	5,246	15,740	31,480	—	—	—	1,117,304
	02/01/2019	—	550,000	825,000	—	—	—	—	—	—	—
Justin Smart	02/01/2019	—	—	—	—	—	—	7,155	—	—	500,063
	02/01/2019	—	—	—	4,769	14,309	28,618	—	—	—	1,015,725
	02/01/2019	—	550,000	825,000	—	—	—	—	—	—	—
Stephen Rosetta	02/01/2019	—	—	—	—	—	—	5,724	—	—	400,050
	02/01/2019	—	—	—	3,815	11,447	22,894	—	—	—	812,566
	02/01/2019	—	1,200,000	1,800,000	—	—	—	—	—	—	—

(1)	The table includes the target and maximum 2019 short-term incentives for the NEOs, as well as the time-based RSUs and performance-based RSUs that were granted to each of the NEOs in 2019.

(2)

The threshold level of the performance-based RSUs granted in February 2019 is presented based on achieving the threshold level of FFO Per Share for 2019 and without giving effect to any adjustment for the Company’s TSR Percentile Ranking or Average Debt to EBITDA Ratio over the three-year performance period.

(3)

These amounts present the aggregate accounting fair value of the equity awards computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation determined as of the grant date of the awards. For information on the assumptions used in the accounting fair value computations, refer to Note 15 “— Share-Based Compensation” in the Notes to Consolidated Financial Statements in the Company’s 2019 Form 10-K filed with the SEC. Also see footnote (1) to the Summary Compensation Table above.

88	PROXY STATEMENT	KILROY REALTY

DESCRIPTION OF PLAN-BASED AWARDS

Columns (d) and (e) of the Grants of Plan-Based Awards table above report the target and maximum, respectively, short-term incentive award levels for our NEOs for 2019. The 2019 short-term incentive awards actually paid to our NEOs are presented in the Summary Compensation Table under the heading “Non-Equity Incentive Plan Compensation.” See the “Short-Term Incentives” section of the CD&A for a discussion of our performance measurement framework and the 2019 short-term incentive awards for our NEOs.

Each of the equity incentive awards reported in the above table was granted under, and is subject to, the terms of the 2006 Plan. The Compensation Committee administers the 2006 Plan. The Compensation Committee has authority to interpret the plan provisions and to make all required determinations under the plan. Awards granted under the plan are generally only transferable by the NEO by will or the laws of descent and distribution.

Each NEO may be entitled to accelerated vesting of his outstanding equity incentive awards upon certain terminations of employment with the Company or if the awards are to be terminated in connection with a change in control of the Company. The terms of this accelerated vesting are described in this section and below under “— Potential Payments Upon Termination or Change in Control.”

Each RSU subject to the awards described below represents a contractual right to receive one share of our common stock. Payment will generally be made as the RSUs become vested, although the NEO may generally elect to have the RSUs paid on a deferred basis. Subject to the NEO’s employment agreement or the award agreement evidencing the RSUs, if an NEO’s employment terminates for any reason during the vesting period, any RSUs that have not previously vested will terminate.

The NEOs do not have the right to vote or dispose of the RSUs subject to these awards, but do have the right to receive dividend equivalents (in cash or stock) based on the amount of dividends (if any) paid by the Company during the term of the award on a number of shares equal to the number of outstanding and unpaid RSUs then subject to the award. Any such dividend equivalents are credited in the form of additional RSUs that are subject to the same vesting requirements as the RSUs to which they relate.

Time-Based RSUs

Column (i) of the Grants of Plan-Based Awards table above reports awards of RSUs granted to our NEOs in February 2019 that vest based solely on the executive’s continued employment or service with the Company. Each of the annual long-term incentive awards granted in February 2019 is subject to a three-year vesting schedule, with one-third of the award vesting on January 5th in each of the three years following the year of the grant date.

Performance-Based RSUs

Columns (f) through (h) of the Grants of Plan-Based Awards table above report awards of performance-based RSUs granted to our NEOs in February 2019.

As described more fully above under “Compensation Discussion and Analysis — 2019 Named Executive Officer Compensation,” the percentage of performance-based RSUs granted in February 2019 that become eligible to vest range from 0% to 200% of the RSUs subject to the award (0% to 262.5% in the case of the award granted to our CEO) depending on the Company’s FFO Per Share for 2019 and its TSR Percentile Ranking relative to the Company’s peer group and Average Debt to EBITDA Ratio for the 2019-2021 performance period.

For 2019, the FFO Per Share performance condition was determined to have been satisfied at 150% of the target level (and 175% of target level for the award to our CEO). Accordingly, between approximately 100% and 200% of the target number of RSUs subject to each award (87.5% to 262.5% in the case of the award granted to our CEO) is eligible to vest based on the Company’s TSR Percentile Ranking and Average Debt to EBITDA Ratio for 2019-2021 and on the NEO’s continued employment through the date the Compensation Committee determines the level of achievement of the performance goals.

In general, for purposes of these performance awards, “FFO Per Share” means the Company’s funds from operations during 2019, determined in accordance with the White Paper on Funds From Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts, adjusted to exclude the impact of acquisition-related expenses, non-cash

KILROY REALTY	PROXY STATEMENT	89

charges, non-budgeted compensation costs, any expense associated with variable accounting for certain equity-based awards, the impact of mergers, dispositions of property (to the extent that such dispositions exceed the midpoint of the range estimated in the Company’s business plan for the applicable year) and similar corporate transactions, the impact of any changes in accounting principles or practices, and the impact of other extraordinary items not contemplated by the Compensation Committee on the grant date, and including revenue that would have been included in earnings but is not recognized due to tenant delays and any lost revenue from restructuring of certain leases, divided by the weighted average common shares of the Company outstanding for 2019, calculated on a diluted basis, including participating share-based awards (i.e., unvested stock and time-based RSUs), the dilutive impact of stock options and contingently issuable shares and assuming the exchange of all common limited partnership units outstanding. If the Company’s FFO Per Share for 2019 was less than $3.58, the award would be forfeited in full. If the Company’s FFO Per Share for 2019 was $3.58, the percentage of the target number of shares subject to the award that will become “Banked Shares” would be 50% (25% in the case of the award granted to our CEO). If the Company’s FFO Per Share for 2019 was $3.68 (target), the percentage of the target number of shares subject to the award that will become Banked Shares would be 100%. If the Company’s FFO Per Share for 2019 was $3.78 or greater, the percentage of the target number of shares subject to the award that will become Banked Shares would be 150% (175% in the case of the award granted to our CEO). For an FFO Per Share amount between these levels, the number of Banked Shares would be determined on a pro-rata basis.

In general, for purposes of these awards, the “TSR Percentile Ranking” for the performance period (2019-2021) will be determined as follows: the percentile ranking of the Company’s TSR for the performance period will be determined against the TSRs for the performance period for the companies included in the SNL US REIT Office Index on the first date of the performance period that remain included in such Index through the end of the performance period. These calculations will be based on average closing stock prices during the twenty-trading day period immediately prior to the start of the performance period and the twenty-trading day period at the end of the performance period, assuming dividend reinvestment and adjusted to mitigate the impact of stock splits, stock dividends and reverse stock splits. If the TSR Percentile Ranking is the 80th percentile or greater, the TSR modifier as to 50% of the Banked Shares will be 133.3333% (150% in the case of the award granted to our CEO). If the TSR Percentile Ranking is the 40th percentile or greater, but equal to or less than the 60th percentile, the TSR modifier as to 50% of the Banked Shares will be 100%. If the TSR Percentile Ranking is the 20th percentile or lower, the TSR modifier as to 50% of the Banked Shares will be 66.6667% (50% in the case of the award granted to our CEO). For a TSR Percentile Ranking between these levels, the TSR modifier will be determined on a pro-rata basis.

In general, for purposes of these awards, the “Average Debt to EBITDA Ratio” for the performance period (2019-2021) will be determined as the average of the Company’s Annual Debt to EBITDA Ratio (as defined below) for each of 2019, 2020 and 2021. The Company’s “Annual Debt to EBITDA Ratio” will be determined as the average of the Company’s consolidated net debt balances (that is debt less cash on hand) at the end of each quarter of the applicable year, divided by the Company’s EBITDA for the applicable year. The Company’s EBITDA will be determined as the Company’s consolidated earnings before interest expense, depreciation and amortization, gain/loss on early extinguishment of debt, gains and losses on depreciable real estate, net income attributable to noncontrolling interests, preferred dividends and distributions, original issuance costs of redeemed preferred stock and preferred units and impairment losses. EBITDA and net debt, as applicable, will be adjusted to exclude the impact of acquisition-related expenses, non-cash charges, non-budgeted compensation costs, any expense associated with variable accounting for certain equity-based awards, the impact of mergers, dispositions of property (to the extent that such dispositions exceed the midpoint of the range estimated in the Company’s business plan for the applicable year) and similar corporate transactions, the impact of any changes in accounting principles or practices, and the impact of other extraordinary items not contemplated by the Compensation Committee on the grant date, and including revenue that would have been included in earnings but is not recognized due to tenant delays any lost revenue from restructuring of certain leases, and any unbudgeted earnings (to the extent no otherwise included in earnings) from leases that are entered into but for which the property has not been delivered for occupancy. If the Average Debt to EBITDA Ratio is 7.45x or less, the debt to EBITDA modifier as to 50% of the Banked Shares will be 133.3333% (150% in the case of the award granted to our CEO). If the Average Debt to EBITDA Ratio is 7.65x, the debt to EBITDA modifier as to 50% of the Banked Shares will be 100%. If the Average Debt to EBITDA Ratio is 7.85x or higher, the debt to EBITDA modifier as to 50% of the Banked Shares will be 66.6667% (50% in the case of the award granted to our CEO). For an Average Debt to EBITDA Ratio between these levels, the debt to EBITDA modifier will be determined on a pro-rata basis.

90	PROXY STATEMENT	KILROY REALTY

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END — 2019

The following table sets forth summary information regarding the outstanding equity awards held by each of our NEOs as of December 31, 2019, including the vesting dates for the portions of these awards that had not vested as of that date.

		Option Awards										Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)		Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)

(a)	(b)	(c	)	(d	)	(e	)	(f	)	(g	)	(h	)	(i	)	(j	)	(k	)
John Kilroy	02/24/2017	—		—		—		—		—		6,926	(3)	581,091		—		—
	02/24/2017	—		—		—		—		—		—		—		81,168	(4)	6,809,995
	02/14/2018	—		—		—		—		—		15,721	(5)	1,318,992		—		—
	02/14/2018	—		—		—		—		—		—		—		123,802	(6)	10,386,988
	12/27/2018	—		—		—		—		—		223,324	(7)	18,736,884		—		—
	12/27/2018	—		—		—		—		—		—		—		272,954	(8)	22,900,841
	2/1/2019	—		—		—		—		—		21,866	(9)	1,834,557		—		—
	2/1/2019	—		—		—		—		—		—		—		114,795	(10)	9,631,301
Jeffrey Hawken	02/24/2017	—		—		—		—		—		2,850	(3)	239,115		—		—
	02/24/2017	—		—		—		—		—		—		—		21,409	(4)	1,796,215
	02/14/2018	—		—		—		—		—		6,467	(5)	542,581		—		—
	02/14/2018	—		—		—		—		—		—		—		29,100	(6)	2,441,490
	12/27/2018	—		—		—		—		—		16,543	(7)	1,387,958		—		—
	12/27/2018	—		—		—		—		—		—		—		16,543	(8)	1,387,958
	2/1/2019	—		—		—		—		—		8,995	(9)	754,681		—		—
	2/1/2019	—		—		—		—		—		—		—		26,983	(10)	2,263,874
Tyler Rose	02/24/2017	—		—		—		—		—		2,540	(3)	213,106		—		—
	02/24/2017	—		—		—		—		—		—		—		19,085	(4)	1,601,232
	02/14/2018	—		—		—		—		—		5,765	(5)	483,684		—		—
	02/14/2018	—		—		—		—		—		—		—		25,940	(6)	2,176,366
	12/27/2018	—		—		—		—		—		16,543	(7)	1,387,958		—		—
	12/27/2018	—		—		—		—		—		—		—		16,543	(8)	1,387,958
	2/1/2019	—		—		—		—		—		8,018	(9)	672,710		—		—
	2/1/2019	—		—		—		—		—		—		—		24,054	(10)	2,018,131
Justin Smart	02/24/2017	—		—		—		—		—		2,309	(3)	193,725		—		—
	02/24/2017	—		—		—		—		—		—		—		17,350	(4)	1,455,665
	02/14/2018	—		—		—		—		—		5,241	(5)	439,720		—		—
	02/14/2018	—		—		—		—		—		—		—		23,582	(6)	1,978,530
	12/27/2018	—		—		—		—		—		12,407	(7)	1,040,947		—		—
	12/27/2018	—		—		—		—		—		—		—		12,407	(8)	1,040,947
	2/1/2019	—		—		—		—		—		7,289	(9)	611,547		—		—
	2/1/2019	—		—		—		—		—		—		—		21,867	(10)	1,834,641
Stephen Rosetta	—	—		—		—		—		—		—		—		—		—

KILROY REALTY	PROXY STATEMENT	91

(1)

The number of shares or units shown in columns (h) and (j) includes dividend equivalents credited with respect to the award as of December 31, 2019. Dividend equivalents vest at the same time and subject to the same conditions as the award to which they relate.

(2)

The dollar amounts shown in columns (i) and (k) are determined by multiplying the number of shares or units reported in columns (h) and (j), respectively, by $83.90 (the Company’s closing stock price on December 31, 2019).

(3)	The unvested portion of these awards was scheduled to vest on January 5, 2020.

(4)

These are the unvested portions of the performance-based RSUs granted to our NEOs in 2017, which are scheduled to vest on a three-year “cliff” basis on the first date following December 31, 2019 on which the Compensation Committee determines that the performance vesting conditions have been achieved by the Company. The number of performance-based RSUs that vest on that date will be determined by (1) determining the number of “Banked Shares” for the award by multiplying the target number of RSUs subject to the award by a percentage between 0% and 150% (0% and 175% in the case of the award granted to our CEO), determined based on the Company’s FFO Per Share for 2017 against a pre-established target, (2) multiplying 40% of the Banked Shares by a percentage between 66.6667% and 133.3333% (50% and 150% in the case of the award granted to our CEO) based on the Company’s TSR Percentile Ranking for the three-year period 2017-2019, (3) multiplying 30% of the Banked Shares by a percentage between 66.6667% and 133.3333% (50% and 150% in the case of the award granted to our CEO) based on the Company’s Average FAD Per Share Growth for the three-year period 2017-2019, and (4) multiplying 30% of the Banked Shares by a percentage between 66.6667% and 133.3333% (50% and 150% in the case of the award granted to our CEO) based on the Company’s Average Debt to EBITDA Ratio for the three-year period 2017-2019. These awards vested in January 2020 as to 129.4% (144.8% in the case of the award granted to our CEO) of the target number of shares subject to the awards, and the table above reflects the actual number of RSUs subject to these awards that vested.

(5)	The unvested portions of these awards were scheduled to vest in two installments on January 5, 2020 and January 5, 2021.

(6)

These are the unvested portions of the performance-based RSUs granted to our NEOs in February 2018, which are scheduled to vest on a three-year “cliff” basis on the first date following December 31, 2020 on which the Compensation Committee determines that the performance vesting conditions have been achieved by the Company. The number of performance-based RSUs that vest on that date will be determined by (1) determining the number of “Banked Shares” for the award by multiplying the target number of RSUs subject to the award by a percentage between 0% and 150% (0% and 175% in the case of the award granted to our CEO), determined based on the Company’s FFO Per Share for 2018 against a pre-established target, (2) multiplying 50% of the Banked Shares by a percentage between 66.6667% and 133.3333% (50% and 150% in the case of the award granted to our CEO) based on the Company’s TSR Percentile Ranking for the three-year period 2018-2020, and (3) multiplying 50% of the Banked Shares by a percentage between 66.6667% and 133.3333% (50% and 150% in the case of the award granted to our CEO) based on the Company’s Average Debt to EBITDA Ratio for the three-year period 2018-2020. The amounts presented in the chart above reflect the number of Banked Shares for the award based on our actual FFO Per Share for 2018, representing 150% of the target number of shares subject to the award (and 175% of the target number of shares subject to the award granted to our CEO). For purposes of the chart above, no adjustment has been made for the TSR Percentile Ranking and the Average Debt to EBITDA Ratio.

(7)	The unvested portion of these awards were scheduled to vest in two equal installments on January 5, 2022 and January 5, 2023.

(8)

These are the unvested portions of the performance-based RSUs granted to our NEOs in December 2018, which are scheduled to vest based on the Company’s Relative TSR for the four year period 2019-2022. The Compensation Committee will first determine the number of performance-based RSUs that will be eligible to vest based on the Company’s Relative TSR for the three year period 2019-2021 (with such number, the “Initial Number of PRSUs”). The Initial Number of PRSUs will be determined by multiplying the target number of RSUs subject to the award by a percentage between 0% and 200% based on the Company’s Relative TSR for the three year period 2019-2021. 75% of the Initial Number of PRSUs will vest on January 5, 2022. The Compensation Committee will then determine the final number of performance-based RSUs that will be eligible to vest based on the Company’s Relative TSR for the four year period 2019-2022 (with such number, the “Final Number of PRSUs”). The Final Number of PRSUs will range from reducing the Initial Number of PRSUs by 25% and multiplying the target number of RSUs subject to the award by 200% based on the Company’s Relative TSR for the four year period 2019-2022. The difference between the Final Number of PRSUs and the Initial Number of PRSUs will vest on January 5, 2023. The amounts presented in the chart above reflect the target number of shares subject to the award.

(9)	The unvested portions of these awards were scheduled to vest in three installments on January 5, 2020, January 5, 2021 and January 5, 2022.

(10)

These are the unvested portions of the performance-based RSUs granted to our NEOs in February 2019, which are scheduled to vest on a three-year “cliff” basis on the first date following December 31, 2021 on which the Compensation Committee determines that the performance vesting conditions have been achieved by the Company. The number of performance-based RSUs that vest on that date will be determined by (1) determining the number of “Banked Shares” for the award by multiplying the target number of RSUs subject to the award by a percentage between 0% and 150% (0% and 175% in the case of the award granted to our CEO), determined based on the Company’s FFO Per Share for 2019 against a pre-established target, (2) multiplying 50% of the Banked Shares by a percentage between 66.6667% and 133.3333% (50% and 150% in the case of the award granted to our CEO) based on the Company’s TSR Percentile Ranking for the three-year period 2019-2021, and (3) multiplying 50% of the Banked Shares by a percentage between 66.6667% and 133.3333% (50% and 150% in the case of the award granted to our CEO) based on the Company’s Average Debt to EBITDA Ratio for the three-year period 2019-2021. The amounts presented in the chart above reflect the number of Banked Shares for the award based on our actual FFO Per Share for 2019, representing 150% of the target number of shares subject to the award (and 175% of the target number of shares subject to the award granted to our CEO). For purposes of the chart above, no adjustment has been made for the TSR Percentile Ranking and the Average Debt to EBITDA Ratio.

92	PROXY STATEMENT	KILROY REALTY

OPTION EXERCISES AND STOCK VESTED — 2019

The following table summarizes the vesting of stock awards during 2019 that were previously granted to our NEOs. None of our NEOs exercised any Company stock options during 2019.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)
(a)	(b	)	(c	)
John Kilroy	170,907	(2)	11,706,173	(2)
Jeffrey Hawken	68,316	(3)	4,815,537	(3)
Tyler Rose	41,377	(4)	2,831,902	(4)
Justin Smart	36,453	(5)	2,488,647	(5)
Stephen Rosetta	9,238	(6)	675,555	(6)

(1)

The dollar amounts shown in column (c) above are determined by multiplying the number of shares or units, as applicable, that vested by the per-share closing price of our common stock on the vesting date.

(2)

Includes (i) 146,222 RSUs that vested during 2019 with a value of $9,938,607 and (ii) 24,685 RSUs with a value of $1,767,566 that were issued as dividend equivalents during 2019 and that were fully-vested upon issuance. Of these RSUs, 12,482 were deferred pursuant to our Deferred Compensation Plan and are included in the “Registrant Contributions in Last FY” column of the Nonqualified Deferred Compensation — 2019 table below.

(3)

Includes (i) 55,254 RSUs that vested during 2019 with a value of $3,867,755 and (ii) 13,062 RSUs with a value of $947,782 that were issued as dividend equivalents during 2019 and that were fully-vested upon issuance. Of these RSUs, 9,349 were deferred pursuant to our Deferred Compensation Plan and are included in the “Registrant Contributions in Last FY” column of the Nonqualified Deferred Compensation — 2019 table below.

(4)

Includes (i) 36,498 RSUs that vested during 2019 with a value of $2,488,228 and (ii) 4,879 RSUs with a value of $343,674 that were issued as dividend equivalents during 2019 and that were fully-vested upon issuance. Of these RSUs, 1,570 were deferred pursuant to our Deferred Compensation Plan and are included in the “Registrant Contributions in Last FY” column of the Nonqualified Deferred Compensation — 2019 table below.

(5)

Includes (i) 33,181 RSUs that vested during 2019 with a value of $2,262,089 and (ii) 3,272 RSUs with a value of $226,558 that were issued as dividend equivalents during 2019 and that were fully-vested upon issuance. Of these RSUs, 263 were deferred pursuant to our Deferred Compensation Plan and are included in the “Registrant Contributions in Last FY” column of the Nonqualified Deferred Compensation — 2019 table below.

(6)

Includes (i) 8,808 RSUs that vested during 2019 with a value of $643,411 and (ii) 430 RSUs with a value of $32,144 that were issued as dividend equivalents during 2019 and that were fully-vested upon issuance. Of these RSUs, 2,092 were deferred pursuant to our Deferred Compensation Plan and are included in the “Registrant Contributions in Last FY” column of the Nonqualified Deferred Compensation — 2019 table below.

KILROY REALTY	PROXY STATEMENT	93

NONQUALIFIED DEFERRED COMPENSATION — 2019

The following table sets forth summary information regarding the contributions to and earnings on our NEOs’ deferred compensation balances during 2019, and the total deferred amounts for the NEOs as of December 31, 2019.

Name	Executive Contributions in Last FY ($)		Registrant Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY(2) ($)	Aggregate Withdrawals/ Distributions ($)		Aggregate Balance at Last FYE(3) ($)
(a)	(b)		(c)	(d)	(e)		(f)
John Kilroy	—		1,046,291	10,770,033	—		44,041,050
Jeffrey Hawken	—		759,460	8,311,524	—		34,746,630
Tyler Rose	67,500	(4)	171,149	1,516,942	(645,352)		6,728,903
Justin Smart	245,000	(5)	71,430	735,331	(222,003)		3,695,444
Stephen Rosetta	939,577	(6)	157,320	337,998	(1,161,805)	(7)	2,631,105

(1)

The amount reported as registrant contributions in 2019 under column (c) includes each NEO’s RSUs that vested in 2019 but had not yet become payable, as described in the footnotes to the Option Exercises and Stock Vested table above for each executive. These RSUs are payable in shares of our common stock but, pursuant to the terms of each NEO’s deferral of the RSUs, payment does not occur until the applicable date as determined under our Deferred Compensation Plan. In accordance with applicable rules of the SEC, these RSUs are reflected in this table because, while the RSUs are considered to have been vested at the end of 2019, they had not yet become payable. The amounts reported as registrant contributions in the table above include stock-settled obligations with respect to the vested and deferred RSUs described above of $923,791 for Mr. Kilroy, $691,960 for Mr. Hawken, $116,149 for Mr. Rose, $16,430 for Mr. Smart and $117,743 for Mr. Rosetta. The amounts reported as registrant contributions in the table above also include cash-settled obligations of $122,500 for Mr. Kilroy, $67,500 for Mr. Hawken, $55,000 for Mr. Rose, $55,000 for Mr. Smart, and $39,577 for Mr. Rosetta and are also included as 2019 compensation for the NEOs in the “All Other Compensation” column of the Summary Compensation Table.

(2)

The amount reported as aggregate earnings in 2019 under column (d) represents the change in value of cash-settled obligations and the change in value of each executive’s vested and deferred RSUs (based on the closing price of our common stock on December 31, 2019). No amounts reported in this column were reported as 2019 compensation for the NEOs in the Summary Compensation Table.

(3)

The balance at the end of 2019 under column (f) reflects amounts that were previously reported as compensation in the appropriate columns of the Summary Compensation Table for years through and including 2019 to the extent the executive was an NEO for the applicable year. These amounts include both cash deferrals and the grant date fair value of deferred RSUs for each NEO. The grant date fair value of the deferred RSUs assume target performance achievement and do not include any performance modification. Amounts reported in column (f) also include earnings credited on deferred amounts. In accordance with applicable SEC rules, these earnings have not been included in the Summary Compensation Table.

(4)	Mr. Rose’s contributions are included in the 2019 “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(5)	Mr. Smart’s contributions are included in the 2019 “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table.

(6)	Mr. Rosetta’s contributions are included in the 2019 “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table.

(7)	Mr. Rosetta’s withdrawals/distributions include $1,114,397.68 related to the forfeiture of the deferred cash new hire award granted to him in 2017 in connection with his separation.

Deferrals of cash-settled compensation shown in this table are made under the Deferred Compensation Plan. Participant elections with respect to deferrals of compensation and distributions must generally be made in the year preceding that in which the compensation is earned, except that elections with respect to certain performance-based bonuses may be made as late as six months prior to the end of the applicable performance period (June 30th in the case of calendar-year performance period). In addition, newly eligible participants may be able to make deferral elections up to thirty days after they first become eligible to participate in the Deferred Compensation Plan, if later than the end of the year preceding that in which such deferred amounts will be earned. Participants may only change existing elections with respect to distributions if they satisfy certain requirements set forth in the Deferred Compensation Plan, including that they do so no later than twelve months prior to the first scheduled distribution and that they extend their deferral elections by at least five years.

94	PROXY STATEMENT	KILROY REALTY

Participants are permitted to allocate (and reallocate) their cash-settled deferrals, as well as Company contributions and any notional earnings on either of the foregoing, amongst the investment alternatives made available by the Deferred Compensation Plan administrator for purposes of determining any notional gains or losses on Participant account balances. The charts below show the investment alternatives available under the Deferred Compensation Plan from January 1, 2019 through December 31, 2019, with the performance of each investment alternative for the applicable period of time it was available under the Deferred Compensation Plan.

Investment Alternatives (1/1/2019 — 12/31/2019)	Investment Category	2019 Performance
DFA US Small Cap I	Small Blend	21.75%
DFA US Targeted Value I	Small-Value	21.47%
Fidelity® 500 Index	Market Index	31.47%
Fidelity® Balanced	Balanced	24.39%
Fidelity® Contrafund®	Large Growth	29.98%
Fidelity® Extended Market Index	Small/Mid DJ Index	28.00%
Fidelity® Government Income	Intermediate Govt Bond	6.41%
Fidelity® International Discovery	International Equity	27.51%
Fidelity Advisor® Investment Gr Bd M	Intermediate-Term Bond	9.33%
Fidelity® Low-Priced Stock	Mid Value	25.66%
Fidelity® Mid-Cap Stock	Mid Growth	25.35%
Fidelity® Real Estate Investment Port	Specialty — U.S. REITs	25.20%
Fidelity® Government MMkt	Government Money Market	1.84%
Fidelity® US Bond Index	Intermediate Term Bd Index	8.48%
MainStay Large Cap Growth R1	Large Growth	33.46%
T. Rowe Price Dividend Growth Advisor	Large Blend	30.66%
US Fund Mid-Cap Blend	Mid DJ Blend	25.87%
Vanguard Equity-Income Adm	Large Value	25.35%
Vanguard Inflation-Protected Secs Adm	Inflation-Linked Bond	8.16%
Vanguard Total Intl Stock Index Admiral	Total International Index	21.51%

These allocations are hypothetical only and do not give participants ownership interests in any actual assets of the Company or any trust funding obligations under the Deferred Compensation Plan; however, the Company may set aside assets to fund its obligations under the Deferred Compensation Plan in a limited (“rabbi”) trust, subject to the claims of the Company’s creditors in the event of the Company’s bankruptcy or insolvency.

Participants may elect to receive distributions of their accounts (other than distributions of Company contributions) (i) while still in the service of the Company, in either a lump sum or in two to five annual installments occurring (or beginning) no earlier than two years after such amounts were earned, (ii) upon retirement from service, in a lump sum or up to fifteen annual installments (in certain cases, beginning no earlier than six months after retirement) or (iii) upon a change in control, in full. Participant elections may also provide for payment upon the earliest to occur of any two or more of the foregoing events (subject to the distribution limitations applicable to Company contributions). If a participant separates from service with the Company and its affiliates for any reason other than due to the participant’s death, disability or retirement, the remaining balance of the participant’s account will generally be distributed in full (in certain cases, six months after the occurrence of such separation from service). In addition, a

KILROY REALTY	PROXY STATEMENT	95

participant’s account balance will be distributed as soon as possible following the participant’s death or disability. All such separation, death and disability distributions will be made without regard to any participant election(s).

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following section describes the benefits that may become payable to certain NEOs (other than Mr. Rosetta) in connection with a termination of their employment with the Company and/or a change in control of the Company as of December 31, 2019. For Mr. Rosetta, we have described the actual benefits he received in connection with his separation from employment effective August 28, 2019.

John Kilroy

Mr. Kilroy’s amended and restated employment agreement effective as of December 27, 2018 provides that, if his employment is terminated by the Company without “cause” or by Mr. Kilroy for “good reason” (as these terms are defined in his employment agreement), he will be entitled to receive the following payments and benefits (the “Termination Benefits”): (i) accrued but unpaid compensation through the date of termination; (ii) a cash payment equal to $36,675,000; (iii) annual incentive compensation, based on actual performance prior to the date of termination and reasonably anticipated performance through the remainder of the year; (iv) vesting of equity awards as governed by the applicable plans, programs and agreements; (v) all payments due under any other compensatory or benefit plan; (vi) the settlement of any deferral arrangements in accordance with the plans and programs governing the deferral; (vii) continuation of health insurance coverage for Mr. Kilroy, his spouse and his dependents, as applicable, for three years after the date of termination, at our expense; and (viii) payment of an amount equal to $130,768 per year for the three-year period following the termination of his employment to cover premium payments incurred in connection with his life insurance policy. In addition, if Mr. Kilroy is terminated in such circumstances early in a calendar year prior to the granting of his annual long-term incentive award, the Company will grant him a long-term incentive award (or cash equivalent) for that year with all time-based vesting conditions deemed satisfied at grant.

If Mr. Kilroy retires at or after age 70 with at least twelve months advance notice to the Company, he will be entitled to receive the Termination Benefits described above, except that the cash payment described above will be $13,225,000 (or $16,225,000 if such retirement occurs at or after age 73).

If Mr. Kilroy’s employment is terminated due to his death or “disability” (as this term is defined in his employment agreement), he will be entitled to receive the Termination Benefits described above, except that the cash payment described above will be $16,225,000. In addition, if Mr. Kilroy is terminated in such circumstances early in a calendar year prior to the granting of his annual long-term incentive award, the Company will grant him a long-term incentive award (or cash equivalent) for that year with all time-based vesting conditions deemed satisfied at grant.

If any payments under Mr. Kilroy’s employment agreement would otherwise trigger the excise tax imposed by Section 4999 of the Internal Revenue Code, the payments will be reduced as provided in the agreement to a level that does not trigger the excise tax if the reduction results in his retaining a greater amount of the payments on an after-tax basis if such reduction is not made. In the event of a “change in control” (as defined in the employment agreement), we will place the amount of the potential cash obligations to Mr. Kilroy in connection with such a change in control and a termination of his employment in a separate rabbi trust on behalf of Mr. Kilroy immediately prior to such change in control.

Except in the event of a termination due to Mr. Kilroy’s death, the employment agreement requires Mr. Kilroy to sign a general release of claims in favor of the Company in order to receive the Termination Benefits described above, other than accrued but unpaid compensation through the date of termination.

Mr. Kilroy’s amended and restated employment agreement provides that if his employment is terminated, his stock incentive awards granted by the Company will be governed by the terms and conditions of the applicable award agreements, including vesting of the awards upon his retirement. The retirement age applicable to the Company’s stock incentive awards granted to Mr. Kilroy before 2019 (age 70) was not changed, his retirement age for purposes of any stock incentive awards granted in 2019, 2020 or 2021 was or will be age 73, and his retirement age for purposes of any stock incentive awards granted in 2022 or 2023 will be ages 74 and 75, respectively. The terms of any new equity incentive award granted by the Company to Mr. Kilroy will

96	PROXY STATEMENT	KILROY REALTY

condition retirement vesting on his providing at least twelve months’ advance written notice to the Company of his retirement and will otherwise include provisions regarding termination of employment that are not less favorable to him than the provisions applicable to his 2018 annual equity incentive award granted by the Company.

Jeffrey Hawken

Mr. Hawken’s amended and restated employment agreement provides that, if his employment is terminated by the Company without “cause” (including a decision by the Company not to extend the term of the agreement) or by Mr. Hawken for “good reason” (as these terms are defined in his employment agreement), he will be entitled to receive the following payments and benefits (together with the Severance Payment (as defined below), the “Termination Benefits”): (i) accrued but unpaid compensation through the date of termination; (ii) annual incentive compensation, based on actual performance prior to the date of termination and reasonably anticipated performance through the remainder of the year; (iii) full vesting of time-based equity awards; (iv) vesting of performance-based cash or equity awards (including outperformance incentive awards) as governed by the applicable plans, programs and agreements, but (unless otherwise provided in an applicable award agreement) with the objectives of such awards deemed to be met at the greater of (a) target on the date of termination or (b) actual performance as of the date of termination and reasonably anticipated performance through the remainder of the year; (v) all payments due under any other compensatory or benefit plan; (vi) the settlement of any deferral arrangements in accordance with the plans and programs governing the deferral; and (vii) payment of the premiums charged for Mr. Hawken, his spouse and his eligible dependents to continue medical coverage under COBRA for three years after the date of termination. In addition, Mr. Hawken will be entitled to receive a cash severance payment (the “Severance Payment”) equal to the sum of (i) three times his annual base salary and (ii) three times the average of his “annual incentives” for the prior five calendar years, where the “annual incentives” for a calendar year includes Mr. Hawken’s annual cash and stock award targets, the fair value of any discretionary equity awards granted to him in the applicable calendar year and any long-term cash incentive earned by the executive based on a multi-year performance period that ends during the applicable calendar year.

If Mr. Hawken’s employment is terminated due to his retirement or death, he will be entitled to receive the Termination Benefits described above, except that (i) his Severance Payment described above for a termination of employment without cause or with good reason would be determined using a multiplier of “one” instead of “three” and (ii) in the case of a termination of his employment due to his retirement, his performance-based cash or equity awards will be governed by the terms and conditions of the particular award.

If Mr. Hawken’s employment is terminated due to his disability, he would be entitled to receive the Termination Benefits described above, except that his Severance Payment described above for a termination of employment without cause or with good reason would have been determined using a multiplier of “two” instead of “three.”

If any payments under Mr. Hawken’s employment agreement would otherwise trigger the excise tax imposed by Section 4999 of the Internal Revenue Code, the payments will be reduced as provided in the agreement to a level that does not trigger the excise tax if the reduction results in his retaining a greater amount of the payments on an after-tax basis if such reduction is not made. In the event of a “change in control” (as defined in the employment agreement), we will place the amount of the potential cash obligations to Mr. Hawken in connection with such a change in control and a termination of his employment in a separate rabbi trust on behalf of Mr. Hawken within thirty days after such change in control.

The employment agreement requires Mr. Hawken to sign a general release of claims in favor of the Company in order to receive the Termination Benefits (including the Severance Payment) described above, other than accrued but unpaid compensation through the date of termination.

Tyler Rose

Mr. Rose’s employment agreement provides that, if his employment is terminated by the Company without “cause” or by Mr. Rose for “good reason” (as these terms are defined in his employment agreement), he would be entitled to receive the following payments and benefits (together with the Severance Payment (as defined below), the “Termination Benefits”): (i) accrued but unpaid compensation through the date of termination; (ii) annual incentive compensation, based on actual performance prior to the date of termination and reasonably anticipated performance through the remainder of the year; (iii) full

KILROY REALTY	PROXY STATEMENT	97

vesting of time-based equity awards; (iv) vesting of performance-based cash or equity awards (excluding outperformance incentive awards) as governed by the applicable plans, programs and agreements, but (unless otherwise provided in an applicable award agreement) with the objectives of such awards deemed to be met at the greater of (a) target on the date of termination or (b) actual performance as of the date of termination and reasonably anticipated performance through the remainder of the year; (v) all payments due under any other compensatory or benefit plan; (vi) the settlement of any deferral arrangements in accordance with the plans and programs governing the deferral; and (vii) payment of the premiums charged for Mr. Rose, his spouse and his eligible dependents to continue medical coverage under COBRA for two years after the date of termination. In addition, Mr. Rose would be entitled to receive a cash severance payment (the “Severance Payment”) equal to the sum of (i) two times his annual base salary and (ii) two times the average of his two highest target “annual incentives” (that is, the sum of the short-term incentive award and the annual stock award (determined based on the target level of the award) as detailed in Mr. Rose’s employment agreement) during the three preceding full performance years.

If Mr. Rose’s employment is terminated due to retirement, he would be entitled to receive the Termination Benefits described above, except that (i) his Severance Payment will be equal to zero and (ii) the payment of the premiums to continue medical coverage under COBRA for Mr. Rose, his spouse and his dependents, as applicable, will be for one year after the date of termination.

If Mr. Rose’s employment is terminated due to his death, he would be entitled to receive the Termination Benefits described above, except that (i) his Severance Payment described above for a termination of employment without cause or with good reason will be determined using a multiplier of “one” instead of “two,” and (ii) the payment of the premiums to continue medical coverage under COBRA for Mr. Rose, his spouse and his dependents, as applicable, will be for one year after the date of termination.

In the event that the employment of Mr. Rose is terminated due to his disability, Mr. Rose would be entitled to receive the Termination Benefits described above, except that the payment of the premiums to continue medical coverage under COBRA for Mr. Rose, his spouse and his dependents, as applicable, will be for one year after the date of termination.

If any payments under Mr. Rose’s employment agreement would otherwise trigger the excise tax imposed by Section 4999 of the Internal Revenue Code, the payments will be reduced as provided in the agreement to a level that does not trigger the excise tax if the reduction results in his retaining a greater amount of the payments on an after-tax basis if such reduction is not made. In the event of a “change in control” (as defined in the employment agreement), we will place the amount of the potential cash obligations to Mr. Rose in connection with such a change in control and a termination of his employment in a separate rabbi trust on behalf of Mr. Rose within thirty days after such change in control.

The employment agreement requires Mr. Rose to sign a general release of claims in favor of the Company in order to receive the Termination Benefits (including the Severance Payment) described above, other than accrued but unpaid compensation through the date of termination.

Justin Smart

Mr. Smart’s employment letter agreement provides that, if his employment is terminated by the Company without “cause” or by Mr. Smart for “good reason” (as these terms are defined in his employment letter agreement), he would be entitled to receive the following payments and benefits (together with the Severance Payment (as defined below), the “Termination Benefits”): (i) accrued but unpaid compensation through the date of termination; (ii) in lieu of any annual incentive compensation, a partial year bonus based on actual performance against bonus targets as of the date of termination; (iii) full vesting of time-based equity awards; (iv) vesting of performance-based cash or equity awards (excluding outperformance incentive awards) as governed by the applicable plans, programs and agreements, but (unless otherwise provided in an applicable award agreement) with the objectives of such awards deemed to be met at the greater of (a) target on the date of termination or (b) actual performance as of the date of termination and reasonably anticipated performance through the remainder of the year; (v) all payments due under any other compensatory or benefit plan, including any deferrals; and (vi) payment of the premiums charged for Mr. Smart, his spouse and his eligible dependents to continue medical coverage under COBRA for two years after the date of termination. In addition, Mr. Smart would be entitled to receive a cash severance payment (the “Severance Payment”) equal to the sum of (i) two times his annual base salary and (ii) two times the average of his two highest target “annual incentives” (that is, the sum of the short-

98	PROXY STATEMENT	KILROY REALTY

term incentive award and the annual stock award (determined based on the target level of the award) as detailed in Mr. Smart’s employment letter agreement) during the three preceding full performance years.

If Mr. Smart’s employment is terminated due to his death, he would be entitled to receive the Termination Benefits described above, except that (i) his Severance Payment described above will be determined using a multiplier of “one” instead of “two,” and (ii) the payment of the premiums to continue medical coverage under COBRA for Mr. Smart, his spouse and his dependents, as applicable, will be for one year after the date of termination.

If Mr. Smart’s employment is terminated due to his disability, he would be entitled to receive the Termination Benefits described above, except that the payment of the premiums to continue medical coverage under COBRA for Mr. Smart, his spouse and his dependents, as applicable, will be for one year after the date of termination.

The employment agreement requires Mr. Smart to sign a general release of claims in favor of the Company in order to receive benefits in connection with a termination of employment described above (including the Severance Payment).

Stephen Rosetta

In August 2019, the Company entered into a Confidential Separation Agreement and Release of Claims (the “Separation Agreement”) with Mr. Rosetta pursuant to which Mr. Rosetta’s employment with the Company terminated effective August 28, 2019 (the “Separation Date”). The Separation Agreement provided that Mr. Rosetta would receive the following payments and benefits in connection with his separation from the Company: (i) all unpaid salary and accrued but unused vacation and any floating holiday pay earned through the Separation Date; (ii) reimbursement for all business expenses and disbursements incurred through the Separation Date; and (iii) continued vesting of time-based vesting RSUs through the Separation Date pursuant to the terms of the applicable RSU agreements. Mr. Rosetta’s previously awarded cash award and RSUs that remained unvested as of the Separation Date were forfeited. In addition, under the Separation Agreement, Mr. Rosetta will receive a separation payment equal to $1,600,000, subject to his compliance with the releases, covenants, promises and obligations of the Separation Agreement, payable as follows: (i) a payment equal to $800,000, which was paid on September 13, 2019; and (ii) a payment equal to $800,000, paid in twelve monthly installments of $66,666.67, with the first payment made on October 1, 2019 and monthly payments to be made thereafter on the first of each month until the last payment is delivered on September 1, 2020. Furthermore, subject to Mr. Rosetta’s compliance with the releases, covenants, promises and obligations of the Separation Agreement, the Company will pay the premiums charged for Mr. Rosetta, his spouse and his eligible dependents to continue medical coverage under COBRA for twelve months following his termination. The Separation Agreement contains a general release of claims, as well as mutual non-disparagement and indefinite confidentiality covenants.

Non-Competition, Non-Solicitation and Non-Disclosure Agreements

Each of the NEOs has entered into a Non-Competition, Non-Solicitation and Non-Disclosure Agreement, or a Non-Solicitation and Non-Disclosure Agreement, as the case may be, with the Company. Under their respective agreements, each of them has agreed to (i) restrictions on competitive activities during his employment, (ii) restrictions on solicitation during his employment and for two years following a termination of his employment, (iii) restrictions on disclosure of confidential information, (iv) restrictions on disparaging the Company and its affiliates, and (v) certain cooperation with the Company regarding any litigation to which the Company may be party. If the executive fails to comply with the restrictions on non-competition, non-solicitation and non-disclosure of confidential information under the agreement, he may be required to forfeit equity awards granted to him by the Company after the date that is three years before the breach of the obligation.

Equity Awards

Under the terms of the 2006 Plan, if there is a change in control of the Company, each NEO’s outstanding awards granted under the plan will not automatically accelerate and become vested under the terms of the 2006 Plan. If, however, the awards will not continue, be substituted for, or assumed after the change in control event (that is, the awards are to be terminated in connection with the change in control event), the awards would generally become fully vested and, in the case of options, exercisable. The Committee also has discretion to establish other change in control provisions with respect to awards granted under the 2006 Plan.

KILROY REALTY	PROXY STATEMENT	99

The annual long-term incentive award agreement generally provides that upon a termination of the NEO’s employment by the Company without “cause,” by the NEO for “good reason,” or due to the NEO’s death, “disability” or “retirement” (as such terms are defined in NEO’s employment agreement), subject to the NEO providing a general release of claims in favor of the Company, the time-based RSU award will fully vest and the time-based vesting requirements of performance-based RSU award will be deemed satisfied.

Our outstanding annual performance-based RSU awards granted to the NEOs generally provide that, in the event the NEO is entitled to accelerated vesting of the award in connection with a termination of the NEO’s employment described above or in the event of a change in control of the Company, the performance period will be deemed to end in connection with such event and the number of shares subject to the award in such circumstances will be determined: (1) if the termination or change in control occurs in the first year of the performance period applicable to the award, (a) by pro-rating the FFO Per Share goals applicable to the award for a short performance year ending with the last fiscal quarter prior to the fiscal quarter in which the termination or change in control occurs and by measuring FFO Per Share performance for that short period (unless such a termination of employment occurs during the first two fiscal quarters of the year, or such a change in control occurs during the first fiscal quarter of the year, in which case the FFO Per Share goal will be deemed satisfied at the applicable “target” level; for a change in control that occurs during the second, third or fourth fiscal quarter of the year, the number of shares will be the greater of the number determined based on the “target” level of performance or the number determined by measuring actual performance for such shortened performance period), and (b) as to the annual growth in FAD Per Share goal applicable to awards granted in 2017 and as to the Average Debt to EBITDA Ratio goal, as though the goals were satisfied at the applicable “target” levels; (2) if the termination or change in control occurs during the performance period but after the first year of the performance period, the FFO Per Share performance will be measured based on actual performance for the first year of the performance period, with FAD Per Share (as to the awards granted in 2017 only) and Average Debt to EBITDA Ratio performance measures based on actual performance for the completed year(s) during the performance period; and (3) if the termination or change in control occurs at any time in the performance period applicable to the award, by measuring the Company’s TSR Percentile Ranking based on actual stock price performance through the date on which the termination or change in control occurs. In connection with a change in control, the awards will continue to be subject to the time-based vesting requirements applicable to the awards (subject to accelerated vesting of the awards should the award holder’s employment terminate in the circumstances described above or should the award be terminated and not assumed by a successor in connection with the change in control).

The December 2018 Time-Based RSU awards granted to our NEOs generally provide that upon a termination of the NEO’s employment by the Company without “cause,” by the NEO for “good reason,” or due to the NEO’s death, “disability” or, in the case of 80,645 of the Time-Based RSUs granted to Mr. Kilroy, “retirement” (each, a “qualifying termination,” as such terms are defined in NEO’s employment agreement), subject to the NEO providing a general release of claims in favor of the Company, the December 2018 Time-Based RSU award will fully vest.

The December 2018 PRSU awards granted to our NEOs generally provide that, in the event the NEO is entitled to accelerated vesting of the award in connection with a “qualifying termination” of the NEO’s employment (as described in the preceding paragraph, but excluding “retirement”) or in the event of a change in control of the Company, the performance period will be deemed to end in connection with such event and the number of shares subject to the award in such circumstances will be determined based on the Company’s Relative TSR for such shortened performance period. In the event of such a qualifying termination of the NEO’s employment, the number of performance-based RSUs that are eligible to vest shall be deemed to vest on the date of such termination, subject to the NEO providing a general release of claims in favor of the Company. In the event of a termination of the NEO’s employment by the Company without cause or by the NEO for good reason, the performance period will be deemed to end on the last day of the calendar month immediately prior to the first public announcement of such termination. Additionally, in the event of a change in control of the Company due to a board change that occurs prior to December 31, 2021, the target number of performance-based RSUs will be eligible to vest, or if such change in control occurs after December 31, 2021 and before December 31, 2022, the greater of the target number of performance-based RSUs and the Initial Number of PRSUs will be eligible to vest. In connection with a change in control, the awards will continue to be subject to the time-based vesting requirements applicable to the awards (subject to accelerated vesting of the awards should the award holder’s employment terminate in the circumstances described above or should the award be terminated and not assumed by a successor in connection with the change in control).

100	PROXY STATEMENT	KILROY REALTY

ESTIMATED SEVERANCE AND CHANGE IN CONTROL BENEFITS

The information in this section sets forth the value of benefits and payments to each of the NEOs who was employed by us on December 31, 2019 upon the triggering events indicated and is based upon the terms of the employment agreements and equity award agreements in effect as of December 31, 2019 as described in “— Potential Payments Upon Termination or Change in Control” above. As required by applicable SEC rules, the estimated values in this section assume that the triggering event took place on December 31, 2019. Except as otherwise described below in the context of a change in control of the Company, none of our NEOs is entitled to termination payments or benefits upon a voluntary resignation (without “good reason”) or upon a termination by the Company for cause. The severance payable pursuant to Mr. Rosetta’s Separation Agreement in connection with his separation from employment is described in “— Potential Payments Upon Termination or Change in Control” above. As of December 31, 2019, none of our NEOs was retirement eligible for purposes of any severance benefits under the terms of their employment agreements.

John Kilroy

Potential Payment/ Benefit(1)	Change in Control (No Termination) ($)	Termination Without Cause or For Good Reason ($)	Death(2) ($)	Disability ($)	Retirement ($)
Cash Severance	—	36,675,000	16,225,000	16,225,000	13,225,000
Medical Benefits	—	171,551	171,551	171,551	171,551
Accelerated Vesting	—	104,802,029	104,802,029	104,802,029	104,802,029
Other Termination Perks/	—	392,304	—	392,304	392,304
Benefits
Total	—	142,040,884	121,198,580	121,590,884	118,590,884

(1)   The payment or provision to the executive by the Company of any remuneration, benefits or other financial obligations pursuant to the executive’s employment agreement including the severance payment and provision of severance benefits would be allocated between the Company and the Operating Partnership by the Compensation Committee based on a reasonable allocation method.

(2)   We make payments to Mr. Kilroy to cover premium payments incurred in connection with a supplemental life insurance policy pursuant to the terms of his employment agreement. In addition to the amounts payable by us shown in this column, Mr. Kilroy’s supplemental life insurance policy provides a $10,000,000 death benefit.

The value of the accelerated vesting of equity awards in the table above ($104,802,029) was based on the closing price of our common stock on the last trading day of 2019. If the termination of Mr. Kilroy’s employment in the circumstances above had occurred on March 23, 2020, the value of the accelerated vesting of Mr. Kilroy’s equity awards as of that date would have been $60,449,055.

Jeffrey Hawken

Potential Payment/ Benefit(1)	Change in Control (No Termination) ($)	Termination Without Cause or For Good Reason ($)	Death ($)	Disability ($)
Cash Severance	—	11,350,541	3,783,514	7,567,028
Medical Benefits	—	171,551	171,551	171,551
Accelerated Vesting	—	13,728,362	13,728,362	13,728,362
Other Termination Perks/	—	—	—	—
Benefits
Total	—	25,250,454	17,683,427	21,466,941

(1)   The payment or provision to the executive by the Company of any remuneration, benefits or other financial obligations pursuant to the executive’s employment agreement including the severance payment and provision of severance benefits would be allocated between the Company and the Operating Partnership by the Compensation Committee based on a reasonable allocation method.

KILROY REALTY	PROXY STATEMENT	101

Tyler Rose

Potential Payment/ Benefit(1)	Change in Control (No Termination) ($)	Termination Without Cause or For Good Reason ($)	Death ($)	Disability ($)
Cash Severance	—	3,620,000	1,810,000	3,620,000
Medical Benefits	—	112,506	56,253	56,253
Accelerated Vesting	—	12,689,894	12,689,894	12,689,894
Other Termination Perks/	—	—	—	—
Benefits
Total	—	16,422,400	14,556,147	16,366,147

(1)   The payment or provision to the executive by the Company of any remuneration, benefits or other financial obligations pursuant to the executive’s employment agreement including the severance payment and provision of severance benefits would be allocated between the Company and the Operating Partnership by the Compensation Committee based on a reasonable allocation method.

Justin Smart

Potential Payment/ Benefit(1)	Change in Control (No Termination) ($)	Termination Without Cause or For Good Reason ($)	Death ($)	Disability ($)
Cash Severance	—	3,620,000	1,810,000	3,620,000
Medical Benefits	—	112,506	56,253	56,253
Accelerated Vesting	—	10,873,878	10,873,878	10,873,878
Other Termination Perks/	—	—	—	—
Benefits
Total	—	14,606,384	12,740,131	14,550,131

(1)   The payment or provision to the executive by the Company of any remuneration, benefits or other financial obligations pursuant to the executive’s employment agreement including the severance payment and provision of severance benefits would be allocated between the Company and the Operating Partnership by the Compensation Committee based on a reasonable allocation method.

The preceding estimated severance and change in control benefits tables assume that equity awards outstanding under our 2006 Plan would be substituted for, assumed or otherwise continued following a change in control transaction. If the awards were not substituted for, assumed or otherwise continued following a change in control transaction (that is, the awards were to be terminated in connection with the transaction), they would generally accelerate and become fully vested. In these cases, the value of the accelerated equity award vesting would, for each NEO and assuming that the change in control and termination of the awards occurred on December 31, 2019, be the same as the accelerated vesting value set forth above for the NEO under the “Termination Without Cause or For Good Reason” column.

102	PROXY STATEMENT	KILROY REALTY

CEO PAY-RATIO DISCLOSURE

Pursuant to the Exchange Act, we are required to disclose in this Proxy Statement the ratio of the total annual compensation of our CEO to the median of the total annual compensation of all of our employees (excluding our CEO). Based on SEC rules for this disclosure and applying the methodology described below, we have determined that our CEO’s total compensation for 2019 was $12,137,534, and the median of the total 2019 compensation of all of our employees (excluding our CEO) was $150,436. Accordingly, we estimate the ratio of our CEO’s total compensation for 2019 to the median of the total 2019 compensation of all of our employees (excluding our CEO) to be 81 to 1.

We identified the median employee by taking into account the total cash compensation for 2019 for all individuals, excluding our CEO, who were employed by us or one of our affiliates on December 1, 2019, the first day of the last month of our fiscal year. We included all employees, whether employed on a full-time, part-time or seasonal basis. We did not make any assumptions, adjustments or estimates with respect to their total cash compensation for 2019, other than to annualize the base wages for any full-time employee not employed by us for the entire year. We believe total cash compensation for all employees is an appropriate measure because we do not distribute annual equity awards to all employees.

Once the median employee was identified as described above, that employee’s total annual compensation for 2019 was determined using the same rules that apply to reporting the compensation of our NEOs (including our CEO) in the “Total” column of the Summary Compensation Table, except that compensation under non-discriminatory benefit plans was also included in the calculation of the total annual compensation for 2019 for purposes of this pay-ratio disclosure. The 2019 total annual compensation amounts in the first paragraph of this pay-ratio disclosure include $51,548 and $8,686 of compensation for our CEO and the median employee, respectively, under non-discriminatory benefit plans. The total compensation amounts included in the first paragraph of this pay-ratio disclosure were determined based on that methodology.

KILROY REALTY	PROXY STATEMENT	103

EQUITY COMPENSATION PLAN INFORMATION

The Company currently maintains one equity compensation plan, the 2006 Plan. The plan has been approved by the Company’s stockholders. The following table provides certain information as of December 31, 2019 with respect to shares of our common stock available for issuance under our equity compensation plans.

Plan Category	Number of Shares of Common Stock to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Shares of Common Stock Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in Column (a))(1)
	(a)		(b)		(c)
Equity compensation plans approved by stockholders	3,186,603	(2)	$42.61	(3)	388,641
Equity compensation plans not approved by stockholders	N/A		N/A		N/A
Total	3,186,603		$42.61		388,641

(1)   Includes shares available for future grants under the 2006 Plan as of December 31, 2019. The calculation of shares available for grant is presented after taking into account a reserve for a sufficient number of shares to cover the vesting and payment of 2006 Plan awards that were outstanding on that date, including performance-based vesting awards at (i) levels actually achieved for the performance conditions for which the performance period has been completed and (ii) at maximum levels for the other performance conditions for awards still in a performance period. The shares available under the 2006 Plan may, subject to the limits of the 2006 Plan, be used for any type of award authorized under the 2006 Plan including stock options, restricted stock, SARs, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, RSUs, PIUs, performance bonus awards and performance-based awards. This number does not take into account the additional 1,500,000 shares that will be available under the 2006 Plan if our stockholders approve Proposal No. 3.

(2)   Includes 9,000 stock options, 1,108,058 vested but deferred (not paid) RSUs and 2,069,545 unvested RSUs (including 1,562,378 RSUs subject to performance-based vesting conditions, with such number of shares based on (i) levels actually achieved for the performance conditions for which the performance period has been completed and (ii) at maximum levels for the other performance conditions for awards still in a performance period) granted under the 2006 Plan. Does not include any shares of outstanding but unvested restricted stock.

(3)   Reflects the weighted-average exercise price of the 9,000 stock options included in column (a). This weighted-average exercise price does not reflect shares subject to restricted stock and RSU awards.

104	PROXY STATEMENT	KILROY REALTY

DIRECTOR COMPENSATION

For their service on the Board, our non-employee directors receive cash compensation and an annual equity award. Our officers who are directors, specifically John Kilroy, are not paid any additional compensation for their service as a director.

Under our non-employee director compensation program in effect for 2019, each non-employee director received annual cash compensation of $55,000. In addition, if a non-employee director served as our Lead Independent Director, the director received additional annual cash compensation of $50,000. Each non-employee director also received annual compensation for each committee of which the director was a member, equal to $10,000 (in the case of the Audit Committee and the Executive Compensation Committee) or $5,000 (in the case of the Nominating/Corporate Governance Committee, the Corporate Social Responsibility and Sustainability Committee and the Succession Planning Committee). The chair of each committee received additional annual cash compensation equal to $20,000 (in the case of the chair of the Audit Committee and the chair of the Executive Compensation Committee) or $10,000 (in the case of the chair of the Nominating/Corporate Governance Committee, the chair of the Succession Planning Committee and the chair of the Corporate Social Responsibility and Sustainability Committee).

Non-employee directors are reimbursed for reasonable expenses incurred to attend director and committee meetings and incident to their service as a director. Our non-employee directors may defer receipt of their cash compensation pursuant to the terms of our Deferred Compensation Plan.

In addition, each non-employee director receives an annual grant authorized under the 2006 Plan of RSUs valued at $100,000 on the date of grant that vest in full on the date of the annual meeting of stockholders following the grant, subject to continued service. Each non-employee director grant provides that the RSUs subject to the grant will vest in full in the event of a “change in control” of the Company (as defined in the 2006 Plan) or due to the non-employee director’s death or “disability” (as defined for purposes of Section 409A of the Internal Revenue Code). Our non-employee directors may elect a deferred payment date for any RSUs that they may receive. RSUs awarded to non-employee directors include the right to receive dividend equivalents (in the form of additional RSUs) based on the amount of dividends (if any) paid by the Company during the term of the award on a number of shares equal to the number of outstanding and unpaid RSUs then subject to the award. RSUs credited as dividend equivalents have the same vesting and payment terms as the original RSUs to which they relate. The Board also has discretion to determine the terms of any equity award for a newly elected or appointed member of the Board.

Under our minimum stock ownership guidelines for non-employee directors, each non-employee director is to own or to acquire, within five years of first becoming a director, shares of our common stock having a market value at least equal to five times the director’s annual retainer. As of December 31, 2019, all of our non-employee directors met the ownership requirement or were within the five-year period since first becoming a director to acquire the applicable level of ownership.

The Board may change the terms of our director compensation program from time to time.

KILROY REALTY	PROXY STATEMENT	105

DIRECTOR COMPENSATION TABLE — 2019

The following table sets forth summary information regarding our compensation practices for each of our non-employee directors for 2019. The compensation paid to Mr. Kilroy is presented in the executive compensation disclosures above. Mr. Kilroy is not entitled to receive additional compensation for his service as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensa- tion ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)	All Other Compen- sation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Edward Brennan, PhD	155,000	100,000	—	—	—	—	255,000
Jolie Hunt	85,000	100,000	—	—	—	—	185,000
Scott Ingraham	90,000	100,000	—	—	—	—	190,000
Gary Stevenson	85,000	100,000	—	—	—	—	185,000
Peter Stoneberg	85,000	100,000	—	—	—	—	185,000

(1)

The amounts reported in column (c) of the table above reflect the aggregate accounting fair value of stock awards computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. The accounting fair value is based on the quoted closing share price of the Company’s common stock on the NYSE on the grant date.

On May 16, 2019, each of our non-employee directors received an annual award of 1,294 RSUs under the 2006 Plan in connection with the 2019 annual meeting of stockholders. Each of these awards had an accounting fair value at the grant date of $100,000 and will vest on the date of the Annual Meeting.

The aggregate number of unvested stock awards and the aggregate number of unexercised option awards outstanding as of December 31, 2019 for our non-employee directors are:

Director	Unvested Stock Awards	Unexercised Option Awards
Edward Brennan, PhD	1,310(1)	—
Jolie Hunt	1,310(1)	—
Scott Ingraham	1,310(1)	—
Gary Stevenson	1,310(1)	—
Peter Stoneberg	1,310(1)	—
(1) These RSUs vest in full on the date of the Annual Meeting.

106	PROXY STATEMENT	KILROY REALTY

BENEFICIAL OWNERSHIP OF CERTAIN STOCKHOLDERS

The following table sets forth certain information, as of February 29, 2020, regarding the beneficial ownership of common stock (or common stock issuable, at the Company’s option, upon the redemption of common limited partnership interests (the “Units”) in the Operating Partnership) for (i) each person or entity known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding common stock (or common stock issuable, at the Company’s option, upon the redemption of Units); (ii) each director and director nominee and each NEO named in the Summary Compensation Table; and (iii) the current directors and executive officers of the Company as a group. Except as indicated below, all shares of common stock are owned directly, and the indicated person or entity has sole voting and investment power with respect to all of the shares of common stock beneficially owned by such person or entity other than restricted stock, as to which a person has sole voting power but no dispositive power. In preparing this table, the Company has relied upon information supplied by its officers, directors and certain stockholders, in addition to information contained in filings with the SEC.

Name of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned(2)		Percentage of Outstanding Shares of Common Stock(2)
More than 5% Stockholders:
The Vanguard Group, Inc. and affiliates(3)	15,207,367		14.32%
BlackRock, Inc.(4)	11,759,666		11.08%
Cohen & Steers, Inc. and affiliates(5)	11,591,994		10.92%
Norges Bank (The Central Bank of Norway)(6)	8,653,509		8.15%
APG Asset Management US Inc.(7)	5,568,000		5.24%
Directors, Director Nominees and NEOs:
John Kilroy	1,615,859	(8)	1.50%
Jeffrey Hawken	429,398	(9)	*
Tyler Rose	106,750	(10)	*
Justin Smart	117,381	(11)	*
Stephen Rosetta	1,897	(12)	*
Scott Ingraham	34,387	(13)	*
Edward Brennan, PhD	19,160	(14)	*
Gary Stevenson	9,447	(15)	*
Peter Stoneberg	12,287	(16)	*
Jolie Hunt	2,856	(17)	*
All Directors and Executive Officers as a Group	2,402,161	(18)	2.22%
(11 persons):

*	Represents less than 1.0% of the outstanding shares of our common stock.

KILROY REALTY	PROXY STATEMENT	107

(1)	Unless otherwise indicated, the address for each of the persons listed is c/o Kilroy Realty Corporation, 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064.

(2)

The number of shares of common stock beneficially owned by a stockholder is based on SEC regulations regarding the beneficial ownership of securities. The number of shares of common stock beneficially owned by a person includes any stock options or RSUs of such person that are vested or will vest within 60 days of February 29, 2020. The percentage of outstanding shares of common stock beneficially owned by a person is based on 106,169,529 shares of common stock outstanding as of February 29, 2020. Unless otherwise indicated, the percentage of outstanding shares of common stock beneficially owned by a person also assumes that all Units held by such beneficial owner are, upon redemption, exchanged for shares of common stock, that none of the Units held by other persons are so exchanged, that all options exercisable within 60 days of February 29, 2020 by such beneficial owner are exercised and that no options to acquire shares of common stock held by other persons are exercised, and that all RSUs held by such beneficial owner that vest within 60 days of February 29, 2020 are vested and paid and that no unvested RSUs held by other persons are vested.

(3)

Represents the number of shares of common stock beneficially owned as of December 31, 2019, as reported on Schedule 13G/A filed with the SEC on February 11, 2020, by The Vanguard Group, Inc. (“Vanguard”) either directly or through its affiliates. Such report indicates that Vanguard has sole voting power over 160,837 shares, shared voting power over 117,349 shares, sole dispositive power over 15,051,364 shares and shared dispositive power over 156,003 shares of common stock. The number of shares reported as beneficially owned by Vanguard in Vanguard’s Schedule 13G/A includes 38,654 shares, representing 0.03% of our outstanding shares of common stock as of February 29, 2020, beneficially owned by Vanguard Fiduciary Trust Company (“VFTC”), and 239,532 shares, representing 0.22% of our outstanding shares of common stock as of February 29, 2020, beneficially owned by Vanguard Investments Australia, Ltd (‘VIA”). VFTC serves as Vanguard’s investment manager of collective trust accounts and VIA serves as Vanguard’s investment manager of Australian investment offerings. The address for Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(4)

Represents the number of shares of common stock beneficially owned as of December 31, 2019, as reported on Schedule 13G/A filed with the SEC on February 4, 2020, by BlackRock, Inc. (“BlackRock”) either directly or through its affiliates. Such report indicates that BlackRock has sole voting power over 11,263,896 shares and sole dispositive power over 11,759,666 shares of common stock. The address for BlackRock is 55 East 52nd Street, New York, New York 10055.

(5)

Represents the number of shares of common stock beneficially owned as of December 31, 2019, as reported on Schedule 13G/A filed with the SEC on February 14, 2020, by Cohen & Steers, Inc. (“Cohen”), either directly or through its affiliates. Such report indicates that Cohen has sole voting power over 8,004,859 shares, and sole dispositive power over 11,591,994 shares of common stock. The number of shares reported as beneficially owned by Cohen in Cohen’s Schedule 13G/A includes 11,248,068 shares reported as beneficially owned by Cohen & Steers Capital Management, Inc. (“Cohen Capital”), representing 10.59% of our outstanding shares of common stock as of February 29, 2020, and 343,926 shares reported as beneficially owned by Cohen & Steers UK Limited (“Cohen UK”), representing 0.32% of our outstanding shares of common stock as of February 29, 2020. Such report indicates that Cohen Capital has sole voting power over 7,955,947 shares and sole dispositive power over 11,248,068 shares of common stock. Such report indicates that Cohen UK has sole voting power over 48,912 shares and sole dispositive power over 343,926 shares of common stock. The address for Cohen and Cohen Capital is 280 Park Avenue, 10th Floor, New York, NY 10017. The address for Cohen UK is 50 Pall Mall 7th Floor, London, United Kingdom SW1Y 5JH.

(6)

Represents the number of shares of common stock beneficially owned as of December 31, 2019, as reported on Schedule 13G/A filed with the SEC on February 11, 2020, by Norges Bank (The Central Bank of Norway) (“Norges”) either directly or through its affiliates. Such report indicates that Norges has sole voting power over 8,653,509 shares and sole dispositive power over 8,653,509 shares of common stock. The address for Norges is Bankplassen 2, PO Box 1179 Sentrum, NO 0107 Oslo, Norway.

(7)

Represents the number of shares of common stock beneficially owned as of February 20, 2020, as reported on Schedule 13G filed with the SEC on February 20, 2020 by APG Asset Management US, Inc. (“APG US”) either directly or through its affiliates. Such report indicates that APG US has shared voting power over 5,568,000 shares and shared dispositive power over 5,568,000 shares of common stock. Such report also indicates that APG Asset Management, N.V. (“APG NL”) is wholly-owned by APG Groep, N.V. (“APG Groep”) and is the investment manager with respect to these shares of common stock. Pursuant to an Investment Management Agreement, APG NL has delegated its investment and voting power with respect to such securities to APG US, which is its wholly-owned subsidiary. Stichting Pensioenfonds ABP (“Stichting”) is the majority owner of APG Groep. By virtue of these relationships, the report indicates that each of APG US, APG NL, APG Groep and Stichting may be deemed to share beneficial ownership of the shares of common stock reported in the table above and may be deemed to be a member of a “group” (within the meaning of Section 13(d)(3) of the Exchange Act). However, each of APG US, APG NL, APG Groep and Stichting disclaims membership in any such group, and further, each such entity disclaims beneficial ownership of the shares of common stock reported in the table above except to the extent of its pecuniary interest therein. The address of APG US is 666 3rd Ave., 2nd Floor, New York, New York 10017.

(8)

Includes (i) 783,192 shares of common stock issuable, at the Company’s option, upon the redemption of Units (including Units beneficially owned by Kilroy Airport Imperial Co. (“KAICO”) and allocated to Mr. Kilroy); (ii) 330,451 shares of common stock held directly; and (iii) 502,216 RSUs held directly that are vested or will vest within 60 days of February 29, 2020. Of the shares of common stock held directly by Mr. Kilroy, 39,845 shares are held in a brokerage account that is pledged as collateral for a secured credit line account in Mr. Kilroy’s name. This pledge of common stock meets all of the exceptions to the prohibition on pledging Company securities contained in the Company’s anti-pledging policy, as further described on page 79. Excludes 846,599 RSUs that are not vested and will not vest within 60 days of February 29, 2020.

(9)

Includes (i) 53,216 shares of common stock held directly; and (ii) 376,182 RSUs held directly that are vested or will vest within 60 days of February 29, 2020. Excludes 115,336 RSUs that are not vested and will not vest within 60 days of February 29, 2020.

(10)

Includes (i) 43,189 shares of common stock held directly; and (ii) 63,561 RSUs held directly that are vested or will vest within 60 days of February 29, 2020. Excludes 114,864 RSUs that are not vested and will not vest within 60 days of February 29, 2020.

(11)

Includes (i) 106,792 shares of common stock held directly; and (ii) 10,589 RSUs held directly that are vested or will vest within 60 days of February 29, 2020. Excludes 101,218 RSUs that are not vested and will not vest within 60 days of February 29, 2020.

(12)

Mr. Rosetta’s employment terminated in August 2019. Under SEC rules, he is considered an NEO for 2019. The amount reported as beneficially owned by Mr. Rosetta is based on Mr. Rosetta’s last Form 4 as filed with the SEC on July 23, 2019, as adjusted to give effect to

108	PROXY STATEMENT	KILROY REALTY

subsequent transactions of which we are aware in connection with employment-related equity awards. Includes 1,897 RSUs held directly that are vested or will vest within 60 days of February 29, 2020.

(13)

Includes (i) 4,000 shares of common stock held directly; and (ii) 30,387 RSUs held directly that are vested or will vest within 60 days of February 29, 2020. Excludes 1,318 RSUs that are not vested and will not vest within 60 days of February 29, 2020.

(14)

Includes (i) 1,372 shares of common stock held directly; and (ii) 17,788 RSUs held directly that are vested or will vest within 60 days of February 29, 2020. Excludes 1,318 RSUs that are not vested and will not vest within 60 days of February 29, 2020.

(15)	Includes 9,447 RSUs held directly that are vested or will vest within 60 days of February 29, 2020. Excludes 1,318 RSUs that are not vested and will not vest within 60 days of February 29, 2020.

(16)

Includes (i) 7,801 shares of common stock held directly; and (ii) 4,486 RSUs held directly that are vested or will vest within 60 days of February 29, 2020. Excludes 1,318 RSUs that are not vested and will not vest within 60 days of February 29, 2020.

(17)	Includes 2,856 RSUs held directly that are vested or will vest within 60 days of February 29, 2020. Excludes 1,318 RSUs that are not vested and will not vest within 60 days of February 29, 2020.

(18)

Includes (i) 554,043 shares of common stock held directly; (ii) 1,055,926 RSUs held directly that are vested or will vest within 60 days of February 29, 2020; (iii) 9,000 shares of common stock issuable upon exercise of outstanding stock options that are exercisable within 60 days of February 29, 2020; and (iv) 783,192 shares of common stock issuable, at the Company’s option, upon the redemption of Units (including Units beneficially owned by KAICO and allocated to Mr. Kilroy). Excludes 1,289,633 RSUs that are not vested and will not vest within 60 days of February 29, 2020.

KILROY REALTY	PROXY STATEMENT	109

OTHER MATTERS

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions Policy

Our Board has adopted a written Related Party Transactions Policy that is intended to comply with Item 404 of Regulation S-K and Article III, Section 7 of the Company’s Bylaws. The purpose of the policy is to describe the procedures used to identify, review, approve and disclose, if necessary, any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which (i) the Company (including any of its subsidiaries) was, is or will be a participant; (ii) the amount involved exceeds $120,000 in any calendar year; and (iii) a related party had, has or will have a direct or indirect material interest (a “Related Party Transaction”). For purposes of the policy, a related party is (a) any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company; (b) any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities; (c) any immediate family member of any of the foregoing persons; or (d) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position, or in which such person has a 5% or greater beneficial ownership interest (each such person, a “Related Person”). The policy also describes the procedures used to identify, review, approve and disclose, if necessary, any transaction between the Company and any subsidiary of the Company, on the one hand, and John B. Kilroy, Sr. (or his estate) or John B. Kilroy, Jr. and their respective affiliates (each such person, a “Principal Party”), on the other hand (a “Principal Party Transaction”).

Under the policy, our Governance Committee is responsible for reviewing and approving or ratifying each Related Person Transaction and Principal Party Transaction (individually and collectively, as applicable, an “Interested Transaction”). In determining whether to approve or ratify an Interested Transaction, the Governance Committee is required to consider the relevant facts and circumstances of the Interested Transaction available to the Governance Committee and to take into account, among other factors it deems appropriate, whether the Interested Transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unaffiliated third party under the same or similar circumstances, the extent of the related party’s interest in the transaction and the conflicts of interest and corporate opportunity provisions of the Company’s Code of Conduct. If a Related Party Transaction falls within one of certain specified pre-approved transaction categories set forth in the policy, it shall not require review by the Governance Committee and shall be deemed approved.

No member of the Governance Committee who is a Related Party is permitted to vote on the approval or ratification of an Interested Transaction, but may, if requested by the Chair of the Governance Committee, participate in some or all of the Governance Committee’s discussions of the Interested Transaction.

In the event that an Interested Transaction would constitute a conflict of interest or a corporate opportunity under the Company’s Code of Conduct, the provisions of the Code of Conduct shall also apply to the Interested Transaction. Any such Interested Transaction may not be approved under the policy unless it is also approved in accordance with the provisions of the Code of Conduct and disclosed to the public to the extent required by law or the listing rules of the NYSE.

In addition, the Audit Committee is responsible for discussing with management and the independent auditor any related party transactions brought to the Audit Committee’s attention which could reasonably be expected to have a material impact on the Company’s financial statements.

110	PROXY STATEMENT	KILROY REALTY

Certain Transactions with Related Persons

During 2016, the Company entered into a time-sharing agreement with each of Messrs. Kilroy, Hawken, Rose and Smart for the lease from time to time on a time-sharing basis by such executive officers of an aircraft that is owned by the Company. Mr. Rosetta entered into a time-sharing agreement with the Company in 2018. Pursuant to each time-sharing agreement, these executive officers pay the Company for the aggregate incremental cost of their respective personal use of the aircraft. These amounts are calculated based on the variable operating costs of the flight (subject to applicable maximum payment levels established under Federal Aviation Administration rules) and include, among other things, fuel, crew travel expenses, any insurance for the flight, hangar and de-icing costs away from aircraft base location, landing fees and airport taxes, customs and foreign permit fees, in-flight food and beverages and certain other miscellaneous costs. Fixed costs that do not change based on usage are excluded. Each executive officer pays to the Company an upfront deposit of an amount reasonably estimated to cover the anticipated payments for the executive’s personal use of the aircraft based upon the projected number of trips and their duration and profiles. The Company deducts from the deposited amount the actual payments incurred by each executive under the time-sharing agreement. For 2019, reimbursements from Mr. Kilroy pursuant to this arrangement were $123,318 and did not exceed $120,000 for each of Messrs. Hawken, Rose, Smart, and Rosetta. Mr. Rosetta ceased serving as the Company’s Executive Vice President, Chief Investment Officer, effective August 28, 2019.

PROPOSALS AND NOMINATIONS FOR 2021 ANNUAL MEETING OF STOCKHOLDERS

Stockholder Proposals and Nomination of Director Candidates Not Intended for Inclusion in Proxy Materials. A stockholder seeking to present a proposal or nominate a director for election to our Board at the 2021 annual meeting of stockholders but not intending for such proposal or nomination to be included in the proxy statement for the meeting must comply with the advance notice requirements set forth in our Bylaws. The Company’s Bylaws require a stockholder desiring to present a proposal or nominate a director for the 2021 annual meeting of stockholders to provide written notice to the Company’s Secretary at the Company’s principal executive offices (i) not earlier than December 20, 2020, 150 days prior to the one-year anniversary of the Annual Meeting, and not later than January 19, 2021, 120 days prior to such one-year anniversary, or (ii) if the date of the 2021 annual meeting of stockholders is more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, not later than the 120th day prior to such annual meeting of stockholders or, if later, the 10th day following the day on which public disclosure of the date of the annual meeting of stockholders was first made. Other specifics regarding the notice procedures, including the required content of the notice, can be found in Section 2 of Article II (with respect to stockholder proposals) and Section 2 of Article III (with respect to director nominations) of our Bylaws.

Proposals for Inclusion in Proxy Materials. A stockholder seeking to have a proposal included in the Company’s proxy statement for the 2021 annual meeting of stockholders must comply with Rule 14a-8 under the Exchange Act, which sets forth the requirements for including stockholder proposals in Company-sponsored proxy materials. In accordance with Rule 14a-8, any such proposal must be received by the Company’s Secretary at the Company’s principal executive offices by December [__], 2020, which is 120 days prior to the one-year anniversary of the date this Proxy Statement was first mailed or made available to stockholders. However, if the date of the 2021 annual meeting of stockholders changes by more than 30 days from the one-year anniversary of the date of the Annual Meeting, then such proposals must be received a reasonable time before the Company begins to print and send its proxy materials for the 2021 annual meeting of stockholders.

Director Nominations for Inclusion in Proxy Materials (Proxy Access). Under certain circumstances specified in our Bylaws, a stockholder, or group of up to twenty stockholders, owning at least 3% of the Company’s outstanding common stock continuously for at least the prior three years, may nominate for election to our Board and inclusion in the Company’s proxy statement for its annual meeting of stockholders up to 25% of the number of directors then serving on our Board. The Company’s Bylaws require a stockholder desiring to nominate a director for inclusion in the Company’s proxy materials for the 2021 annual meeting of stockholders to provide written notice to the Company’s Secretary at the Company’s principal executive offices (i) not earlier than December 20, 2020, 150 days prior to the one-year anniversary of the Annual Meeting, and not later than January 19, 2021, 120 days prior to such one-year anniversary, or (ii) if the date of the 2021 annual meeting of stockholders is more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, not later than the 120th day prior to such annual meeting of stockholders or, if later, the 10th day following the day on which public disclosure of the date of the annual

KILROY REALTY	PROXY STATEMENT	111

meeting of stockholders was first made. Other specifics regarding the foregoing proxy access right, including the required content of the notice and certain other eligibility and procedural requirements, can be found in Section 3 of Article III of our Bylaws.

Stockholder proposals or director nominations submitted to the Company’s Secretary that do not comply with the above requirements may be excluded from the Company’s proxy statement and/or may not be brought before the 2021 annual meeting of stockholders, as applicable. For specific information with respect to the process for recommending a director candidate, see “Corporate Governance — Director Selection, Evaluation and Communications — Stockholder-Recommended Director Candidates” above.

112	PROXY STATEMENT	KILROY REALTY

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING PROCEDURES

Why did I receive a notice in the mail regarding Internet availability of the proxy materials instead of a paper copy of the proxy materials?

Pursuant to SEC rules, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record, while brokers, banks and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice to the beneficial owners. All stockholders will have the ability to access the proxy materials, including this Proxy Statement and our 2019 Annual Report, on the website referred to in the Notice or to request to receive a printed copy of the proxy materials. Instructions on how to request a printed copy by mail or electronically, including an option to request paper copies on an ongoing basis, may be found in the Notice and on the website referred to in the Notice. If a stockholder properly requests paper copies of this Proxy Statement, we intend to mail the Proxy Statement, together with a proxy card, to such stockholder within three business days of his or her request.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will be asked to consider and vote on the following matters, as well as any other business properly brought before the Annual Meeting:

•	Proposal No. 1: Elect as directors the six nominees named in this Proxy Statement.

•	Proposal No. 2: Approve, on an advisory basis, the compensation of our NEOs.

•	Proposal No. 3: Approve the Amended and Restated 2006 Incentive Award Plan.

•	Proposal No. 4: Approve an amendment and restatement of our Charter to increase the number of shares of common stock that we are authorized to issue from 150,000,000 to 280,000,000.

•	Proposal No. 5: Ratify the appointment of Deloitte as our independent auditor for the fiscal year ending December 31, 2020.

What are the Board’s recommendations on each of the proposals?

The Board recommends that stockholders vote:

1.	“FOR” each of the Board’s six nominees for election to the Board: John Kilroy, Edward Brennan, PhD, Jolie Hunt, Scott Ingraham, Gary Stevenson and Peter Stoneberg;

2.	“FOR” approval, on an advisory basis, of the compensation of our NEOs;

3.	“FOR” approval of the Amended and Restated 2006 Incentive Award Plan;

4.	“FOR” approval of an amendment and restatement of our Charter to increase the number of shares of common stock that we are authorized to issue from 150,000,000 to 280,000,000; and

5.	“FOR” ratification of the appointment of Deloitte as our independent auditor for the fiscal year ending December 31, 2020.

Who is entitled to vote?

Only the holders of record of the shares of our common stock at the close of business on March 6, 2020 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. Each share of common stock is entitled to one vote on each matter voted upon at the Annual Meeting. As of the Record Date, 106,170,814 shares of common stock were outstanding.

KILROY REALTY	PROXY STATEMENT	113

May I attend the Annual Meeting?

You may attend the Annual Meeting if you were a stockholder of record or a beneficial holder of shares of common stock at the close of business on the Record Date, or you hold a valid legal proxy for the Annual Meeting. If you are a stockholder of record, your name will be verified against the list of stockholders of record prior to your being admitted to the Annual Meeting. You should also be prepared to present a valid government-issued photo identification, such as a driver’s license or passport, before being admitted. If you are not a stockholder of record but you are a beneficial holder of shares of common stock because you hold your shares in “street name,” you should provide proof of beneficial ownership as of the Record Date, such as an account statement reflecting your stock ownership as of the Record Date, a copy of the Notice or voting instruction form provided by your broker, bank or other nominee, or other similar evidence of ownership, as well as your photo identification, for admission. We reserve the right to determine the validity of any purported proof of beneficial ownership. If you do not have proof of ownership, you may not be admitted to the Annual Meeting. Cameras, recording devices and other electronic devices will not be permitted, and attendees may be subject to security inspections and other security precautions. For directions to the Annual Meeting, contact the Company in writing at 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064, Attn: Secretary or by telephone at (310) 481-8400.

Important Notice — Contingent Virtual Meeting. We are closely monitoring the developments regarding the coronavirus (COVID-19). Although we currently intend to hold our Annual Meeting in person, we are sensitive to the public health and travel concerns stockholders may have and the protocols that federal, state, and local governments are imposing. In the event we determine that we need to conduct our Annual Meeting solely by means of remote communication, we will announce the change and provide instructions on how stockholders can participate in the Annual Meeting via press release and by filing additional solicitation materials with the SEC. The press release will also be available on the Investors section of our website at http://www.kilroyrealty.com. If you currently plan to attend the Annual Meeting in person, please check our website one week prior to the Annual Meeting.

How do I vote?

You may vote by submitting a proxy or voting instructions prior to the Annual Meeting or you may vote by attending the Annual Meeting and voting in person.

Submitting a Proxy for Shares Registered Directly in the Name of the Stockholder. If you hold your shares of common stock as a record holder and you are viewing this Proxy Statement on the Internet, you may vote by submitting a proxy over the Internet by following the instructions on the website referred to in the Notice previously mailed to you. If you hold your shares of common stock as a record holder and you are reviewing a printed copy of this Proxy Statement, you may vote your shares by completing, dating and signing the proxy card that was included with this Proxy Statement and promptly returning it in the preaddressed, postage paid envelope provided to you, or by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card. If you vote by Internet or telephone, then you need not return a written proxy card by mail.

Submitting Voting Instructions for Shares Registered in Street Name. If you hold your shares of common stock in street name, which means your shares are held of record by a broker, bank or nominee, you will receive instructions from your broker, bank or other nominee on how to vote your shares. Your broker, bank or other nominee will allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone. In addition, if you received a printed copy of this Proxy Statement, you may submit your voting instructions by completing, dating and signing the voting instruction form that was included with this Proxy Statement and promptly returning it in the preaddressed, postage paid envelope provided to you. If you vote by Internet or telephone, then you need not return a written voting instruction form by mail.

Vote in Person at the Annual Meeting. If you plan to attend the Annual Meeting and wish to vote in person, you will be given a ballot at the Annual Meeting. Please note that if your shares are held of record by a broker, bank or other nominee and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from your broker, bank or other nominee.

114	PROXY STATEMENT	KILROY REALTY

What is the deadline for voting my shares if I do not attend the Annual Meeting?

If you are a stockholder of record, your proxy must be received by telephone or the Internet by 11:59 p.m. Eastern time on May 18, 2020 in order for your shares to be voted at the Annual Meeting. If you are a stockholder of record and you received a printed set of proxy materials, you also have the option of completing, signing, dating and returning the proxy card enclosed with the proxy materials before the Annual Meeting in order for your shares to be voted at the meeting. If you are a beneficial owner of shares of our common stock, please comply with the deadlines included in the voting instructions provided by the bank, broker or other nominee that holds your shares.

Can I revoke or change my vote after I submit my proxy or voting instructions?

A stockholder of record may revoke a previously submitted proxy at any time before it is exercised by (i) delivering a later dated proxy card or by submitting another proxy by telephone or the Internet (your latest telephone or Internet voting instructions will be followed); (ii) delivering to the Secretary of the Company a written notice of revocation prior to the voting of the proxy at the Annual Meeting; or (iii) by voting in person at the Annual Meeting. Simply attending the Annual Meeting will not revoke your proxy. If your shares are held in “street name,” you must contact your broker, bank or other nominee to find out how to change or revoke your voting instructions. Any change to your proxy that is provided by telephone or the Internet must be submitted by 11:59 p.m. Eastern time on May 18, 2020.

How will my shares be voted on the proposals at the Annual Meeting?

The shares of common stock represented by all properly submitted proxies will be voted at the Annual Meeting as instructed or, if no instruction is given, will be voted “FOR” each of the director nominees named in Proposal No. 1, “FOR” Proposal No. 2, “FOR” Proposal No. 3, “FOR” Proposal No. 4 and “FOR” Proposal No. 5.

If you hold your shares of common stock in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may generally vote your shares in its discretion on routine matters. However, a broker cannot vote shares held in street name on non-routine matters unless the broker receives voting instructions from the street name holder. Proposal No. 4 (approval of an amendment to our Charter to increase the number of authorized shares of common stock) and Proposal No. 5 (the ratification of the appointment of Deloitte as our independent auditor for the fiscal year ending December 31, 2020) are each considered routine under applicable rules of the NYSE, while each of the other proposals to be submitted for a vote of stockholders at the Annual Meeting is considered non-routine. Accordingly, if you hold your shares of common stock in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote on Proposal No. 4 and Proposal No. 5 at the Annual Meeting, but will not be permitted to vote your shares on any of the other proposals at the Annual Meeting. If your broker exercises this discretion, your shares will be counted as present for determining the presence of a quorum at the Annual Meeting and will be voted on Proposal No. 4 and Proposal No. 5 in the manner directed by your broker, but your shares will constitute “broker non-votes” on each of the other items at the Annual Meeting.

How will voting on any other business be conducted?

As to any other business that may properly come before the Annual Meeting, all properly submitted proxies will be voted by the proxyholders named in the proxy card, in their discretion. We do not presently know of any other business that may come before the Annual Meeting.

What constitutes a quorum?

A majority of the shares of common stock issued and outstanding on the Record Date must be represented at the Annual Meeting in person or by proxy to constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by proxies that reflect abstentions or “broker non-votes” will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

KILROY REALTY	PROXY STATEMENT	115

What vote is required to approve each proposal?

Proposal No. 1 — Election of Directors. Each director nominee will be elected at the Annual Meeting if he or she receives a majority of the votes cast with respect to his or her election (that is, the number of votes cast “FOR” the nominee must exceed the number of votes cast “AGAINST” the nominee). This majority voting standard is discussed further under “Proposal 1 — Election of Directors — Vote Required.”

Proposal No. 2 — Advisory Approval of Compensation of our NEOs. The affirmative vote of a majority of votes cast at the Annual Meeting will be required for the Say-on-Pay vote. The Say-on-Pay vote is advisory only, and therefore not binding on the Company, the Compensation Committee or our Board. Although non-binding, our Board values the opinions that our stockholders express with their votes and the votes will provide information to the Compensation Committee regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation in the future.

Proposal No. 3 — Approval of Amended and Restated 2006 Incentive Award Plan. The affirmative vote of a majority of votes cast at the Annual Meeting will be required for the approval of the amendment and restatement of the 2006 Plan.

Proposal No. 4 — Approval of an Amendment and Restatement of our Charter to Increase the Number of Authorized Shares of Common Stock. The affirmative vote of two-thirds of all votes entitled to be cast at the Annual Meeting will be required for the approval of the amendment and restatement of our Charter.

Proposal No. 5 — Ratification of the Appointment of Deloitte as our Independent Auditor. The affirmative vote of a majority of votes cast at the Annual Meeting will be required for the approval of the ratification of the appointment of Deloitte as our independent auditor for the fiscal year ending December 31, 2020.

Note on “Abstentions” and “Broker Non-Votes.” For purposes of determining the number of votes cast for Proposal No. 1, Proposal No. 2 and Proposal No. 5, only shares voted “FOR” or “AGAINST” are counted. Abstentions and broker non-votes are not treated as votes cast on Proposal No. 1, Proposal No. 2 and Proposal No. 5, although they are counted for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions will have the effect of a vote “AGAINST” Proposal No. 4. In addition, under NYSE listing standards applicable to stockholder approval of equity compensation plans, abstentions are treated as votes cast. Accordingly, for purposes of Proposal No. 3, abstentions will have the effect of a vote “AGAINST” the proposal.

GENERAL INFORMATION

PROXY SOLICITATION EXPENSES

The cost of soliciting proxies will be borne by the Company. These costs will include reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company’s common stock. Proxies may be solicited by directors, officers and employees of the Company in person or by mail, telephone, email or facsimile transmission, but such persons will not be specifically compensated therefor. The Company may use the services of Innisfree M&A Incorporated, a third-party solicitor, to solicit proxies for the Annual Meeting for a fee that we do not expect to exceed $15,000 plus a reasonable amount to cover expenses.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the SEC. Reports, proxy statements and other information electronically filed by the Company with the SEC are available without charge on the SEC’s website at http://www.sec.gov. These materials are also available free of charge in the Investors section of the Company’s website at http://www.kilroyrealty.com as soon as reasonably practicable after they are filed or furnished with the SEC.

116	PROXY STATEMENT	KILROY REALTY

The Company will provide without charge to each person solicited hereby, upon the written or oral request of any such persons, copies of the Company’s and the Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2019, including financial statements and financial statement schedules. Requests for such copies should be addressed to: Kilroy Realty Corporation, 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064, Attn: Secretary; telephone (310) 481-8400.

A copy of the Company’s Bylaws referenced in this Proxy Statement may be obtained without charge by request to the Company’s Secretary at the Company’s principal executive offices. Requests should be addressed to: Kilroy Realty Corporation, 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064, Attn: Secretary; telephone (310) 481-8400.

You may also access additional information about the Company at our Internet address, http://www.kilroyrealty.com. References to our website throughout this Proxy Statement are provided for convenience only and the content on our website does not constitute a part of this Proxy Statement.

OTHER MATTERS

We do not know of any other matter that will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting or any adjournment(s) or postponement(s) thereof, which may properly be acted upon, the proxies solicited hereby will be voted at the discretion of the named proxy holders.

As permitted by the Exchange Act, only one copy of our proxy materials is being delivered to stockholders of record residing at the same address and who did not receive a Notice of Internet Availability or otherwise receive their proxy materials electronically, unless such stockholders have notified us of their desire to receive multiple copies of our proxy materials. This is known as householding. We will promptly deliver, upon oral or written request, a separate copy of the proxy materials to any stockholder residing at an address to which only one copy was mailed. Stockholders who currently receive multiple copies of proxy materials at their address and would like to request householding of their communications should contact us. Requests for additional copies or requests for householding for this year or future years should be directed in writing to our principal executive offices at 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064, Attn: Secretary or by telephone at (310) 481-8400.

You may vote on the Internet, or if you are receiving a paper copy of this Proxy Statement, by telephone (if available), or by completing and mailing a proxy card or voting instruction form in the preaddressed, postage paid envelope provided to you. Voting over the Internet, by telephone or by written proxy will ensure your shares are represented at the meeting.

WE URGE YOU TO SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING AND VOTE IN PERSON. IF YOU ATTEND THE ANNUAL MEETING AND VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

April [    ], 2020

By Order of the Board of Directors,

Tyler Rose

Executive Vice President,

Chief Financial Officer and Secretary

KILROY REALTY	PROXY STATEMENT	117

APPENDIX A – DEFINITIONS AND RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

FUNDS FROM OPERATIONS (“FFO”), FFO PER SHARE, ADJUSTED FFO AND ADJUSTED FFO PER SHARE

FFO:

We calculate funds from operations available to common stockholders and common unitholders, or “FFO,” in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We also add back net income attributable to noncontrolling common units of the Operating Partnership because we report FFO attributable to common stockholders and common unitholders.

We believe that FFO is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations.

Adjusted FFO:

Adjusted FFO is calculated as FFO, adjusted for original issuance costs of redeemed preferred stock, loss and additional interest on early extinguishment of debt, and accrued future executive retirement benefits.

FFO Per Share:

FFO Per Share is calculated as FFO divided by the weighted average common shares/units and restricted stock units (“RSUs”) outstanding. FFO Per Share is used in this Proxy Statement as defined in this Appendix A, except when such term is capitalized (i.e., “FFO Per Share”) and used in the context of the performance-based RSUs (where the defined term on page 89 will apply).

Adjusted FFO Per Share:

Adjusted FFO Per Share is calculated as Adjusted FFO divided by the weighted average common shares/units and RSUs outstanding.

KILROY REALTY	PROXY STATEMENT	A-1

The following table presents our FFO, FFO Per Share, Adjusted FFO and Adjusted FFO Per Share for the years ended December 31, 2019 and 2018:

(unaudited, $ and shares in thousands, except per share amounts)
	Year Ended December 31,
	2019	2018
FUNDS FROM OPERATIONS:
Net Income Available to Common Stockholders	$195,443	$258,415
Adjustments:
Net income attributable to noncontrolling common units of	3,766	5,193
the Operating Partnership
Net income attributable to noncontrolling interests in	16,020	14,318
consolidated property partnerships
Depreciation and amortization of real estate assets	268,045	249,882
Gains on sales of depreciable real estate	(36,802)	(142,926)
Funds from Operations attributable to noncontrolling	(27,994)	(24,391)
interests in consolidated property partnerships
Funds From Operations(1)(2)	$418,478	$360,491
Weighted average common shares/units outstanding — diluted(3)	106,991	103,677
FFO per common share/unit — diluted(2)	$3.91	$3.48
Funds From Operations(1)(2)	$418,478	$360,491
Adjustments:
Accrued future executive retirement benefits	—	12,103
Loss and additional interest on early extinguishment of	—	13,359
debt
Adjusted Funds From Operations(1)(2)	$418,478	$385,953
Weighted average common shares/units outstanding — diluted(3)	106,991	103,677
Adjusted FFO per common share/unit — diluted(2)	$3.91	$3.72

(1)   Reported amounts are attributable to common stockholders, common unit holders and restricted stock unitholders.

(2)   FFO includes amortization of deferred revenue related to tenant-funded tenant improvements of $19.2 million and $18.4 million for the year ended December 31, 2019 and 2018, respectively.

(3)   Calculated based on weighted average shares outstanding including participating and non-participating share-based awards (i.e. non-vested stock and certain time-based RSUs), dilutive impact of stock options and contingently issuable shares and assuming the exchange of all common limited partnership units outstanding.

A-2	PROXY STATEMENT	KILROY REALTY

NET OPERATING INCOME AND SAME STORE NET OPERATING INCOME (ON A GAAP AND CASH BASIS)

Net Operating Income:

We believe that Net Operating Income (“NOI”) is a useful supplemental measure of our operating performance. We define NOI after the adoption of the new lease accounting standard ASC 842 as follows: consolidated operating revenues (rental income and other property income) less consolidated property and related expenses (property expenses, real estate taxes, provision for bad debts and ground leases). We define NOI prior to the adoption of the new lease accounting standard ASC 842 as consolidated operating revenues (rental income, tenant reimbursements and other property income) less consolidated property and related expenses (property expenses, real estate taxes, provision for bad debts and ground leases). Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs.

Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other non-property income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the consolidated revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective on operations not immediately apparent from net income. We use NOI to evaluate our operating performance on a portfolio basis since NOI allows us to evaluate the impact that factors such as occupancy levels, lease structure, rental rates and tenant base have on our results, margins and returns. In addition, we believe that NOI provides useful information to the investment community about our financial and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of performance in the real estate industry.

However, NOI should not be viewed as an alternative measure of our financial performance since it does not reflect general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other non-property income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations.

Same Store NOI (on a GAAP and Cash Basis):

We believe that Same Store NOI is a useful supplemental measure of our operating performance. Same Store NOI represents the consolidated NOI for all of the properties that were owned and included in our stabilized portfolio for two comparable reporting periods. Because Same Store NOI excludes the change in NOI from developed, redeveloped, acquired and disposed of and held for sale properties, it highlights operating trends such as occupancy levels, rental rates and operating costs on properties. Same Store Cash NOI represents the consolidated GAAP NOI for all of the properties that were owned and included in our stabilized portfolio for two comparable reporting periods, adjusted for non-cash revenue and non-cash expenses in both periods. Other REITs may use different methodologies for calculating Same Store GAAP and Cash NOI, and accordingly, our Same Store GAAP and Cash NOI may not be comparable to other REITs.

However, Same Store NOI should not be viewed as an alternative measure of our financial performance since it does not reflect the operations of our entire portfolio, nor does it reflect the impact of general and administrative expenses, interest expense, depreciation and amortization costs, other non-property income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations.

KILROY REALTY	PROXY STATEMENT	A-3

The following table reconciles our net income available to common stockholders to NOI and Same Store NOI for the years ended December 31, 2019 and 2018:

(unaudited, $ in thousands)
	Year Ended December 31,
	2019	2018
Net Income Available to Common Stockholders	$195,443	$258,415
Net income attributable to noncontrolling common units of the Operating Partnership	3,766	5,193
Net income attributable to noncontrolling interests in consolidated property partnerships	16,020	14,318
Net Income	$215,229	$277,926
Adjustments:
General and administrative expenses	88,139	90,471
Leasing Costs	7,615	—
Depreciation and amortization	273,130	254,281
Interest income and other net investment loss (gain)	(4,641)	559
Interest expense	48,537	49,721
Loss on early extinguishment of debt	—	12,623
Net Gain on sales of land	—	(11,825)
Gains on sales of depreciable operating properties	(36,802)	(142,926)
Net Operating Income, as defined	$591,207	$530,830
Non-Same Store GAAP Net Operating Income	(71,395)	(37,148)
Same Store GAAP Net Operating Income	$519,812	$493,682
GAAP to Cash Adjustments:
GAAP Operating Revenues Adjustment, net	(69,257)	(46,192)
GAAP Operating Expenses Adjustments, net	(48)	5,662
Same Store Cash Net Operating Income	$450,507	$453,152

A-4	PROXY STATEMENT	KILROY REALTY

FUNDS AVAILABLE FOR DISTRIBUTION (“FAD”), FAD PER SHARE, AND FAD PAYOUT RATIO

Funds Available for Distribution:

We believe that FAD is a useful supplemental measure of the Company’s liquidity. We compute FAD by adding to FFO the non-cash amortization of deferred financing costs, debt discounts and premiums and share-based compensation awards and amortization of above (below) market rents for acquisition properties and non-cash executive compensation expense, then subtracting recurring tenant improvements, leasing commissions and capital expenditures and eliminating the net effect of straight-line rents, amortization of deferred revenue related to tenant improvements, adjusting for other lease related items and after adjustment for amounts attributable to noncontrolling interests in consolidated property partnerships. FAD provides an additional perspective on our ability to fund cash needs and make distributions to stockholders by adjusting FFO for the impact of certain cash and non-cash items, as well as adjusting FFO for recurring capital expenditures and leasing costs. We also believe that FAD provides useful information to the investment community about our financial position as compared to other REITs since FAD is a liquidity measure used by other REITs. However, other REITs may use different methodologies for calculating FAD and, accordingly, the Company’s FAD may not be comparable to other REITs.

FAD Per Share:

FAD Per Share is calculated as FAD divided by the weighted average common shares/units outstanding. FAD Per Share is used in this Proxy Statement as defined in this Appendix A.

FAD Payout Ratio:

FAD Payout Ratio is calculated as annual dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by FAD. FAD Payout Ratio is used in this Proxy Statement as defined in this Appendix A.

KILROY REALTY	PROXY STATEMENT	A-5

The following table presents our FAD and FAD Per Share for the years ended December 31, 2019 and 2018:

(unaudited, $ in thousands, except per share amounts)
	Year Ended December 31,
	2019	2018
Net Income Available to Common Stockholders	$195,443	$258,415
Adjustments
Net income attributable to noncontrolling common units of the Operating Partnership	3,766	5,193
Net income attributable to noncontrolling interests in consolidated property partnerships	16,020	14,318
Depreciation and amortization of real estate assets	268,045	249,882
Gains on sales of depreciable real estate	(36,802)	(142,926)
Funds from Operations attributable to noncontrolling interests in consolidated property	(27,994)	(24,391)
partnerships
Funds From Operations	$418,478	$360,491
Adjustments
Recurring tenant improvements, leasing commissions and capital expenditures	(123,395)	(110,540)
Amortization of deferred revenue related to tenant-funded tenant improvements(1)	(19,190)	(18,429)
Net effect of straight-line rents	(75,323)	(26,811)
Amortization of net below market rents(2)	(9,206)	(9,748)
Amortization of deferred financing costs and net debt discount/premium	1,427	1,884
Non-cash executive compensation expense(3)	28,503	40,034
Other lease related adjustments, net(4)	11,448	2,507
Adjustments attributable to non-controlling interests in consolidated property	16,082	8,652
partnerships
Funds Available for Distribution	$248,824	$248,040
Weighted average common shares/units outstanding — diluted(5)	106,991	103,677
FAD per common share/unit — diluted(6)	$2.33	$2.39

(1)	Represents revenue recognized during the period as a result of the amortization of deferred revenue recorded for tenant-funded tenant improvements.

(2)	Represents the non-cash adjustment related to the acquisition of buildings with above and/or below market rents.

(3)	Includes non-cash amortization of share-based compensation and accrued future executive retirement benefits.

(4)	Includes other cash and non-cash adjustments attributable to lease-related GAAP revenue recognition timing differences.

(5)

Calculated based on weighted average shares outstanding including participating and non-participating share-based awards (i.e. unvested stock and certain time-based RSUs), dilutive impact of stock options and contingently issuable shares and assuming the exchange of all common limited partnership units outstanding.

(6)	Reported amounts are attributable to common stockholders, common unitholders and restricted stock unitholders.

A-6	PROXY STATEMENT	KILROY REALTY

The following table presents a reconciliation of GAAP net cash provided by operating activities to FAD for the years ended December 31, 2019 and 2018:

(unaudited, $ in thousands)
	Year Ended December 31,
	2019	2018
GAAP Net Cash Provided by Operating Activities	$386,521	$410,043
Adjustments:
Recurring tenant improvements, leasing commissions and capital expenditures	(123,395)	(110,540)
Loss on early extinguishment of debt	—	(11,823)
Net gain on sale of land	—	11,825
Depreciation of non-real estate furniture, fixtures and equipment	(5,085)	(4,400)
Provision for uncollectible tenant receivables	—	(5,520)
Net changes in operating assets and liabilities(1)	4,427	(17,310)
Noncontrolling interests in consolidated property partnerships’ share of FFO and FAD	(11,912)	(15,739)
Cash adjustments related to investing and financing activities	(1,732)	(8,496)
Funds Available for Distribution	$284,824	$248,040

(1)

Primarily includes changes in the following assets and liabilities: marketable securities; current receivables; prepaid expenses and other assets; accounts payable, accrued expenses and other liabilities; and rents received in advance and tenant security deposits.

ADJUSTED NET INCOME AVAILABLE TO COMMON STOCKHOLDERS

AND EBITDA, AS ADJUSTED

Adjusted Net Income Available to Common Stockholders:

Adjusted net income available to common stockholders is calculated by adjusting net income available to common stockholders to exclude gains on sales of depreciable operating properties, loss and additional interest on early extinguishment of debt, original issuance costs of redeemed preferred stock and accrued future executive retirement benefits.

EBITDA, as Adjusted:

We believe that consolidated earnings before interest expense, depreciation and amortization, gain/loss on early extinguishment of debt, gains and losses on depreciable real estate, net income attributable to noncontrolling interests, preferred dividends and distributions, original issuance costs of redeemed preferred stock and preferred units, and impairment losses (“EBITDA, as adjusted”) is a useful supplemental measure of our operating performance. When considered with other GAAP measures and FFO, we believe EBITDA, as adjusted, gives the investment community a more complete understanding of our consolidated operating results, including the impact of general and administrative expenses and acquisition-related expenses, before the impact of investing and financing transactions and facilitates comparisons with competitors. We also believe it is appropriate to present EBITDA, as adjusted, as it is used in several of our financial covenants for both our secured and unsecured debt. However, EBITDA, as adjusted, should not be viewed as an alternative measure of our operating performance since it excludes financing costs as well as depreciation and amortization costs which are significant economic costs that could materially impact our results of operations and liquidity. Other REITs may use different methodologies for calculating EBITDA, as adjusted, and, accordingly, our EBITDA, as adjusted, may not be comparable to other REITs.

KILROY REALTY	PROXY STATEMENT	A-7

The following table presents a reconciliation of net income available to common stockholders to adjusted net income available to common stockholders to EBITDA, as adjusted, for the years ended December 31, 2019 and 2018:

(unaudited, $ in thousands)
	Year Ended December 31,
	2019	2018
Net Income Available to Common Stockholders	$195,443	$258,415
Adjustments
Gains on sales of depreciable real estate	(36,802)	(142,926)
Loss and additional interest on early extinguishment of debt	—	13,359
Accrued future executive retirement benefits	—	12,103
Adjusted Net Income Available to Common Stockholders	$158,641	$140,951
Adjustments
Interest expense	48,537	49,721
Depreciation and amortization	273,130	254,281
Net income attributable to noncontrolling common units of the Operating Partnership	3,766	5,193
Net income attributable to noncontrolling interests in consolidated property partnerships	16,020	14,318
Additional interest expense in connection with early redemption of debt	—	(736)
Accrued future executive retirement benefits	—	(12,103)
EBITDA, as Adjusted	$500,094	$451,625

A-8	PROXY STATEMENT	KILROY REALTY

APPENDIX B – AMENDED AND RESTATED 2006 INCENTIVE AWARD PLAN

KILROY REALTY

2006 INCENTIVE AWARD PLAN

(AMENDED AND RESTATED AS OF FEBRUARY 12, 2020)

ARTICLE 1.

PURPOSE

The purpose of the Kilroy Realty 2006 Incentive Award Plan (the “Plan”) is to promote the success and enhance the value of Kilroy Realty Corporation (the “Company”), Kilroy Realty, L.P. (the “Partnership”), and Kilroy Realty TRS, Inc. (the “TRS”) by linking the personal interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company, the TRS, the Partnership and their subsidiaries in their ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s, the TRS’s and the Partnership’s operation is largely dependent.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless otherwise defined herein and unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1      “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Performance Stock Unit award, a Dividend Equivalents award, a Stock Payment award, a Deferred Stock award, a Restricted Stock Unit award, a Profits Interest Unit award, an Other Incentive Award, or a Performance Bonus Award granted to a Participant pursuant to the Plan (subject, in each case, to the no repricing provisions of Section 14.1).

2.2      “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.

2.3      “Board” means the Board of Directors of the Company.

2.4      “Change in Control” means and includes each of the following:

  (a) A transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company and immediately after such acquisition possesses more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

KILROY REALTY	PROXY STATEMENT	B-1

  (b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.4(a) hereof or Section 2.4(c) hereof) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

  (c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction; and

(ii) After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.4(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

  (d) The Company’s stockholders approve a liquidation or dissolution of the Company and all material contingencies to such liquidation or dissolution have been satisfied or waived.

2.5      “Code” means the Internal Revenue Code of 1986, as amended.

2.6      “Committee” means the committee of the Board described in Article 12 hereof.

2.7      “Company” has the meaning set forth in Article 1 hereof.

2.8      “Company Consultant” means any consultant or adviser if:

  (a) The consultant or adviser renders bona fide services to the Company or Company Subsidiary;

  (b) The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and

  (c) The consultant or adviser is a natural person who has contracted directly with the Company or Company Subsidiary to render such services.

2.9      “Company Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or of any Company Subsidiary.

2.10    “Company Subsidiary” means (i) a corporation, association or other business entity of which 50% or more of the total combined voting power of all classes of capital stock is owned, directly or indirectly, by the Company or by one or more Company Subsidiaries or by the Company and one or more Company Subsidiaries, (ii) any partnership or limited liability company of which 50% or more of the capital and profits interests is owned, directly or indirectly, by the Company or by one or more Company Subsidiaries or by the Company and one or more Company Subsidiaries, and (iii) any other entity not described in clauses (i) or (ii) above of which 50% or more of the ownership and the power, pursuant to a written contract or agreement, to direct the policies and management or the financial and the other affairs thereof, are owned or controlled by the Company or by one or more other Company Subsidiaries or by the Company and one or more Company Subsidiaries; provided, however, that “Company Subsidiary” shall not include the TRS, any TRS Subsidiary, the Partnership or any Partnership Subsidiary.

B-2	PROXY STATEMENT	KILROY REALTY

2.11    “Consultant” means any Company Consultant, TRS Consultant or Partnership Consultant.

2.12    “Deferred Stock” means a right to receive a specified number of shares of Stock during specified time periods pursuant to Section 8.5 hereof.

2.13    “Disability” means that the Participant qualifies to receive long-term disability payments under the Company’s or the Partnership’s long-term disability insurance program, as it may be amended from time to time.

2.14    “Dividend Equivalents” means a right granted to a Participant pursuant to Section 8.3 hereof to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

2.15    “Effective Date” shall have the meaning set forth in Section 13.1 hereof.

2.16    “Eligible Individual” means any person who is an Employee, a Consultant, a member of the Board or a TRS Director, as determined by the Committee.

2.17    “Employee” means any Company Employee, TRS Employee or Partnership Employee.

2.18    “Equity Restructuring” shall mean a non-reciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Stock (or other securities of the Company) or the share price of Stock (or other securities of the Company) and causes a change in the per share value of the Stock (or other securities of the Company) underlying outstanding Awards.

2.19    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.20    “Fair Market Value” means, as of any given date, (a) if the Stock is traded on an exchange, the closing price of a share of Stock as reported in the Wall Street Journal (or such other source as the Company may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred; or (b) if the Stock is not traded on an exchange but is quoted on a quotation system, the mean between the closing representative bid and asked prices for the Stock on such date, or if no sale occurred on such date, the first date immediately prior to such date on which sales prices or bid and asked prices, as applicable, are reported by such quotation system; or (c) if the Stock is not publicly traded, or with respect to any non-Stock based Award or the settlement of an Award, the fair market value established by the Committee acting in good faith.

2.21    “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

2.22    “Independent Director” means a member of the Board who is not a Company Employee.

2.23    “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) under the Exchange Act, or any successor rule.

2.24    “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

2.25    “Option” means a right granted to a Participant pursuant to Article 5 hereof to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.26    “Other Incentive Award” means an Award granted pursuant to Section 8.8 of the Plan.

2.27    “Participant” means any Eligible Individual who, as a member of the Board, Consultant, Employee, or TRS Director, has been granted an Award pursuant to the Plan.

2.28    “Partnership” has the meaning set forth in Article 1.

2.29    “Partnership Agreement” means the Fifth Amended and Restated Agreement of Limited Partnership of Kilroy Realty, L.P., as the same may be amended, modified or restated from time to time.

2.30    “Partnership Consultant” means any consultant or advisor if:

  (a) The consultant or adviser renders bona fide services to the Partnership or Partnership Subsidiary;

KILROY REALTY	PROXY STATEMENT	B-3

  (b) The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Partnership’s securities; and

  (c) The consultant or adviser is a natural person who has contracted directly with the Partnership or Partnership Subsidiary to render such services.

2.31    “Partnership Employee” means any employee (as defined in accordance with Section 3401(c) of the Code) of the Partnership or any entity which is then a Partnership Subsidiary.

2.32    “Partnership Participant Purchased Shares” has the meaning set forth in Section 5.4 hereof.

2.33    “Partnership Purchase Price” has the meaning set forth in Section 5.4 hereof.

2.34    “Partnership Purchased Shares” has the meaning set forth in Section 5.4 hereof.

2.35    “Partnership Subsidiary” means (i) a corporation, association or other business entity of which 50% or more of the total combined voting power of all classes of capital stock is owned, directly or indirectly, by the Partnership or by one or more Partnership Subsidiaries or by the Partnership and one or more Partnership Subsidiaries, (ii) any partnership or limited liability company of which 50% or more of the capital and profits interests is owned, directly or indirectly, by the Partnership or by one or more Partnership Subsidiaries or by the Partnership and one or more Partnership Subsidiaries, and (iii) any other entity not described in clauses (i) or (ii) above of which 50% or more of the ownership and the power, pursuant to a written contract or agreement, to direct the policies and management or the financial and the other affairs thereof, are owned or controlled by the Partnership or by one or more other Partnership Subsidiaries or by the Partnership and one or more Partnership Subsidiaries; provided, however, that “Partnership Subsidiary” shall not include the TRS or any TRS Subsidiary.

2.36    “Performance Bonus Award” has the meaning set forth in Section 8.9 hereof.

2.37    “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals may include (but are not limited to) the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added, sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), funds from operations, funds available for distribution, cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, tenant satisfaction, working capital, earnings per share, price per share of Stock, market share, debt, and ratio of debt to equity, any of which may be measured either in absolute terms (including on a per share basis), by comparison to comparable performance in an earlier period or periods, or as compared to results of a peer group, industry index, or other company or companies. The Committee may use other performance criteria as a basis for exercising negative discretion or in connection with an Award.

2.38    “Performance Goals” means, for a particular performance period established by the Committee with respect to an Award, the goals established in writing by the Committee for the performance period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall performance of the Company, the TRS, the Partnership, any Subsidiary, or the performance of a division, business unit, or an individual, or other basis established by the Committee. The Committee, in its discretion, may, provide for the calculation of Performance Goals for such Performance Period to be adjusted for such items as the Committee may specify.

2.39    “Performance Share” means a right granted to a Participant pursuant to Section 8.1 hereof, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.40    “Performance Stock Unit” means a right granted to a Participant pursuant to Section 8.2 hereof, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.41    “Plan” has the meaning set forth in Article 1.

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2.42    “Profits Interest Unit” means to the extent authorized by the Partnership Agreement, a unit of the Partnership that is intended to constitute a “profits interest” within the meaning of the Code, Treasury Regulations promulgated thereunder, and any published guidance by the Internal Revenue Service with respect thereto.

2.43    “REIT” means a real estate investment trust within the meaning of Sections 856 through 860 of the Code.

2.44    “Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 hereof that is subject to certain restrictions and may be subject to risk of forfeiture.

2.45    “Restricted Stock Unit” means an Award granted pursuant to Section 8.6 hereof.

2.46    “Securities Act” shall mean the Securities Act of 1933, as amended.

2.47    “Stock” means the common stock of the Company, par value $.01 per share, and such other securities of the Company that may be substituted for Stock pursuant to Article 11 hereof.

2.48    “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 hereof to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

2.49    “Stock Payment” means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Section 8.4 hereof.

2.50    “Subsidiary” means any Company Subsidiary, TRS Subsidiary or Partnership Subsidiary.

2.51    “TRS” has the meaning set forth in Article 1 hereof.

2.52    “TRS Consultant” means any consultant or advisor if:

  (a) The consultant or adviser renders bona fide services to the TRS or TRS Subsidiary;

  (b) The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and

  (c) The consultant or adviser is a natural person who has contracted directly with the TRS or TRS Subsidiary to render such services.

2.53    “TRS Director” means a member of the Board of Directors of the TRS.

2.54    “TRS Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the TRS or of any corporation, partnership or limited liability company which is then a TRS Subsidiary.

2.55    “TRS Participant Purchased Shares” has the meaning set forth in Section 5.5 hereof.

2.56    “TRS Purchase Price” has the meaning set forth in Section 5.5 hereof.

2.57    “TRS Purchased Shares” has the meaning set forth in Section 5.5 hereof.

2.58    “TRS Subsidiary” means (i) a corporation, association or other business entity of which 50% or more of the total combined voting power of all classes of capital stock is owned, directly or indirectly, by the TRS or by one or more TRS Subsidiaries or by the TRS and one or more TRS Subsidiaries, (ii) any partnership or limited liability company of which 50% or more of the capital and profits interests is owned, directly or indirectly, by the TRS or by one or more TRS Subsidiaries or by the TRS and one or more TRS Subsidiaries, and (iii) any other entity not described in clauses (i) or (ii) above of which 50% or more of the ownership and the power, pursuant to a written contract or agreement, to direct the policies and management or the financial and the other affairs thereof, are owned or controlled by the TRS or by one or more other TRS Subsidiaries or by the TRS and one or more TRS Subsidiaries.

KILROY REALTY	PROXY STATEMENT	B-5

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1    Number of Shares.

(a) Subject to adjustment as provided in Section 3.1(b) and Section 11 hereof, a total of 10,720,000 shares of Stock shall be authorized for grants of Awards under the Plan, subject to the limitations contained in this Section 3.1(a) (the “Share Limit”). Shares of Stock subject to Awards granted on or after May 22, 2014 shall be counted against the Share Limit on a one-for-one basis.

(b) To the extent that an Award terminates, is cancelled, is forfeited, expires, fails to vest, lapses or for any other reason are not paid or delivered under the Plan, any shares of Stock subject to the Award shall again be available for the grant of subsequent Awards pursuant to the Plan. Except as provided below with respect to Options and Stock Appreciation Rights, any shares of Stock that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Award under the Plan, as well as any shares of Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation with respect to any Award, shall not be counted as issued and transferred to the Participant under the Plan and shall again become available for the grant of an Award pursuant to the Plan. To the extent that an Award granted under the Plan is settled in cash or a form other than shares of Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under the Plan. To the extent permitted by applicable law or any exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Stock available for grant pursuant to the Plan. Each Profits Interest Unit issued pursuant to an Award shall count as one (1) share of Stock against the Share Limit (in accordance with Section 3.1(a)) and for purposes of applying the individual Award limitation set forth in Section 3.3. To the extent that shares of Stock are delivered pursuant to the exercise of a Stock Appreciation Right or Option granted under the Plan, the number of underlying shares as to which the exercise related shall be counted against the applicable Share Limit under Section 3.1(a), as opposed to only counting the shares issued. (For purposes of clarity, if a Stock Appreciation Right relates to 100,000 shares and is exercised at a time when the payment due to the Participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits under Sections 3.1 and 3.3 of the Plan with respect to such exercise.) The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance or transfer under the Plan. In the event that shares of Stock are delivered in respect of Dividend Equivalents granted under the Plan, the number of shares delivered with respect to the Award shall be counted against the share limits of the Plan (including, for purposes of clarity, the limits of Sections 3.1 and 3.3 of the Plan). (For purposes of clarity, if 1,000 Dividend Equivalents are granted and outstanding when the Company pays a dividend, and 100 shares are delivered in payment of those rights with respect to that dividend, 100 shares shall be counted against the share limits of the Plan). Notwithstanding the provisions of this Section 3.1(b), no shares of Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code. The Company may not increase the Share Limit by repurchasing shares of Stock on the market (by using cash received through the exercise of Options granted under the Plan or otherwise).

(c) Any shares subject to an Award that, on or after May 22, 2014, again become available for grant pursuant to Section 3.1(b) hereof shall be added back to the Share Limit on a one-for-one basis.

3.2    Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

3.3    Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 11 hereof, the following limits also apply with respect to Awards granted under the Plan:

(a) The maximum number of shares of Stock that may be delivered pursuant to Options qualified as Incentive Stock Options granted under the Plan is 8,320,000 shares.

(b) The maximum number of shares of Stock subject to those Options and Stock Appreciation Rights that are granted during any calendar year to any one Participant under the Plan is 1,500,000 shares.

(c) The maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during any calendar year (whether such Awards are payable in Stock or denominated in Stock and payable in cash) shall be

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1,500,000 shares. With respect to one or more Awards to any one Participant which are not denominated in Stock, the maximum amount that may be paid in cash during any calendar year shall be $30,000,000.

(d) Awards that are granted under the Plan during any one calendar year to any person who, on the grant date of the Award, is an Independent Director are subject to the limits of this Section 3.3(d). The maximum number of shares of Stock subject to those Awards that are granted under the Plan during any one calendar year to an individual who, on the grant date of the Award, is an Independent Director is the number of shares that produce a grant date fair value for the Award that, when combined with the grant date fair value of any other Awards granted under the Plan during that same calendar year to that individual in his or her capacity as an Independent Director, is $300,000; provided that this limit is $500,000 as to (1) an Independent Director who is serving as the independent Chair of the Board or as the Company’s lead independent director at the time the applicable grant is made or (2) any new Independent Director for the calendar year in which the Independent Director is first elected or appointed to the Board. For purposes of this Section 3.3(d), “grant date fair value” means the value of the Award as of the date of grant of the Award and as determined using the equity award valuation principles applied in the Company’s financial reporting. The limits of this Section 3.3(d) do not apply to, and shall be determined without taking into account, any Award granted to an individual who, on the grant date of the Award, is a Company Employee. The limits of this Section 3.3(d) apply on an individual basis and not on an aggregate basis to all Independent Directors as a group.

ARTICLE 4.

ELIGIBILITY AND PARTICIPATION

4.1    Eligibility. Each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan.

4.2    Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

4.3    Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company, the Partnership, the TRS, or any Subsidiary operates or has Eligible Individuals, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws and customs and meet the objectives of the Plan; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3 hereof; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or local customs.

ARTICLE 5.

STOCK OPTIONS

5.1    General. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) Exercise Price. The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided, that, subject to Section 5.2(b) hereof, the per share exercise price for any Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant.

(b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation: (i) cash, (ii) shares of Stock having a fair market value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, including shares that would be issuable or transferable upon exercise of the Option, or (iii) other property acceptable to the Committee (including through the delivery of a notice that the

KILROY REALTY	PROXY STATEMENT	B-7

Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company at such time as may be required by the Company not later than settlement of such sale), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option, or continue any extension of credit with respect to the exercise price of an Option with a loan from the Company, the Partnership, the TRS or any Subsidiary or a loan arranged by the Company, the Partnership, the TRS or any Subsidiary in violation of Section 13(k) of the Exchange Act.

(d) Evidence of Grant. All Options shall be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

5.2    Incentive Stock Options. Incentive Stock Options shall be granted only to Company Employees or to Employees of a corporation which constitutes a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code, and the terms of any Incentive Stock Options granted pursuant to the Plan, in addition to the requirements of Section 5.1 hereof, must comply with the provisions of this Section 5.2.

(a) Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(b) Ten Percent Owners. An Incentive Stock Option may not be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company or any “parent corporation” or “subsidiary corporation” of the Company within the meaning of Section 424(e) and 424(f), respectively, of the Code, unless such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(c) Notice of Disposition. The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.

(d) Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

(e) Failure to Meet Requirements. Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.

5.3    Transfer of Shares to a Company Employee, Consultant or Independent Director. As soon as practicable after receipt by the Company of payment for the shares with respect to which an Option (which in the case of a Company Employee, Company Consultant or Independent Director was issued to and is held by such Participant in such capacity), or portion thereof, is exercised by a Participant who is a Company Employee, Company Consultant or Independent Director, then, with respect to each such exercise, the Company shall transfer to the Participant the number of shares equal to:

(a) The amount of the payment made by the Participant to the Company pursuant to Section 5.1(c), divided by

(b) The price per share of the shares subject to the Option as determined pursuant to Section 5.1(a) or 5.2(c), as applicable.

5.4    Transfer of Shares to a Partnership Employee or Consultant. As soon as practicable after receipt by the Company, pursuant to Section 5.1(c), of payment for the shares with respect to which an Option (which was issued to and is held by a Partnership Employee or Partnership Consultant in such capacity), or portion thereof, is exercised by a Participant who is a Partnership Employee or Partnership Consultant, then, with respect to each such exercise:

(a) The Company shall transfer to the Participant the number of shares equal to (A) the amount of the payment made by the Participant to the Company pursuant to Section 5.1(c) divided by (B) the Fair Market Value of a share of Stock at the time of exercise (the “Partnership Participant Purchased Shares”);

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(b) The Company shall sell to the Partnership the number of shares (the “Partnership Purchased Shares”) equal to the excess of (i) the amount obtained by dividing (A) the amount of the payment made by the Participant to the Company pursuant to Section 5.1(c) by (B) the price per share of the shares subject to the Option as determined pursuant to Section 5.1(a), over (ii) the Partnership Participant Purchased Shares. The price to be paid by the Partnership to the Company for the Partnership Purchased Shares (the “Partnership Purchase Price”) shall be an amount equal to the product of (x) the number of Partnership Purchased Shares multiplied by (y) the Fair Market Value of a share of Stock at the time of the exercise; and

(c) As soon as practicable after receipt of the Partnership Purchased Shares by the Partnership, the Partnership shall transfer such shares to the Participant at no additional cost, as additional compensation.

5.5    Transfer of Shares to a TRS Employee, Consultant or Director. As soon as practicable after receipt by the Company, pursuant to Section 5.1(c), of payment for the shares with respect to which an Option (which was issued to and is held by a TRS Employee, TRS Director or TRS Consultant in such capacity), or portion thereof, is exercised by a Participant who is a TRS Employee, TRS Director or TRS Consultant, then, with respect to each such exercise:

(a) The Company shall transfer to the Participant the number of shares equal to (A) the amount of the payment made by the Participant to the Company pursuant to Section 5.1(c) divided by (B) the Fair Market Value of a share of Stock at the time of exercise (the “TRS Participant Purchased Shares”);

(b) The Company shall sell to the TRS the number of shares (the “TRS Purchased Shares”) equal to the excess of (i) the amount obtained by dividing (A) the amount of the payment made by the Participant to the Company pursuant to Section 5.1(c) by (B) the price per share of the shares subject to the Option as determined pursuant to Section 5.1(a), over (ii) the TRS Participant Purchased Shares. The price to be paid by the TRS to the Company for the TRS Purchased Shares (the “TRS Purchase Price”) shall be an amount equal to the product of (x) the number of TRS Purchased Shares multiplied by (y) the Fair Market Value of a share of Stock at the time of the exercise; and

As soon as practicable after receipt of the TRS Purchased Shares by the TRS, the TRS shall transfer such shares to the Participant at no additional cost, as additional compensation.

5.6    Transfer of Payment to the Partnership. As soon as practicable after receipt by the Company of the amounts described in Sections 5.1(c), 5.4(b), and 5.5(b), the Company shall contribute to the Partnership an amount of cash equal to such payments and the Partnership shall issue an additional interest in the Partnership on the terms set forth in the Partnership Agreement.

5.7    Allocation of Payment upon Option Exercise. Notwithstanding the foregoing, to the extent that a Participant provides services to more than one of the Company, the Partnership, the TRS or any Subsidiary, the Company may, in its discretion, allocate the payment or issuance of shares with respect to any Options exercised by such Participant (and the services performed by the Participant ) among such entities for purposes of the provisions of Sections 5.3, 5.4, 5.5 and 5.6 in order to ensure that the relationship between the Company and the TRS, the Partnership or such Subsidiary remains at arms-length.

ARTICLE 6.

RESTRICTED STOCK AWARDS

6.1    Grant of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by an Award Agreement.

6.2    Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

6.3    Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that, the Committee may (a) provide in any Restricted Stock Award Agreement

KILROY REALTY	PROXY STATEMENT	B-9

that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part in the event of terminations resulting from specified causes, and (b) provide in other cases for the lapse in whole or in part of restrictions or forfeiture conditions relating to Restricted Stock.

6.4    Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company, the TRS or the Partnership, as applicable, may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 7.

STOCK APPRECIATION RIGHTS

7.1    Grant of Stock Appreciation Rights.

(a) A Stock Appreciation Right may be granted to any Participant selected by the Committee. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement, provided, that the term of any Stock Appreciation Right granted under the Plan shall not exceed ten years.

(b) A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the product of (i) the excess of (A) the Fair Market Value of the Stock on the date the Stock Appreciation Right is exercised over (B) the Fair Market Value of the Stock on the date the Stock Appreciation Right was granted and (ii) the number of shares of Stock with respect to which the Stock Appreciation Right is exercised, subject to any limitations the Committee may impose.

7.2    Payment and Limitations on Exercise.

  (a) Subject to Section 7.2(b) below, payment of the amounts determined under Sections 7.1(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee in the Award Agreement.

  (b) To the extent any payment under Section 7.1(b) hereof is effected in Stock, it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

ARTICLE 8.

OTHER TYPES OF AWARDS

8.1    Performance Share Awards. Any Participant selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.2    Performance Stock Units. Any Participant selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in unit equivalent of shares of Stock and/or units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.3    Dividend Equivalents. Any Participant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the shares of Stock that are subject to any Award (other than an Option or SAR), to be credited as of

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dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee. Dividend Equivalents may be granted as a separate Award or in connection with another Award under the Plan; provided, however, that Dividend Equivalents may not be granted in connection with an Option or SAR granted under the Plan. In addition, effective with Awards granted after April 4, 2017, any dividends and/or Dividend Equivalents as to the unvested portion of a Restricted Stock Award that is subject to vesting requirements or the unvested portion of a Restricted Stock Unit award that is subject to vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the Award to which they relate.

8.4    Stock Payments. Any Participant selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee; provided, that unless otherwise determined by the Committee such Stock Payments shall be made in lieu of base salary, bonus, or other cash compensation otherwise payable to such Participant. The number of shares shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

8.5    Deferred Stock. Any Participant selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Participant awarded Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Deferred Stock Award has vested and the Stock underlying the Deferred Stock Award has been issued.

8.6    Restricted Stock Units. The Committee is authorized to make Awards of Restricted Stock Units to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Company, the TRS or the Partnership, as applicable, shall, subject to Section 10.5(b) hereof, transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited.

8.7    Profits Interest Units. Any Participant selected by the Committee may be granted an award of Profits Interest Units in such amount and subject to such terms and conditions as may be determined by the Committee; provided, however, that Profits Interest Units may only be issued to a Participant for the performance of services to or for the benefit of the Partnership (a) in the Participant’s capacity as a partner of the Partnership, (b) in anticipation of the Participant becoming a partner of the Partnership, or (c) as otherwise determined by the Committee, provided that the Profits Interest Units would constitute “profits interests” within the meaning of the Code, Treasury Regulations promulgated thereunder and any published guidance by the Internal Revenue Service with respect thereto. At the time of grant, the Committee shall specify the date or dates on which the Profits Interest Units shall vest and become nonforfeitable, and may specify such conditions to vesting as it deems appropriate. Profits Interest Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose. These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. The Committee shall specify the purchase price, if any, to be paid by the grantee to the Partnership for the Profits Interest Units.

8.8    Other Incentive Awards. Any Participant selected by the Committee may be granted one or more Awards that provide Participants with shares of Stock or the right to purchase shares of Stock or that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in or based on, shares of Stock or stockholder value or stockholder return, in each case on a specified date or dates or over any period or periods determined by the Committee. Other Incentive Awards may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee. Amounts payable under Other Incentive Awards may be in cash, Stock, units of the Partnership, or a combination of any of the foregoing, as determined by the Committee.

KILROY REALTY	PROXY STATEMENT	B-11

8.9      Performance Bonus Awards. Any Participant selected by the Committee may be granted a cash bonus (a “Performance Bonus Award”) payable upon the attainment of Performance Goals that are established by the Committee and relate to one or more of the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. For clarity, the Plan does not limit the authority of the Company, the Partnership, or the TRS to grant or award any other compensation or benefit under any other plan or authority, and cash bonuses and bonus opportunities need not be structured as awards under or subject to the Plan.

8.10    Term. Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock, Restricted Stock Units or an Other Incentive Award shall be set by the Committee in its discretion.

8.11    Exercise or Purchase Price. The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Deferred Stock, Stock Payments, Restricted Stock Units or an Other Incentive Award; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law. The Committee shall determine the form of payment of any such exercise or purchase price, which may be in the form of any consideration permitted by applicable state law.

8.12    Exercise upon Termination of Employment or Service. An Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Deferred Stock, Stock Payments, Restricted Stock Units, Profits Interest Units, and an Other Incentive Award shall only vest or be exercisable or payable while the Participant is an Employee, Consultant, a member of the Board, or a TRS Director, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock, Restricted Stock Units, Profits Interest Units or an Other Incentive Award may vest or be exercised or paid on or subsequent to a termination of employment or service, as applicable, or on or following a Change in Control of the Company, or because of the Participant’s retirement, death or Disability, or otherwise.

8.13    Form of Payment. Payments with respect to any Awards granted under this Article 8, other than Profits Interest Units, shall be made in cash, in Stock or a combination of both, as determined by the Committee.

8.14    Award Agreement. All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by an Award Agreement.

ARTICLE 9.

[RESERVED]1

ARTICLE 10.

PROVISIONS APPLICABLE TO AWARDS

10.1    Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

10.2    Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

10.3    Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company, the TRS, the Partnership or a Subsidiary, or shall be subject to any lien,

[1]	An award granted subject to Article 9 of the Plan, as previously in effect, shall continue to be subject to the terms and conditions of the Plan as in effect at the time such award was granted.

B-12	PROXY STATEMENT	KILROY REALTY

obligation, or liability of such Participant to any other party other than the Company, the TRS, the Partnership or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution. The Committee by express provision in the Award or an amendment thereto may permit an Award to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish; provided, however, that no such transfer of an Incentive Stock Option shall be permitted to the extent that such transfer would cause the Incentive Stock Option to fail to qualify as an “incentive stock option” under Section 422 of the Code. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s termination of employment or service with the Company, the TRS, the Partnership or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities. Notwithstanding the foregoing, in no event shall any Award be transferable by a Participant to a third party for consideration.

10.4      Beneficiaries. Notwithstanding Section 10.3 hereof, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

10.5      Stock Certificates; Book Entry Procedures.

    (a) Notwithstanding anything herein to the contrary, the Company, the TRS, nor the Partnership shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

    (b) Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

10.6      Paperless Exercise. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless exercise of Awards by a Participant may be permitted through the use of such an automated system.

10.7      Deferrals. The Committee may also require or permit Participants to elect to defer the issuance of shares or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan. The Committee may also

KILROY REALTY	PROXY STATEMENT	B-13

provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

ARTICLE 11.

CHANGES IN CAPITAL STRUCTURE

11.1      Adjustments.

    (a)    Other than in the event of an Equity Restructuring, in the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock, the Committee shall make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (a) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1, 3.3, and 9.5(c) hereof); (b) the number and kind of shares that may be issued with respect to any outstanding Awards under the Plan; (c) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (d) the grant or exercise price per share for any outstanding Awards under the Plan.

    (b)    Other than in the event of an Equity Restructuring, in the event of any transaction or event described in Section 11.1(a) hereof or any unusual or nonrecurring transactions or events affecting the Company, the Partnership, any affiliate of the Company or the Partnership, or the financial statements of the Company, the Partnership or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Committee in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i)   To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 11.1(b) the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(ii)  To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v)  To provide that the Award cannot vest, be exercised or become payable after such event.

    (c)    In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 11.1(a) and 11.1(b):

(i)   The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, will be proportionately adjusted. The adjustments provided under this Section 11.1(c)(i) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

B-14	PROXY STATEMENT	KILROY REALTY

(ii)    The Committee shall make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3 hereof).

11.2      Acceleration Upon a Change in Control if Awards Are To Be Terminated. Upon, or in anticipation of, a Change in Control, the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine. In the event that the terms of any agreement between the Company, the TRS, the Partnership or any Subsidiary or affiliate and a Participant contains provisions that conflict with and are more restrictive than the provisions of this Section 11.2, this Section 11.2 shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect. Notwithstanding Section 11.1 hereof, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, if a Change in Control occurs and a Participant’s Awards are not converted, assumed, or replaced by a successor entity and the Awards are to be terminated in accordance with the preceding sentence, then immediately prior to the Change in Control such Awards shall become fully exercisable, and all forfeiture restrictions on such Awards shall lapse.

For purposes of this Section 11.2, an award shall be deemed to have been “assumed” if (without limiting other circumstances in which an award is assumed) the award continues after the Change in Control, and/or is assumed and continued by the surviving entity following such event (including, without limitation, an entity that, as a result of such event, owns the Company or all or substantially all of the Company’s assets directly or through one or more subsidiaries (a “Parent”)), and confers the right to purchase or receive, as applicable and subject to vesting and the other terms and conditions of the award, for each share of Stock subject to the award immediately prior to the event, the consideration (whether cash, shares, or other securities or property) received in the event by the stockholders of the Company for each share of Stock sold or exchanged in such event (or the consideration received by a majority of the stockholders participating in such event if the stockholders were offered a choice of consideration); provided, however, that if the consideration offered for a share of Stock in the event is not solely the ordinary common stock of a successor corporation or a Parent, the Committee may provide for the consideration to be received upon exercise or payment of the award, for each share subject to the award, to be solely ordinary common stock of the successor corporation or a Parent equal in fair market value to the per share consideration received by the stockholders participating in the event.

11.3      No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

ARTICLE 12.

ADMINISTRATION

12.1      Committee. Unless and until the Board delegates administration of the Plan to a Committee as set forth below, the Plan shall be administered by the full Board, and for such purposes the term “Committee” as used in the Plan shall be deemed to refer to the Board. The Board, at its discretion (including to the extent it deems it advisable to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act or any other applicable rule or regulation), shall delegate administration of the Plan to a Committee. The Committee shall consist solely of two or more members of the Board each of whom, in the judgment of the Board, is an “independent director” under the rules of the New York Stock Exchange (or other principal securities market on which shares of Stock are traded). The governance of such Committee shall be subject to the charter of the Committee as approved by the Board. Any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.1 or otherwise provided in the charter of the Committee. Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to

KILROY REALTY	PROXY STATEMENT	B-15

Independent Directors and for purposes of such Awards the term “Committee” as used in the Plan shall be deemed to refer to the Board and (b) the Committee may delegate its authority hereunder to the extent permitted by Section 12.5 hereof. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan.

12.2      Support for the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company, the TRS, the Partnership or any Subsidiary, the independent certified public accountants of the Company, the TRS, or the Partnership, or any executive compensation consultant or other professional retained by the Company, the TRS, or the Partnership to assist in the administration of the Plan.

12.3      Authority of Committee. Subject to any specific designation in the Plan including, without limitation, the no repricing provision in Section 14.1, the Committee has the exclusive power, authority and discretion to:

    (a) Designate Participants to receive Awards;

    (b) Determine the type or types of Awards to be granted to each Participant;

    (c) Determine the number of Awards to be granted and the number of shares of Stock or Profits Interest Units to which an Award will relate;

    (d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award (or determine that an Award will be fully vested and/or exercisable, as the case may be, at grant), and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines;

    (e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

    (f)  Prescribe the form of each Award Agreement, which need not be identical for each Participant;

    (g) Decide all other matters that must be determined in connection with an Award;

    (h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

    (i)   Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement;

    (j)  In the case of Awards to TRS Employees, TRS Consultants, Partnership Employees or Partnership Consultants, determine the mechanics for the transfer of rights under such Awards; and

    (k) Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

12.4      Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all persons.

12.5      Delegation of Authority. To the extent permitted by applicable law, the Board or Committee may from time to time delegate to a committee of one or more members of the Board and/or one or more officers of the Company the authority to grant or amend Awards or to take other actions authorized pursuant to this Article 12; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, or (b) officers of the Company (or members of the Board) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under applicable law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board or the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee(s) appointed under this Section 12.5 shall serve in such capacity at the pleasure of the Board and the Committee.

B-16	PROXY STATEMENT	KILROY REALTY

ARTICLE 13.

EFFECTIVE AND EXPIRATION DATE

13.1      Effective Date. The Plan is effective as of the date the Plan is approved by the Company’s stockholders (the “Effective Date”). The Plan will be deemed to be approved by the stockholders if it receives the affirmative vote of a majority of votes cast at a meeting duly held in accordance with the applicable provisions of the Company’s bylaws, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal.

13.2      Expiration Date. Unless earlier terminated by the Board, the Plan shall terminate at the close of business on April 3, 2027, subject to any extension approved by the Company’s stockholders. After the termination of the Plan either upon such stated expiration date or its earlier termination by the Board, no additional Awards may be granted pursuant to the Plan, but previously granted Awards (and the authority of the Committee with respect thereto, including the authority to amend such Awards) shall remain outstanding in accordance with the terms and conditions of the Plan and the terms and conditions of the applicable Award Agreement.

ARTICLE 14.

AMENDMENT, MODIFICATION, AND TERMINATION

14.1      Amendment, Modification, and Termination. Subject to Section 15.17 hereof, with the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent the Company deems it necessary or desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval shall be required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 11 hereof), (ii) permits the Committee to grant Options or SARs with an exercise price that is below Fair Market Value on the date of grant, or (iii) permits the Committee to extend the exercise period for an Option or SAR beyond ten years from the date of grant. Subject to Section 14.2, the Committee may also amend an Award or Awards previously granted. However, notwithstanding any provision in the Plan to the contrary and except for an adjustment pursuant to Article 11 or a repricing approved by the stockholders of the Company, in no case may the Committee (I) amend an outstanding Option or SAR to reduce the per share exercise or base price of the Award, (II) cancel, exchange or surrender an outstanding Option or SAR in exchange for an Option or SAR with an exercise or base price that is less than the exercise or base price of the original Award, or (III) cancel, exchange or surrender an outstanding Option or SAR in exchange for cash or other Awards for the purpose of repricing the Award.

14.2      Awards Previously Granted. Except with respect to amendments made pursuant to Section 15.17 hereof, no termination, amendment, or modification of the Plan or an Award shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant. Any amendment or other action that would constitute a repricing of an Award is subject to the limitations set forth in Section 14.1.

ARTICLE 15.

GENERAL PROVISIONS

15.1      No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and none of the Company, the TRS, the Partnership, any Subsidiary or the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

15.2      No Stockholders Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.

15.3      Withholding. The Company, the TRS, the Partnership or any Subsidiary, as applicable, shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, the TRS, the Partnership or any Subsidiary, as

KILROY REALTY	PROXY STATEMENT	B-17

applicable, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of the Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement require or allow a Participant to elect to have the Company, the TRS, the Partnership or any Subsidiary, as applicable, withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a fair market value on the date of withholding equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Committee) after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a fair market value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

15.4      No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company, the TRS, the Partnership or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company, the TRS, the Partnership or any Subsidiary.

15.5      Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company, the TRS, the Partnership or any Subsidiary.

15.6      Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company, the TRS, and/or the Partnership from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company, the TRS and the Partnership an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company, the TRS, and/or the Partnership may have to indemnify them or hold them harmless.

15.7      Relationship to Other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company, the TRS, the Partnership or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

15.8      Expenses. The expenses of administering the Plan shall be borne by the Company, the TRS, the Partnership and their Subsidiaries.

15.9      Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

15.10    Fractional Shares. Unless otherwise expressly provided by the Committee, no fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

15.11    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to

B-18	PROXY STATEMENT	KILROY REALTY

Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule if and to the extent necessary in order that the Participant not have actual short-swing profits liability under Section 16(b) of the Exchange Act, and, to the extent permitted by applicable law, the Plan and such Awards shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

15.12    Government and Other Regulations. The obligation of the Company, the TRS and the Partnership to make payment of awards in Stock, Profits Interest Units or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act, as amended, any of the shares of Stock or Profits Interest Units paid pursuant to the Plan. If the shares or Profits Interest Units paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, as amended, the Company, the TRS and the Partnership may restrict the transfer of such shares or Profits Interest Units in such manner as it deems advisable to ensure the availability of any such exemption.

15.13    Section 83(b) Election Prohibited. No Participant may make an election under Section 83(b) of the Code with respect to any Award under the Plan without the consent of the Company or the Partnership, which the Company or the Partnership may grant or withhold in its sole discretion.

15.14    Grant of Awards to Certain Employees or Consultants. The Company, the TRS, the Partnership or any Subsidiary may provide through the establishment of a formal written policy or otherwise for the method by which shares of Stock or other securities and/or payment therefor may be exchanged or contributed between the Company and such other party, or may be returned to the Company upon any forfeiture of Stock or other securities by the Participant, for the purpose of ensuring that the relationship between the Company and the TRS, the Partnership or such Subsidiary remains at arms-length.

15.15    Restrictions on Awards. The Plan shall be interpreted and construed in a manner consistent with the Company’s status as a REIT. No Award shall be granted or awarded, and with respect to an Award already granted under the Plan, such Award shall not be exercisable or payable:

    (a) To the extent that the grant, exercise or payment of such Award could cause the Participant to be in violation of the Ownership Limit (as defined in the Company’s Articles of Incorporation, as amended from time to time) or Subparagraph E(2) of Article IV (or any successor provision thereto) of the Company’s Articles of Incorporation, as amended from time to time; or

    (b) If, in the discretion of the Committee, the grant or exercise of such Award could impair the Company’s status as a REIT.

15.16    Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Maryland.

15.17    Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

KILROY REALTY	PROXY STATEMENT	B-19

APPENDIX C – ARTICLES OF AMENDMENT AND RESTATEMENT

KILROY REALTY CORPORATION

ARTICLES OF AMENDMENT AND RESTATEMENT

KILROY REALTY CORPORATION, a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST: The Corporation desires to and does hereby amend and restate in its entirety the charter of the Corporation (the “Charter”) as currently in effect pursuant to Section 2-609 of the MARYLAND GENERAL CORPORATION LAW (the “MGCL”).

SECOND: The following provisions are all the provisions of the Charter currently in effect and as hereinafter amended and restated:

ARTICLE I

NAME OF THE CORPORATION

The name of the corporation (hereinafter the “Corporation”) is:

Kilroy Realty Corporation

ARTICLE II

RESIDENT AGENT; PRINCIPAL OFFICE IN STATE

The address of the Corporation’s principal office in the State of Maryland is c/o Paracorp Incorporated, 245 West Chase Street, Baltimore, Maryland 21201. The name of the Corporation’s resident agent is Paracorp Incorporated, whose address is 245 West Chase Street, Baltimore, Maryland 21201. The resident agent is a Maryland corporation.

ARTICLE III

PURPOSE OF THE CORPORATION

The purpose for which the Corporation is formed is to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate investment trust (a “REIT”) under Sections 856 to 860 of the Internal Revenue Code of 1986, as amended, or any successor statute of similar import (the “Code”)) for which corporations may be organized under the MARYLAND GENERAL CORPORATION LAW, as amended from time to time, and any successor statute hereafter enacted (the “MGCL”).

ARTICLE IV

AUTHORIZED CAPITAL STOCK

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 310,000,000, consisting of 280,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), and 30,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”) which may be issued in one or more classes as described in Paragraph C of this Article IV. The aggregate par value of all of the Corporation’s authorized shares having par value is $3,100,000. The Common Stock and each class of the Preferred Stock shall each constitute a separate class of capital stock of the Corporation.

KILROY REALTY	PROXY STATEMENT	C-1

The following is a description of each of the classes of stock of the Corporation and a statement of the powers, preferences and rights of such stock, and the qualifications, limitations and restrictions thereof:

A.      Voting Rights.

1.      Common Stock. Except as may otherwise be required by law, and subject to the provisions of such resolution or resolutions as may be adopted by the Board of Directors pursuant to Paragraph C of this Article IV granting the holders of one or more classes of Preferred Stock exclusive voting powers with respect to any matter, each holder of Common Stock shall have one vote in respect of each share of Common Stock held on all matters voted upon by the stockholders.

2.      Preferred Stock. Except as may otherwise be required by law, and subject to the provisions of such resolution or resolutions as may be adopted by the Board of Directors pursuant to Paragraph C of this Article IV granting the holders of one or more classes of Preferred Stock voting powers with respect to any matter, the Preferred Stock shall have no voting rights and shall have no rights to receive notice of any meetings except as expressly provided in the resolution establishing any class thereof.

B.      Terms of Common Stock. The Common Stock shall be subject to the express terms of the Preferred Stock or any classes thereof.

1.      Dividend Rights. After the provisions with respect to preferential dividends on any class of Preferred Stock (fixed in accordance with the provisions of Paragraph C of this Article IV), if any, shall have been satisfied and after the Corporation shall have complied with all the requirements, if any, with respect to redemption of, or the setting aside of sums as sinking funds or redemption or purchase accounts with respect to, any class of Preferred Stock (fixed in accordance with the provisions of Paragraph C of this Article IV), and subject further to any other conditions that may be fixed in accordance with the provisions of Paragraph C of this Article IV, then, and not otherwise, the holders of Common Stock shall be entitled to receive such dividends as may be authorized and declared from time to time by the Board of Directors out of funds legally available therefor. All distributions paid with respect to the Common Stock shall be paid pro rata, with no preference to any share of Common Stock as compared with other shares of Common Stock.

2.      Rights Upon Liquidation. In the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after distribution in full of the preferential amounts, if any (fixed in accordance with the provisions of Paragraph C of this Article IV), to be distributed to the holders of Preferred Stock by reason thereof, the holders of Common Stock shall, subject to the additional rights, if any (fixed in accordance with the provisions of Paragraph C of this Article IV), of the holders of any outstanding shares of Preferred Stock, be entitled to receive all of the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them.

C.      Issuance and Terms of Preferred Stock. The Preferred Stock may be issued, from time to time, in one or more classes, and each class shall be known and designated by such designations, as may be stated and expressed in a resolution or resolutions adopted by the Board of Directors of the Corporation and as shall have been set forth in articles supplementary made, executed, acknowledged, filed and recorded in the manner required by the MGCL in order to make the same effective. Each class shall consist of such number of shares as shall be stated and expressed in such resolution or resolutions providing for the issue of Preferred Stock of such class together with such additional number of shares as the Board of Directors by resolution or resolutions may from time to time determine to issue as a part of such class. All shares of any one class of such Preferred Stock shall be alike in every particular except that shares issued at different times may accumulate dividends from different dates. The Board of Directors shall have power and authority to state and determine in the resolution or resolutions providing for the issue of each class of Preferred Stock the number of shares of each such class authorized to be issued, the voting powers (if any) and the designations, preferences and relative, participating, optional, conversion or other rights appertaining to each such class, and the qualifications, limitations or restrictions thereof (including, but not by way of limitation, full power and authority to determine as to the Preferred Stock of each such class, the rate or rates of dividends payable thereon, the times of payment of such dividends, the prices and manner upon which the Preferred Stock may be redeemed, the amount or amounts payable thereon in the event of liquidation, dissolution or winding up of the Corporation or in the event of any merger or consolidation of or sale of assets by the Corporation, the rights (if any) to convert the Preferred Stock into, and/or to purchase, stock of any other class or series, the terms of any sinking fund or redemption or purchase account (if any) to be provided for shares of such class of Preferred Stock,

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restrictions on ownership and transfer to preserve tax benefits, and the voting powers (if any) of the holders of any class of Preferred Stock generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share, and which may, without limiting the generality of the foregoing, include the right, voting as a class by itself or together with the holders of any other class of Preferred Stock or all classes of Preferred Stock as a single class, to elect one or more directors of the Corporation generally or under such specific circumstances and on such conditions, as shall be provided in the resolution or resolutions of the Board of Directors adopted pursuant hereto, including, without limitation, in the event there shall have been a default in the payment of dividends on or redemption of any one or more classes of Preferred Stock). The Board of Directors may from time to time decrease the number of shares of any class of Preferred Stock (but not below the number thereof then outstanding) by providing that any unissued shares previously assigned to such class shall no longer constitute part thereof and may assign such unissued shares to an existing or newly created class. The foregoing provisions of this Paragraph C with respect to the creation or issuance of classes of Preferred Stock shall be subject to any additional conditions with respect thereto which may be contained in any resolutions then in effect which shall have theretofore been adopted in accordance with the foregoing provisions of this Paragraph C with respect to any then outstanding class of Preferred Stock.

D.      Authorization of Capital Stock; Issuance and Reclassification of Shares. The Board of Directors may authorize the issuance from time to time of shares of its capital stock of any class or series whether now or hereafter authorized, or securities convertible into shares of its capital stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in the Charter of the Corporation or the Bylaws of the Corporation, or in the MGCL. In addition, the Board of Directors shall have the power, in its sole discretion without limitation, to classify or reclassify any unissued shares of capital stock of the Corporation, whether now or hereafter authorized, by setting, altering or eliminating, in any one or more respects, from time to time, before the issuance of such shares of capital stock of the Corporation, any feature of such shares including, but not limited to, the designation, par value, preferences or conversion or other rights, voting powers, qualifications and terms and conditions of redemption, limitations as to dividends and other distributions, restrictions on ownership and transfer to preserve tax benefits and any other restrictions on such shares.

E.      Restrictions on Ownership and Transfer to Preserve Tax Benefits.

1.      Definitions. For the purposes of Paragraph E of this Article IV, the following terms shall have the following meanings:

“Beneficial Ownership” shall mean ownership of Common Stock by a Person who is or would be treated as an owner of such Common Stock either actually or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Own,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

“Charitable Beneficiary” shall mean one or more beneficiaries of a Trust, as determined pursuant to Subparagraph E(3)(f) of this Article IV.

“Code” shall have the meaning set forth in Article III hereof. All section references to the Code shall include any successor provisions thereof as may be adopted from time to time.

“Common Stock” shall have the meaning set forth in the preamble to Article IV hereof.

“Corporation” shall have the meaning set forth in the preamble to these Articles of Amendment and Restatement.

“Constructive Ownership” shall mean ownership of Common Stock by a Person who is or would be treated as an owner of such Common Stock either actually or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Own,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

“Initial Public Offering” shall mean the sale of Common Stock pursuant to the Corporation’s first effective registration statement for such Common Stock filed under the Securities Act of 1933, as amended.

“IRS” means the United States Internal Revenue Service.

“Market Price” shall mean the last reported sales price reported on the New York Stock Exchange of the Common Stock on the trading day immediately preceding the relevant date, or if the Common Stock is not then traded on the

KILROY REALTY	PROXY STATEMENT	C-3

New York Stock Exchange, the last reported sales price of the Common Stock on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the Common Stock may be traded, or if the Common Stock is not then traded over any exchange or quotation system, then the market price of the Common Stock on the relevant date as determined in good faith by the Board of Directors of the Corporation.

“Operating Partnership” shall mean Kilroy Realty, L.P., a Delaware limited partnership.

“OP Units” shall have the meaning set forth in Paragraph H of Article IV hereof.

“Ownership Limit” shall mean 7.0% (by value or by number of shares, whichever is more restrictive) of the outstanding Common Stock of the Corporation.

“Partnership Agreement” shall mean the Seventh Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated as of August 15, 2012, as such agreement has been and may be amended from time to time.

“Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity; but does not include an underwriter acting in a capacity as such in a public offering of shares of Common Stock provided that the ownership of such shares of Common Stock by such underwriter would not result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code, or otherwise result in the Corporation failing to qualify as a REIT.

“Purported Beneficial Transferee” shall mean, with respect to any purported Transfer (or other event) which results in a transfer to a Trust, as provided in Subparagraph E(2)(b) of this Article IV, the purported beneficial transferee or owner for whom the Purported Record Transferee would have acquired or owned shares of Common Stock, if such Transfer had been valid under Subparagraph E(2)(a) of this Article IV.

“Purported Record Transferee” shall mean, with respect to any purported Transfer (or other event) which results in a transfer to a Trust, as provided in Subparagraph E(2)(b) of this Article IV, the record holder of the shares of Common Stock if such Transfer had been valid under Subparagraph E(2)(a) of this Article IV.

“REIT” shall mean a real estate investment trust under Sections 856 through 860 of the Code.

“Restriction Termination Date” shall mean the first day after the date of the Initial Public Offering on which (1) the Board of Directors of the Corporation determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT and (2) such determination is approved by the affirmative vote of the holders of not less than two-thirds of the shares of the Corporation’s capital stock outstanding and entitled to vote thereon.

“Transfer” shall mean any sale, transfer, gift, assignment, devise or other disposition of Common Stock, including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Common Stock or (ii) the sale, transfer, assignment or other disposition of any securities (or rights convertible into or exchangeable for Common Stock), whether voluntary or involuntary, whether such transfer has occurred of record or beneficially or Beneficially or Constructively (including but not limited to transfers of interests in other entities which results in changes in Beneficial or Constructive Ownership of Common Stock), and whether such transfer has occurred by operation of law or otherwise.

“Trust” shall mean each of the trusts provided for in Subparagraph E(3) of this Article IV.

“Trustee” shall mean any Person unaffiliated with the Corporation, or a Purported Beneficial Transferee, or a Purported Record Transferee, that is appointed by the Corporation to serve as trustee of a Trust.

2.      Restriction on Ownership and Transfers.

(a)      From the date of the Initial Public Offering and prior to the Restriction Termination Date:

(i)    except as provided in Subparagraph E(9) of this Article IV, no Person shall Beneficially Own Common Stock in excess of the Ownership Limit;

C-4	PROXY STATEMENT	KILROY REALTY

(ii)    except as provided in Subparagraph E(9) of this Article IV, no Person shall Constructively Own in excess of 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of Common Stock of the Corporation; and

(iii)    no Person shall Beneficially or Constructively Own Common Stock to the extent that such Beneficial or Constructive Ownership would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code, or otherwise failing to qualify as a REIT (including but not limited to ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation (either directly or indirectly through one or more partnerships) from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(b)      If, during the period commencing on the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the New York Stock Exchange (“NYSE”)) or other event occurs that, if effective, would result in any Person Beneficially or Constructively Owning Common Stock in violation of Subparagraph E(2)(a) of this Article IV, (i) then that number of shares of Common Stock that otherwise would cause such Person to violate Subparagraph E(2)(a) of this Article IV (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Subparagraph E(3), effective as of the close of business on the business day prior to the date of such Transfer or other event, and such Purported Beneficial Transferee shall thereafter have no rights in such shares or (ii) if, for any reason, the transfer to the Trust described in clause (i) of this sentence is not automatically effective as provided therein to prevent any Person from Beneficially or Constructively Owning Common Stock in violation of Subparagraph E(2)(a) of this Article IV, then the Transfer of that number of shares of Common Stock that otherwise would cause any Person to violate Subparagraph E(2)(a) shall be void ab initio, and the Purported Beneficial Transferee shall have no rights in such shares.

(c)      Subject to Paragraph K of this Article IV and notwithstanding any other provisions contained herein, during the period commencing on the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer of Common Stock (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE) that, if effective, would result in the capital stock of the Corporation being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio, and the intended transferee shall acquire no rights in such Common Stock.

(d)      It is expressly intended that the restrictions on ownership and Transfer described in this Subparagraph E(2) of Article IV shall apply to the redemption/exchange rights provided in Section 8.6 of the Partnership Agreement. Notwithstanding any of the provisions of the Partnership Agreement to the contrary, a partner of the Operating Partnership shall not be entitled to effect an exchange of an interest in the Operating Partnership for Common Stock if the actual or beneficial or Beneficial or Constructive ownership of Common Stock would be prohibited under the provisions of this Article IV.

3.      Transfers of Common Stock in Trust.

(a)      Upon any purported Transfer or other event described in Subparagraph E(2)(b) of this Article IV, such Common Stock shall be deemed to have been transferred to the Trustee in his capacity as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the business day prior to the purported Transfer or other event that results in a transfer to the Trust pursuant to Subparagraph E(2)(b). The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation, any Purported Beneficial Transferee, and any Purported Record Transferee. Each Charitable Beneficiary shall be designated by the Corporation as provided in Subparagraph E(3)(f) of this Article IV.

(b)      Common Stock held by the Trustee shall be issued and outstanding Common Stock of the Corporation. The Purported Beneficial Transferee or Purported Record Transferee shall have no rights in the shares of Common Stock held by the Trustee. The Purported Beneficial Transferee or Purported Record Transferee shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares of Common Stock held in the Trust.

KILROY REALTY	PROXY STATEMENT	C-5

(c)      The Trustee shall have all voting rights and rights to dividends with respect to Common Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or distribution paid prior to the discovery by the Corporation that shares of Common Stock have been transferred to the Trustee shall be paid to the Trustee upon demand, and any dividend or distribution declared but unpaid shall be paid when due to the Trustee with respect to such Common Stock. Any dividends or distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary. The Purported Record Transferee and Purported Beneficial Transferee shall have no voting rights with respect to the Common Stock held in the Trust and, subject to Maryland law, effective as of the date the Common Stock has been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Purported Record Transferee with respect to such Common Stock prior to the discovery by the Corporation that the Common Stock has been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article IV, until the Corporation has received notification that the Common Stock has been transferred into a Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

(d)      Within 20 days of receiving notice from the Corporation that shares of Common Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares of Common Stock held in the Trust to a person, designated by the Trustee, whose ownership of the shares of Common Stock will not violate the ownership limitations set forth in Subparagraph E(2)(a). Upon such sale, the interest of the Charitable Beneficiary in the shares of Common Stock sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and to the Charitable Beneficiary as provided in this Subparagraph E(3)(d). The Purported Record Transferee shall receive the lesser of (i) the price paid by the Purported Record Transferee for the shares of Common Stock in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such shares of Common Stock at Market Price, the Market Price of such shares of Common Stock on the day of the event which resulted in the transfer of such shares of Common Stock to the Trust) and (ii) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares of Common Stock held in the Trust. Any net sales proceeds in excess of the amount payable to the Purported Record Transferee shall be immediately paid to the Charitable Beneficiary together with any dividends or other distributions thereon. If, prior to the discovery by the Corporation that shares of such Common Stock have been transferred to the Trustee, such shares of Common Stock are sold by a Purported Record Transferee then (x) such shares of Common Stock shall be deemed to have been sold on behalf of the Trust and (y) to the extent that the Purported Record Transferee received an amount for such shares of Common Stock that exceeds the amount that such Purported Record Transferee was entitled to receive pursuant to this Subparagraph E(3)(d), such excess shall be paid to the Trustee upon demand.

(e)      Common Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price paid by the Purported Record Transferee for the shares of Common Stock in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such shares of Common Stock at Market Price, the Market Price of such shares of Common Stock on the day of the event which resulted in the transfer of such shares of Common Stock to the Trust) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer until the Trustee has sold the shares of Common Stock held in the Trust pursuant to Subparagraph E(3)(d). Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares of Common Stock sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and any dividends or other distributions held by the Trustee with respect to such Common Stock shall thereupon be paid to the Charitable Beneficiary.

(f)      By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (i) the shares of Common Stock held in the Trust would not violate the restrictions set forth in Subparagraph E(2)(a) in the hands of such Charitable Beneficiary and (ii) each Charitable Beneficiary is an organization described in Sections 170(b)(1)(A), 170(c)(2) or 501(c)(3) of the Code.

4.      Remedies For Breach. If the Board of Directors or a committee thereof or other designees if permitted by the MGCL shall at any time determine in good faith that a Transfer or other event has taken place in violation of Subparagraph E(2) of this Article IV or that a Person intends to acquire, has attempted to acquire or may acquire beneficial ownership (determined without

C-6	PROXY STATEMENT	KILROY REALTY

reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any shares of the Corporation in violation of Subparagraph E(2) of this Article IV, the Board of Directors or a committee thereof or other designees if permitted by the MGCL shall take such action as it deems advisable to refuse to give effect or to prevent such Transfer, including, but not limited to, causing the Corporation to redeem shares of Common Stock, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers (or, in the case of events other than a Transfer, ownership or Constructive Ownership or Beneficial Ownership) in violation of Subparagraph E(2)(a) of this Article IV, shall automatically result in the transfer to a Trust as described in Subparagraph E(2)(b) and any Transfer in violation of Subparagraph E(2)(c) shall automatically be void ab initio irrespective of any action (or non-action) by the Board of Directors.

5.      Notice of Restricted Transfer. Any Person who acquires or attempts to acquire shares in violation of Subparagraph E(2) of this Article IV, or any Person who is a Purported Beneficial Transferee such that an automatic transfer to a Trust results under Subparagraph E(2)(b) of this Article IV, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Corporation’s status as a REIT.

6.      Owners Required to Provide Information. From the date of the Initial Public Offering and prior to the Restriction Termination Date each Person who is a beneficial owner or Beneficial Owner or Constructive Owner of shares of Common Stock and each Person (including the stockholder of record) who is holding shares of Common Stock for a beneficial owner or Beneficial Owner or Constructive Owner shall, on demand, provide to the Corporation a completed questionnaire containing the information regarding their ownership of such shares, as set forth in the regulations (as in effect from time to time) of the U.S. Department of Treasury under the Code. In addition, each Person who is a beneficial owner or Beneficial Owner or Constructive Owner of shares of Common Stock and each Person (including the stockholder of record) who is holding shares of Common Stock for a beneficial owner or Beneficial Owner or Constructive Owner shall, on demand, be required to disclose to the Corporation in writing such information as the Corporation may request in order to determine the effect, if any, of such stockholder’s actual and constructive ownership of shares of Common Stock on the Corporation’s status as a REIT and to ensure compliance with the Ownership Limit, or such other limit as provided from time to time in these Articles of Amendment and Restatement or as otherwise permitted by the Board of Directors.

7.      Remedies Not Limited. Nothing contained in this Article IV (but subject to Paragraph K of this Article IV) shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation’s status as a REIT.

8.      Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Paragraph E of this Article IV, including any definition contained in Subparagraph E(1), the Board of Directors shall have the power to determine the application of the provisions of this Paragraph E with respect to any situation based on the facts known to it (subject, however, to the provisions of Paragraph K of this Article IV). In the event Paragraph E requires an action by the Board of Directors and these Articles of Amendment and Restatement fail to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Paragraph E. Absent a decision to the contrary by the Board of Directors (which the Board may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Subparagraph E(2)(b)) acquired Beneficial or Constructive Ownership of Common Stock in violation of Subparagraph E(2)(a), such remedies (as applicable) shall apply first to the shares of Common Stock which, but for such remedies, would have been actually owned by such Person, and second to shares of Common Stock which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Common Stock based upon the relative number of the shares of Common Stock held by each such Person.

9.      Exceptions.

(a)      Subject to Subparagraph E(2)(a)(iii), the Board of Directors, in its sole discretion, may exempt a Person from the limitation on a Person Beneficially Owning shares of Common Stock in excess of the Ownership Limit if the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual’s Beneficial Ownership of such shares of Common Stock will violate the Ownership Limit or that any such violation will not cause the Corporation to fail to qualify as a REIT under the Code, and agrees that any violation of such representations or undertaking (or other action which is contrary to the restrictions contained in Subparagraph E(2) of this Article IV) or attempted violation will result in such Common Stock being transferred to a Trust in accordance with Subparagraph E(2)(b) of this Article IV.

KILROY REALTY	PROXY STATEMENT	C-7

(b)      Subject to Subparagraph E(2)(a)(iii), the Board of Directors, in its sole discretion, may exempt a Person from the limitation on a Person Constructively Owning Common Stock in excess of 9.8% (by value or by number of shares of Common Stock, whichever is more restrictive) of the outstanding shares of Common Stock of the Corporation, if such Person does not and represents that it will not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned in whole or in part by the Corporation) that would cause the Corporation to own, actually or Constructively more than a 9.8% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Corporation obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact and agrees that any violation or attempted violation will result in such Common Stock being transferred to a Trust in accordance with Subparagraph E(2)(b) of this Article IV. Notwithstanding the foregoing, the inability of a Person to make the certification described in this Subparagraph E(9)(b) shall not prevent the Board of Directors, in its sole discretion, from exempting such Person from the limitation on a Person Constructively Owning Common Stock in excess of 9.8% of the outstanding shares of Common Stock if the Board of Directors determines that the resulting application of Section 856(d)(2)(B) of the Code would affect the characterization of less than 0.5% of the gross income (as such term is used in Section 856(c)(2) of the Code) of the Corporation in any taxable year, after taking into account the effect of this sentence with respect to all other Common Stock to which this sentence applies.

(c)      Prior to granting any exception pursuant to Subparagraph E(9)(a) or (b) of this Article IV, the Board of Directors may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT.

F.      Preemptive Rights. No holder of shares of stock of any class shall have any preemptive or preferential right to subscribe or to purchase any additional shares of any class, or any bonds or convertible securities of any nature; provided, however, that the Board of Directors may, in authorizing the issuance of shares of stock of any class or series, confer any preemptive or preferential right that the Board of Directors may deem advisable in connection with such issuance.

G.      Legends. Each certificate for Common Stock and Preferred Stock shall bear the following legends:

Class of Stock

THE CORPORATION IS AUTHORIZED TO ISSUE CAPITAL STOCK OF MORE THAN ONE CLASS, CONSISTING OF COMMON STOCK AND ONE OR MORE CLASSES OF PREFERRED STOCK. THE BOARD OF DIRECTORS IS AUTHORIZED TO DETERMINE THE PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF ANY CLASS OF THE PREFERRED STOCK BEFORE THE ISSUANCE OF SHARES OF SUCH CLASS OF PREFERRED STOCK. THE CORPORATION WILL FURNISH, WITHOUT CHARGE, TO ANY STOCKHOLDER MAKING A WRITTEN REQUEST THEREFOR, A COPY OF THE CORPORATION’S CHARTER AND A WRITTEN STATEMENT OF THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES, CONVERSION OR OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATIONS AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE CORPORATION HAS THE AUTHORITY TO ISSUE AND, IF THE CORPORATION IS AUTHORIZED TO ISSUE ANY PREFERRED OR SPECIAL CLASS AND SERIES, (i) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT SET, AND (ii) THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. REQUESTS FOR SUCH WRITTEN STATEMENT MAY BE DIRECTED TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.

Restriction on Ownership and Transfer

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE CORPORATION’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE CORPORATION’S CHARTER, (i) NO PERSON MAY BENEFICIALLY OWN SHARES OF THE CORPORATION’S COMMON STOCK IN EXCESS OF 7.0% (BY VALUE OR BY NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING COMMON STOCK OF THE CORPORATION; (ii) NO PERSON MAY CONSTRUCTIVELY OWN SHARES OF THE CORPORATION’S COMMON STOCK IN EXCESS OF 9.8% (BY VALUE OR BY NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE

C-8	PROXY STATEMENT	KILROY REALTY

OUTSTANDING COMMON STOCK OF THE CORPORATION; (iii) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF COMMON STOCK THAT WOULD RESULT IN THE CORPORATION BEING “CLOSELY HELD” UNDER SECTION 856(h) OF THE CODE OR OTHERWISE CAUSE THE CORPORATION TO FAIL TO QUALIFY AS A REIT; AND (iv) NO PERSON MAY TRANSFER SHARES OF COMMON STOCK IF SUCH TRANSFER WOULD RESULT IN THE CAPITAL STOCK OF THE CORPORATION BEING OWNED BY FEWER THAN 100 PERSONS. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF COMMON STOCK WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF COMMON STOCK IN EXCESS OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE SHARES OF COMMON STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO THE TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, THE CORPORATION MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL TERMS IN THIS LEGEND THAT ARE DEFINED IN THE CHARTER OF THE CORPORATION SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE CHARTER OF THE CORPORATION, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF SHARES OF COMMON STOCK ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.

H.      Exchange of OP Units. So long as the Corporation remains the general partner of the Operating Partnership, the Board of Directors of the Corporation is hereby expressly vested with authority (subject to the restrictions on ownership, transfer and redemption of Common Stock set forth in this Article IV) to issue, and shall issue to the extent provided in the Partnership Agreement, Common Stock in exchange for the units into which partnership interests of the Operating Partnership are divided (the “OP Units”), and as the same may be adjusted, as provided in the Partnership Agreement.

I.      Reservation of Shares. Pursuant to the obligations of the Corporation under the Partnership Agreement to issue Common Stock in exchange for OP Units, the Board of Directors is hereby required to reserve and authorize for issuance a sufficient number of authorized but unissued shares of Common Stock to permit the Corporation to issue Common Stock in exchange for OP Units that may be exchanged for or converted into Common Stock as provided in the Partnership Agreement.

J.      Severability. If any provision of this Article IV or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

K.      NYSE. Nothing in this Article IV shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange. The shares of Common Stock that are the subject of such transaction shall continue to be subject to the provisions of this Article IV after such settlement.

ARTICLE V

CORPORATE EXISTENCE

The Corporation is to have perpetual existence.

ARTICLE VI

BOARD OF DIRECTORS

A.      The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors. The Corporation shall have a board of six (6) directors until that number is increased or decreased in accordance with the Bylaws of the Corporation, or as contemplated by the provisions of Paragraph D of this Article VI. However, the number of directors shall never be less than the minimum number required by the MGCL. At least a majority of the directors shall be Independent Directors (as defined in the next sentence). An Independent Director is a director who is not an employee, officer or affiliate of the

KILROY REALTY	PROXY STATEMENT	C-9

Corporation or Kilroy Industries or a subsidiary or division thereof, or a relative of a principal executive officer, or who is not an individual member of an organization acting as an advisor, consultant or legal counsel receiving compensation on a continuing basis from the Corporation in addition to director’s fees. The following persons shall be the directors of the Corporation until their successors are duly elected and qualified, or until their earlier death, retirement, resignation or removal:

John Kilroy

Edward F. Brennan, PhD

Jolie A. Hunt

Scott S. Ingraham

Gary R. Stevenson

Peter B. Stoneberg

B.      Each director (other than any director who may be elected by holders of Preferred Stock as provided for pursuant to Article IV hereof), shall serve until the next annual meeting of stockholders following his election and until his successor is elected and qualified, or until his earlier death, retirement, resignation or removal.

C.      Except as may otherwise be provided pursuant to Article IV hereof with respect to any rights of holders of Preferred Stock to elect additional directors or any agreement relating to the right to designate nominees for election to the Board of Directors, should a vacancy in the Board of Directors occur or be created (whether arising through death, retirement or resignation), such vacancy may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum of the Board of Directors or, in the case of a vacancy resulting from an increase in the number of directors, by a majority of the Board of Directors. In the case of a vacancy created by the removal of a director, the vacancy shall be filled by the stockholders at the next annual meeting of the stockholders or at a special meeting of the stockholders called for such purpose, provided, however, that such vacancy may be filled by the affirmative vote of a majority of the remaining directors (subject to approval by the stockholders at the next annual meeting of the stockholders or at a special meeting of the stockholders called for such purpose). A director so elected to fill a vacancy shall serve until the next annual meeting of stockholders and until his successor is elected and qualified or until his earlier death, retirement, resignation or removal. If the stockholders of any class or series of Preferred Stock are entitled separately to elect one or more directors, the stockholders of that class or series shall fill a vacancy on the Board of Directors which results from the removal of a director elected by that class or series.

D.      During any period when the holders of any class of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article IV hereof, then upon commencement and for the duration of the period during which such right continues (i) the then otherwise total and authorized number of directors of the Corporation shall automatically be increased by that number of such additional directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such class, whenever the holders of any class of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the term of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total and authorized number of directors of the Corporation shall be reduced accordingly.

ARTICLE VII

RELATED PARTY TRANSACTIONS

Without limiting any other procedures available by law or otherwise to the Corporation, the Board of Directors may authorize any agreement or other transaction with any person, corporation, association, company, trust, limited liability company, partnership (limited or general) or other organization, although one or more of the directors or officers of the Corporation may be a party to any such agreement or an officer, director, stockholder, member or partner (general or limited) of such other party (an “Interested Officer/Director”), and no such agreement or transaction shall be invalidated or rendered void or voidable solely by reason of the existence of any such relationship if: (i) the existence is disclosed or known to the Board of Directors, and the contract or transaction is authorized, approved or ratified by the affirmative vote of not less than a majority of the disinterested directors, even if they

C-10	PROXY STATEMENT	KILROY REALTY

constitute less than a quorum of the Board of Directors; (ii) the existence is disclosed to the stockholders entitled to vote, and the contract or transaction is authorized, approved or ratified by a majority of the votes cast by the stockholders entitled to vote, other than the votes of the shares held of record by the Interested Officers/Directors or by any corporation, association, company, trust, limited liability company, partnership (limited or general) or other organization in which any Interested Officer/Director is a director or has a material financial interest; or (iii) the contract or transaction is fair and reasonable to the Corporation. Any Interested Officer/Director, or the stock owned by them or by a corporation, association, company, trust, limited liability company, partnership (limited or general) or other organization in which an Interested Officer/Director may have an interest, may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee of the Board of Directors or at a meeting of the stockholders, as the case may be, at which the contract or transaction is authorized, approved or ratified.

ARTICLE VIII

DIRECTOR AND OFFICER LIABILITY; INDEMNIFICATION

A.      To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Charter of the Corporation or the Bylaws of the Corporation inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

B.      The Corporation shall indemnify, in the manner and to the maximum extent permitted by law, any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative, or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation or that such person while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, trustee, partner, member, agent or employee of another corporation, partnership, limited liability company, association, joint venture, trust or other enterprise. To the maximum extent permitted by law, the indemnification provided herein shall include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, and any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Charter of the Corporation or the Bylaws of the Corporation inconsistent with this Article, shall apply to or affect in any respect the applicability of this Paragraph B of Article VIII with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

The indemnification and reimbursement of expenses provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person against any liability and expenses to the fullest extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, the Charter of the Corporation or the Bylaws of the Corporation, a vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity as an officer or director and as to action in another capacity, at the request of the Corporation, while acting as an officer or director of the Corporation.

ARTICLE IX

ELECTION OF DIRECTORS

Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE X

CERTAIN POWERS OF THE DIRECTORS

A.      Determinations by Board. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with the Charter of the Corporation and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its

KILROY REALTY	PROXY STATEMENT	C-11

stock or the payment of other distributions on its stock; the amount of paid-in surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation; and any matters relating to the acquisition, holding and disposition of any assets by the Corporation.

B.      REIT Qualification. Subject to Paragraph K of Article IV hereof, the Board of Directors shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of the Corporation as a REIT; however, if the Board of Directors determines that it is no longer in the best interests of the Corporation to qualify or continue to be qualified as a REIT and such determination is approved by the affirmative vote of holders of at least two-thirds of the shares of the Corporation’s capital stock outstanding and entitled to vote thereon, the Board of Directors may revoke or otherwise terminate the Corporation’s REIT election pursuant to Section 856(g) of the Code. The Board of Directors also may determine that compliance with any restriction or limitation on stock ownership and transfers set forth in Article IV is no longer required for REIT qualification.

C.      Advisor Agreements. Subject to such approval of stockholders and other conditions, if any, as may be required by any applicable statute, rule or regulation, the Board of Directors may authorize the execution and performance by the Corporation of one or more agreements with any person, corporation, association, company, trust, partnership (limited or general) or other organization whereby, subject to the supervision and control of the Board of Directors, any such other person, corporation, association, company, trust, partnership (limited or general) or other organization shall render or make available to the Corporation managerial, investment, advisory and/or related services, office space and other services and facilities (including, if deemed advisable by the Board of Directors, the management or supervision of the investments of the Corporation) upon such terms and conditions as may be provided in such agreement or agreements (including, if deemed fair and equitable by the Board of Directors, the compensation payable thereunder by the Corporation).

D.      Irrevocable Resolutions. The Board of Directors may designate any of its resolutions to be “irrevocable.” Resolutions so designated may not be revoked subsequently by the Board of Directors without the approval of the issued and outstanding shares of Common Stock of the Corporation by the affirmative vote of a majority of all votes entitled to be cast in respect of such shares of Common Stock.

ARTICLE XI

REMOVAL OF DIRECTORS

Subject to the rights of one or more classes or series of Preferred Stock to elect one or more directors, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of the holders of at least two thirds of the votes entitled to be cast in the election of directors.

ARTICLE XII

AMENDMENTS

Subject to the provisions hereof, the Corporation reserves the right at any time, and from time to time, to amend, alter, repeal, or rescind any provision of its Charter, in the manner now or hereafter prescribed by law, including without limitation any amendment altering the terms or contract rights, as expressly set forth in the Charter of the Corporation, of any outstanding shares of stock; and other provisions authorized or permitted by the laws of the State of Maryland at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors, or any other persons whomsoever by and pursuant to the Charter of the Corporation in its present form or as hereafter amended are granted subject to this reservation.

THIRD: The amendment to and restatement of the Charter as hereinabove set forth have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

FOURTH: The current address of the principal office of the Corporation in Maryland is as set forth in Article II of the foregoing amendment and restatement of the Charter.

C-12	PROXY STATEMENT	KILROY REALTY

FIFTH: The name and address of the Corporation’s current resident agent is as set forth in Article II of the foregoing amendment and restatement of the Charter.

SIXTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Article VI of the foregoing amendment and restatement of the Charter.

SEVENTH: The total number of shares of stock which the Corporation had authority to issue immediately prior to this amendment and restatement of the Charter was 180,000,000 shares of stock, consisting of 150,000,000 shares of common stock, par value $0.01 per share, and 30,000,000 shares of preferred stock, par value $0.01 per share. The aggregate par value of all authorized shares of stock having par value was $1,800,000.

EIGHTH: The total number of shares of stock which the Corporation has authority to issue pursuant to this amendment and restatement of the Charter is 310,000,000 shares of stock, consisting of 280,000,000 shares of common stock, par value $0.01 per share, and 30,000,000 shares of preferred stock, par value $0.01 per share. The aggregate par value of all authorized shares of stock having par value is $3,100,000.

NINTH: The undersigned Executive Vice President acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Executive Vice President acknowledges that to the best of his knowledge, information, and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

KILROY REALTY	PROXY STATEMENT	C-13

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its Executive Vice President and attested to by its Treasurer as of the              day of                    , 2020.

ATTEST:	KILROY REALTY CORPORATION
	By:	(SEAL)
Michelle Ngo Senior Vice President and Treasurer	Tyler H. Rose Executive Vice President, Chief Financial Officer and Secretary

C-14	PROXY STATEMENT	KILROY REALTY

KILROY REALTY CORPORATION 12200 WEST OLYMPIC BOULEVARD SUITE 200 LOS ANGELES, CA 90064 ATTN: LAUREN STADLER	Preliminary Copy, Subject to Completion
VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 18, 2020 for shares held directly. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 18, 2020 for shares held directly. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E95894-P33134	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KILROY REALTY CORPORATION

The Board of Directors recommends you vote FOR the following:
1.	Election of Directors	For	Against	Abstain
Nominees:
	1a. John Kilroy	☐	☐	☐

	1b. Edward Brennan, PhD	☐	☐	☐

	1c. Jolie Hunt	☐	☐	☐

	1d. Scott Ingraham	☐	☐	☐

	1e. Gary Stevenson	☐	☐	☐

	1f. Peter Stoneberg	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2,3,4 and 5:		For	Against	Abstain
2.	Approval, on an advisory basis, of the compensation of the Company’s named executive officers.	☐	☐	☐
3.	Approval of the amendment and restatement of the Company’s 2006 Incentive Award Plan.	☐	☐	☐

		Yes	No
Please indicate if you plan to attend this meeting.		☐	☐

		For	Against	Abstain

4.	Approval of an amendment and restatement of our Charter to increase the number of shares of common stock that we are authorized to issue from 150,000,000 to 280,000,000.	☐	☐	☐

5.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditor for the fiscal year ending December 31, 2020.	☐	☐	☐

NOTE: At their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Preliminary Copy, Subject to Completion

Important Notice Regarding the Availability of Proxy Materials for the 2020 Annual Meeting of Stockholders:

The Notice of Annual Meeting, Proxy Statement and 2019 Annual Report on Form 10-K are available at

https://materials.proxyvote.com/49427F

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E95895-P33134

KILROY REALTY CORPORATION

Annual Meeting of Stockholders

May 19, 2020, 8:30 AM PDT

This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of Kilroy Realty Corporation (the “Company”) acknowledge(s) receipt of a copy of the proxy statement for the Company’s 2020 Annual Meeting of Stockholders and, revoking any proxy heretofore given, hereby appoint(s) John Kilroy and Tyler Rose, and each of them, with full power of substitution, as proxies for the undersigned and to vote all the shares of common stock of the Company held of record by the undersigned on March 6, 2020, at the Annual Meeting of Stockholders to be held on May 19, 2020, or any adjournments or postponements thereof, and otherwise to represent the undersigned at the meeting with discretionary authority as to any and all other business that may properly come before the meeting and with all powers possessed by the undersigned as if personally present at the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED “FOR” EACH OF THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3, 4 AND 5.

Continued and to be signed on reverse side